UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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PRELIMINARY COPY

FIRST PHYSICIANS CAPITAL GROUP, INC.

433 North Camden Drive # 810

Beverly Hills, California 90210

(310) 860-2501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held                     , 2014

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of First Physicians Capital Group, Inc., a Delaware corporation (the “Company”), to be held at 2727 North Harwood Street, Dallas, Texas 75201, on                     , 2014, at 9:00 a.m., local time, in order to:

1.	approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-2,000 shares (the “Reverse Stock Split”);

As described in more detail in the accompanying Proxy Statement, in the event the Reverse Stock Split is approved by stockholders at the Annual Meeting, any stockholder owning fewer than 2,000 shares of our common stock will be cashed out. The intended effect of the Reverse Stock Split is to reduce the number of record holders of our common stock to fewer than 300 holders, so we will be eligible to deregister our common stock with the Securities and Exchange Commission (the “SEC”). In such case, we would no longer be required to file periodic reports with the SEC.

2.	elect William A. Houlihan, Sean Kirrane, Brian Potiker, Robert N. Schwartz, Ph.D., and Richardson E. Sells as directors;

3.	hold a non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation;

4.	hold a non-binding, advisory vote to approve executive compensation; and

5.	ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2014.

Further, we will transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please read the accompanying Proxy Statement carefully. Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and our Quarterly Report on Form 10-Q for the period ended March 31, 2014 are included as Annex B and C, respectively, to the Proxy Statement. We encourage you to read our Annual Report and our Quarterly Report. They include our financial statements and information about our business and operations.

The Board of Directors has fixed the close of business on                     , 2014 as the record date for the meeting. Only stockholders of record at such time will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the date of the meeting at the Company’s headquarters and at the place of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by internet, telephone or mail, so your shares may be represented. In the event you attend the meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors,

Sean Kirrane

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on                     , 2014: The Proxy Statement, Annual Report to Stockholders and other proxy materials are available at www.edocumentview.com/FPCG.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE STOCK SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE STOCK SPLIT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IMPORTANT

Whether or not you plan to attend the meeting in person, please vote using the internet or telephone procedures described on the proxy card or by signing, dating, and promptly returning the enclosed proxy card in the pre-addressed, postage-paid envelope.

i

PRELIMINARY COPY

FIRST PHYSICIANS CAPITAL GROUP, INC.

433 North Camden Drive # 810

Beverly Hills, California 90210

(310) 860-2501

Proxy Statement

for Annual Meeting of Stockholders to be held on                     , 2014

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of First Physicians Capital Group, Inc., a Delaware corporation (the “Company”), of proxies to be voted at an Annual Meeting of Stockholders of the Company to be held on                     , 2014, or at any postponement or adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about                     , 2014. We encourage you to read the entire Proxy Statement and the documents attached as annexes to this Proxy Statement carefully.

Summary Term Sheet

In Proposal 1 below, you are being asked to vote on an amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.01 (the “Common Stock”). If approved, the Reverse Stock Split will become effective upon the filing of the Certificate of Amendment (“the Effective Date”).

The Board has authorized a 1-for-2,000 Reverse Stock Split, subject to stockholder approval at the Meeting. An affirmative vote of the holders of a majority of the votes eligible to be cast at the Meeting by the holders of shares of Common Stock voting as a separate class and by the holders of our outstanding shares of Common Stock and Preferred Stock (defined below) voting on an as converted basis, voting together as a separate class, is required to approve the Certificate of Amendment to effect the Reverse Stock Split. The Board has determined that the Reverse Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders who will be cashed out pursuant to the Reverse Stock Split and those stockholders who will retain an equity interest in the Company subsequent to the Reverse Stock Split. See the information under the captions “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Recommendation of the Board” and “Special Factors — Fairness of the Reverse Stock Split” in this Proxy Statement.

Each of our directors and executive officers intends to vote the Voting Shares (defined below) that each beneficially owns in favor of the Reverse Stock Split. The shares of Common Stock held by our directors and executive officers represent approximately 3.0% of the Common Stock votes eligible to be cast at the Meeting. The shares of Common Stock held by our directors and executive officers, plus the votes afforded to them as holders of Preferred Stock (defined below), represent approximately 2.1% of the votes eligible to be cast at the Meeting. Further, SMP Investments I, LLC (“SMP”) and Ciabattoni Living Trust dated August 17, 2000 (“Ciabattoni Trust”), two of our significant stockholders, have informed management that they intend to vote the Voting Shares they beneficially own in favor of the Reverse Stock Split. The shares of Common Stock held by SMP and Ciabattoni Trust represent approximately 30.6% and 18.1% of the Common Stock votes eligible to be cast at the Meeting. The shares of Common Stock held by SMP and Ciabattoni Trust, plus the votes afforded to them as holders of Preferred Stock, represent approximately 20.4% and 13.0%, respectively, of the votes eligible to be cast at the Meeting.

Holders of 10,076,392 shares of Common Stock, or approximately 51.3% of the Common Stock votes eligible to be cast at the Meeting have advised the Company that they intend to vote in favor of the Reverse

Stock Split. The votes afforded to the shares of Common Stock held by those stockholders, plus the votes afforded to them as holders of Preferred Stock, represent 22,972,392 votes, or approximately 35.4% of the votes eligible to be cast at the Meeting.

As a result of the Reverse Stock Split, stockholders owning fewer than 2,000 shares of our Common Stock will be cashed out at a price of $0.55 per pre-split share. Additionally, as the Company will not issue fractional shares, you will also receive a cash payment of $0.55 per pre-split share for any number of pre-split shares that will not result in the issuance of a whole post-split share. For example, assuming you own 2,500 pre-split shares, you will be issued one share of Common Stock and $0.55 for each pre-split share that otherwise would have resulted in a fractional share, or $275.

As soon as practicable after the Reverse Stock Split is effected, you will be notified in writing and asked to surrender your stock certificates to the exchange agent. Upon receipt of your stock certificates by the exchange agent, you will receive any cash payment to which you are entitled and a certificate for post-split shares (if any). See the information under the caption “Description of the Reverse Stock Split — Exchange of Certificates for Cash Payment or Shares” in this Proxy Statement.

If the Reverse Stock Split is effected, we will be eligible to deregister our Common Stock. In such case, we would no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”). Except for the anticipated cost savings associated with no longer being a public company, the Reverse Stock Split is not expected to affect our current business plan or operations. For additional information about the Reverse Stock Split, see “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Termination of Exchange Act Registration,” “Recommendation of the Board” and “Special Factors — Fairness of the Reverse Stock Split.”

Neither the Company, the Board, nor any committee of the Board has solicited or obtained any appraisal, report or opinion by any outside party regarding the fairness of the Reverse Stock Split. The Board chose not to retain the services of an independent advisor to provide advice regarding the fairness of the Reverse Stock Split because it believes the cost of doing so would be excessive given the relative size and cost of the Reverse Stock Split. However, the Board did evaluate and consider a number of factors in determining that the Reverse Stock Split is fair to the Company and our stockholders, including a valuation of the Common Stock by Cabrillo Advisors, LLC (“Cabrillo Advisors”). See the information under the caption “Information about the Meeting and the Reverse Stock Split,” “Special Factors — Fairness of the Reverse Stock Split,” “Special Factors — Third Party Valuation” and “Special Factors — Absence of a Fairness Opinion” in this Proxy Statement.

For those stockholders who receive a cash payment in the Reverse Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Common Stock. For those stockholders who continue to hold shares of Common Stock after the Reverse Stock Split, you will only recognize a gain or loss for federal income tax purposes to the extent that you receive a cash payment in lieu of a fractional share. You are urged to consult your tax advisor regarding the tax consequences of the Reverse Stock Split in light of your own particular circumstances. See the information under the caption “Special Factors — Federal Income Tax Consequences of the Reverse Stock Split” in this Proxy Statement.

You will not be entitled to appraisal rights under our Certificate of Incorporation or Delaware law since the matter to be voted on does not involve a merger or consolidation. For additional information about appraisal rights, see “Description of the Reverse Stock Split — Appraisal Rights.”

We currently anticipate having the financial resources to complete the Reverse Stock Split, the costs of which we estimate to be $505,000. The estimated costs include $225,000, which is the approximate cost to satisfy the Company’s obligation to pay cash for each fractional share resulting from the Reverse Stock Split. The payments to holders who receive cash in lieu of fractional shares will be paid out of cash on hand. As of June 20, 2014, we had approximately $2.0 million of cash on hand.

Solicitation and Revocation of Proxies; Quorum; Voting

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted as directed at the Meeting. You cannot vote your shares unless you are present at the Meeting or you have properly executed your proxy. You can vote by proxy in one of three convenient ways:

•	by internet: visit the website shown on your proxy card and follow the instructions;

•	by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

•	in writing: sign, date, and return the enclosed proxy card in the enclosed pre-addressed, postage paid envelope.

Stockholders holding their shares of Common Stock through a broker, bank, or other record holder should follow the instructions provided to them by the record holders to vote their shares. A stockholder may revoke his or her proxy by giving written notice of revocation to the Secretary of the Company at any time before the Meeting, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Meeting, or by voting in person at the Meeting.

The presence in person or by proxy of the holders of a majority of the Common Stock will constitute a quorum for purposes of the separate vote of the Common Stock on Proposal No. 1 regarding an amendment to the Certificate of Incorporation to effect the Reverse Stock Split. The presence in person or by proxy of the holders of a majority of the Eligible Votes (defined below) will constitute a quorum for all other purposes. If the organization that holds your shares does not receive instructions from you on how to vote your shares, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as present for purposes of determining a quorum but will not otherwise affect voting results.

The inspector of election at the Meeting will count votes as follows:

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 — Amendment of the Certificate of Incorporation to effect the Reverse Stock Split	Affirmative vote of a majority of the Common Stock and a majority of the Eligible Votes	No	Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal

No. 2 — Election of Directors	Plurality (the largest number) of the Eligible Votes cast	No	No effect on voting results

No. 3 — Advisory Vote on Frequency of Executive Compensation	Affirmative vote of a majority of the Eligible Votes cast	No	No effect on voting results

No. 4 — Advisory Vote on Executive Compensation	Affirmative vote of a majority of the Eligible Votes cast	No	No effect on voting results

No. 5 — Ratification of the appointment of Whitley Penn LLP	Affirmative vote of a majority of Eligible Votes cast	Yes	No effect on voting results

The Company will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy. This includes the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Meeting to beneficial owners of the Company’s Voting Shares. Our directors, officers, and employees may solicit proxies by mail, telephone, personal interviews, or by other means. They will not be compensated for these activities but may be reimbursed for their out-of-pocket expenses.

Stockholders Entitled to Vote

Stockholders of record at the close of business on                     , 2014 (the “Record Date”) will be entitled to vote at the Meeting. As of the Record Date, there were 19,659,507 shares of the Company’s issued and outstanding Common Stock. The holders of Common Stock are entitled to one vote per share. In addition, as of the Record Date, there are four series of convertible preferred stock (collectively, the “Preferred Stock”) outstanding and entitled to vote at the Meeting: Series 1-A Convertible Preferred Stock (“Series 1-A”), Series 2-A Convertible Preferred Stock (“Series 2-A”), Series 5-A Convertible Preferred Stock (“Series 5-A”), and Series 6-A Convertible Preferred Stock (“Series 6-A”). The Preferred Stock is entitled to one vote per share of Common Stock into which the Preferred Stock is convertible. These series of Preferred Stock, the number of votes each share of Preferred Stock is entitled to cast at the Meeting and the aggregate number of votes of each series of Preferred Stock that are eligible to be cast at the Meeting are described below. Together, the votes of holders of outstanding Common Stock plus the eligible votes of holders of outstanding Preferred Stock equals 64,882,753 votes (the “Eligible Votes”). The Common Stock and the Preferred Stock together are referred to herein as the “Voting Shares.”

The table below summarizes the Eligible Votes of the holders of our outstanding shares of Common Stock and Preferred Stock entitled to vote at the Meeting.

Class of Capital Stock	Outstanding Shares of Class	Conversion Rate/ Votes Per Share	Aggregate Vote Per Class
Common Stock	19,659,507	1.0	19,659,507
Series 1-A	67,600	9.7	654,292
Series 2-A	3,900	43.3	168,954
Series 5-A	9,000	3,200.0	28,800,000
Series 6-A	4,875	3,200.0	15,600,000

Total			64,882,753

On all matters, the holders of the Common Stock, together with the holders of all classes of Preferred Stock, will vote together as a class at the Meeting. Further, the holders of the Common Stock will vote separately on Proposal 1 regarding an amendment to the Certificate of Incorporation to effect the Reverse Stock Split. The vote on Proposal 1 has not been structured to require separate approval of the Company’s unaffiliated stockholders.

Shares may not be voted cumulatively for the election of directors. Fractional shares are not be entitled to a vote.

Proposal 1 — Amendment to Certificate of Incorporation to Effect the Reverse Stock Split

You are being asked to vote on an amendment to our Certificate of Incorporation to effect a Reverse Stock Split of our Common Stock. The intended effect of the Reverse Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so we will be eligible to terminate the registration of our Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”). If the Reverse Stock Split is approved by stockholders, we will take action to deregister our Common Stock with the SEC, and our Common Stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”). In such case, we will no longer be required to file periodic reports with the SEC. However, our Common Stock may be quoted on the OTC Pink Marketplace, or the “Pink Sheets.”

We intend for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

As soon as practicable after the Reverse Stock Split, our exchange agent will send each stockholder with the right to receive a certificate for post-split shares and/or cash payment a letter to be used to transmit Common Stock certificates to the exchange agent. After properly completing, executing and returning the transmittal letter and accompanying stock certificates to the exchange agent, these stockholders will receive a certificate for post-split shares and/or a check for their cashed out shares. Nominees (such as a bank or broker) may have required procedures, and stockholders holding Common Stock in street name should contact their nominees to determine how the Reverse Stock Split will affect them. See the information under the caption “Information About the Reverse Stock Split — Exchange of Certificates for Cash Payment or Shares” in this Proxy Statement. In the event we are unable to locate a stockholder or if a stockholder fails properly to complete, execute, and return the transmittal letter and accompanying stock certificates to the exchange agent, any funds payable to that holder pursuant to the Reverse Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Please do not return your stock certificates with your proxy.

The Board recommends that stockholders vote FOR

the Certificate of Amendment to effect the Reverse Stock Split.

Information about the Meeting and the Reverse Stock Split

The following questions and answers briefly address some commonly asked questions about the Meeting and the Reverse Stock Split that are not addressed in the “Summary Term Sheet.” These questions and answers may not include all the information that is important to you. We urge you to read carefully this entire Proxy Statement, including our financial statements and annexes.

Q:	What vote is required for the Company’s stockholders to approve the Reverse Stock Split?

A:	An affirmative vote of the holders of a majority of the votes eligible to be cast at the Meeting by the holders of shares of Common Stock voting as a separate class and by the holders of our outstanding shares of Common Stock and Preferred Stock voting on an as converted basis, voting together as a separate class, is required to approve the Certificate of Amendment to effect the Reverse Stock Split. The holders of outstanding shares of Common Stock and Preferred Stock on , 2014 will be eligible to vote at the Meeting. A failure to vote in person or by proxy or an abstention has the same effect as a vote AGAINST the Certificate of Amendment.

Q:	What are the advantages of the Reverse Stock Split?

A:	Our Board believes that the Reverse Stock Split will have the following advantages:

•	We will terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant costs of being a public company, with estimated savings of $370,000 to $410,000 annually;

•	Our senior management will be able to focus their time and efforts on operations without having the burden of addressing issues related to being a public company;

•	We estimate that the Reverse Stock Split will reduce the number of record holders by approximately 80% and the number of beneficial holders by approximately 95% while reducing the number of outstanding Common Stock by less than 1.5%. We will be able to reduce the expense associated with maintaining stockholder accounts for numerous stockholders with small accounts;

•	We will be able to cost-effectively implement the Reverse Stock Split without negatively affecting our business operations;

•	Our affiliated stockholders will be treated no differently than our unaffiliated stockholders. The sole determining factor as to whether a stockholder will continue as a stockholder after the Reverse Stock Split is the number of shares of Common Stock that they own at the effective time of the Reverse Stock Split; and

•	We will be able to provide liquidity and a predictable exit for the large number of unaffiliated stockholders holding relatively small positions. These stockholders have had limited liquidity as our stock is thinly traded and, until recently, our stock price has been extremely low over the last 12 months. We will be able to provide this liquidity through a transaction in which such unaffiliated stockholders generally may be eligible to receive capital gains tax treatment for their proceeds and avoid paying brokerage commissions and fees.

Q:	What are the disadvantages of the Reverse Stock Split?

A:	Our Board believes that the Reverse Stock Split will have the following disadvantages:

•	Stockholders owning fewer than 2,000 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing. Instead, they will be cashed out, will no longer be stockholders of our Company, and will not have the opportunity to participate in or benefit from any future potential appreciation in the value of our Common Stock;

•	The public market for shares of our Common Stock, which has been limited to date, will cease to exist;

•	Stockholders holding our Common Stock following the Reverse Stock Split will no longer have ongoing access to recent information regarding our operations and results that is required by the SEC;

•	Eliminating the trading market for our Common Stock may result in less flexibility when attracting and retaining executives and employees since equity-based incentives tend to be less valuable in private companies; and

•	It will be more difficult to access the public equity markets in the future, should we decide to do so.

Q:	What are the factors that the Board considered when approving the Reverse Stock Split?

A:	In addition to the advantages and disadvantages discussed above, and under the captions “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse Stock Split” and “Special Factors — Effects of the Reverse Stock Split” in this Proxy Statement, the Board also considered the following:

•	The fairness of the price to be paid to stockholders owning fewer than 2,000 shares of our Common Stock;

•	The projected tangible and intangible cost savings to us by terminating our status as a public company;

•	The valuation of our Common Stock presented by Cabrillo Advisors in its report and at Board meetings;

•	Liquidating shares in the public trading market would be difficult due to the low daily trading volume of our Common Stock on the OTCBB. Only a small number of shares could be sold on the OTCBB without risking a significant decrease in the trading price;

•	The Reverse Stock Split affords stockholders with fewer than 2,000 shares an opportunity to liquidate their holdings without paying brokerage commissions and fees;

•	The Company has been unable to use broad-based equity awards as a significant incentive to attract and retain employees due to the low trading price, limited trading volume, and public float of our Common Stock; and

•	Terminating our status as a public company will allow management to focus on operations more than it is currently able.

Q:	Did the Board obtain a fairness opinion or engage an independent financial advisor before approving the Reverse Stock Split?

A:	The Board engaged Cabrillo Advisors, an independent advisor, to assist the Company in evaluating the fair market value of our Common Stock. The Board did not obtain or request an opinion from Cabrillo Advisors regarding the fairness of the Reverse Stock Split. This valuation cost approximately $26,500 plus expenses. The Board also did not want to rely exclusively on recent trading prices due to the recent low volume trading activity of our Common Stock. The total anticipated cost of the Reverse Stock Split is approximately $505,000 (including the fractional share payments of approximately $225,000).

The Board chose not to retain the services of an independent advisor to evaluate and prepare an opinion regarding the fairness of the Reverse Stock Split because it believes the cost of these services would be excessive given the relative size and cost of the Reverse Stock Split. The total expected payment to be made for fractional shares cashed out in connection with the Reverse Stock Split is approximately $225,000. In comparison, a fairness opinion was expected to cost approximately $100,000.

Q:	What are the interests of our directors, executive officers and significant stockholders in the Reverse Stock Split?

A:

As a result of the Reverse Stock Split, the aggregate Common Stock ownership of our directors, executive officers and significant stockholders will not materially increase. Prior to the Reverse Stock Split, our directors and executive officers beneficially own approximately 12.1% of our Common Stock. After the Reverse Stock Split, they will beneficially own approximately 12.3% of our Common Stock. The shares of Common Stock held by our directors and executive officers represent approximately 3.0% of the Common

Stock votes eligible to be cast at the Meeting. The shares of Common Stock held by our directors and executive officers, plus the votes afforded to them as holders of Preferred Stock, represent approximately 2.1% of the votes eligible to be cast at the Meeting.

Prior to the Reverse Stock Split, SMP and Ciabattoni Trust, two of our significant stockholders, beneficially own approximately 54.1% and 39.0%, respectively, of our Common Stock. After the Reverse Stock Split, SMP and Ciabattoni Trust will beneficially own approximately 54.8% and 39.5%, respectively, of our Common Stock. The shares of Common Stock held by SMP and Ciabattoni Trust represent approximately 30.6% and 18.1% of the Common Stock votes eligible to be cast at the Meeting. The shares of Common Stock held by SMP and Ciabattoni Trust, plus the votes afforded to them as holders of Preferred Stock, represent approximately 20.4% and 13.0%, respectively, of the votes eligible to be cast at the Meeting.

Each of our directors, executive officers, SMP and Ciabattoni Trust intend to vote the Voting Shares that each beneficially owns in favor of the Reverse Stock Split. See the information under the captions “Special Factors — Effects of the Reverse Stock Split,” “Special Factors — Potential Disadvantages of the Reverse Stock Split to Stockholders,” “Special Factors — Financial Effect of the Reverse Stock Split” and “Special Factors — Costs of the Reverse Stock Split” in this Proxy Statement.

Q:	How will I be affected if I own more than 2,000 shares of Common Stock?

A:	You will receive one share of Common Stock for each 2,000 shares you own, and $0.55 for each pre-split share that otherwise would have resulted in a fractional post-split share. For example, if you own 5,000 shares of Common Stock, you would receive two shares of Common Stock upon consummation of the Reverse Stock Split and $550, representing the value of 1,000 pre-split shares times $0.55 per pre-split share.

Q:	How will I be affected if I own Preferred Stock?

A:	The number of shares of Common Stock into which each share of Preferred Stock is convertible will be adjusted to reflect the Reverse Stock Split. Correspondingly, the number of votes to which each share of Preferred Stock is entitled will also be adjusted to reflect the Reverse Stock Split. Shares of our Series 1-A, Series 2-A, Series 5-A and Series 6-A are currently outstanding. You will retain all of your shares of Preferred Stock and will not receive any compensation. For example, if you own 100 shares of Series 5-A, after the Reverse Stock Split you would be entitled to 1.6 votes per share of Series 5-A, for a total of approximately 160 votes, and to convert each share of Series 5-A into 1.6 shares of Common Stock. Upon conversion of your Preferred Stock, the Company will pay you the fair market value (as determined under the applicable Certificate of Designation for the Preferred Stock) of any fractional share of Common Stock to which you are entitled. The table below summarizes the Eligible Votes of the holders of our outstanding shares of Common Stock and Preferred Stock before and after the Reverse Stock Split.

Class of Capital Stock	Outstanding Shares of Class		Conversion Rate/ Votes Per Share		Aggregate Vote Per Class
	Pre-Split	Post-Split	Pre-Split	Post-Split	Pre-Split	Post-Split
Common Stock	19,659,507	9,636	1.0	1.0	19,659,507	9,636
Series 1-A	67,600	67,600	9.7	0.005	654,292	325
Series 2-A	3,900	3,900	43.3	0.022	168,954	84
Series 5-A	9,000	9,000	3,200.0	1.6	28,800,000	14,398
Series 6-A	4,875	4,875	3,200.0	1.6	15,600,000	7,799
Total	—	—	—	—	64,882,753	32,242

Q:	How will I be affected if I have exercised my right to participate in the Series 7-A Exchange?

A:

During the fiscal year ended September 30, 2011, we entered into bridge financing transactions (the “2011 Bridge Notes”) in which we entered into ten promissory notes in the aggregate principal amount of $2,034,000 with various investors (the “2011 Bridge Lenders”). As part of the consideration for entering into the 2011 Bridge Notes, each of the 2011 Bridge Lenders was granted the option to exchange (the “Series 7-A Exchange”) their current holdings, if any, of Series 5-A, Series 6-A and Common Stock (collectively the “Exchanged Securities”) for shares of our Series 7-A Convertible Preferred Stock

(“Series 7-A”). Upon election to exchange, each lender would receive the number of Series 7-A equal to the initial consideration paid for their Exchanged Securities divided by $1,000. In connection with the exchange, each 2011 Bridge Lender would receive warrants to purchase a number of shares of Common Stock of the Company in an amount equal to 1,120 multiplied by the aggregate number of shares of Series 7-A issued at an exercise price of $0.3125 per share. The Company expects each of the 2011 Bridge Lenders to convert their holdings of Exchanged Securities to Series 7-A, which will result in the issuance of an aggregate of 5,998 shares of Series 7-A and warrants to purchase up to 6,717,760 shares of Common Stock.

Because the number of shares of Series 7-A to be issued to the 2011 Bridge Lenders is based on the consideration paid for the Exchanged Securities, the Company does not expect the Reverse Stock Split to have an effect on the 2011 Bridge Lenders. The number of shares of Series 7-A that each 2011 Bridge Lender will receive will not be adjusted. However, as with our other series of Preferred Stock, the total number of shares of Common Stock into which each share of Series 7-A is convertible and the number of votes to which each share of Series 7-A is entitled will be adjusted on the Effective Date to reflect the Reverse Stock Split. No shares of Series 7-A are currently outstanding.

Each of William Houlihan, SMP and Ciabattoni Trust is a 2011 Bridge Lender and is eligible to participate in the Series 7-A Exchange. The Company expects to consummate the Series 7-A Exchange within the next year but anticipates that the Series 7-A Exchange will not occur until after the Meeting. Consequently, the Series 7-A Exchange will not affect the beneficial ownership or the voting rights of William Houlihan, SMP or Ciabattoni Trust at the Meeting. If the Reverse Stock Split is approved, the Board intends to adjust the number of shares of Common Stock issuable upon exercise of and the exercise price of any warrants issued in relation to the Series 7-A Exchange to reflect the Reverse Stock Split.

As of the date of this Proxy Statement, William Houlihan, SMP and Ciabattoni Trust beneficially owned 10.6%, 54.1% and 39.0% of the Company’s Common Stock, respectively. Assuming that the Company’s stockholders do not approve the Reverse Stock Split, following the Series 7-A Exchange, they will beneficially own 13.8%, 61.0%, and 46.2% of the Company’s Common Stock, respectively. The table below summarizes the voting rights of William Houlihan, SMP and Ciabattoni Trust before and after the completion of the Series 7-A Exchange assuming the Company’s stockholders do not approve the Reverse Stock Split.

	Before Series 7-A Exchange		After Series 7-A Exchange
	Percentage of Common Stock Vote	Percentage of Eligible Votes	Percentage of Common Stock Vote	Percentage of Eligible Votes
William Houlihan	1.5%	1.7%	—	1.8%
SMP	30.6%	20.4%	28.5%	20.9%
Ciabattoni	18.1%	13.0%	20.0%	13.0%

Q:	How will I be affected if I own stock options or warrants to purchase Common Stock?

A:	Your stock options and warrants will remain outstanding after the Reverse Stock Split. The number of shares of Common Stock and the exercise or strike price of your stock options and warrants will be adjusted to reflect the Reverse Stock Split. Before and after the adjustment to reflect the Reverse Stock Split, the aggregate number of shares of Common Stock underlying the Company’s outstanding stock options and warrants are 6,520,879 and 3,256, respectively. Upon exercise of your stock options or warrants, the Company will pay you the fair market value (as determined under the applicable stock option or warrant agreement) of any fractional share of Common Stock to which you are entitled.

Q:	Does the Company have net operating loss carry-forwards and how will the Reverse Stock Split affect the Company’s and its stockholders’ ability to benefit from those net operating loss carry-forwards?

A:

As of September 30, 2013, we had net operating loss carry-forwards of approximately $19.9 million, available to offset future taxable income, if any. A change of ownership of more than 50% occurred on June 22, 2001. According to applicable U.S. tax laws, losses that occurred before that date are limited to $0.3 million per year for up to 20 years, totaling approximately $6.5 million of the $19.9 million of net operating loss carry-forwards. The balance of the Company’s net operating loss carry-forwards are not subject to any annual limitation. The Company’s net operating loss carry-forwards will expire between 2012 and 2030. To the extent that the Company has future regular, alternative minimum and foreign taxable income, the Company and its stockholders, including its affiliates, may benefit from the use of the Company’s net operating loss carry-forwards. Stockholders owning fewer than 2,000 shares of Common Stock will be cashed out and will not have the opportunity to benefit from the use of the Company’s net operating loss carry-forwards.

Q:	What do I need to do now?

A:	We urge you to read the Proxy Statement carefully, including the annexes, and to consider how the Reverse Stock Split affects you. If you are a stockholder of record, you can ensure your shares are voted at the Meeting by completing, signing, dating, and mailing the enclosed proxy card or following the instructions on the proxy card to vote by Internet or phone. Even if you plan to attend the Meeting, we encourage you to return the enclosed proxy card or to vote by Internet or phone. If you hold your shares in street name, you can ensure that your shares are voted at the Meeting by instructing your broker or nominee how to vote. Please do not return your stock certificate(s) with your proxy.

Q:	What happens if I sell my shares before the Meeting?

A:	If you transfer your shares of Common Stock after the Record Date but before the Meeting, you will retain your right to vote at the Meeting but will have transferred the right to receive any consideration for fractional shares that will be cashed out in connection with the Reverse Stock Split. In order to receive consideration for fractional shares that will be cashed out, you must hold your shares through the Effective Date.

Q:	Will I be entitled to appraisal rights if I object to the Reverse Stock Split?

A:	No. You are not entitled to appraisal rights under either our Certificate of Incorporation or Delaware law. See the additional information under the caption “Description of the Reverse Stock Split — Appraisal Rights” in this Proxy Statement.

Special Factors

Reasons for and Purposes of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 holders, so we can terminate the registration of our Common Stock under the Exchange Act. The Reverse Stock Split is expected to eliminate expenses related to our disclosure and reporting requirements under the Exchange Act and to decrease administrative expenses we incur by servicing record stockholders who own a relatively small number of shares of our Common Stock.

As discussed further in this Proxy Statement under the caption “Special Factors — Background of the Reverse Stock Split,” the Board began informally reviewing a going private transaction in early 2011. The Board began serious consideration of a going private transaction in March 2014 and, as a result, engaged Cabrillo Advisors to assist the Company in evaluating the fair market value of the Common Stock. The Board began more detailed discussions of a going private transaction at the Board meeting held on May 23, 2014, which was the first Board meeting after the Company became current in its SEC reporting obligations. Management expressed concern about the expense of remaining a public company, the Company’s inability in the past to comply with the periodic reporting requirements of the Exchange Act, the significant commitment of management time and resources, and the burden of continuing to be subject to periodic reporting requirements. As a result of these concerns and the factors discussed further in this Proxy Statement under the caption “Special Factors — Background of the Reverse Stock Split,” the Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost and burdens and that continuing our public company status is not in the best interest of the Company or our stockholders.

Further, we have had difficulty maintaining internal controls over financial reporting. We have reported in our periodic reports for all periods ending after December 31, 2010 that we have material weaknesses in our internal control over financial reporting. Management believes that it would be difficult and expensive for the Company to remedy the material weaknesses in its internal controls to conform to the internal control requirements for public companies and such an undertaking would require a commitment of a significant amount of time from management.

In the Board’s view, our status as a public company does not materially benefit our stockholders and places significant financial burden on the Company. To prepare and file our delinquent filings for the periods ending after December 31, 2010, we spent approximately $850,000 in audit, legal, printing, filing and other fees. To continue as a public company, we would need to incur a number of costs associated with compliance with the SEC’s filing and reporting requirements imposed on public companies. To comply with the public company requirements, we estimate we would incur $543,000 annually in related expenses, as follows:

Audit fees	$150,000
Internal control compliance	150,000
Transfer agent/stockholder expenses	8,000
Legal fees	175,000
Printing and mailing costs	45,000
Other	15,000

Total estimated expenses	$543,000

The estimates set forth above are only estimates. These costs would not all be eliminated entirely if the Company terminated its obligations under the Exchange Act. However, these expenses are anticipated to substantially decrease after the Reverse Stock Split and related deregistration. We estimate that the actual annual savings will approximate $370,000 to $410,000, as the Company will continue to incur audit and related fees to prepare its financial statements. The actual savings may be higher or lower than this estimate. The Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial, and additional auditing burdens associated with being a public company by going forward with the Reverse Stock Split and related deregistration.

The principal benefits of being an SEC registrant, including access to the public markets for capital raising and liquidity for our stockholders, have largely been unavailable to the Company. The Company has only received financing due to continued investment from our major stockholders. Given the current state of the capital markets and the current economic environment, the Board does not believe that we are in a position to use our status as a public company to raise capital through a public offering of equity or debt securities. Further, the Company does not currently have plans to raise capital in the public market. However, the Company intends to satisfy its future capital requirements using cash flow from operations and may seek bank financing or issue debt securities, if necessary.

Our Common Stock’s low price has impaired our smaller stockholders’ ability to sell their shares, as doing so in the public market is cost prohibitive. In addition, the limited trading volume of our Common Stock and minimal public float could impair our larger stockholders’ ability to sell their shares, which could prevent them from realizing the full benefits of holding publicly traded stock. Our small market capitalization has resulted in limited interest from market makers and financial analysts who might report on our activity to the investment community. Our stock has been thinly traded, and the price of our Common Stock has been low. As a result, entering into a large purchase or sale could significantly impact the market price of our Common Stock. In addition, our Common Stock’s limited trading volume and public float has limited our ability to use our Common Stock as acquisition currency or to attract and retain employees. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

As a result of going private, we believe management will have more time to further our business objectives and the interests of our stockholders. If the Company does not go private, the time and resources required of management for compliance with SEC reporting requirements may require us to hire additional personnel. Further, remaining public may make it difficult for us to attract and retain additional executives and independent directors without increasing director compensation and obtaining additional directors’ and officers’ liability insurance.

The Board determined to proceed with the Reverse Stock Split at this time because it recently filed its delinquent SEC reports and because of the burden of continued compliance with SEC reporting obligations. The benefits of remaining a public company are far outweighed by the direct and indirect costs associated with remaining a public company. See also information under the caption “Special Factors — Strategic Alternatives Considered” in this Proxy Statement for an additional description of the reasons why our Board approved the Reverse Stock Split instead of another alternative transaction structure.

The Reverse Stock Split will terminate the equity interests of approximately 287 record holders of Common Stock. The Reverse Stock Split will treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as record holders. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. Nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

We presently have approximately 354 record holders and 3,759 beneficial holders of our Common Stock, of which we believe approximately 287 record holders and 3,567 beneficial holders own less than 2,000 shares. We estimate that the shares held by these small holders of less than 2,000 shares comprise less than 1.5% of our outstanding shares of Common Stock before the Reverse Stock Split. Further, 242 of the record holders that will be cashed out in the Reverse Stock split own less than 100 shares of Common Stock. The Reverse Stock Split will provide small stockholders a mechanism to liquidate their equity interest without having to pay brokerage commissions. The Reverse Stock Split will eliminate much of the administrative burden and cost of maintaining records for numerous small accounts and the associated cost of preparing, printing, and mailing information to them.

When the Reverse Stock Split is consummated, stockholders owning fewer than 2,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings, any increased value of our assets or operations or any benefit derived from our net operating loss carry-forwards. Only continuing stockholders will benefit from any future increase in our earnings. The stockholders who continue to hold an equity interest in the Company after the Reverse Stock Split will own a security with limited liquidity. See also information under the captions “Recommendation of the Board” and “Fairness of the Reverse Stock Split” in this Proxy Statement.

Strategic Alternatives Considered

The Board considered alternatives to effect deregistration of the Common Stock when evaluating the Reverse Stock Split. After evaluating the risks and benefits of each alternative, the Board determined that the Reverse Stock Split would be the simplest and most cost-effective means to achieve the purposes described above. The alternatives considered were:

•	Odd lot tender offer. The Board considered purchasing shares in an odd lot tender offer. Unlike a traditional issuer tender offer, an odd lot tender offer would be offered only to stockholders owning a set number of shares of our Common Stock (or fewer). Because the tender of shares would be at the option of the stockholder, there could be no assurance that enough stockholders would participate so as to reduce the number of record holders to fewer than 300. While the time frame for completing an odd lot tender offer is shorter than that of a reverse stock split and could also be less expensive, our Board opted for the Reverse Stock Split because it is uncertain that an odd lot tender offer would produce the intended result.

•	Purchase of shares in the open market. The Board also considered purchasing our shares in the open market in order to reduce the number of our record stockholders to fewer than 300. However, given the low daily trading volume of our Common Stock, there was no assurance that purchasing shares in isolated transactions would reduce the number of stockholders sufficiently to permit us to deregister and terminate our public reporting requirements in a reasonable period of time without substantially increasing the price of the shares to the Company, given the low daily trading volume.

•	Self-tender offer. The Board considered a self-tender offer, by which we would offer to repurchase shares of our outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain whether this alternative would result in shares being tendered by a sufficient number of record stockholders to reduce the number of record stockholders below 300, which would allow us to terminate our public reporting requirements. The Board believed it unlikely that many holders of small numbers of shares would tender their shares, especially given that many of our smaller stockholders have had no contact with us or our transfer agent in a number of years. In addition, the Board considered that the estimated transaction costs of completing a tender offer would be similar to or greater than the costs of the Reverse Stock Split transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that stockholders would tender a significant number of shares.

•	Maintaining the status quo. The Board also considered taking no action to reduce the number of our stockholders. However, due to the significant and increasing costs of being a public company, the Board believed that maintaining the status quo would be detrimental to all stockholders. We would continue to incur the expenses of being a public company without realizing the benefits.

The Board also considered pursuing a sale of the Company. The Board concluded that they did not believe that a sale was in the best interests of the Company or its stockholders given the small scale of its operations and the concentration of its customer base. Further, the Board did not believe that a majority of the stockholders would support a sale.

In selecting the method by which to take the Company private, the Board did not consider the existence or lack of appraisal rights. Section 262 of Delaware General Corporation Law provides for appraisal rights in transactions structured as, among other things, mergers, consolidations and sales involving all or substantially all of a corporation’s assets. Other than pursuing a sale of the Company, none of the strategic alternatives considered would have provided the Company’s stockholders with appraisal rights under Delaware law.

Background of the Reverse Stock Split

During the fiscal year ended September 30, 2010, we shifted our strategy from majority ownership in healthcare delivery companies to a focus on providing management, financial, and ancillary healthcare and information technology services to rural and community hospitals. We expect to maintain and/or acquire minority ownership in selected healthcare delivery companies that complement our management services and financing activities. We may also invest in, acquire, or partner with other companies that provide similar services in our markets.

In pursuit of this reorganization, we undertook to divest underperforming facilities and reduce or outsource administrative functions to better manage costs. As a result of the initiative, during the fiscal year ended September 30, 2011, we successfully divested our majority owned hospitals and obtained contracts to provide healthcare management services to two hospital clients. We currently have four operating subsidiaries:

•	First Physicians Business Solutions, LLC (“Solutions”)

•	First Physicians Resources, LLC (“Resources”)

•	First Physicians Services, LLC (“Services”); and

•	First Physicians Realty Group, LLC (“Realty Group”).

Solutions provides an array of management services, including hospital operations management, revenue cycle management, IT, finance and human resources. Services provides ancillary service oversight and management solutions for lab, pharmacy, and emergency departments in rural hospital settings. Resources provides medical and back office staffing solutions to our hospital clientele. Realty Group is our real estate subsidiary that owns healthcare-related properties and leases them to clients. We currently have contracts to provide financial and administrative services to two hospital clients. As of September 30, 2013 and 2012, 100% of our accounts receivable were derived from our management services contract with one customer.

During the reorganization, the Company experienced significant management turnover. It was difficult to recruit talent with the necessary public company experience to manage our operations and public reporting process. Further, the Company did not use the public markets to raise the capital that it needed during this time period and had successfully obtained funding from its existing stockholders, including SMP and Ciabattoni Trust.

In early 2011, David Hirschhorn, the Company’s then current Chief Executive Officer, recommended that the Board consider a going private transaction. As a result, the Board began informally reviewing the costs and benefits to the Company of remaining a public company or, alternatively, taking the Company private. The Board did not engage any third-party advisors at this time. Mr. Hirschhorn also discussed the idea of a going private transaction with Brian Potiker of SMP and Anthony Ciabattoni of Ciabattoni Trust. Mr. Potiker and Mr. Ciabattoni agreed that it would be appropriate to consider a going private transaction and that they would consider any proposal approved by the Board.

Prior to the reorganization, the Company had experienced sustained losses and had an accumulated deficit of approximately $95.5 million as of September 30, 2010. The Company funded its losses through the issuance of Preferred Stock, the issuance of promissory notes, and cash from operations. During and since the reorganization, the Company has not utilized the public markets to raise capital to fund operations and management does not anticipate that it will need to do so in the near future. Further, the Company was not eligible to utilize the public markets for capital raising during this period because the Company was not current in filing its periodic reports with the SEC.

Following the reorganization, the Company had net income from continuing operations of $5.6 million and $5.8 million in the fiscal years ended September 30, 2012 and 2013, respectively. While the Company had returned to profitability, management expressed concerns that the Company’s size and anticipated capital needs did not justify the costs of remaining a public company.

In 2011, the Company ceased filing periodic reports with the SEC as a result of time and resource constraints on management and significant management turnover. From time to time since 2011, management, members of the Board, Mr. Potiker and Mr. Ciabattoni had informal discussions regarding the advisability of and the reasons for undertaking a going private transaction. The Board members understood that the Company would be unable to pursue a going private transaction until the Company was current in its public reporting obligations with the SEC. As a result, the Board members determined that they would defer consideration of undertaking a going private transaction until the Company had stabilized management and provided current public disclosure.

On August 5, 2013, the Company received a letter from the SEC requesting that the Company file all required reports to avoid SEC administrative proceedings to revoke our Exchange Act registration. Prior to April 4, 2014, the last periodic report of the Company filed with the SEC was the Form 10-Q for the fiscal quarter ended December 31, 2010, which was filed on February 22, 2011. In order to become current with all required quarterly and annual reports under the Exchange Act, the Company filed Form 10-Ks for the fiscal years ended September 30, 2011, 2012, and 2013 concurrently with Form 10-Qs for the fiscal quarters ended March 31, 2011, June 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013, and December 31, 2013 (collectively, the “Reports”).

Mr. Potiker and Mr. Ciabattoni were invited to participate as observers in Board meetings on behalf of SMP and Ciabattoni Trust following the closing in November 2013 of the 2013 bridge financing in which SMP and Ciabattoni Trust participated. SMP and Ciabattoni Trust were already significant stockholders at the time. As Board observers, Messrs. Potiker and Ciabattoni receive all notices and agendas for Board meetings and have the right to attend Board meetings.

While preparing the Reports in January 2014, Mr. Kirrane had informal discussions with Board members, recommending that the Board consider a going private transaction following the Company becoming current with its SEC reporting obligations. At the request of the Board, management engaged outside legal counsel to consider the process and costs of taking the Company private. The Board members and management determined that it was the appropriate time to analyze the advisability of terminating the Company’s SEC reporting obligations following the filing of the Reports. Management has continued to consult with counsel periodically regarding these matters. In late January 2014, Mr. Kirrane informed Mr. Potiker and Mr. Ciabattoni that the Board had started to consider a going private transaction. Each of Mr. Potiker and Mr. Ciabattoni informed Mr. Kirrane that they intended to support a going private transaction, assuming the Board approved terms they considered fair to stockholders.

While preparing the Reports, Mr. Kirrane, the Company’s current President and Chief Executive Officer, concluded that the Company did not maintain effective internal control over financial reporting. Specifically, the Company has material weaknesses in its internal controls related to the effectiveness of management’s controls over the closing process for financial reporting. These controls specifically related to adequate oversight by management, adequate segregation of duties, adequate review and approval of journal entries and adequate review and approval of consolidating financial statements. Management informed the Board that it believes that it would be difficult and expensive for the Company to remedy the material weaknesses in its internal controls to conform to the internal control requirements for public companies and such an undertaking would require a commitment of a significant amount of time from management.

In January 2014, the Board had informal discussions regarding engaging an independent financial advisor to give an opinion regarding the fairness of the Reverse Stock Split and to assist in the evaluation of strategic alternatives available to the Company. The Board asked management to review the anticipated cost of an independent financial advisor. Management informed the Board that the cost to retain an independent financial advisor to provide a fairness opinion was expected to exceed $100,000 and they did not believe it would provide a benefit commensurate with the anticipated cost. Given the current financial condition of the Company, management believed that retaining an independent financial advisor to provide an opinion regarding fairness would not be a prudent use of the Company’s limited financial resources. However, in March 2014, the Board began serious consideration of a going private transaction and, as a result, engaged Cabrillo Advisors, an independent advisor, to assist the Company in evaluating the fair market value of our Common Stock. The Board selected Cabrillo Advisors following discussions with several valuation firms. Following those discussions and the receipt of cost estimates from several firms, the Board selected Cabrillo Advisors based on their valuation experience, understanding of the Company’s industry and reasonable cost estimate. The Board did not obtain or request an opinion from Cabrillo Advisors regarding the fairness of the Reverse Stock Split. This valuation cost approximately $26,500 plus expenses. The payment to Cabrillo Advisors was not contingent on any result. The Board also believed that a third party valuation was necessary because the trading price was not a reliable indicator of fair market value because of the lack of consistent trading in the Company’s Common Stock prior to the filing of the Reports and significant fluctuation in the price of our Common Stock following the filing of the Reports.

In January 2014, counsel suggested that the Board consider whether a special committee should be formed to consider the Company’s strategic alternatives and the terms of any going private transaction. Establishing a special committee would have created another protection of procedural fairness for any going private transaction. However, the Board determined that, in view of the small size of the Board, the independence of all the Board members and the cost of retaining separate independent counsel for a special committee, a special committee was not necessary.

In February 2014, following informal discussion of the various alternatives for taking the Company private, the Board members generally agreed that the Reverse Stock Split would be the most desirable alternative to pursue, given the relative certainty of the outcome and cost of completion, provided that it was effected at a price and on terms fair to all of our stockholders. The Board instructed management to make a recommendation regarding the terms of the Reverse Stock Split, including the specific ratio for the reverse stock split and the pre-split share price to be paid for fractional shares. Management was also directed to engage counsel and prepare the necessary documents to comply with the reporting and disclosure requirements of the Exchange Act. Concurrently, management prepared an analysis of the potential reverse stock split ratios.

Following the Board’s discussion, Mr. Kirrane informed Mr. Potiker that the Board had asked management to prepare an analysis of a potential reverse stock split and expected to formally begin to consider a going private transaction in the near future. Mr. Potiker and Mr. Ciabattoni determined that they would not exercise their observation rights with respect to Board meetings at which the Board considered a going private transaction and related alternatives in order to allow the Board members, each of which is independent, to consider the transaction without any input or influence from Mr. Potiker or Mr. Ciabattoni.

In determining the appropriate ratios, management reviewed the list of record owners provided by the transfer agent and ran calculations to determine the minimum ratio necessary to achieve the Company’s primary objective of reducing the number of stockholders to below 300. In preparing the analysis, management used a range of split ratios that would allow the Company to achieve a number of record holders below 300 after the anticipated conversion of a portion of beneficial owners holding shares of the Company’s Common Stock through nominees or brokers to record ownership.

On April 8, 2014, management provided Cabrillo Advisors with historical financial statements and cash flow information. Further, during early April, management and Cabrillo Advisors’ representatives had discussions regarding the prospects for the Company’s operations. Using that information, Cabrillo Advisors developed projected financial statements and worked with management to refine the calculations and assumptions used in the forecast. On May 29, 2014, the Board reviewed and approved the financial forecast.

On May 21, 2014, management called a Board meeting to be held on May 23, 2014 and informed the Board, legal counsel, Mr. Potiker and Mr. Ciabattoni. The agenda for the meeting included, among other matters, a discussion of the valuation process, the preliminary proxy statement and potential Board nominees for the Meeting.

On May 23, 2014, the Board held a meeting with representatives from Cabrillo Advisors, management and legal counsel to discuss the valuation process undertaken by Cabrillo Advisors and begin more detailed discussions regarding the process and timeline for a going private transaction. Mr. Potiker and Mr. Ciabattoni did not attend the meeting. Mr. Houlihan requested that management send the valuation presentation to the Board when it was ready and that they subsequently schedule a meeting to review the presentation.

On May 28, 2014, management called a Board meeting to be held on May 29, 2014 and sent the draft of the valuation presentation, the stock split ratio analysis and the public company cost estimates to the Board, legal counsel, representatives of Cabrillo Advisors, Mr. Potiker and Mr. Ciabattoni for their review. The agenda for the meeting included a review of the terms of the proposed going private transaction and the preparation of the preliminary proxy statement.

On May 29, 2014, the Board held a meeting with representatives from Cabrillo Advisors, management and legal counsel to review the materials sent to the Board. Mr. Potiker and Mr. Ciabattoni did not attend the meeting. At the meeting, representatives of Cabrillo Advisors reviewed a draft of the valuation presentation and the range of the fair market value of the Common Stock with the Board. Mr. Houlihan asked questions regarding the comparability of the companies and transactions used in the analysis, and representatives from Cabrillo reviewed the comparability factors. The Board discussed and asked questions regarding the analysis, including the assumptions used in the valuation. In particular, the Board discussed the number of shares of Common Stock used in the valuation analysis, which was adjusted for 4.25 million shares of Common Stock acquired by the Company that were being cancelled and the changes to the Company’s Common Stock, Series 5-A and Series 6-A as a result of the Series 7-A Exchange that the Company expects to consummate within the next year. Mr. Sells asked about the treatment of the Company’s outstanding options and warrants in the analysis. Representatives from Cabrillo Advisors confirmed that their analysis assumed the conversion of all outstanding options and warrants.

Management also reviewed its stock split analysis with the Board. The stock split analysis set forth stock split ratios between 1-for-1,000 and 1-for-100,000. Management and the Board members discussed the composition of the Company’s stockholder base and the estimated impact of each ratio on the number of record holders, the number of fractional shares to be purchased and the cost to purchase the fractional shares. They further discussed the need to reduce the number of record stockholders below 300 stockholders to make sure that beneficial owners that convert from street name positions to record positions do not cause the Company to have more than 300 record holders.

The Board members then discussed the alternatives to a going private transaction, including pursuing a sale of the Company and maintaining the status quo. The Board concluded that they did not think that a sale was in the best interests of the Company or its stockholders given the small scale of its operations and the concentration of its customer base. Further, the Board did not believe that a majority of the stockholders would support a sale. The Board members and management agreed that the Company was still in the process of stabilizing operations and personnel and developing a more stable operating history. Further, management believed that a sale process would be disruptive and would distract management from operating the business. Mr. Kirrane confirmed that this reasoning was consistent with his previous informal discussions with Mr. Potiker and Mr. Ciabattoni. The Board also concluded that remaining public was undesirable because the benefits of remaining a public company are outweighed by the costs associated with remaining a public company and the commitment of management time and resources necessary to comply with public reporting requirement. Following the discussion, the Board members determined that they should reconvene the following week to consider the fair market value of the Company’s Common Stock.

On June 2, 2014, management called a Board meeting to be held on June 3, 2014 and informed the Board, legal counsel, Mr. Potiker and Mr. Ciabattoni. The agenda included, among other matters, a review of the terms of the going private transaction.

At a meeting of the Board on June 3, 2014, the Board members, management and legal counsel further discussed the potential going private transaction and reviewed the various alternatives for going private, including a self-tender offer, an odd lot tender offer, purchases of shares in the open market and a reverse stock split. Mr. Potiker and Mr. Ciabattoni did not attend the meeting. The Board members continued to believe that the Reverse Stock Split was the appropriate going private method for the Company due the relative cost and greater certainty of completion. The Board members also discussed the size of the Reverse Stock Split and the price per pre-split share. They emphasized the need to select a stock split ratio that was large enough to meet their goal of going private with an appropriate margin for stockholders that may convert their holdings to be held of record. In evaluating the price per pre-split share to be paid to stockholders, they discussed the range for the fair market value of the Common Stock indicated by the draft of the valuation presentation by Cabrillo Advisors, the recent trading prices and related volumes, the Company’s cash position and the need to maintain a cash cushion for purposes of their operations. The Board did not give significant weight to the Company’s projected financial results because results from operation had remained fairly consistent recently.

The Board considered the Company’s reliance on one customer for a majority of its revenue. Based on these considerations, the Board focused its discussion on stock split ratios from 1-for-1,000 to 1-for-2,500. The Board members determined that they would reconvene after further analysis of the potential terms of the going private transaction.

Subsequent to the June 3, 2014 Board meeting, Mr. Kirrane discussed the status of the Board’s evaluation of the going private transaction with Mr. Potiker. Mr. Kirrane told Mr. Potiker to expect a preliminary draft of a proxy statement to be distributed shortly thereafter. Mr. Potiker agreed to review the draft proxy statement when received and to discuss with Mr. Ciabattoni of the status of the transaction.

On June 16, 2014, at the request of management, legal counsel distributed drafts of the preliminary proxy statement, the Rule 13E-3 Transaction Statement and the final valuation report, including the final valuation presentation, to the Board, representatives of Cabrillo Advisors, Mr. Potiker and Mr. Ciabattoni for their review.

On June 17, 2014, management called a Board meeting to be held on June 18, 2014 and informed the Board, legal counsel, representatives of Cabrillo Advisors, Mr. Potiker and Mr. Ciabattoni. The primary agenda item was the consideration of the filing of the preliminary proxy statement.

Following the distribution of the draft preliminary proxy statement to Mr. Potiker and Mr. Ciabattoni neither indicated that they had any substantive comments to the draft proxy statement.

On June 18, 2014, the Board held a meeting to further discuss going private and the filing of the preliminary proxy statement. Management and legal counsel also attended. Mr. Potiker and Mr. Ciabattoni did not attend the meeting. The final valuation presentation presented to the Board reflected an adjustment to the conversion rate for the Series 1-A and Series 2-A, which increased the shares of Common Stock issuable upon conversion of the series by 787,496 shares. This increase resulted in a higher number of total diluted shares being used as the denominator in determining the per share value of the Common Stock from the total equity value. The increase in total diluted shares resulted in a $0.01 decrease in the top end of the range of fair market value from $0.65 to $0.64 per share. There were no other changes from the draft to the final valuation presentation.

The Board discussed the draft of the preliminary proxy statement, which incorporated the information from the final valuation report. The Board reviewed management’s analysis of the costs and benefits of proceeding with a going-private transaction. Mr. Houlihan noted management’s assessment that a large percentage of the Company’s shares of Common Stock are held by a relatively small number of stockholders and that the Reverse Stock Split would cash out a significant number of small stockholders that held few shares of Common Stock while only eliminating a small percentage of the outstanding shares of Common Stock. The Board members then discussed that the stockholders with relatively small accounts had very little or no liquidity as a practical matter since the fees associated with trading their shares would significantly reduce or exceed the proceeds from the sale of their stock. They then reviewed the costs to the Company of maintaining its public company status, including the costs associated with the audit and internal control compliance. The Board believed that these costs were excessive given the Company’s resources and operations.

The Board members agreed that a reverse stock split continued to be the appropriate approach. Management emphasized its belief that the cost and commitment of management’s time required to remain public was likely not justified since the Company did not anticipate using the public markets to raise capital and the market for the Company’s Common Stock was not providing significant liquidity to stockholders.

Management then revisited the stock split analysis and the composition of the Company’s stockholder base with the Board. After further discussion, the Board determined that a ratio of 1-for-2,000 was appropriate to achieve the Company’s primary objective of reducing the number of record holders to fewer than 300 holders so that the Company can terminate the registration of the Company’s Common Stock under the Exchange Act while also maintaining an adequate cash position and allowing for a portion of the Company’s stockholders to convert from street name positions to record positions.

The Board then considered the fairness of cashing out pre-split shares at various prices. The Board considered the price of the Common Stock as traded on the OTCBB, including the one-month, three-month, six-month and twelve-month average closing prices of $0.54, $0.30, $0.15 and $0.08, respectively, and the 52-week range of $0.01 — $0.60 per share as one factor in determining the price to be paid for fractional post-split shares. In determining the proposed price per pre-split share, the Board considered the increase in the Company’s trading price following the filing of the Reports by reviewing the one-month and three-month average closing prices, which periods followed the filing of the Reports. The Board did not consider the increase in the Company’s trading price in determining whether to pursue a going private transaction at this time. The Board decided to give more weight to the range of fair market value of $0.54 — $0.64 per per-split share in the Cabrillo Advisors’ final valuation presentation because of the lack of consistent trading in the Company’s Common Stock prior to the filing of the Reports and the significant fluctuation in the price of the Company’s Common Stock following the filing of the Reports. In determining the pre-split price per share within the range of fair market value determined by Cabrillo Advisors, the Board considered that the Cabrillo Advisors’ range of fair market value did not fully reflect the lack of liquidity in the trading market for the Company’s Common Stock, the impact of the brokerage fees and commissions associated with selling a small number of shares or certain risk factors such as customer concentration and collections rates. As a result, the Board believed that it was appropriate and fair to all stockholders to pay a pre-split price per share at the lower end of the range. In the subjective judgment of the directors, $0.55 per pre-split share represented fair consideration, in light of the historical market prices, while also being within the valuation range provided by Cabrillo Advisors.

On the basis of management’s recommendations, the Board’s independent analysis, the subjective judgment of the Board members and the factors described elsewhere in this Proxy Statement in the sections entitled “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Third Party Valuation” and “Special Factors — Fairness of the Reverse Stock Split,” on June 18, 2014, the Board approved a 1-for-2,000 Reverse Stock Split, with a purchase price of $0.55 per pre-split share to be paid to persons that would otherwise be entitled to receive a fractional post-split share of Common Stock. Our directors unanimously approved the Reverse Stock Split. No director dissented or abstained from voting on the Reverse Stock Split. The Board further resolved that the Reverse Stock Split was substantively and procedurally fair to all unaffiliated stockholders, including those whose shares would be cashed out pursuant to the Reverse Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. The Board approved the amendment to the Certificate of Incorporation and authorized management to file the necessary documentation with the SEC.

Subsequent to the June 18, 2014 Board meeting, Mr. Kirrane relayed the Board’s decision regarding the terms of the Reverse Stock Split with Mr. Potiker and Mr. Ciabattoni.

On June 19, 2014, Mr. Potiker and Mr. Ciabattoni confirmed to Mr. Kirrane that they intended to vote the shares of Common Stock and Preferred Stock held by SMP and Ciabattoni Trust, respectively, in favor of the Reverse Stock Split. Their intent to vote their shares in favor of the Reverse Stock Split is also disclosed in their respective Schedule 13D filings.

Third Party Valuation

On March 14, 2014, the Board retained Cabrillo Advisors, a third-party independent advisor with extensive experience in performing valuations of businesses and stock, to determine a range of fair market value of the Company’s Common Stock. On May 30, 2014, the Board held a meeting with Cabrillo Advisors and reviewed the draft of the valuation presentation dated as of May 27, 2014. On June 20, 2014, the Board reviewed the final valuation report, including the final valuation presentation dated as of May 27, 2014, which reflected updates to the conversion rates of the Series 1-A and Series 2-A as a result of changes in the Company’s capital structure. The valuation was considered by the Board in connection with its decision regarding the price per pre-split share of Common Stock to be paid to our stockholders in the Reverse Stock Split and the fairness of that price to the Company’s stockholders.

The Board did not limit Cabrillo Advisors in any manner concerning the scope or methodology to be employed in conducting the valuation. The Company paid Cabrillo Advisors a fee of $26,500 plus expenses for the valuation, which payment was not contingent on Cabrillo Advisors’ conclusions or the consummation of any transaction. The Company has agreed to indemnify and hold harmless Cabrillo Advisors and its affiliates and their respective directors, officers, agents and employees against and from all liabilities arising out of or in connection with the advice or services to be rendered by them in connection with this engagement. No person or entity employed by or associated with Cabrillo Advisors owns the stock of, or trades the securities of, or has any financial interest in, the Company or any related entities. Other than with respect to the current engagement, during the past two years no material relationship has existed, nor is one mutually understood to be contemplated, and no compensation was received or is to be received as a result of any relationship between Cabrillo Advisors, its affiliates, and/or unaffiliated representatives and the Company or its affiliates. Cabrillo Advisors may in the future seek to provide services to the Company for which Cabrillo Advisors would expect to receive customary compensation.

The full text of Cabrillo Advisors’ final valuation report, which includes the final valuation presentation dated as of May 27, 2014 attached as an exhibit thereto, is attached as Annex D to this Proxy Statement and should be read carefully in its entirety. Cabrillo Advisors’ valuation report has been provided in this Proxy Statement with the express written permission of Cabrillo Advisors. The valuation report is directed to the Board, relates only to the fair market value of the shares of the Common Stock and does not address any other aspect of the Reverse Stock Split or any related transaction and does not constitute a recommendation to the Board or any stockholder with respect to the Reverse Stock Split or any other matter being voted upon by the stockholders. The valuation report and its analyses must be considered as a whole. Selecting portions of the valuation report and Cabrillo Advisors’ analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all its analyses and factors, could create an incomplete view of the evaluation process underlying the valuation.

In the course of preparing the valuation report, representatives of Cabrillo Advisors made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Cabrillo Advisors:

•	had discussions with the Company’s management concerning the Company’s operations, financial condition, future prospects and financial forecast;

•	reviewed the Company’s Annual Reports on Form 10-K and related financial information for the years ended September 30, 2010, 2011, 2012 and 2013 as filed with the SEC;

•	reviewed the Company’s Quarterly Reports on Form 10-Q and the related unaudited financial information for the periods ended March 31, 2013 and March 31, 2014 as filed with the SEC;

•	reviewed the reported current and historical market prices and trading activity of the Company’s publicly traded securities;

•	analyzed the Company, its financial and operating history, the nature of its offerings, and its competitive position;

•	reviewed the industry in which the Company competes and the state of development of the Company’s target markets;

•	reviewed the current economic conditions and outlook for the U.S. economy;

•	reviewed prior transactions in the Company’s Common Stock by related parties;

•	reviewed and analyzed certain publicly-available information, including information from Capital IQ and analyst reports regarding the guideline public companies, and information from Capital IQ regarding transactions of comparable companies for which financial data was disclosed; and

•	conducted such other financial studies, analyses and investigations and considered such other historical information as it deemed necessary or appropriate for purposes of its presentation.

Cabrillo Advisors’ valuation is based on a number of key considerations, including the following:

•	The Company’s historical and projected financial performance;

•	The Company’s size (including number of facilities);

•	The Company’s operating risk (including payor mix and customer concentration risk);

•	Rights and privileges of the Company’s classes of preferred stock, including an estimate of the Company’s time to liquidity; and

•	Anticipated changes in the Company’s outstanding Common Stock as a result of the anticipated Series 7-A Exchange and cancellation of 4.25 million shares of Common Stock acquired from a stockholder in 2011.

None of the information provided by the Company was verified by Cabrillo Advisors as part of its engagement. The valuation report and related analysis reflect Cabrillo Advisors’ best judgment in light of the information available at the time.

Based on its experience and professional judgment after considering the result of its analyses taken as a whole, Cabrillo Advisors estimates that the fair market value of the pre-split shares of Common Stock to be purchased in connection with the Reverse Stock Split is in the range of $0.54 to $0.64 per pre-split share.

Set forth below is a summary of the valuation presentation included in the valuation report. The summary set forth below does not purport to be a complete description of the analyses performed or the presentation made by Cabrillo Advisors to the Board and is qualified by reference to the valuation presentation included in Annex D to this Proxy Statement.

General. Cabrillo Advisors was engaged to provide a calculation of a range of fair market value per share of the Company’s Common Stock. For purposes of its report “fair market value” means the price, expressed in terms of cash equivalents, at which such property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arms’ length in an open and unrestricted market, when neither is under compulsion to buy or to sell, and when both have reasonable knowledge of relevant facts.” The best evidence of fair market value would be the market price in an active market. However, over the past several years, trading in the Company’s Common Stock has been sporadic and at relatively low volumes primarily as a result of the lack of current information about the Company. Even after filing the Reports, trading volumes have remained low and the stock price has been volatile. As a result, Cabrillo Advisors has calculated the fair market value of the Company through taking into consideration the best information available, using generally accepted valuation techniques.

Valuation Methods. Cabrillo Advisors considered three valuation methods in preparing the valuation presentation:

•	guideline public company method;

•	guideline transaction method; and

•	discounted cash flow method.

Guideline Public Company Method

In order to assess how the public market values companies with similar characteristics to the Company, Cabrillo Advisors reviewed and compared specific financial and operating data relating to the Company with the following ten selected, publicly-traded companies that Cabrillo Advisors deemed appropriate:

• AmSurg Corp.	• Providence Service Corp.

• First Choice Healthcare Solutions, Inc.	• SunLink Health Systems Inc.

• Foundation Healthcare, Inc.	• Surgical Care Affiliates, Inc.

• IPC The Hospitalist Company, Inc.	• Team Health Holdings, Inc.

• Northstar Healthcare Inc.	• USMD Holdings, Inc.

Cabrillo Advisors chose these public companies based on their general similarity of industry and operating model to the Company. Cabrillo Advisors noted that many of these companies are significantly larger than the Company. As of the date of the valuation presentation, the last twelve month (“LTM”) revenue, enterprise value and number of facilities of all but one of the 10 comparable companies was greater than that of the Company. Cabrillo Advisors also took into consideration factors such as the Company’s current and projected operating margins, growth rate, customer concentration risk, and payor mix, among other relevant factors.

Due to the inherent differences between the business, operations and prospects of the Company and the business, operations and prospects of each of the companies included in the analysis, Cabrillo Advisors believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the guideline public company analysis. Accordingly, Cabrillo Advisors also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of the Company and the companies included in the guideline public company analysis that would affect the public trading values of each. Cabrillo Advisors reviewed multiples of enterprise value to earnings before interest, taxes, depreciation and amortization adjusted for certain non-recurring items (“Adjusted EBITDA”) and enterprise value to revenue. The following table shows the share price, equity market value, enterprise value, enterprise value to Adjusted EBITDA multiple and enterprise value to revenue multiple for each guideline public company.

			EV to Adjusted EBITDA						EV to Revenue
Guideline Company	Share Price	Equity Market Value[1]	Enterprise Value[2]	FYE (2013)	LTM	NFY (2014)	NFY+1 (2015)		FYE (2013)		LTM		NFY (2014)	NFY+1 (2015)
AmSurg Corp.	$42.96	$1,382.6	$2,461.6	6.7x	6.8x	6.4x	5.7x		2.28x		2.27x		2.17x	1.99x
First Choice Healthcare Solutions, Inc.	1.74	29.7	42.2	NMF	NMF	NA	NA		6.48x	*	5.72x	*	NA	NA
Foundation Healthcare, Inc.	0.31	53.1	81.7	NMF	25.8x	11.6x	7.2x		0.94x		0.90x		0.83x	0.78x
IPC The Hospital Company, Inc.	44.23	780.4	842.2	12.7x	12.5x	11.0x	9.8x		1.38x		1.34x		1.18x	1.07x
Northstar Healthcare Inc.	1.05	45.6	49.3	9.5x	7.8x	5.2x	2.4x	*	1.58x		1.26x		1.00x	0.54x
Providence Service Corp.	39.97	616.3	640.9	11.9x	11.6x	9.6x	8.1x		0.57x		0.57x		0.51x	0.46x
SunLink Health Systems Inc.	1.16	11.0	24.8	6.6x	5.7x	NA	NA		0.23x	*	0.23x	*	NA	NA
Surgical Care Affiliates, Inc.	29.04	1,159.5	1,981.2	14.6x	14.8x	12.9x	11.4x		2.52x		2.51x		2.37x	2.29x
Team Health Holdings, Inc.	49.71	3,570.7	4,013.2	17.0x	16.2x	14.0x	12.1x		1.68x		1.64x		1.50x	1.36x
USMD Holdings, Inc.	11.93	121.0	158.6	15.0x	NMF	NA	NA		0.68x		0.65x		NA	NA
Low				6.6x	5.7x	5.2x	5.7x		0.57x		0.57x		0.51x	0.46x
High				17.0x	25.8x	14.0x	12.1x		2.52x		2.51x		2.37x	2.29x
Median				12.3x	12.1x	11.0x	8.9x		1.38x		1.26x		1.09x	0.93x
Mean				11.7x	12.6x	10.1x	9.0x		1.42x		1.36x		1.34x	1.19x

1.	Based on reported diluted shares.
2.	Enterprise value calculated as equity market value + debt outstanding + preferred stock – cash and cash equivalents.
*	Excluded from high, low, mean and median data.

NA refers to not available; NMF refers to not meaningful figure.

FYE refers to the most recently complete fiscal year end (FYE), latest twelve months (LTM) or next fiscal year (NFY) for which financial information has been made public.

Based on the analysis of the guideline public companies, Cabrillo Advisors selected multiple ranges of 2.0x — 2.5x LTM revenue for the LTM period ended March 31, 2014, 2.0x — 2.5x NFY 2014 projected revenue, 6.0x — 7.0x LTM Adjusted EBITDA for the LTM period ended March 31, 2014 and 5.5x — 6.5x 2014 NFY projected Adjusted EBITDA to determine an enterprise value range for the Company.

The guideline public company method indicated an enterprise value range for the Company of $43.0 — $52.0 million.

Guideline Transaction Method

Cabrillo Advisors reviewed the purchase prices and multiples paid in the following select mergers and acquisitions involving publicly-traded target companies. The transactions were selected because the target companies in the transactions were outsourced medical service providers and hospital and other medical facility operators, and the transactions occurred between May 2011 and the date of the valuation. Cabrillo Advisors reviewed transactions involving public companies not only because of the Company’s status as a public company but also because of the greater availability and reliability of the financial information, valuation multiples and other data relating to the companies involved and the transaction terms.

Cabrillo Advisors noted that the comparability of these selected transactions to any potential transaction in which the Company would be involved was limited due to the relative size of the Company as compared to the companies involved in the selected transactions. Additionally, Cabrillo Advisors noted that the relevance of these historical transactions to the current valuation is limited due to the recent and current market conditions. Since late 2011, there were only two transactions involving outsourced medical service providers for which implied EBITDA multiples were available. Additionally, there were only four transactions involving medical facility operators for which EBITDA multiples were available over the same time period. Given the many developments in the Affordable Care Act since the end of 2011, as well as significant movements in the broader stock market, Cabrillo Advisors’ reliance on transactions prior to 2011 was limited.

Based on its analysis of the guideline transactions, Cabrillo Advisors applied a multiple of 6.0x - 7.0x to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the LTM period ended March 31, 2014, which it adjusted for a 20% minority interest discount and the Company’s interest-bearing debt to determine an implied enterprise value range for the Company. The multiple range was based on the multiples of EBITDA for the LTM period for the selected transactions. The tables below summarizes the transaction value, revenue, EBITDA, transaction value to revenue multiple and transaction value to EBITDA multiple for each guideline transaction.

Outsourced Medical Providers

($ in millions)
Target	Transaction Value[1]	Revenue	EBITDA	Transaction Value / Revenue[2]	Transaction Value / EBITDA[2]
Allied Healthcare Staffing Division	$28.7	$39.5	NA	0.73x	NA
Novia Care Clinics, LLC	13.5	15.0	NA	0.90x	NA
TherEX, Inc.	14.0	20.0	NA	0.70x	NA
Health Inventures, LLC	18.5	41.5	4.3	0.45x	4.27x
Conmed Healthcare Management, Inc.	59.5	75.1	4.6	0.79x	13.02x
American Dental Partners, Inc.	396.2	289.3	48.9	1.37x	8.10x
Healthcare Partners, Inc.	19.4	20.0	NA	0.97x	NA
Allied Healthcare International Inc.	180.5	283.6	18.2	0.64x	9.91x
Low				0.45x	4.3x
High				1.37x	13.0x
Median				0.76x	9.0x
Mean				0.82x	8.8x

Hospital and Other Medical Facilities

($ in millions)
	Transaction Value[1]	Revenue	EBITDA	Transaction Value / Revenue[2]		Transaction Value / EBITDA[2]
Casa Grande Community Hospital	$87.0	$138.6	NA	0.63x	*	NA
Ambulatory Surgery Center in Great Falls	4.0	0.3	NA	11.76x	*	NA
Crescent City Surgical Centre, LLC	37.5	2.3	NA	16.45x	*	NA
GRMC, MVMC and Southeast Texas Hospital	283.3	2,400.0	NA	0.12x	*	NA
Health Management Associates, Inc.	7,715.9	5,868.3	880.1	1.31x		8.77x
Wilson Medical Center, Inc.	56.0	150.0	NA	0.37x	*	NA
Vanguard Health Systems Inc.	4,818.4	5,936.7	523.9	0.81x		9.20x
Cleveland County Healthcare System	100.0	243.5	NA	0.41x	*	NA
North Valley Orthopedic Surgery	9.0	0.8	NA	11.39x	*	NA
LifeCare Holdings, Inc.	801.4	483.2	59.7	1.66x		13.42x
Arkansas Surgical Hospital LLC	39.0	53.8	9.9	0.72x		3.93x
Woods Memorial Hospital, LLC	17.7	74.3	NA	0.24x	*	NA
Univ. of Maryland St. Joseph Medical Center LLC	158.1	409.2	NA	0.39x	*	NA
Cheboygan Memorial Hospital	5.0	44.1	NA	0.11x	*	NA
Tennova Healthcare	532.4	600.0	NA	0.89x	*	NA
Continucare Corp.	413.2	324.2	42.7	1.27x		9.68x
Smith of Georgia, LLC	55.0	52.0	NA	1.06x	*	NA
Low				0.72x		3.9x
High				1.66x		13.4x
Median				1.27x		9.2x
Mean				1.16x		9.0x

*	Excluded from high, low, mean and median data.
1.	Transaction Value refers to the implied enterprise value of target company, based on the announced transaction price and other public information available.
2.	Based on reported metric for the most recent LTM period prior to the announcement of the transaction.

NA refers to not available.

Transaction study based on announced and completed, controlling interest acquisitions greater than $1.0 million

No company used in this analysis for comparative purposes is identical to the Company.

The guideline transaction method indicated an enterprise value range for the Company of $39.0 — $45.0 million.

Discounted Cash Flow Method

A discounted cash flow analysis is a valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Cabrillo Advisors performed a discounted cash flow analysis by adding the present value of projected “free cash flows” for the Company for the fiscal years 2014 through 2020 to the present value of the “terminal value” for the Company’s projected free cash flow for 2021. “Free cash flow” is defined as cash that is available to either reinvest or to distribute to security holders and “terminal value” refers to the value of all future cash flows from an asset at a particular point in time. The projected free cash flows that Cabrillo Advisors used in its analysis were based on financial projections and estimates prepared based on discussions with the management of the Company.

Below is a summary of the financial forecast used in the discounted cash flow method, which was prepared by Cabrillo Advisors based on discussions with management.

($ in millions)	Projected FYE September 30,
	2014[1]	2015	2016	2017	2018	2019	2020
Revenue (net)	$12.566	$22.005	$23.008	$24.052	$25.138	$26.144	$27.189
Adjusted EBIT	4.703	8.303	8.841	9.404	9.994	10.339	10.711
Unlevered Earnings	2.822	4.982	5.305	5.643	5.997	6.204	6.427
Net Unlevered Cash Flows	2.667	4.561	4.919	5.294	5.687	5.955	6.210
Present Value of Net Unlevered Cash Flows	2.551	3.876	3.603	3.343	3.096	2.795	2.512

(1)	Represents a 7.2-month stub period.

The financial forecast was developed by Cabrillo Advisors using the Company’s historical financial statements and related cash flow information provided by management. Further, management and Cabrillo Advisors’ representatives had discussions regarding the Company’s operations and prospects. Using that information, Cabrillo Advisors developed projected financial statements and worked with management to refine the calculations and assumptions used in the forecast. The Board then reviewed and approved the financial forecast.

Gross revenue was projected to grow at a rate of 3.0%, with slight improvement in the Company’s bad debt allowance rate each year. Additionally, operating expenses were projected to increase at a rate consistent with gross revenue, and capital expenditures were expected to remain consistent at 1.5% of revenue annually.

Cabrillo Advisors discounted the projected free cash flows and the terminal value of the Company using a discount rate of 16.0%. Cabrillo Advisors calculated a terminal value for the Company by dividing projected 2021 cash flow by 12.0% (which reflects the discount rate of 16.0% less the projected perpetual growth rate of 4.0%).

	Perpetual Growth Rate
Discount Rate	3.0%	4.0%	5.0%
15.0%	$45.084	$47.392	$50.160
16.0%	41.682	43.550	45.758
17.0%	38.768	40.301	42.089

The discount rate was determined based on Cabrillo Advisors’ estimate of the Company’s weighted average cost of capital. The WACC was calculated by applying the capital asset pricing model to the Company’s estimated cost of debt and equity. The estimated cost of equity was calculated by reviewing inputs such as comparable companies’ equity beta, the current risk free interest rate and market risk and size premiums as provided by Ibbotson & Associates and Duff & Phelps.

Cabrillo Advisors also performed a sensitivity analysis using discount rates ranging from 15.0% to 17.0% and perpetual growth rates from 3.0% to 5.0% to determine an implied enterprise value range as summarized in the table below. Cabrillo Advisors further adjusted the implied enterprise value range to account for a minority interest discount and the Company’s interest-bearing debt.

The discounted cash flow method indicated an enterprise value range for the Company of $32.0 — $41.0 million.

Valuation Summary

Cabrillo Advisors presented a combined analysis of its valuation methods based on the weightings given to the guideline public company method (30.0%,), guideline transaction method (25.0%) and discounted cash flow method (45.0%). Cabrillo Advisors placed a greater degree of weight on the discounted cash flow method

(45%) given the relative lack of highly comparable companies and transactions in the guideline public company and guideline transaction methods. Cabrillo Advisors weighted the guideline company method at 30% versus the similar transaction method at 25% given the higher relevance of comparable companies in the guideline company method relative to the guideline transaction method. The combined analysis implied an enterprise value range for the Company of $37.1 — $45.3 million. Cabrillo Advisors adjusted the implied enterprise value range for the Company’s net debt, which included the anticipated impact of certain deferred Medicare and Medicaid payments and net operating losses, to determine an implied equity value range of $40.0 — $48.0 million. Based on the equity value range and the capital structure of the Company as adjusted for certain anticipated transactions, Cabrillo Advisors calculated that the range for the fair market value of the Company’s Common Stock was $0.54 — $0.64 per share.

Effects of the Reverse Stock Split

If effected, based on information available to us, the Reverse Stock Split is estimated to reduce the number of record stockholders of our Common Stock from 354 to 67. This reduction in the number of our stockholders will enable us to terminate registration of our Common Stock under the Exchange Act. Additionally, certain provisions of the Exchange Act will no longer apply, such as the short-swing profit recovery provisions of Section 16(b).

For estimated expenditures by the Company of $280,000 in transaction costs (including legal, financial, accounting, printing, mailing and other fees and costs) and estimated costs of $225,000 for fractional post-split shares, we estimate we will realize $370,000 to $410,000 in cost savings on an annual basis by terminating our public company status. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse Stock Split.

The effect of the Reverse Stock Split on each stockholder will depend on the number of shares that such stockholder owns. Registered stockholders and stockholders holding shares of Common Stock in street name through a nominee (e.g., a broker or a bank) holding fewer than 2,000 shares of Common Stock will have their shares converted into the right to receive a cash amount equal to $0.55 per pre-split share.

Prior to the Reverse Stock Split, SMP and Ciabattoni Trust, two of our significant stockholders, beneficially own approximately 54.1% and 39.0%, respectively, of our Common Stock. After the Reverse Stock Split, SMP and Ciabattoni Trust will beneficially own approximately 54.8% and 39.5%, respectively, of our Common Stock. Further, prior to the Reverse Stock Split, SMP and Ciabattoni Trust beneficially own 13.9% and 6.7%, respectively, of our Series 5-A and 20.5% and 19.1%, respectively, of our Series 6-A. After the Reverse Stock Split, the percentage of Series 5-A and Series 6-A beneficially owned by SMP and Ciabattoni Trust will not change.

As of September 30, 2013, we had net operating loss carry-forwards of approximately $19.9 million, available to offset future taxable income, if any. A change of ownership of more than 50% occurred on June 22, 2001. According to applicable U.S. tax laws, losses that occurred before that date are limited to $0.3 million per year for up to 20 years, totaling approximately $6.5 million of the $19.9 million in net operating loss carry-forwards. The balance of the Company’s net operating loss carry-forwards are not subject to an annual limitation. These net operating loss carry-forwards will expire between 2012 and 2030. To the extent that the Company has future regular, alternative minimum and foreign taxable income, the Company and its stockholders, including its affiliates, may benefit from the use of the Company’s net operating loss carry-forwards. Stockholders owning fewer than 2,000 shares of Common Stock will be cashed out and will not have the opportunity to benefit from the use of the Company’s net operating loss carry-forwards.

The fractional shares acquired in the Reverse Stock Split will be restored to the status of authorized but unissued shares.

Potential Disadvantages of the Reverse Stock Split to Stockholders

Stockholders owning fewer than 2,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will no longer have any equity interest in the Company after the Reverse Stock Split.

They will not participate in any future potential earnings or growth. Approximately 287 holders of record are currently expected to be fully cashed out in the Reverse Stock Split. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining stockholders.

The Reverse Stock Split will require stockholders who own fewer than 2,000 shares of Common Stock to involuntarily surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will terminate as a result of the Reverse Stock Split. The Board believes the Reverse Stock Split will benefit these stockholders because of the liquidity provided by the transaction at a price that is fair to these stockholders and the Company.

The percentage of Common Stock beneficially owned by our officers, directors, and significant stockholders of the Company will not materially increase as a result of the Reverse Stock Split. Based on an assumed cash-out of approximately 407,753 shares, the percentage ownership of each holder remaining after the Reverse Stock Split will not increase materially. For example, if a holder owns 10% of the outstanding Common Stock prior to the Reverse Stock Split, such holder would hold approximately 10.2% after the Reverse Stock Split.

Disadvantages to our stockholders who will remain as stockholders after the Reverse Stock Split include less access to information and decreased liquidity as a result of deregistration of our Common Stock under the Exchange Act. As a result of deregistration, we will not have periodic reporting requirements under the Exchange Act.

Effect of the Reverse Stock Split on Option and Warrant Holders

Regardless of whether an outstanding stock option provides a right to purchase fewer than, equal to or greater than 2,000 shares, the exercise price and the number of shares underlying each such outstanding stock option granted by the Company under its stock option plan will be automatically adjusted to reflect the Reverse Stock Split on the Effective Date.

Similarly, the exercise price and the number of shares underlying our outstanding warrants will be adjusted to reflect the Reverse Stock Split.

Before and after the adjustment to reflect the Reverse Stock Split, the aggregate number of shares of Common Stock underlying the Company’s outstanding stock options and warrants are 6,370,879 and 3,256, respectively. Upon exercise of stock options or warrants, the Company will pay the holder the fair market value (as determined under the applicable stock option or warrant agreement) of any fractional share of Common Stock to which the holder is entitled.

Effect of the Reverse Stock Split on our Preferred Stockholders

The total number of shares of Common Stock into which each of share our outstanding Preferred Stock can be converted will be adjusted on the Effective Date to reflect the Reverse Stock Split. Correspondingly, the number of votes to which each share of Preferred Stock is entitled will also be adjusted to reflect the Reverse Stock Split. Upon conversion of Preferred Stock, the Company will pay the holder the fair market value (as determined under the applicable Certificate of Designation for the Preferred Stock) of any fractional share of Common Stock to which the holder is entitled. For additional information about the adjustment, see “Stockholders Entitled to Vote” in this Proxy Statement.

Effect of the Reverse Stock Split on Participants in Series 7-A Exchange

During the fiscal year ended September 30, 2011, we entered into the 2011 Bridge Notes with the 2011 Bridge Lenders. As part of the consideration for entering into the 2011 Bridge Notes, each of the 2011 Bridge Lenders was granted the option to exchange their current holdings, if any, of Series 5-A, Series 6-A and Common

Stock (collectively the “Exchanged Securities”) for shares of our Series 7-A. Upon election to exchange, each lender would receive the number of Series 7-A equal to the initial consideration paid for their Exchanged Securities divided by $1,000. In connection with the exchange, each 2011 Bridge Lender would receive warrants to purchase a number of shares of Common Stock of the Company in an amount equal to 1,120 multiplied by the aggregate number of shares of Series 7-A issued at an exercise price of $0.3125 per share. The Company expects each of the 2011 Bridge Lenders to convert their holdings of Exchanged Securities to Series 7-A, which will result in the issuance of an aggregate of 5,998 shares of Series 7-A and warrants to purchase up to 6,717,760 shares of Common Stock.

Because the number of shares of Series 7-A to be issued to the 2011 Bridge Lenders is based on the consideration paid for the Exchanged Securities, the Company does not expect the Reverse Stock Split to have an effect on the 2011 Bridge Lenders. The number of shares of Series 7-A that each 2011 Bridge Lender will receive will not be adjusted. However, as with our other series of Preferred Stock, the total number of shares of Common Stock into which each share of Series 7-A is convertible and the number of votes to which each share of Series 7-A is entitled will be adjusted on the Effective Date to reflect the Reverse Stock Split. No shares of Series 7-A are currently outstanding.

Each of William Houlihan, SMP and Ciabattoni Trust is a 2011 Bridge Lender and is eligible to participate in the Series 7-A Exchange. The Company expects to consummate the Series 7-A Exchange within the next year but anticipates that the Series 7-A Exchange will not occur until after the Meeting. Consequently, the Series 7-A Exchange will not affect the beneficial ownership or the voting rights of William Houlihan, SMP or Ciabattoni Trust at the Meeting. If the Reverse Stock Split is approved, the Board intends to adjust the number of shares of Common Stock issuable upon exercise of and the exercise price of any warrants issued in relation to the Series 7-A Exchange to reflect the Reverse Stock Split.

As of the date of this Proxy Statement, William Houlihan, SMP and Ciabattoni Trust beneficially owned 10.6%, 54.1% and 39.0% of the Company’s Common Stock, respectively. Assuming that the Company’s stockholders do not approve the Reverse Stock Split, following the Series 7-A Exchange, they will beneficially own 13.8%, 61.0%, and 46.2% of the Company’s Common Stock, respectively. The table below summarizes the voting rights of William Houlihan, SMP and Ciabattoni Trust before and after the completion of the Series 7-A Exchange assuming the Company’s stockholders do not approve the Reverse Stock Split.

	Before Series 7-A Exchange		After Series 7-A Exchange
	Percentage of Common Stock Vote	Percentage of Eligible Votes	Percentage of Common Stock Vote	Percentage of Eligible Votes
William Houlihan	1.5%	1.7%	—	1.8%
SMP	30.6%	20.4%	28.5%	20.9%
Ciabattoni	18.1%	13.0%	20.0%	13.0%

Effect of the Reverse Stock Split on Affiliates

The following table summarizes the effect of the Reverse Stock Split on each affiliate’s interest in the net book value and net earnings of the Company in dollar amounts and percentages, assuming that 407,753 shares of Common Stock are cashed out in the Reverse Stock Split.

	Percentage Common Stock Ownership before Reverse Stock Split	Percentage Common Stock Ownership after Reverse Stock Split	Net book value as of March 31, 2014, before Reverse Stock Split	Pro Forma net book value as of March 31, 2014, after Reverse Stock Split	Change in net book value	Percent change in net book value	Net income for the six months ending March 31, 2014, before Reverse Stock Split	Pro forma net income for the six months ending March 31, 2014, after Reverse Stock Split	Change in net income	Percent change in net income
SMP Investments I, LLC(1)	30.6%	31.2%	$4,549,969	$4,641,253	91,284	2.01%	$1,680,732	$1,714,452	$33,720	2.01%
Ciabattoni Living Trust(2)	18.1%	18.5%	2,693,236	2,747,399	54,163	2.01%	994,866	1,014,873	20,008	2.01%
Richardson E. Sells	1.0%	1.0%	151,305	154,348	3,043	2.01%	55,891	57,015	1,124	2.01%
Robert N. Schwartz(3)	*	*	1,594	1,543	(51)	-3.17%	589	570	(19)	-3.17%
William Houlihan	1.5%	1.6%	226,958	231,522	4,564	2.01%	83,837	85,523	1,686	2.01%
Sean Kirrane	*	*	—	—	—	*	—	—	—	*
Adrian Reeder	*	*	—	—	—	*	—	—	—	*

*	Indicates less than 1%.
(1)	Brian Potiker, in his capacity as a manager of SMP, may be deemed to beneficially own the shares held by SMP.
(2)	Anthony J. Ciabattoni and Jane G. Ciabattoni, in their capacity as trustees of Ciabattoni Living Trust, may be deemed to beneficially own the shares held by Ciabattoni Living Trust.
(3)	Mr. Schwartz currently owns 2,107 shares of Common Stock. The reduction in his interest in the net book value and net earnings of the Company results from the fact that a portion of his Common Stock will be cashed out in the Reverse Stock Split.

Financial Effect of the Reverse Stock Split

We estimate that completion of the Reverse Stock Split will require $505,000, which includes $280,000 for estimated expenses, including legal, financial, accounting, printing, mailing, and other fees and costs. As a result, we will have decreased working capital following the Reverse Stock Split. The payments to holders who receive cash in lieu of a fractional post-split share will be paid from our available cash.

Based upon analysis of the stock ownership among holders of Common Stock, the Board limited the scope of the Reverse Stock Split to 1-for-1,000 to 1-for-2,500 in light of the Company’s continuing working capital needs. See also the information under the caption “Financing the Reverse Stock Split” in this Proxy Statement.

Fairness of the Reverse Stock Split

The Board determined that the Reverse Stock Split, including the proposed cash payment of $0.55 per pre-split share to stockholders whose shares would be cashed out, is substantively and procedurally fair to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will continue as stockholders of the Company.

The Board considered, among other things, the following factors related to the substantive fairness of the Reverse Stock Split for unaffiliated stockholders:

•	Cash Payment. Those stockholders who own less than 2,000 shares of our pre-split Common Stock will receive a cash payment of $0.55 per pre-split share. They will not pay commissions that stockholders would have to pay if they attempted to sell their shares in the open market. The Board also considered that the Reverse Stock Split provided our stockholders with an opportunity to obtain liquidity in a limited trading market.

•

Valuation. The Board evaluated and considered a valuation of the Common Stock by Cabrillo Advisors in determining the price per pre-split share to be paid to stockholders. The Board chose not to retain the services of an independent advisor to evaluate and prepare an opinion regarding the fairness of the

Reverse Stock Split because it believes the cost of these services would be excessive given the relative size and cost of the Reverse Stock Split. For additional information about the valuation and the Board’s consideration of the valuation, see “Special Factors — Background of the Reverse Stock Split” and “Special Factors — Third Party Valuation” in this Proxy Statement.

•	Current and Historical Market Prices for our Common Stock. The proposed transaction price of $0.55 per pre-split share of Common Stock compares favorably to the one-month, three-month, six-month and twelve-month average price of the Common Stock, as well as to the 52-week range of $0.01 — $0.60 per share. In determining the proposed price per pre-split share, the Board also considered the increase in the Company’s trading price following the filing of the Reports by reviewing the one-month and three-month average closing prices of $0.54 and $0.30, respectively, which periods followed the filing of the Reports.

•	Company Financial Position. The completion of the Reverse Stock Split will require approximately $505,000 in cash, which the Company expects to pay from cash on hand. The Board considered the level of cash on hand necessary to continue to operate its business following the Reverse Stock Split and preserve the value in the business for stockholders that will continue to hold an interest in the Company.

•	Undiscounted Price. The Board considered the valuation of Cabrillo Advisors and the current and historical market prices and trading volumes of our Common Stock when evaluating the fairness of the pre-split share value to our unaffiliated stockholders. The Board determined not to apply any discount for the lack of marketability of the shares of our Common Stock when determining the price per pre-split share.

•	Net Book Value and Liquidation Value. The Board did not consider the Company’s net book value or liquidation value of the Common Stock in its deliberations regarding the fairness of the Reverse Stock Split. The Board determined that the Company’s net book value was not a reliable indicator of market value of the Company’s Common Stock because net book value is an accounting concept based on historical costs and the fact that the Company is primarily a services company with few marketable assets. In addition, the Board did not consider the liquidation value of the Common Stock because the Board believed that the range of fair market value represented by the valuation analysis by Cabrillo Advisors would exceed any liquidation value.

•	Going Concern Value. In determining the proposed transaction price, the Board considered the range of fair market value from the valuation of the Company prepared by Cabrillo Advisors, which values the Company based on the assumption that the Company will continue as a going concern.

•	Equal Treatment of Affiliated and Unaffiliated Holders. The Reverse Stock Split will not affect holders of our Common Stock differently on the basis of affiliate status. The sole determining factor in whether a stockholder will be cashed-out Common Stock or be a continuing holder of our Common Stock as a result of the Reverse Stock Split is the number of shares of our Common Stock held by the stockholder immediately prior to the Reverse Stock Split.

•	Purchases to Continue Stock Ownership. Depending on the availability of shares for purchase and the number of shares they currently hold, stockholders may elect to remain stockholders of the Company by acquiring sufficient additional shares so that they will hold at least 2,000 shares of Common Stock in their account immediately prior to the Reverse Stock Split. Stockholders can control whether they remain stockholders after the Reverse Stock Split is effected or receive cash in connection with the Reverse Stock Split.

•	Sales or Transfers to Discontinue Stock Ownership. Stockholders who would otherwise retain an equity interest in the Company after the Reverse Stock Split may have some control as to whether they will retain an interest in the Company by selling or transferring shares of Common Stock prior to the Reverse Stock Split, depending on the demand for their shares. They can reduce their equity interest to below 2,000 shares and, as a result, cash out pursuant to the Reverse Stock Split.

•	No Firm Offers to Acquire Control of the Company. During the past two years, we have not received any firm offers for the merger or consolidation of the Company with or into another company, or vice versa, the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company.

•	Stockholder Rights. The Reverse Stock Split will not materially change the rights, preferences or limitations of stockholders who will retain an interest in the Company subsequent to the Reverse Stock Split.

The Board considered, among other things, the following factors related to the procedural fairness of the Reverse Stock Split for unaffiliated stockholders:

•	Purchases or Sales by Stockholders. Before the Reverse Stock Split becomes effective, all stockholders may seek to buy enough shares so that they will not be cashed out or to sell enough shares so that they will no longer be a stockholder.

•	Separate Vote of Unaffiliated Stockholders. The Reverse Stock Split has not been structured to require the separate approval of stockholders unaffiliated with the Company because the Board concluded that the interests of unaffiliated stockholders were sufficiently represented by the Board. The Board noted that affiliated and unaffiliated stockholders will be treated equally in the Reverse Stock Split. If separate approval of unaffiliated stockholders were required, the Company’s affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status. Further, the separate approval by the Company’s unaffiliated stockholders is not required by Delaware law.

•	Special Committee/Independent Advisor. The Board did not create a special committee to approve the Reverse Stock Split, nor did it hire an independent advisor to advise the Board on the fairness of the Reverse Stock Split. The Board decided it was not necessary to form a special committee because the Board was composed of three independent directors. However, the Board did consider the valuation by Cabrillo Advisors in determining the fairness of the price per pre-split share. See “Special Factors – Background of the Reverse Stock Split” in this Proxy Statement. The Board believed that the unaffiliated stockholders’ option to buy or sell shares of Common Stock protects their interests.

•	Board Approval. Board approval was required for the Reverse Stock Split. The Board, which is entirely independent, unanimously approved the Reverse Stock Split and determined that the Reverse Stock Split was fair to unaffiliated stockholders.

•	Corporate Records. The Board did not provide stockholders access to our corporate files, except as provided under Delaware law. The Board determined that this Proxy Statement, together with our other filings with the SEC, provide adequate information for all of the Company’s stockholders.

•	Unaffiliated Representatives. None of the Company’s non-employee directors has retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the Reverse Stock Split or to prepare a report concerning the fairness of the transaction. The Board did not believe that it was necessary to appoint an unaffiliated representative because all three members of the Board are independent and because the Board believed that they could represent the interests of the unaffiliated stockholders.

Based on the factors above, the Board determined that the Reverse Stock Split is procedurally and substantively fair to all unaffiliated stockholders. Because of the wide variety of factors the Board considered in rendering the substantive and procedural fairness of the Reverse Stock Split, the Board did not find it practicable to assign relative weights to factors it considered in deciding that the transaction is fair and in the best interests of unaffiliated stockholders.

Fairness Determination by Sean Kirrane, Adrian Reeder, SMP, Brian Potiker, Ciabattoni Trust, A. Ciabattoni and J. Ciabattoni

Each of Sean Kirrane, Adrian Reeder, SMP, Brian Potiker, Ciabattoni Trust, A. Ciabattoni and J. Ciabattoni, being those persons and entities deemed a “filing person” for purposes of Schedule 13E-3, has determined that the Reverse Stock Split is procedurally and substantively fair to unaffiliated stockholders, including both unaffiliated stockholders who will be cashed-out in the Reverse Stock Split and those who continue as stockholders following the Reverse Stock Split. In reaching this determination, these persons relied upon the factors considered by, and the analyses of, our Board and adopted such factors and analyses as their own. See “Special Factors — Fairness of the Reverse Stock Split.”

Absence of a Fairness Opinion

Neither the Company, the Board, nor any committee of the Board has solicited or obtained any appraisal, report or opinion by any outside party regarding the fairness of the Reverse Stock Split. The Board chose not to retain the services of an independent advisor to provide advice regarding the fairness of the Reverse Stock Split because it believes the cost of doing so would be excessive relative to the size and cost of the Reverse Stock Split. The total estimated payment to be made for all fractional shares cashed out in connection with the Reverse Stock Split is $225,000. In addition, the total estimated cost of the Reverse Stock Split is approximately $505,000 (including the payment amount of $0.55 per pre-split share). Based on management’s estimates, the cost of a fairness opinion was estimated to be $100,000. In light of the relative costs, the Board did not seek a fairness opinion.

However, the Board engaged Cabrillo Advisors, an independent advisor, to assist the Company in evaluating the fair market value of our Common Stock. The Board did not obtain or request an opinion from Cabrillo Advisors regarding the fairness of the Reverse Stock Split. This valuation cost approximately $26,500 plus expenses.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and trades on the OTCBB. We are permitted to terminate the Exchange Act registration if there are fewer than 300 record holders of our outstanding shares of Common Stock. As of June 20, 2014, we had 354 record holders of our Common Stock. Upon the effectiveness of the Reverse Stock Split, we expect to have 67 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act as promptly as possible after the Effective Date. Following deregistration, our Common Stock will no longer be eligible for trading on the OTCBB. Our Common Stock may be quoted on the Pink Sheets.

Terminating our registration under the Exchange Act will substantially reduce the information we will be required to furnish to our stockholders. After we are no longer an SEC reporting company, our stockholders will have access to our corporate books and records to the extent provided by the Delaware law and to any additional disclosures required by our directors’ and officers’ fiduciary duties.

Deregistering will make many of the provisions of the Exchange Act inapplicable to us. These Exchange Act provisions include the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. Affiliated stockholders will be permitted to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933. There will no longer be a public market for our Common Stock. Market makers on the OTCBB will not be able to make a market in our Common Stock.

We estimate that termination of registration of our Common Stock under the Exchange Act will save us between $370,000 and $410,000 per year in legal, accounting, printing and other expenses. Deregistration will also enable our management to devote more time to our operations. See also information under the caption “Special Factors — Reasons for and Purposes of the Reverse Stock Split” in this Proxy Statement.

Quotation of Common Stock

Our Common Stock is currently quoted on the OTCBB. Following the Reverse Stock Split, our shares may be quoted on the Pink Sheets at http://www.otcmarkets.com, an electronic interdealer quotation service. The Pink Sheets are not a stock exchange, and we do not have the ability to list on or control whether our shares are quoted on the Pink Sheets. The price may be more or less than the current price on the OTCBB. In addition, the spread between the bid and ask prices of our Common Stock may be wider than on the OTCBB, and the liquidity of our shares may be lower. There is no assurance, however, that there will be any Pink Sheets quotations after the Reverse Stock Split or that, if such quotations begin, they will continue for any length of time.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split to holders of Common Stock and to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions currently in effect, all of which are subject to change. This summary does not address all aspects of federal income taxation that may apply to a stockholder because of his particular circumstances. This summary does not discuss any special rules that may be applicable to some investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The discussion assumes that stockholders have held shares of the Company’s Common Stock subject to the Reverse Stock Split as capital assets at all relevant times. This summary does not cover the applicability and effect of any state, local or foreign tax laws. Investors should accordingly consult their own tax advisors for information about the state, local and foreign tax consequences of the transaction.

The following discussion summarizes material federal tax consequences and is based on current law. Stockholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the Reverse Stock Split in light of their individual circumstances.

The Reverse Stock Split will be a tax-free recapitalization to the Company under the Internal Revenue Code. The Company will not recognize any gain or loss as a result of the Reverse Stock Split. There will not be any other material tax consequences to the Company from the transaction.

Stockholders who receive only Common Stock in exchange for their existing shares, and do not receive payment for any fractional shares, will not recognize gain or loss. Their adjusted tax basis of their new Common Stock will be the same as their adjusted tax basis of their existing Common Stock. The holding period of new Common Stock received as a result of the Reverse Stock Split will be the same as the holding period for the stockholder’s existing Common Stock.

Stockholders who receive cash in lieu of a fractional share of Common Stock and who do not own any of our new Common Stock following the Reverse Stock Split (because they have fewer than 2,000 pre-split shares) will be treated as receiving the cash as payment in exchange for their fractional shares of new Common Stock. They will recognize capital gain or loss equal to the difference between the amount of cash received and the adjusted basis of the pre-split shares surrendered for cash. For these purposes, however, stockholders who do not own any of our new Common Stock following the Reverse Stock Split may be treated as owning some such stock by reason of attribution from family members or entities of which they are owners.

Stockholders who receive a cash payment in lieu of a fractional share but who own some of our new Common Stock (or are treated as owning such stock by attribution rules) following the Reverse Stock Split will either be treated as having sold the fractional shares for the cash or as having received a distribution from the Company in the amount of the cash. Such stockholders are encouraged to consult with their own tax advisors concerning the income tax treatment of the receipt of cash.

If the receipt of cash either is “not essentially equivalent to a dividend” or constitutes a “substantially disproportionate redemption of stock” under rules described below, the stockholder will be treated as having sold the fractional shares for the cash, and thus will recognize gain or loss to the extent the cash received is greater or less than the portion of the stockholder’s tax basis in his old Common Stock allocable to the shares for which the cash payment is received.

Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in the stockholder’s proportionate interest in the Company resulting from the Reverse Stock Split (taking into account shares attributed to the stockholder) is considered a “meaningful reduction” given your particular facts and circumstances. For a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation, the Internal Revenue Service has ruled that even a very small reduction can satisfy this test.

Substantially Disproportionate Redemption of Stock. The receipt of cash will be a “substantially disproportionate redemption of stock” if (a) the stockholder owns less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of voting stock owned immediately after the Reverse Stock Split is less than 80% of the percentage of shares of voting stock owned immediately before the Reverse Stock Split. For purposes of this test, again a stockholder may be treated as owning stock under attribution rules.

If the receipt of cash in lieu of fractional shares is not treated as a sale of the corresponding stock under either of the tests, it will be treated as a distribution by the Company to the stockholder. Such as distribution will be treated first as ordinary dividend income to the extent of the stockholder’s ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the stockholder’s aggregate adjusted tax basis in all shares, and any remaining amount will be treated as capital gain.

Capital gain or loss recognized will be long-term if a stockholder’s holding period with respect to the shares surrendered is more than one year. Individuals generally are taxed at a reduced rate on long term capital gains and at the same reduced rate on dividends.

Financing the Reverse Stock Split

Completion of the Reverse Stock Split will require approximately $505,000 in cash, which includes, in addition to the cost to cash out fractional post-split shares of Common Stock, advisory, legal, financial, accounting, printing, mailing and other fees and costs. These costs and related fees and expenses will be paid from the Company’s available cash. You should read the discussion under the caption “Costs of the Reverse Stock Split” below for a description of the fees and expenses we expect to incur in connection with the transaction.

Costs of the Reverse Stock Split

The following estimates the costs incurred or expected to be incurred in connection with the Reverse Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of cashing out fractional shares of Common Stock pursuant to the Reverse Stock Split.

Legal fees	$200,000
Valuation costs	30,000
Transfer and exchange agent fees	18,000
Printing, mailing and filing fee costs	20,000
Other	12,000

Total	$280,000

Conduct of the Company’s Business After the Reverse Stock Split

We expect our business and operations to continue as usual and, except as disclosed in this Proxy Statement, we do not anticipate the Reverse Stock Split will have any effect upon our business. We expect time and cost savings as a result of no longer being a public company. When the Reverse Stock Split is completed, persons owning fewer than 2,000 shares of Common Stock will no longer have any equity interest in, and will not be stockholders of, the Company. These stockholders will not participate in our future earnings and growth.

When the Reverse Stock Split is effected, we estimate that, based on our stockholder records, 67 record holders will remain as record holders of Common Stock. Stockholders who currently beneficially own approximately 98.9% of our Common Stock will beneficially own 100% of our Common Stock after the Reverse Stock Split. See also information under the caption “Security Ownership” in this Proxy Statement. When the Reverse Stock Split is effected, our directors and executive officers will beneficially own approximately 12.3% of our Common Stock. Further, following the Reverse Stock Split, SMP and Ciabattoni Trust will beneficially own approximately 54.8% and 39.5%, respectively, of our Common Stock.

Following the consummation of the Reverse Stock Split, we will become a privately held company. The registration of our Common Stock under the Exchange Act will be terminated, and our Common Stock will no longer be eligible for trading on the OTCBB. Because our Common Stock will no longer be publicly held, we will no longer need to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act. Our officers, directors and stockholders owning more than 10% of our Common Stock will no longer have stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. We will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the SEC. Among other things, this change will enable us to realize time and cost savings from not having to comply with the requirements of the Exchange Act.

Other than as described in this Proxy Statement, neither we nor our management has any current plans or proposals to (a) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (b) sell or transfer any material amount of our assets; (c) change our Board or management; (d) materially change our indebtedness or capitalization; or (e) otherwise to effect any material change in our corporate structure or business.

Recommendation of the Board

The Board believes that the Reverse Stock Split is fair to our stockholders. The Board believes the transaction is fair to those whose interests are being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the Reverse Stock Split. The discussion in this Proxy Statement under the captions “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse Stock Split” and “Special Factors — Effects of the Reverse Stock Split” summarizes the material factors considered by the Board in reaching its fairness determination. For the reasons described above under the caption “Special Factors — Fairness of the Reverse Stock Split,” the Board also believes that the process is fair to all unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the Reverse Stock Split.

In consideration of the factors discussed under “Special Factors — Reasons for and Purposes of the Reverse Stock Split,” “Special Factors — Strategic Alternatives Considered,” “Special Factors — Background of the Reverse Stock Split,” “Special Factors — Effects of the Reverse Stock Split,” “Recommendation of the Board” and “Fairness of the Reverse Stock Split” in this Proxy Statement, the Board unanimously approved the Reverse Stock Split and unanimously recommends that stockholders vote FOR the Certificate of Amendment to effect the Reverse Stock Split.

If the Reverse Stock Split is effected, each of the members of our Board and each of our executive officers will continue to be stockholders in the Company. All of the company’s officers and directors intend to vote their shares FOR the Certificate of Amendment to effect the Reverse Stock Split.

Description of the Reverse Stock Split

Amendment and Restatement of Certificate of Incorporation to Effect the Reverse Stock Split

The Board determined that it is advisable to amend and restate our Certificate of Incorporation to effect a 1-for-2,000 Reverse Stock Split of Common Stock and to provide for the cash payment of $0.55 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Stock Split. As a result, the Board recommends that stockholders vote FOR the proposed Certificate of Amendment.

The proposed Certificate of Amendment is attached as Annex A to this Proxy Statement. The Reverse Stock Split will become effective upon the filing of the proposed Certificate of Amendment with the Office of the Secretary of State of Delaware.

Regulatory Approvals

Except for stockholder approval of the Certificate of Amendment, the amendment is not subject to any regulatory approvals.

Holders as of Effective Date; Net Effect After Reverse Stock Split

Stockholders holding fewer than 2,000 pre-split shares of Common Stock will be cashed out at a price of $0.55 per pre-split share. The holdings of all other stockholders will be reduced on a 1-for-2,000 basis. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.

Nominees and brokers are expected to deliver to the exchange agent the beneficial ownership positions they hold. However, if you are a beneficial owner of Common Stock who is not the record holder of those shares and wish to ensure that your ownership position is accurately delivered to the Company’s exchange agent, you should instruct your broker or nominee to transfer your shares into a record account in your name. Nominees and brokers may have required procedures. Holders should contact their nominees and brokers to determine how to effect the transfer in a timely manner prior to the Reverse Stock Split.

Appraisal Rights

You will not be entitled to appraisal rights under our Certificate of Incorporation or Delaware law since the matter to be voted on does not involve a merger or consolidation. Stockholders holding fewer than 2,000 pre-split shares who want to remain stockholders of the Company may purchase a sufficient number of additional shares on the open market in order to hold at least 2,000 pre-split shares prior to the Effective Date. Those stockholders who do not desire to remain stockholders of the Company may sell a sufficient number of shares so that they hold fewer than 2,000 pre-split shares in order to be cashed out in the Reverse Stock Split. The Company is not aware of any other right or relief that may be available to stockholders in law or in equity.

Exchange of Certificates for Cash Payment or Shares

If the Reverse Stock Split is approved, we will file the Certificate of Amendment with the Secretary of State of Delaware and effect the amendment set forth in Annex A to this Proxy Statement. The Reverse Stock Split will become effective at the time set forth in the Certificate of Amendment. Promptly following the Effective Date, you will be notified by our exchange agent, who will provide instructions to carry out the exchange of certificates for cash.

As soon as practicable after the Effective Date, record holders that are entitled to cash in lieu of fractional shares will be asked to surrender their certificates representing shares of Common Stock to the exchange agent. These record holders will receive in exchange a cash payment in the amount of $0.55 per pre-split share.

Record holders owning shares after the Reverse Stock Split must exchange their stock certificates for a new stock certificates that will bear a new CUSIP number. The Company’s transfer agent will furnish stockholders with the necessary materials and instructions to effect the surrender promptly following the Reverse Stock Split. The letter of transmittal will direct how old certificates are to be surrendered for new certificates. Stockholders must complete and sign the letter of transmittal and return it with their stock certificates to the transfer agent in accordance with the instructions set forth in the transmittal letter before they can receive their new stock certificates for those shares. The letter of transmittal will also contain instructions in the event that your certificates has been lost, destroyed or mutilated. Do not send your stock certificates to us, and do not send them to the transfer agent until you have received a transmittal letter and have followed the instructions in the letter of transmittal.

If the Reverse Stock Split is effected, any stockholder owning fewer than 2,000 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid in cash. No interest will be paid or accrued on the cash payable to stockholders after the Reverse Stock Split.

No service charges will be payable by stockholders in connection with the exchange of certificates for cash. All such expenses will be borne by the Company.

Nominees (such as a bank or broker) may have required procedures, and stockholders holding Common Stock in street name should contact their nominees to determine how the Reverse Stock Split will affect them. The exchange agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions so that beneficial owners may be treated appropriately in effecting the Reverse Stock Split. However, if you are a beneficial owner of fewer than 2,000 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner to ensure that you will be considered a holder of record prior to the Effective Date, which is anticipated to be promptly following the approval by stockholders of the Certificate of Amendment. A stockholder holding fewer than 2,000 shares of Common Stock in street name who does not transfer shares into a record account in a timely manner may not have his or her shares cashed out in connection with the Reverse Stock Split. For example, such stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 2,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the exchange agent.

In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or to his or her designee, without interest, when the shares of Common Stock are properly presented for exchange.

Information about the Company and Filing Persons

Name and Address of the Company

The Company’s principal executive office is located at 433 North Camden Drive # 810, Beverly Hills, California 90210, and its telephone number is (310) 860-2501.

Price Range of Common Stock and Dividends

Our Common Stock trades on the OTCBB under the symbol “FPCG.” The following is a schedule of the reported high and low closing bid quotations (rounded to the nearest cent) per share for our Common Stock for the fiscal years ended September 30, 2012, 2013 and 2014. All quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

	High	Low
Fiscal Year Ended September 30, 2014
Third Quarter (through July 29, 2014)(1)	$0.60	$0.02
Second Quarter	0.02	0.02
First Quarter	0.02	0.02

Fiscal Year Ended September 30, 2013
Fourth Quarter	0.00	0.00
Third Quarter	0.01	0.00
Second Quarter	0.10	0.01
First Quarter	0.07	0.01

Fiscal Year Ended September 30, 2012
Fourth Quarter	0.01	0.01
Third Quarter	0.08	0.01
Second Quarter	0.10	0.01
First Quarter	0.10	0.01

(1)	The Reports were filed on April 4, 2014.

The source of the foregoing quotations was the Financial Industry Regulatory Composite Feed or other qualified inter dealer quotation medium, as provided by OTC Market Group Inc.

We have not paid any cash dividends in the last two years. Any future declaration and payment of cash dividends will be subject to the discretion of the Board and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation, debt covenant restrictions and other factors deemed relevant by the Board.

On July 29, 2014, our Common Stock’s closing price per share was $0.50. On                     , 2014, the last practicable trading day prior to the date this Proxy Statement was mailed to stockholders, our Common Stock’s closing price was $                    .

Identity and Background of Filing Persons

The Company, William Houlihan (“Houlihan”), Robert N. Schwartz, Ph.D. (“Schwartz”), Richardson E. Sells (“Sells”), Sean Kirrane (“Kirrane”), Adrian Reeder (“Reeder”), SMP, Brian Potiker (“Potiker”), Ciabattoni Trust, Anthony J. Ciabattoni (“A. Ciabattoni”) and Jane G. Ciabattoni (“J. Ciabattoni”) (collectively, the “Filing Persons”) listed below are filing a Schedule 13E-3 concurrently with this Proxy Statement. If the Reverse Stock Split is approved, the Company and other Filing Persons intend to deregister the Company’s Common Stock. The names, addresses, business and background of the Filing Persons (other than the Company) are set forth below.

Unless otherwise stated, the business address of each director and officer is 433 North Camden Drive # 810, Beverly Hills, California 90210, and the business telephone number for each officer and director is (310) 860-2501.

Houlihan, Schwartz, Sells, Kirrane, Potiker, A. Ciabattoni, and J. Ciabattoni are citizens of the United States. Reeder is a citizen of New Zealand.

None of the Filing Persons has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibition activities subject to, federal or state securities laws.

Directors

The directors of the Company are Houlihan, Schwartz, and Sells. For the additional information about the Company’s directors, see “Proposal 2 — Election of Directors” in this Proxy Statement.

Houlihan is a Filing Person and an affiliate of the Company because he is a director of the Company. The business address for Houlihan is 92 Bonnie Way, Allendale, New Jersey 07401 and the business telephone number is (201) 819-5046.

Schwartz is a Filing Person and an affiliate of the Company because he is a director of the Company. The business address for Schwartz is the University of California, Los Angeles, California 90095-1594, and the business telephone number is (310) 317-5672.

Sells is a Filing Person and an affiliate of the Company because he is a director of the Company. The business address for Sells is 18 Audubon Pond Road, Sea Pines, Hilton Head Island, South Carolina 29928, and the business telephone number is (843) 290-9993.

Executive Officers

The executive officers of the Company are Kirrane and Reeder. For additional information about the Company’s executive officers, see “Executive Officers” in this Proxy Statement.

Kirrane is a Filing Person and an affiliate of the Company because he is President and Chief Executive Officer of the Company.

Reeder is a Filing Person and an affiliate of the Company because he is Chief Financial Officer and Executive Vice President of the Company.

Significant Stockholders

SMP, a Michigan limited liability company, is a Filing Person and an affiliate of the Company because it beneficially owns approximately 54.1% of the Common Stock, which represents 30.6% of the Common Stock votes eligible to be cast at the Meeting. The shares of Common Stock held by SMP, plus the votes afforded to it as a holder of the Preferred Stock, represent approximately 20.4% of the Eligible Votes with respect to the Meeting. Potiker is the manager of SMP, has the sole power to vote and dispose of the shares held by SMP and is a Filing Person. For additional information about Potiker, see “Proposal 2 — Election of Directors” in this Proxy Statement. SMP’s primary business is investing in securities for its own account. The business address for SMP and Potiker is 433 N. Camden Drive, Suite 810, Beverly Hills, California 90210, and the business telephone number is (310) 271-4381.

Ciabattoni Trust, a trust formed under the laws of California, is a Filing Person and an affiliate of the Company because it beneficially owns approximately 39.0% of the Common Stock, which represents 18.1% of the Common Stock votes eligible to be cast at the Meeting. The shares of Common Stock held by SMP, plus the votes afforded to it as a holder of the Preferred Stock, represent approximately 13.0% of the Eligible Votes with respect to the Meeting. A. Ciabattoni is the spouse of J. Ciabattoni and serves as a trustee of the Ciabattoni Trust. A. Ciabattoni has shared power to vote and dispose of the shares held by the Ciabattoni Trust and is a Filing Person. J. Ciabattoni is the spouse of A. Ciabattoni and serves as a trustee of the Ciabattoni Trust. J. Ciabattoni has shared power to vote and dispose of the shares held by the Ciabattoni Trust and is a Filing Person. For the past five years the primary business activity of each of Ciabattoni Trust and A. Ciabattoni is investment in various public and private business ventures. J. Ciabattoni is not presently and for the past five years has not been employed. The business address for A. Ciabattoni, J. Ciabattoni and Ciabattoni Trust is 16 Lagunita Drive, Laguna Beach, California 92561, and the business telephone number is (949) 497-4344.

Proposal 2 — Election of Directors

The Board has established the size of the Board immediately after the Meeting to be five directors and has nominated the five director nominees listed below for election at the Meeting. Three of the five director nominees are standing for re-election at the Meeting. Directors are elected for a one-year term and serve until the next annual meeting in which their successors are elected, or, if earlier, until their retirement, resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors. There are no family relationships between any of our director nominees and our executive officers.

The following table and biographies set forth the names, ages and certain information regarding each of the five director nominees.

Name	Age	Position
William A. Houlihan	58	Chairman of the Board and Director
Sean Kirrane	36	President, Chief Executive Officer and Director nominee
Brian Potiker	48	Director nominee
Robert N. Schwartz, PhD.	74	Director
Richardson E. Sells	67	Lead Independent Director

William A. Houlihan. Mr. Houlihan has served on our Board since September 2009 and has served as the non-executive Chairman of our Board since August 2013 and Chairman of our Audit Committee since September 2009. Mr. Houlihan has more than 30 years of business and financial experience. Mr. Houlihan has served as Chief Financial Officer for Amalgamated Bank, a privately owned company, from March 2013 to February 2014, Sixth Gear, Inc., a financial services company, from October 2007 to November 2008, Sedgwick Claims Management Services, a financial services company, from August 2006 until January 2007, Metris Companies, a financial services company, from August 2004 to January 2006, and Hudson United Bancorp, a financial services company, from January 2001 to November 2003. Mr. Houlihan has served on the Board of Directors of Five Oaks Investment Corp., a real estate investment trust, since 2013 and has also served on the Board of Directors of Tiptree Financial Inc., a publically traded financial services holding company, as its lead independent director and chairman of the audit committee since July 2013 and on the board of directors of Care Investment Trust, a publically traded healthcare REIT, which merged with Tiptree Financial, from August 2010 to July 2013, and SNL Financial, a privately owned financial information company, from 2003 to 2010. He was an investment banker with UBS from June 2007 to September 2007, with J.P. Morgan Securities from November 2003 to July 2004, with KBW, Inc. from October 1996 to January 2001, with Bear, Stearns & Co., Inc. from April 1991 to October 1996, and with Goldman Sachs & Co. from June 1981 to April 1991. For the periods from February 2006 to July 2006, February 2007 to May 2007 and December 2008 through present, Mr. Houlihan was a private investor. From 1998 to 2012, he was a director and shareholder of a family-owned commercial real estate investment partnership. Mr. Houlihan received a B.S. in Accounting in 1977 from Manhattan College, became licensed as a C.P.A. in 1979, and received his M.B.A. in Finance in 1983 from New York University Graduate School of Business. Based upon Mr. Houlihan’s prior experience as an executive officer in a variety of industries and his financial expertise, the Company believes that Mr. Houlihan has the requisite skill set to serve as a Board member of the Company.

Sean Kirrane, Chief Executive Officer. Mr. Kirrane, 36, has served as the Company’s Chief Executive Officer since November 2013. From November 2013 to April 2014, he served as the Company’s Chief Financial Officer. He has also served as the Company’s Vice President of Finance and Controller and Principal Accounting Officer since June 14, 2010. Mr. Kirrane brings over 10 years of experience in senior finance and accounting roles for large publicly traded companies. From September 2007 to March 2010, Mr. Kirrane served as Assistant

Vice President, Head of Global Treasury for Endurance Specialty Holdings, Ltd. From March 2004 to March 2007, Mr. Kirrane served in various finance and investment roles at New York Mortgage Trust, Inc. He assisted New York Mortgage Trust through a successful IPO in June 2004 and was eventually appointed Vice President and Treasurer in 2005. From January 2000 to March 2004, Mr. Kirrane held various positions in the accounting and treasury departments of Hudson United Bancorp. Mr. Kirrane received a B.S. in Finance in 2000 from St. Joseph’s University. Based on Mr. Kirrane’s experience as an executive of the Company and his unique knowledge of Company’s industry and operations, the Company believes that Mr. Kirrane has the requisite skill set to serve as a Board member of the Company.

Brian Potiker, J.D., LL.M (Taxation). Mr. Potiker has served on the Company’s advisory board since May 2007 and is manager of SMP Investments I, LLC, the Company’s largest shareholder. He is the Chief Investment Officer and a Manager of HSP Group, LLC, a private investment business that he co-founded in 1992 to manage interests in real estate, energy, private equity, and other alternative investments. Mr. Potiker is also Vice Chairman and a co-founder of ARF Financial, LLC, a leading provider of short-term working capital loans to merchants and retailers nationwide, and serves on a number of other management boards, including HSP-EPI Acquisition LLC dba Entertainment®. Mr. Potiker also serves as a member of the Board of Trustees, Board Treasurer and Chair of the Audit Committee for The Center for Early Education. Mr. Potiker received a Bachelor of General Studies from the University of Michigan in 1987, a J.D from the Pepperdine University School of Law in 1990, and an LL.M in taxation from Golden Gate University in 1999. Based on Mr. Potiker’s experience as a board member and executive, his familiarity with the Company and his financial and transactional experience, the Company believes that Mr. Potiker has the requisite skill set to serve as a Board member of the Company.

Robert N. Schwartz, Ph.D. Dr. Schwartz has served on our Board since January 1998 and has served as a member of our Compensation Committee since 2005. Dr. Schwartz has been associated with the University of California, Los Angeles since 1979 as a visiting professor; since 2009, as a Western Institute of Nanoelectronics (Department of Electrical Engineering) Research Scientist/Principal Investigator; and since December 2000, the owner of Channel Islands Scientific Consulting, a scientific consulting company. From 1981 to 2000, Dr. Schwartz was a Senior Research Scientist at HRL Laboratories, LLC, a research laboratory. Prior to joining HRL Laboratories, he was a Professor of Physical Chemistry at the University of Illinois, Chicago from 1968 until 1981. Since 2006, Dr. Schwartz has served as a Senior Scientist at the Aerospace Corporation, an advanced physical science and engineering laboratory. He has a B.A. in Mathematics, Chemistry and Physics, an M.S. in Chemical Physics from the University of Connecticut and a Ph.D. in Chemical Physics from the University of Colorado. Based on Dr. Schwartz’s technical expertise and prior executive management experience, the Company believes that Dr. Schwartz has the requisite skill set to serve as a Board member of the Company.

Richardson E. Sells. Mr. Sells has served on our Board of Directors since April 2005 and as our lead independent director since August 2013. Mr. Sells has also served as the Chairman of the Compensation Committee since 2005 and on the Audit Committee since 2005. Mr. Sells is currently the Managing Partner of Transition Management, LLC, a turnaround related consulting firm. Mr. Sells served as Vice President Global Sales, Cargo, of Northwest Airlines, Inc. from January 29, 2001 until his retirement in 2007. Prior to joining Northwest Airlines, Mr. Sells was Managing Director, Hong Kong and China, for CV Transportation Services, LDC, a logistics company, from 1995 through December 2000. Mr. Sells has a B.S. in Business Management from East Tennessee State University. Based on Mr. Sells’ operational, corporate governance, financial and transactional experience, the Company believes that Mr. Sells has the requisite skill set to serve as a Board member of the Company.

The Board recommends you vote FOR

the election of each of the director nominees named above.

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

We do not have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be held by different individuals or by the same individual. Currently, these roles are separate, with Mr. Houlihan, a non-employee director, serving as Chairman of our Board and Mr. Kirrane serving as our Chief Executive Officer.

Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position. We believe having a separate Chairman allows our Chief Executive Officer to focus on the day-to-day operations of our business while allowing the Chairman of the Board to focus on his role of leading the Board and, together with the other directors, advising and overseeing management.

Our Board has appointed Mr. Sells as our lead independent director. His responsibilities include advising management as to the quality, quantity and timeliness of the information provided to the Board, confirming the agendas for Board meetings, serving as the principal liaison between the independent directors and management on sensitive issues and performing such other duties as the Board delegates to the lead independent director.

While our management team is responsible for the day-to-day management of the risks we face, our Board is responsible for overseeing management’s risk assessment and risk management functions. The Audit Committee further assists the Board in fulfilling its oversight responsibility in the areas of financial reporting and by meeting periodically with management to review financial risk exposures and discuss the Company’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs.

Director Independence

Our Common Stock is not listed on a national securities exchange. We use the independence standards of the NYSE Amex (formerly known as the American Stock Exchange or AMEX). The Board has determined that Richardson E. Sells, Robert N. Schwartz and William Houlihan are “independent directors” under the rules of the NYSE Amex.

Board Meetings

The Board met telephonically nine times during the fiscal year ended September 30, 2013. In 2010, our Board transitioned to monthly and twice-monthly board and committee calls in response to the volume of transactions, financings and operational changes being considered by the Company. This approach proved more efficient and obtained more input and leverage from the Board and timelier dialog given the sheer volume of project and negotiations in process simultaneously.

Board Committees

The Audit Committee assists in the Board’s oversight of our financial statements and compliance with legal and regulatory requirements and the qualifications and performance of our independent auditor. The Audit Committee currently has two members: Mr. Houlihan and Mr. Sells. Mr. Houlihan is the Chairman of the Audit Committee. Each of Mr. Houlihan and Mr. Sells satisfies the independence requirements for audit committee members under SEC rules. Neither Mr. Houlihan nor Mr. Sells is considered an “audit committee financial expert,” as defined under SEC rules. The Audit Committee does not have an “audit committee financial expert” because it has not been able to identify a qualified candidate. The Audit Committee held one meeting during the fiscal year ended September 30, 2013.

The Compensation Committee has two members: Dr. Schwartz and Mr. Sells. Mr. Sells is the Chairman of the Compensation Committee. Each of Dr. Schwartz and Mr. Sells satisfies the independence requirements for compensation committee members under SEC rules. The primary purpose of the Compensation Committee is to determine, or recommend to the Board for its determination, the compensation of our executive officers. The Compensation Committee ensures that our executive officers are fairly compensated based upon their performance and contribution to the Company. The Compensation Committee, held one meeting during the fiscal year ended September 30, 2013.

We do not currently have a nominating committee or a committee performing the functions of a nominating committee. Our Board fulfills the roles of this committee. The Board believes it is appropriate not to have a separate nominating committee in light of our size and level of operations. Moreover, we are not required to have a nominating committee since we are not listed on a national stock exchange.

In selecting director nominees, we consider, among other things, recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing stockholder value and professional ethics and values. We do not currently consider director nominations from stockholders.

Stockholder Communications with the Board

Our stockholders may communicate with the Board by writing directly to the Board or specific directors at the following address:

First Physicians Capital Group, Inc.

Attn: Chairman

433 North Camden Drive # 810

Beverly Hills, California 90210

Our Chairman will deliver stockholder communications to the specified individual director, if so addressed, or to a director who can address the matter.

Code of Ethics

The Company adopted a Corporate Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all directors, executive officers and employees. Any amendments to or waivers from the Code of Ethics regarding our executive officers will be disclosed on our website (www.firstphysicianscapitalgroup.com). The Code of Ethics was previously filed as an exhibit to the Form 10-K for the fiscal year ended September 30, 2008.

Certain Relationships and Related Transactions

We require disclosure of any potential transaction with related persons, conflict of interest or the taking of a corporate opportunity (as those terms are defined in our Code of Ethics). If a director or executive officer believes that a transaction or a situation may be a related party transaction, a conflict of interest or the taking of a corporate opportunity, the matter must be brought to the attention of the Board for a determination as to whether such matter violates the intent and purpose of the Code of Ethics. If an employee believes that a transaction or a situation may be a related party transaction, conflict of interest or the taking of a corporate opportunity, the matter must be disclosed to his or her immediate supervisor for a determination as to whether such matter violates the intent and purpose of the Code of Ethics. In reviewing a matter, the reviewing party may report it to the next level of management and to our outside counsel, or, where appropriate, to the Board. If the individual or individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the executive officer, director or employee may contact our outside counsel. Any failure to timely and accurately report any such transaction or matter is a violation of our Code of Ethics.

In addition to indemnification provisions for the Company’s officers and directors in the Company’s bylaws and Certificate of Incorporation, indemnification provisions are included in Kirrane’s and Reeder’s employment agreements with the Company. Their employment agreements provide that we will indemnify them to the fullest extent permitted by law for claims arising in their capacity as our director or officer.

During the fiscal year ended September 30, 2009, we entered into a bridge financing transaction and issued associated notes (the “2009 Bridge Notes”). SMP and Ciabattoni Trust were lenders under the 2009 Bridge Notes. The Company exercised its option to extend the date of the 2009 Bridge Notes. As part of the 2009 Bridge Notes extensions, in January 2014, the Company issued warrants to SMP for the purchase of up to 8,500,000 shares of Common Stock at an initial exercise price of $0.01 per share. These warrants were exercisable for a period of five years from the date of issuance. In March 2014, SMP exercised its warrant to purchase 8,500,000 shares of Common Stock for an aggregate purchase price of $85,000. On July 6, 2011, Ciabattoni Trust acquired an additional $100,000 of 2009 Bridge Notes from individual investors. During the fiscal year ended September 30, 2012, $750,000 of the original 2009 Bridge Notes was repaid. Of the $750,000 paid, $75,000 and $175,000 was paid to SMP and Ciabattoni Trust, respectively. On April 7, 2014, the Company paid $429,425 and $934,630 to SMP and Ciabattoni Trust, respectively, which represents all outstanding principal and accrued interest on these notes.

The 2011 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the fiscal year ended September 31, 2013, in installments of $420,000 and $1,614,000, respectively. SMP, Ciabattoni Trust, and Houlihan are 2011 Bridge Lenders and received $759,000, $380,000, and $420,000, respectively, of the 2013 payments. On April 7, 2014, we paid $55,324, $31,225 and $33,680 to SMP, Ciabattoni Trust and Houlihan, respectively, which represented the remaining accumulated interest on the 2011 Bridge Notes.

The 2011 Bridge Lenders also received warrants to purchase an aggregate of 2,278,079 shares of our Common Stock with an exercise price of $0.3125, expiring five years from date of issuance. These warrants were issued January 1, 2014. Three of the 2011 Bridge Lenders, SMP, Ciabattoni Trust, and Houlihan, received 850,080, 425,600, and 470,400, respectively, of these warrants.

During the fiscal year ended September 30, 2012, we entered into bridge financing transactions in the aggregate principal amount of $1,279,000 (the “2012 Bridge Notes”). The three lenders, SMP, Ciabattoni Trust, and Houlihan, held $620,000, $434,000, and $225,000, respectively, of the 2012 Bridge Notes. The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the fiscal year ended September 31, 2013 in installments of $225,000 and $1,054,000. The lenders under the 2012 Bridge Notes received warrants to purchase an aggregate of 4,092,800 shares of our Common Stock with an exercise price of $0.3125. These warrants were issued January 1, 2014 and expire five years from date of issuance. SMP, Ciabattoni Trust, and Houlihan, received 1,984,000, 1,388,800, and 720,000 warrants, respectively. On April 7, 2014, we paid $142,144, $98,214 and $55,135 to SMP, Ciabattoni Trust and Houlihan, respectively, which represented the remaining accumulated interest on the 2012 Bridge Notes.

In November 2013, we entered into bridge financing transactions in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”). The four lenders, SMP, Ciabattoni Trust, Houlihan, and Blue Ridge Investments, LLC, a limited liability company wholly owned by Sells, held $300,000, $125,000, $125,000, and $100,000 respectively, of the 2013 Bridge Notes. On April 7, 2014, we paid $303,167, $126,319, $126,319 and $101,056 to SMP, Ciabattoni Trust, Houlihan, and Blue Ridge Investments, LLC, respectively, which represented all outstanding and accrued interest and principal on the 2013 Bridge Notes.

On December 5, 2013, the Board approved the Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock (“Series 7-A”) and authorized the issuance of up to 7,000 shares of Series 7-A. As part of the consideration for entering into the 2011 Bridge Financing, all of the 2011 Bridge Lenders were granted the option to convert their current holdings, if any, of Series 5-A, Series 6-A and Common Stock (collectively the “Exchanged Securities”) into Series 7-A. Upon election to convert, each lender would receive the number of Series 7-A equal to the initial consideration paid for their Exchanged Securities divided by $1,000. In connection with the conversion, each 2011 Bridge Lender will receive warrants to purchase a number of shares of Common Stock of the Company in an amount equal to 1,120 multiplied by the aggregate number of shares of Series 7-A issued at an exercise price of $0.3125 per share. The warrants will have an exercise price of $0.3125 and will expire five years from date of issuance. The Company has received notification from all the 2011 Bridge Lenders of their intent to convert their holdings of Exchanged Securities to Series 7-A, which will result in the issuance of an aggregate of 5,998 shares of Series 7-A and warrants to purchase up to 6,717,760 shares of Common Stock. SMP, Ciabattoni Trust, and Houlihan are 2011 Bridge Lenders.

The Company expects to consummate the Series 7-A Exchange within the next year but anticipates that the Series 7-A Exchange will not occur until after the Meeting. Consequently, the Series 7-A Exchange will not affect the beneficial ownership or the voting rights of SMP, Ciabattoni Trust or Houlihan at the Meeting. If the Reverse Stock Split is approved, the Board intends to adjust the number of shares of Common Stock issuable upon exercise of and the exercise price of any warrants issued in relation to the Series 7-A Exchange to reflect the Reverse Stock Split.

SMP, Ciabattoni Trust and Houlihan are Filing Persons and are considered related parties because each holds more than five percent of one or more classes of the Company’s voting securities. See also the information under the caption “Information about the Company and Filing Persons — Identity and Background of Filing Persons” in this Proxy Statement.

Director Compensation

The non-employee members of our Board did not receive any compensation for their service on the Board or any committee during the fiscal years ended September 30, 2013 and 2012.

Mr. Hirschhorn was the only director who served as a full-time employee of the Company as of September 30, 2013. He received no additional compensation for serving as a director. Mr. Hirschhorn resigned from the Board effective November 18, 2013.

Proposal 3 — Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, our stockholders have an opportunity to vote on the frequency with which stockholders vote on executive compensation: every year, every other year, or every three years. The Board recommends that you vote for every three years so as to avoid the additional cost of including the materials to vote more frequently.

Though this vote is non-binding and advisory in nature, we value the opinions of our stockholders and will consider the outcome of this vote determining how frequently future advisory votes to approve executive compensation will occur. However, if Proposal 1 regarding the Reverse Stock Split is approved, the Company will not hold advisory stockholder votes on executive compensation in the future.

The Board recommends you vote EVERY THREE YEARS for the frequency with which our stockholders have an advisory vote on executive compensation.

Proposal 4 — Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Exchange Act, our stockholders have an opportunity to approve the compensation we paid to our named executive officers during the fiscal year ended September 30, 2013. Accordingly, our proposal is set forth in the following resolution:

RESOLVED: That the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the executive compensation tables and narrative discussion included in this Proxy Statement, is hereby approved.

Though this vote is non-binding and advisory in nature, we value the opinions of our stockholders and will consider the outcome of this vote when considering future executive compensation decisions. However, if Proposal 1 regarding the Reverse Stock Split is approved, the Company will not hold advisory stockholder votes on executive compensation in the future.

The Board recommends you vote FOR

the resolution approving the compensation of our named executive officers.

Executive Officers

The following section provides the principal positions and business experience for our current named executive officers:

Sean Kirrane, President and Chief Executive Officer. Mr. Kirrane, 36, has served as the Company’s Chief Executive Officer since November 2013. See the information under the caption “Proposal 2 — Election of Directors” in this Proxy Statement for additional information about Mr. Kirrane.

Adrian Reeder, Chief Financial Officer. Mr. Reeder, 40, has served as the Company’s Executive Vice President and Chief Financial Officer since April 10, 2014. Mr. Reeder brings over 14 years of experience in finance and accounting. Since 2013, Mr. Reeder served as a senior consultant for NowCFO, a professional services firm providing outsourced CFO services and provided advisory and consulting services to the Company prior to his appointment as the Company’s Chief Financial Officer. From 2010 until 2013, Mr. Reeder served as audit manager and consultant for Kezos & Dunlavy, LLC, an accounting firm. Prior to 2010, Mr. Reeder was involved in several ventures, including founding Old Cobblestone Road, LLC, an online retail company, and serving as director of finance for Elim Valley Planning & Development, LLC, a 2,400 acre master planned real estate development. Mr. Reeder began his career with KPMG, LLP and held the position of manager at his departure. Mr. Reeder received a B.S. and Masters in Accountancy in 2000 from Brigham Young University and is a Certified Public Accountant.

Executive Compensation

Employment Agreements

Sean Kirrane, President and Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Mr. Kirrane and the Company entered into a consulting agreement, pursuant to which Mr. Kirrane is entitled to receive $20,000 per month. Under the consulting agreement, Mr. Kirrane is eligible to receive a bonus of $250,000 for filing documents with the SEC. Upon meeting certain performance milestones, Mr. Kirrane may also receive bonuses totaling $475,000. On March 21, 2014, the Board approved an addendum to the consulting agreement which amended criteria related to his bonus. In return for past services rendered and upon the occurrence of certain events, Mr. Kirrane may also receive two earned bonus payments in the amount of $177,500 each.

On May 27, 2014, the Company entered into an employment agreement with Mr. Kirrane, the Company’s President and Chief Executive Officer, which will be effective as of July 1, 2014. On the effective date, the Employment Agreement will supersede the consulting agreement currently in place between Mr. Kirrane and the Company. The term of the employment agreement is one year and commences on the effective date. The employment agreement provides that, among other things, during the term, Mr. Kirrane will (1) receive a base salary of no less than $360,000, (2) be eligible to participate in the Company’s management equity incentive plan as determined in the sole discretion of the Board, (3) be eligible to receive a cash bonus of up to 100% of his base salary upon achievement of certain strategic goals and objectives to be established by the Board, (4) be entitled to participate in the Company’s medical, life insurance, retirement and other benefit plans, and (5) accrue four weeks of vacation annually. He will also be eligible to receive additional bonuses at the discretion of the Board. In the event that Mr. Kirrane is terminated without cause (as defined in the employment agreement) by the Company during the term, he will be entitled to receive (1) base salary accrued to the date of termination and during the termination notice period, (2) a severance payment equal to 50% of his base salary, (3) any earned but unpaid bonuses, (4) health benefits until the earlier of six months from the date of termination and his eligibility to participate in a similar health plan, and (5) payment of any unreimbursed expenses and accrued but unused paid time off. In the event that Mr. Kirrane is terminated with cause (as defined in the employment agreement) during the term, elects to terminate his employment, or is terminated as a result of permanent incapacity (as defined in the employment agreement, he will be entitled to receive (1) base salary accrued to the date of termination, (2) payment of any unreimbursed expenses and accrued but unused vacation, and (3) any earned but unpaid bonuses. The employment agreement contains customary non-compete, non-solicitation, and confidentiality provisions.

Adrian Reeder, Chief Financial Officer. The Board appointed Mr. Reeder to the position of Executive Vice President and Chief Financial Officer and approved an employment agreement effective April 10, 2014. The term of the employment agreement is two years and commenced on the effective date. The employment agreement provides that Mr. Reeder will (1) receive an annual base salary of $185,000, (2) be eligible to participate in the Company’s employee benefit plans and other benefits, (3) be eligible to receive a cash bonus with a payment equal to 50% of his base salary upon achievement of strategic goals and objectives, (4) be entitled to participate in the Company’s medical, life insurance, retirement, and other benefit plans, and (5) accrue three weeks of vacation annually. He will also be eligible to receive additional discretionary bonuses and to participate in any executive equity compensation plan. If Mr. Reeder is terminated without cause during the first two years of his employment with the Company, he will be entitled to receive (1) base salary accrued to the date of termination, during the first two years of his employment with the Company, he will be entitled to receive (2) a severance pay equal to 50% of his base salary, (3) any earned but unpaid bonuses, (4) health benefits until the earlier of six months from the date of termination and his eligibility to participate in a similar health plan, and (5) payment of any unreimbursed expenses and accrued but unused paid time off. The Company will also reimburse up to $10,000 of Mr. Reeder’s relocation expenses for his move from Salt Lake City, Utah to Dallas, Texas. In the event that Mr. Reeder is terminated with cause (as defined in the employment agreement) during the term, elects to terminate his employment, or is terminated as a result of permanent incapacity (as defined in the employment agreement, he will be entitled to receive (1) base salary accrued to the date of termination, (2) payment of any unreimbursed expenses and accrued but unused vacation, and (3) any earned but unpaid bonuses. The employment agreement contains customary non-compete, non-solicitation, and confidentiality provisions.

David Hirschhorn, former Chief Executive Officer. Mr. Hirschhorn was party to an employment agreement with the Company dated July 1, 2008. Under the employment agreement, Mr. Hirschhorn was entitled to receive an annual base salary of not less than $480,000. Mr. Hirschhorn was eligible for an annual incentive bonus not to exceed three times his base salary for that fiscal year or 10% of our EBITDA for the immediately preceding fiscal year. He was also entitled to certain insurance benefits. Mr. Hirschhorn’s employment agreement was extended from July 2013 through October 2013. He received a base salary of $30,000 monthly during the extension. Mr. Hirschhorn’s vested stock options expired three months after his departure from the Company on November 18, 2013. His unvested options were forfeited.

Summary of Compensation Table

The following table provides information regarding the compensation of our executive officers for the fiscal years ended September 30, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus	All Other Compensation		Total ($)
Sean Kirrane	2013	$202,500	$480,000	$16,350	(2)	$698,850
Chief Executive Officer(1)	2012	$165,000	—	—		$165,000

David Hirschhorn	2013	$661,500	—	—		$661,500
Former Chief Executive Officer(3)	2012	$630,000	—	—		$630,000

(1)	Mr. Kirrane was appointed Chief Financial Officer in June 2013 and Chief Executive Officer in November 2013.
(2)	Represents $9,900 in health insurance premiums and $6,450 paid into Mr. Kirrane’s healthcare spending account.
(3)	Mr. Hirschhorn’s employment agreement terminated in July 2013. The agreement was extended for three months, with a base salary of $30,000 monthly, or $360,000 annually. Mr. Hirschhorn’s employment terminated in November 2013.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information with respect to our outstanding equity awards held by executive officers at September 30, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Sean Kirrane,
Chief Executive Officer(1)	93,750	56,250	$0.625	6/14/2017

David Hirschhorn
Former Chief Executive Officer(2)	3,750,000	2,500,000	$0.625	7/1/2015

(1)	On June 14, 2010, our Compensation Committee approved the issuance of options to purchase 150,000 shares of our Common Stock to Mr. Kirrane pursuant to the 2001 Plan. These options are exercisable for a period of seven years at an exercise price of $0.625 per share.
(2)

On July 1, 2008, our Compensation Committee approved the issuance of options to purchase 6,250,000 shares of our Common Stock to Mr. Hirschhorn pursuant to the 2001 Plan. These options were exercisable for seven years at an exercise price of $0.625 per share. Mr. Hirschhorn’s employment with the Company terminated on November 18, 2013. The stock options that had not vested prior to his resignation were forfeited. The vested stock options were no longer exercisable three months after his termination date. None of these options were exercised.

Potential Payments Upon Termination or Change in Control

In the event that Mr. Kirrane’s employment with the Company had been terminated without cause on September 30, 2013, the Company would have been required to pay Mr. Kirrane 12-months’ salary, or $202,500, and health benefits of no more than approximately $5,596. In the event that Mr. Kirrane’s employment with the Company had been terminated for cause or Mr. Kirrane had voluntarily terminated his employment on September 30, 2013, the Company would have been required to pay Mr. Kirrane any earned but unpaid salary.

Proposal 5 — Ratification of Appointment of Whitley Penn as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed Whitley Penn as the Company’s independent registered public accountant for the fiscal year ended September 30, 2014. The Board is asking stockholders to ratify this appointment.

Representatives of Whitley Penn are expected to be present at the Meeting and are expected to be available to respond to appropriate questions at the Meeting. Representatives of Whitley Penn will have the opportunity to make a statement if they desire to do so.

If our stockholders do not ratify the appointment, the Audit Committee will consider the reasons the ratification failed and whether the committee should select a different firm. However, the committee is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Fees

Aggregate fees for professional services rendered by Whitley Penn for the fiscal years ended September 30, 2013 and 2012, respectively, were:

	Year Ended September 30, 2013	Year Ended September 30, 2012
Audit Fees	$110,126	$141,070
Audit-related fees	—	—
Tax fees	30,000	32,450
All other fees	—	—

Total	$140,126	$173,520

Audit Fees. Audit fees for the fiscal years ended September 30, 2013 and 2012 were for professional services for the audits of our consolidated financial statements, reviews of certain subsidiary companies and the quarterly reviews of the financial statements included in our Form 10-Qs.

Audit-Related Fees. Audit-related fees for the fiscal years ended September 30, 2013 and 2012 would have been for accounting consultations, capital issuances and review of responses to various SEC comment letters. There were no audit-related fees for the fiscal years ended September 30, 2013 and 2012.

Tax Fees. Tax fees for the fiscal years ended September 30, 2013 and 2012 were for services related to tax compliance and advisory services, including assistance with review of tax returns, advice on goods and services taxes and duties in various jurisdictions and ad hoc corporate tax planning and advice.

All Other Fees. We had no other fees for professional services rendered by our independent auditors during the fiscal years ended September 30, 2013 and 2012.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee pre-approves audit and non-audit services provided by our independent auditors at its quarterly meetings. Our Audit Committee approved all of the services described above.

The Board recommends you vote FOR the ratification

of Whitley Penn LLP as the Company’s independent registered public accounting firm.

Security Ownership

The following tables set forth information regarding the beneficial ownership of our voting securities as of July 29, 2014 for:

•	each person who is known to beneficially own more than 5.0% of our outstanding voting securities;

•	each of our named executive officers, directors and director nominees; and

•	all of our executive officers and directors as a group.

The tables below list the percentages of shares beneficially owned based on 19,659,507 shares of Common Stock, 67,600 shares of Series 1-A Preferred Stock, 3,900 shares of Series 2-A Preferred Stock, 9,000 shares of Series 5-A Preferred Stock and 4,875 shares of Series 6-A Preferred Stock outstanding as of July 29, 2014. Unless otherwise indicated below, to the Company’s knowledge, all persons and entities listed below have sole voting and investment power over their voting securities. Unless otherwise noted below, the address of the persons and entities listed in the tables below is c/o First Physicians Capital Group, Inc., 433 North Camden Drive # 810, Beverly Hills, California 90210.

	Common Stock(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned	Percentage of Common Stock Vote(2)	Percentage of Eligible Votes(3)
5% Holders
SMP Investments I, LLC(4)	16,048,365	54.1%	30.6%	20.4%
Ciabattoni Living Trust(5)	10,270,400	39.0%	18.1%	13.0%
The Kupfer Family Trust UTD May 3, 2009(6)	2,384,250	12.1%	12.1%	3.7%
William Houlihan(7)	2,290,400	10.6%	1.5%	1.7%
Gerlach & Company(8)	2,000,000	9.2%	*	3.1%
Integral Investors — Waveland LLC(9)	1,920,000	8.9%	*	3.0%
David Hirschhorn(10)	1,729,200	8.6%	6.7%	2.7%
James Chao(11)	1,704,000	8.1%	1.8%	2.3%
Darras Revocable Trust dated 9/2/94(12)	1,600,000	7.5%	*	2.5%
South Bay Capital LLC(13)	1,600,000	7.5%	*	2.5%
William J. And Mary Ann McGrath(14)	1,075,800	5.3%	1.2%	1.5%
Named Executive Officers, Directors and Director Nominees
William Houlihan(7)	2,290,400	10.6%	1.5%	1.7%
Sean Kirrane(15)	150,000	*	*	*
Brian Potiker(4)	16,048,365	54.1%	30.6%	20.4%
Adrian Reeder	—	*	*	*
Robert N. Schwartz, Ph.D.(16)	2,107	*	*	*
Richardson E. Sells(17)	200,000	1.0%	1.0%	*
David Hirschhorn(10)	1,729,200	8.6%	2.0%	2.7%
Current Executive Officers and Directors as a group (5 persons)	2,642,507	12.1%	2.6%	2.0%

*	Indicates ownership of less than 1%.
(1)

The number of shares of Common Stock shown as beneficially owned by any person or entity includes all Preferred Stock, options and warrants other than the Series 7-A Exchange rights that are currently exercisable by that person or entity within 60 days of July 29, 2014. The percentages of beneficial ownership of Common Stock shown assume the exercise or conversion of all Preferred Stock, options and warrants (other than the Series 7-A Exchange rights) that are convertible into Common Stock held by such person or entity currently exercisable within 60 days of July 29, 2014, but not the exercise or conversion of

Preferred Stock, options, warrants, or Series 7-A Exchange rights held by other holders of such securities. The number of shares of Common Stock includes shares held directly as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary.
(2)	Represents the percentage of the 19,659,507 Common Stock votes eligible to be cast at the Meeting. For additional information about the voting rights of the holders of the Common Stock, see “Stockholders Entitled to Vote.”
(3)	Represents the percentage of the 64,882,753 Eligible Votes with respect to the Meeting. Eligible Votes include the votes of holders of outstanding Common Stock plus the eligible vote of holders of outstanding Preferred Stock, on an as converted basis. For additional information about the Eligible Votes and voting rights of each class of Voting Shares, see “Stockholders Entitled to Vote.”
(4)	Based on a Schedule 13D/A filed with the SEC by SMP on June 20, 2014. Beneficial ownership consists of (a) 6,014,285 shares of Common Stock; (b) 1,250 shares of Series 5-A, which are convertible into 4,000,000 shares of Common Stock; (c) 1,000 shares of Series 6-A, which are convertible into 3,200,000 shares of Common Stock; and (d) warrants to purchase 2,834,000 shares of Common Stock. The address for SMP is c/o HSP Group, LLC, 875 Prospect Street, Suite 220, La Jolla, CA 92037. Brian Potiker, in his capacity as a manager of SMP, may be deemed to beneficially own the shares held by SMP and has the sole power to vote or to direct the vote of 16,048,365 shares of Common Stock, and the sole power to dispose of or to direct the disposition of 16,048,365 shares of Common Stock. Mr. Potiker is a director nominee.
(5)	Based on a Schedule 13D/A filed with the SEC by Ciabattoni Trust on June 20, 2014. Beneficial ownership consists of (a) 3,560,000 shares of Common Stock; (b) 600 shares of Series 5-A, which are convertible into 1,920,000 shares of Common Stock; (c) 930 shares of Series 6-A, which are convertible into 2,976,000 shares of Common Stock; and (d) warrants to purchase 1,814,400 shares of Common Stock. The address for Ciabattoni Trust is 16 Lagunita Drive, Laguna Beach, CA 92561. Anthony J. Ciabattoni and Jane G. Ciabattoni, in their capacity as trustees of Ciabattoni Living Trust, may be deemed to beneficially own the shares held by Ciabattoni Living Trust and have shared voting and dispositive power of 10,270,400 shares of Common Stock.
(6)	The address for The Kupfer Family Trust UTD May 3, 2009 is P.O. Box 9330, Rancho Santa Fe, CA 92067.
(7)	Consists of (a) 300,000 shares of Common Stock, (b) 250 shares of Series 5-A, which are convertible into 800,000 shares of Common Stock and (c) warrants to purchase 1,190,400 shares of Common Stock.
(8)	Consists of 625 shares of Series 5-A, which are convertible into 2,000,000 shares of Common Stock. The address for Gerlach & Co. is P.O. Box 7247-7057, Philadelphia, PA 19170.
(9)	Consists of 600 shares of Series 5-A, which are convertible into 1,920,000 shares of Common Stock. The address for Integral Investors — Waveland LLC is 19800 MacArthur Blvd., Suite 650, Irvine, CA 92612.
(10)	Consists of (a) 1,250,000 shares of Common Stock owned outright; (b) 470,000 shares beneficially owned by Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, which directly holds 125 shares of Series 5-A, which are convertible into 400,000 shares of Common Stock, and 60,000 shares of Common Stock; and (c) 6 shares of Series 5-A owned by Hirschhorn individually, which are convertible into 19,200 shares of Common Stock. The address for Mr. Hirschhorn is 4312 Park Verdi, Calabasas, CA 91302. Mr. Hirschhorn resigned from the Company effective November 18, 2013.
(11)	Consists of (a) 360,000 shares of Common Stock owned outright; (b) 350 shares of Series 6-A, which are convertible into 1,120,000 shares of Common Stock; and (c) warrants to purchase 224,000 shares of Common Stock. The address for James Chao is 5471 Kearny Villa Road, #200, San Diego, CA 92123.
(12)	Consists of (a) 250 shares of Series 5-A, which are convertible into 800,000 shares of Common Stock; and (b) 250 shares of Series 6-A, which are convertible into 800,000 shares of Common Stock. The address for the Darras Revocable Trust dated 9/2/94 is 600 South Indian Hill Boulevard, Claremont, CA 91711.
(13)	Consists of 500 shares of Series 5-A, which are convertible into 1,600,000 shares of Common Stock. The address for South Bay Capital LLC is c/o Keith Lehman, Managing Member, 960 Third Street, Apt. 204, Santa Monica, CA 90403.
(14)	Consists of (a) 239,000 shares of Common Stock owned outright; (b) 230 shares of Series 5-A, which are convertible into 736,000 shares of Common Stock. The address for William J. and Mary Ann McGrath is 943 Edgemere Ct., Evanston, IL 60202.

(15)	Consists of options to purchase 150,000 shares of Common Stock.
(16)	Consists of (a) 982 shares of Common Stock owned outright; and (b) 1,125 shares of Common Stock owned in Schwartz’s IRA.
(17)	Consists of 200,000 shares of Common Stock owned outright.

	Preferred Stock(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of the Series	Percentage of Eligible Votes(2)
5% Holders of Series 1-A
Ron Soderling(3)	40,000	59.2%	*
First Clearing Corporation(4)	20,000	29.6%	*
Steven Tingey Jt Ten(5)	7,600	11.2%	*
5% Holders of Series 2-A
Gretchen K. Musey(6)	3,900	100.0%	*
5% Holders of Series 5-A
SMP Investments I, LLC(7)	1,250	13.9%	20.4%
Gerlach & Company(8)	625	6.9%	3.1%
Ciabattoni Living Trust(9)	600	6.7%	13.0%
Integral Investors — Waveland LLC(10)	600	6.7%	3.0%
South Bay Capital LLC(11)	500	5.6%	2.5%
Named Executive Officers, Directors and Director Nominees Holding Series 5-A
William Houlihan	250	2.8%	1.7%
David Hirschhorn(12)	131	1.5%	*
Brian Potiker(7)	1,250	13.9%	20.4%
Current Executive Officers and Directors as a group (1 person)	250	2.8%	1.7%
5% Holders of Series 6-A
SMP Investments I, LLC(7)	1,000	20.5%	20.4%
Ciabattoni Living Trust(9)	930	19.1%	13.0%
James Chao(13)	350	7.2%	2.3%
Hector S. Torres(14)	300	6.2%	1.5%
Darras Revocable Trust dated 9/2/94(15)	250	5.1%	2.5%
Named Executive Officers, Directors and Director Nominees Holding Series 6-A
Brian Potiker(7)	1,000	20.5%	20.4%

*	Indicates ownership of less than 1%.
(1)	Excludes the effect of the Series 7-A Exchange.
(2)	Represents the percentage of the 64,882,753 Eligible Votes with respect to the Meeting. Eligible Votes include the votes of holders of outstanding Common Stock plus the eligible vote of holders of outstanding Preferred Stock, on an as converted basis. For additional information about the Eligible Votes and voting rights of each class of Voting Shares, see “Stockholders Entitled to Vote.”
(3)	The address for Ron Soderling is 901 Dove Street, Suite 270, Newport Beach, CA 92660.
(4)	The address for First Clearing Corporation is P.O. Box 6570, Glen Allen, VA 23058.
(5)	The address for Steven Tingey Jt Ten is c/o Jeffries & Co. Inc., 650 California Street, San Francisco, CA 94108.
(6)	The address for Gretchen K. Musey is 2312 Naples, Newport Beach, CA 92660.
(7)

Based on a Schedule 13D/A filed with the SEC by SMP on June 20, 2014. The address for SMP is c/o HSP Group, LLC, 875 Prospect Street, Suite 220, La Jolla, CA 92037. Brian Potiker, in his capacity as a manager of SMP, may be deemed to beneficially own the shares held by SMP and has the sole power to vote or to direct the vote of 16,048,365 shares of Common Stock, and the sole power to dispose of or to direct the disposition of 16,048,365 shares of Common Stock. Mr. Potiker is a director nominee.
(8)	The address for Gerlach & Co. is P.O. Box 7247-7057, Philadelphia, PA 19170.
(9)	Based on a Schedule 13D/A filed with the SEC by Ciabattoni Trust on June 20, 2014. The address for Ciabattoni Trust is 16 Lagunita Drive, Laguna Beach, CA 92561. Anthony J. Ciabattoni and Jane G. Ciabattoni, in their capacity as trustees of Ciabattoni Living Trust, may be deemed to beneficially own the shares held by Ciabattoni Living Trust and have shared voting and dispositive power of 10,270,400 shares of Common Stock.
(10)	The address for Integral Investors — Waveland LLC is 19800 MacArthur Blvd., Suite 650, Irvine, CA 92612.
(11)	The address for South Bay Capital LLC is c/o Keith Lehman, Managing Member, 960 Third Street, Apt. 204, Santa Monica, CA 90403.
(12)	The address for Mr. Hirschhorn is 4312 Park Verdi, Calabasas, CA 91302.
(13)	The address for James Chao is 5471 Kearny Villa Road, #200, San Diego, CA 92123.
(14)	The address for Hector S. Torres is c/o Joseph Apuzzo, CPA, 150 Airport Road, Suite 1000, Lakewood, NJ 08701.
(15)	The address for the Darras Revocable Trust dated 9/2/94 is 600 South Indian Hill Boulevard, Claremont, CA 91711.

Financial Information

First Physicians Capital Group, Inc.

Earnings to Fixed Charges

(Dollars in Thousands, Except Ratio Data)

The following table sets forth the ratio of earnings to fixed charges for the six months ended March 31, 2014 and the twelve months ended September 30, 2013 and September 30, 2012. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness and the portion of rental expenses that management believes is representative of the interest factor.

	Six months ended March 31, 2014	Twelve months ended September 30, 2013	Twelve months ended September 30, 2012

Pre-tax income	$5,608	$5,571	$5,649
Fixed charges	313	882	1,148

Income available to cover fixed charges	$5,921	$6,453	$6,797

Fixed Charges
Interest	303	866	1,126
Interest portion of rental expense	10	16	22

Total fixed charges	$313	$882	$1,148

Ratio of earnings to fixed charges	18.9x	7.3x	5.9x

The book value per share at March 31, 2014 was $0.14.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of our Common Stock (collectively, “Section 16(a) Filers”) to file with the SEC reports of beneficial ownership on Forms 3 and changes in beneficial ownership on Form 4 or Forms 5. SEC regulations require all Section 16(a) Filers to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 2013 all Section 16(a) filing requirements applicable to the Section 16(a) Filers were in compliance with Section 16(a), except that Ciabattoni Trust was late in filing one Form 4s relating to one transaction.

Stockholder Proposals

Any stockholder who wishes to have a qualified proposal included in our proxy statement for our 2015 Annual Meeting must send notice of the proposal to our Secretary at our principal executive office no later than                     . If you make such a proposal, you must provide your name, address, the number of shares of Common Stock you hold of record or beneficially, the date or dates on which such Common Stock was acquired and documentary support for any claim of beneficial ownership. Any stockholder proposal submitted outside the process of Rule 14a-8 under the Exchange Act for the 2015 Annual Meeting will be considered untimely pursuant to Rule 14a-4(c)(1) if notice thereof is not received by                     .

If the Company changes the date of the 2015 Annual Meeting by more than 30 days from the date of the Meeting, the deadline for submitting proposals is a reasonable time before the Company begins to print and send 2015 proxy materials. If Proposal 1 regarding the Reverse Stock Split is approved, the Company will not be subject to the proxy rules under the Exchange Act and does not expect to print and send proxy materials to stockholders prior to the 2015 Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements, which speak only as of the date of this Proxy Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undue reliance on any forward-looking statements included in this Proxy Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Available Information

We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this Proxy Statement can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these reports, proxy statements, and other information are available from the EDGAR filings obtained through the SEC’s website (http://www.sec.gov).

Our financial statements incorporated herein by reference may be viewed over the Internet at the SEC’s website (http://www.sec.gov) or, if you request them in writing, we will send them to you. Please address any request to the Company’s Secretary, at the following address: First Physicians Capital Group, Inc., 433 North Camden Drive # 810, Beverly Hills, California 90210.

Incorporation of Certain Documents by Reference

The following documents that we filed with the SEC are incorporated by reference in this Proxy Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and (ii) the Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2013 and March 31, 2014.

All documents and reports that we filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement are not incorporated by reference into this Proxy Statement. New material information, if any, will be provided in an amended Proxy Statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                     , 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors,

Sean Kirrane

Chief Executive Officer

                    , 2014

Annex A

CERTIFICATE OF AMENDMENT TO

AMENDED CERTIFICATE OF INCORPORATION

OF

FIRST PHYSICIANS CAPITAL GROUP, INC.,

a Delaware corporation

First Physicians Capital Group, Inc., a Delaware corporation (the “Corporation”) organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

FIRST: That resolutions were adopted in accordance with Section 242 of the DGCL setting forth the following amendment to the Certificate of Incorporation of the Corporation, as amended (the “Certificate”), declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Article 4 of the Certificate is hereby amended to add the following paragraph B immediately subsequent to paragraph A. The newly added paragraph B will read as follows:

“B. Effective immediately following the effectiveness of the amendment to this Certificate of Incorporation, as amended, adding paragraph B to Article IV, and without regard to any other provision contained herein, each 2,000 shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share) immediately prior to the time this amendment becomes effective shall automatically and without any action on the part of the respective holders thereof or the Corporation, be reclassified and changed into 1 fully-paid and nonassessable share of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares or interests as may be applicable based on such 2,000 to 1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholders’ certificates, in an amount of $0.55 per share.”

RESOLVED FURTHER, that Article 4 of the Certificate is hereby amended to cause the current paragraph B to be relettered to be paragraph C and the current paragraph C to be relettered to be paragraph D.

SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment of the Certificate.

THIRD: That said amendment was adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, First Physicians Capital Group, Inc. has caused this certificate to be signed by Adrian Reeder, its authorized officer, this        day of         , 2014.

A-2

Annex B

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(MARK ONE)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended September 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from                      to

Commission file number: 000-30326

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	77-0557617
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

433 North Camden Drive #810 Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(310) 860-2501

SECURITIES REGISTERED PURSUANT TO SECTION 12 (b) OF THE ACT: NONE

SECURITIES REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

COMMON STOCK, PAR VALUE $0.01 PER SHARE

Indicate by check mark whether the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    ☐  Yes    ☒  No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    ☐  Yes    ☒  No

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☐  Yes    ☒  No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or such shorter period that the registrant was required to submit and post such files).    ☒  Yes    ☐  No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    ☐  Yes    ☒  No

The aggregate market value of common stock of the registrant held by non-affiliates of the registrant on March 31, 2013 was $115,181 computed upon the basis of the closing price on that date.

Number of shares of common stock outstanding as of March 28, 2014	23,909,507

EXPLANATORY NOTE

The last periodic report of First Physicians Capital Group, Inc. (the “Registrant”) filed with the Securities and Exchange Commission was the Form 10-Q for the Fiscal Quarter Ended December 31, 2010, filed February 22, 2011. In order to become current with all required quarterly and annual reports under the Securities Exchange Act of 1934, the Registrant is filing this Form 10-K for the Fiscal Period Ended September 30, 2013 concurrently with Form 10-Q’s for the Fiscal Quarters Ended March 31, 2011, June 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and December 31, 2013, and Form 10-K’s for the Fiscal Years Ended September 30, 2011 and September 30, 2012.

FIRST PHYSICIANS CAPITAL GROUP, INC.

FORM 10-K ANNUAL REPORT

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2013

PART I

FORWARD LOOKING STATEMENTS

The discussion in this Form 10-K contains forward-looking statements that may be subject to protection under the Private Securities Litigation Reform Act of 1995 and such statements should not be unduly relied upon. Forward-looking statements can be identified by the use of words such as “may,” “will,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and variations thereof or of similar expressions. All forward-looking statements included in this Form 10-K are based on information available to us on the date hereof. We assume no obligation to update any such forward-looking statements. Our actual results in future periods could differ materially from those indicated in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	our ability to obtain ongoing financing, manage our cash resources, control expenses and continue as a going concern;

•	impact of our indebtedness on our ability to invest in the ongoing needs and growth of our business;

•	significant past operating losses, potential future losses and limited ongoing revenue;

•	changes in government regulation, particularly healthcare laws;

•	possession of significant voting control over us by the holders of our Series 5-A Preferred Stock and Series 6-A Convertible Preferred Stock;

•	increased competition in the industry, geography and the segments in which we compete;

•	our ability to attract and retain employees and key members of management;

•	changes in economic and industry conditions;

•	reliance on third parties to provide services critical to our operations;

•	potential dilution of existing stockholders if we raise capital by issuing additional capital stock;

•	availability of appropriate prospective acquisitions or investment opportunities;

•	significant costs and obligations as a result of being a public company;

•	continued positive relationships with our customers;

•	deterioration in the collectability of our accounts;

•	major man-made or natural disasters;

•	compliance with applicable laws and regulations and cost of potential legal actions such as litigation or investigations;

•	inadequacy of our insurance coverage and fluctuating insurance requirements and costs;

•	impact of a potential requirement to record asset impairment charges in the future;

•	failure of our information technology system or the breach of our network security;

•	impact on our disclosure of use the scaled disclosure option available to smaller reporting companies; and

•	volatility in the price of our common stock.

Item 1.	BUSINESS

References to “we,” “us,” “our,” “TIGroup,” “FPCG” or the “Company” refers to First Physicians Capital Group, Inc. (f/k/a Tri-Isthmus Group, Inc.) and its subsidiaries. We maintain our executive offices at 433 North Camden Drive, #810, Beverly Hills, California 90210. Our telephone number is +1 (310) 860-2501, and our website is at www.firstphysicianscapitalgroup.com.

This Form 10-K report covers the twelve-month period ended September 30, 2013 and the twelve-month period ended September 30, 2012, with additional information on other fiscal years, as required by SEC rules and regulations.

Information in this Form 10-K is current as of March 28, 2014 unless otherwise specified.

Current Operations

During the Fiscal Year Ended September 30, 2010, we shifted our strategy away from majority ownership in healthcare delivery companies to a focus on the provision of management, financial, and ancillary healthcare and IT services to the rural and community hospital market. We expect to maintain and/or acquire minority ownership in selected healthcare delivery companies that complement our management services and financing activities. We may also invest in, acquire or partner with other companies that provide similar services in our markets.

In pursuit of this reorganization, we undertook an initiative to divest ourselves of underperforming facilities and reduce or outsource administrative functions to better align cost structures and business volume. As a result of the initiative, during the Fiscal Year Ended September 30, 2011, we successfully divested ourselves of our majority owned hospitals, and obtained contracts to provide the healthcare management services to two hospital clients.

We currently have 4 operating subsidiaries which are First Physicians Business Solutions, LLC, First Physicians Resources, LLC, First Physicians Services, LLC and First Physicians Realty Group. First Physicians Business Solutions, LLC provides an array of management services to include hospital operations management, revenue cycle management, IT, finance and human resources. First Physicians Services provides ancillary service oversight and management solutions for lab, pharmacy, and emergency departments in rural hospital settings. First Physicians Resources, LLC provides medical and back office staffing solutions to our hospital clientele. First Physicians Realty Group is our real estate subsidiary that owns healthcare related properties and leases them to clients. We currently have contracts to provide financial and back office services to two hospital clients.

COMPANY BACKGROUND

We were originally incorporated in Nevada in October 1980 and re-incorporated in Delaware in November 2000.

During the fiscal year ended January 31, 2007 (the “Fiscal Year Ended January 31, 2007”), we resumed active operations following the acquisition of two ambulatory surgical centers located in Southern California. On December 2, 2005, through newly created indirect subsidiaries, we entered into two separate purchase agreements to acquire from Surgical Ventures, Inc., a California corporation, a controlling interest in two separate outpatient surgical centers in San Diego, California, Point Loma Surgical Center, L.P. and Outpatient Surgery of Del Mar, L.P., and we completed these acquisitions on November 16, 2006.

On October 29, 2007, we acquired 51% of the issued and outstanding membership units of Rural Hospital Acquisition, LLC, an Oklahoma limited liability company (“RHA”). Based in Oklahoma City, RHA owned and operated three critical access hospitals, one medical clinic and an ancillary support services unit, which were focused on the delivery of healthcare services to rural communities in Oklahoma. On May 1, 2008, RHA Anadarko, LLC, a wholly owned subsidiary of RHA, purchased 100% of the issued and outstanding membership interests of Southern Plains Medical Center (“SPMC”). Founded in 1915, SPMC is one of the oldest continuously operating multi-specialty physician practices in the United States. Beginning November 18, 2008, RHA began operating under the trade name Southern Plains Medical Group. On December 11, 2008, we acquired the remaining 49% of the issued and outstanding membership units of RHA, making RHA an indirect wholly-owned subsidiary of ours.

On December 12, 2008, we and certain of our subsidiaries entered into three loan agreements, effective November 6, 2008, with two Oklahoma lenders, Bank of Commerce and Valliance Bank, resulting in an aggregate debt financing of $8.4 million. We obtained the financing to purchase the building and real property of the Stroud Regional Medical Center Hospital and clinics, refinance existing loans totaling $4.6 million, upgrade facilities at the Johnston Memorial Hospital and improve the consolidated balance sheet and maintain general working capital. The loans were evidenced by promissory notes issued by RHA Anadarko, LLC, RHA Stroud, LLC and RHA Tishomingo, LLC, two of which mature on November 6, 2028 and one of which matures on November 6, 2024.

On May 1, 2009, we purchased The Chandler Clinic (“TCC”), a family medical practice located in Chandler, Oklahoma. On December 1, 2010, we sold the operations of The Chandler Clinic to the physician group from which it was originally purchased. The Company has no further obligations or interests in this facility and the buyer assumed the liabilities and leases related to this facility in the transaction. The Company received no consideration at closing.

On September 29, 2009, at our Annual Meeting of Stockholders, our stockholders voted to amend our Certificate of Incorporation to change our legal name from “Tri-Isthmus Group, Inc.” to “First Physicians Capital Group, Inc.” We became First Physicians Capital Group, Inc. on September 29, 2009.

On January 13, 2010, SPMC entered into a sale/leaseback transaction pursuant to an asset purchase agreement dated January 13, 2010 whereby SPMC sold certain property to Southern Plains Associates, LLC (“SPA”). First Physicians Realty Group, LLC, owned 50% of SPA and Capital Investors of Oklahoma, LLC, owned the other 50%. The purchase price for the sale/leaseback transaction was paid to SPMC as follows: (i) $1,500,000 was paid in the form of a promissory note, dated January 13, 2010, and (ii) $4,500,000 was paid in cash at the closing. The $4,500,000 in cash proceeds was used to pay off short-term debt associated with the property sold in the amount of $3,700,942, plus related interest. SPMC received net proceeds of $732,221 after retirement of the debt and other associated closing costs. Restricted cash on deposit with the debt holder and pledged as a security on the debt in the amount of $1,524,091 was released and returned to us. In connection with the transaction, SPMC leased back from SPA the property sold, pursuant to a lease agreement dated December 16, 2009. The lease agreement provided for a 20-year term with an automatic 10-year renewal.

On January 10, 2011, RHA Tishomingo, LLC, an indirect subsidiary of ours, entered into an asset purchase agreement to sell the hospital operations of Johnson Memorial Hospital in Tishomingo, Oklahoma to Mercy Tishomingo Hospital Corporation. Also on January 10, 2011, we entered into an agreement for purchase and sale of real property to sell the real estate and equipment of Johnson Memorial Hospital to RSE Enterprises, Inc., (together with the sale to Mercy Tishomingo Hospital Corporation, the “Tishomingo Transaction”).

As part of the Tishomingo Transaction, the $1.13 million in USDA mortgage debt related to the facility was retired. The gross proceeds in the transaction were $1,687,000, consisting of $1,630,000 purchase price, $500,000 in cash and an additional $57,000 for medical supplies.

On January 31, 2011, RHA, and our wholly-owned subsidiaries, sold its owned hospital buildings and land in Stroud and Anadarko, Oklahoma to First Physicians Realty Group, LLC LLC, a wholly owned subsidiary of the Company, for $10,324,000. As payment for the purchase, First Physicians Realty Group assumed the existing first mortgage debt of $6,625,000 and executed $3,699,000 of promissory notes payable to RHA.

Simultaneously with the sale of the land and buildings, RHA and its wholly-owned subsidiaries executed a twenty (20) year lease for the hospital facilities. The leases have been accounted by First Physicians Realty Group as direct financing leases and reflected as notes receivable in the accompanying Consolidated Balance Sheet subsequent to the April 1, 2011 sale of the owned hospitals.

On May 4, 2011, RHA entered into that certain Stock Purchase Agreement, dated May 4, 2011 (the “Cura SPA”), by and between RHA and with One Cura Wellness Inc. (“One Cura”) for the sale of RHA Anadarko, LLC, and RHA Stroud, LLC to One Cura (the “Cura Transaction”). Upon closing, RHA received two notes totaling $12,000,000 as consideration for the purchase. The notes have a term of ten (10) years and bear interest at a rate of ten percent (10%).

In conjunction with the Cura SPA, First Physicians Business Solutions, LLC (“FPBS”) a wholly owned direct subsidiary of the Company entered into management services agreements with RHA Anadarko and RHA Stroud to provide management services for an initial period of six and one half (6.5) years. Further, First Physicians Resources, LLC (“FPR”) and wholly owned direct subsidiary of the registrant entered into staff leasing agreements to provide staffing to RHA Anadarko and RHA Stroud for an initial term of one (1) year. Finally, First Physicians Realty Group, LLC (“FPRG”) a wholly owned direct subsidiary of the registrant entered into an Amended and Restated lease with RHA Anadarko and RHA Stroud to continue the lease of real property associated with the hospitals owned by RHA Anadarko and RHA Stroud.

On July 13, 2011, Rural Hospital Acquisition, LLC (“RHA”) entered into a Stock Purchase Agreement, dated July 13, 2011 (the “SPMC SPA”), by and between RHA and Southern Plains Associates II, LLC (“SPA II”), and that certain Asset Purchase Agreement, dated July 13, 2011 (the “SPMC APA”), by and between RHA and SPA II, for the sale of (i) SPMC and (ii) the medical records associated with SPMC, respectively. As consideration for the sale, RHA received two notes totaling $2,150,000. The notes have a term of ten (10) years and bear interest at a rate of 5%. In addition, SPA II delivered to RHA a buyer’s Members’ guarantee and a company guarantee.

In conjunction with the stock sale/purchase agreement, SPA and Capital Investors of Oklahoma, LLC entered into a Real Estate Purchase Agreement with the SPMC buyer for the purchase/sale of the SPMC real estate. As consideration for the purchase/sale of the SPMC real estate the buyer assumed the existing mortgage on the property and caused the lender to release all guarantees of the mortgage by us. At closing the mortgage had a remaining principal balance of $4,560,982. The SPMC buyer also assumed four equipment loans from the Company with a total remaining principal balance of $121,471 and bearing interest rates of 6.75%.

Following the SPMC real estate sale, all assets of SPA were liquidated and SPA immediately ceased operations.

On September 15, 2011, First Physicians Capital Group, Inc. (“FPCG”), entered into a Stock Purchase Agreement, dated September 15, 2011 (the “DEL MAR SPA”) by and between Del Mar Gen Par, Inc. (“DGP”), Del Mar Acquisition, Inc. (“DMA”, and together with FPCG and DGP, the “Seller”), and Surgical Center Management, Inc. (the “Management Company”), IHM Del Mar, LLC (“IHM”), and several individuals (together with IHM, each a “Purchaser” and collectively the “Purchasers”) for the sale of Outpatient Surgery of Del Mar, L.L.C. (“DEL MAR”). Prior to the sale, FPCG held 53.54% of the member units of DEL MAR. As consideration for the sale, FPCG received two payments, consisting of $250,000, paid prior to closing as an initial deposit, and $500,000 paid at closing, for total consideration of $750,000. An additional “earnout” payment of $243,735, payable upon meeting certain milestones, was not received.

Bridge Financing

During the Fiscal Year Ended September 30, 2009, we entered into a bridge financing transaction (the “Bridge Financing”) which was consummated in three separate closings.

On February 11, 2009, we completed the first closing of the Bridge Financing, a transaction in which we entered into the following two promissory notes, each dated as of February 6, 2009: (i) a convertible promissory note in the principal amount of $500,000 and (ii) a convertible promissory in the principal amount of $1,000,000 (collectively, the “Bridge Notes”). On February 11, 2009, in addition to the issuance of the Bridge Notes, we issued four warrants to purchase Common Stock to the bridge lenders. See Note 6. “Bridge Financing” in the accompanying notes to the financial statements in this Form 10-K.

On March 3, 2009, we completed the second closing of the Bridge Financing, a transaction in which we entered into nine (9) promissory notes, each dated as of March 3, 2009, in the aggregate principal amount of $500,000 (the “Second Bridge Notes”), with various investors (the “Second Bridge Lenders”). Subsequent to this second closing, Anthony J. Ciabattoni, holder of the $1,000,000 Bridge note from the first round of Bridge Financing, assumed three of the Second Bridge Notes, for a total of $100,000. See Note 6. “Bridge Financing” in the accompanying notes to the financial statements in this Form 10-K.

On April 14, 2009, we completed the third closing of the Bridge Financing, a transaction in which we entered into the following three (3) promissory notes: (i) a convertible promissory note, dated as of March 31, 2009 in the principal amount of $100,000; (ii) a convertible promissory note, dated as of March 31, 2009, in the principal amount of $50,000 and (iii) a convertible promissory note, dated as of April 14, 2009, in the principal amount of $50,000. Of the total Bridge Financing, $1,600,000 was considered a related party transaction. See Item 8, Note 6. “Bridge Financing” in the accompanying notes to the financial statements in this Form 10-K. Of the original Bridge Financing, $1,350,000 remained outstanding at September 30, 2013.

During the Fiscal Year Ended September 30, 2011, we entered into bridge financing transactions (the “2011 Bridge Financing”) where we entered into ten promissory notes, in the aggregate principal amount of $2,034,000 (the “2011 Bridge Notes”), with various investors (the “2011 Lenders”). We received the 2011 Bridge Financing in multiple installments as follows: $674,400, $549,600, $360,000, and $100,000 in August, September, November and December of 2011 respectively and $350,000 in January 2012. Each bridge note has attached warrants to purchase an aggregate of 2,278,079 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. Of the total 2011 Bridge Financing, $1,559,000 was considered a related party transaction. The warrants were issued January 1, 2014. See Note 6. “Bridge Financing” in the accompanying notes to the financial statements in this Form 10-K.

Beginning in February 2012, we entered into a staggered bridge financing transaction (the “2012 Bridge Financing”) whereby we entered into three promissory notes, in the aggregate principal amount of $1,279,000 (the “2012 Bridge Notes”), with three investors (the “2012 Lenders”) with maturity dates of June 30, 2014. The 2012 Bridge Loans funded as follows; $340,000, $320,000, $390,000 and $229,000 in February, March, April, and May of 2012 respectively. Each bridge note has attached warrants to purchase an aggregate of 4,092,800 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. The warrants were issued January 1, 2014. All of the 2012 Bridge Financing was considered a related party transaction. The 2012 Bridge Notes were paid in full in the Fiscal Year Ended September 30, 2013.

Beginning in November 2013, we entered into a staggered bridge financing transaction (the “2013 Bridge Financing”) whereby we entered into four (4) promissory notes, with interest of 10% per annum, in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”), with 4 investors, each note maturing June 30, 2014. The 2013 Bridge Loans funded as follows; $450,000 and $200,000 in November 2013 and January 2014, respectively. All of the 2013 Bridge Financing was considered a related party transaction.

INTELLECTUAL PROPERTY

We do not currently have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, other than those that are incidental and customary to our business, such as licenses to use software applications.

EMPLOYEES

At September 30, 2013, we had approximately 3 employees. As of March 28, 2014, we have two employees at the parent company level, including Sean Kirrane, Chief Executive Officer, and an administrative secretary. We consider our relations with employees to be good. None of our employees are represented by a labor union or work under any collective bargaining agreement.

All employees employed by First Physicians Resources, LLC are part of a staff leasing/contract labor operation and leased under staff leasing agreements to two hospital clients. At September 30, 2013, First Physicians Resources, LLC had approximately 174 employees. As of March 28, 2014 there were 170 employees employed by First Physicians Resources LLC. None of these employees are represented by a labor union or work under any collective bargaining agreement.

GOVERNMENT REGULATIONS

The United States healthcare industry is subject to extensive regulation by a number of governmental entities at the federal, state and local level. Government regulation affects our business activities by controlling our growth, requiring licensure and certification of the facilities we manage, regulating the use of our properties and controlling reimbursement to us for the services we provide.

Medicare-Medicaid Fraud and Abuse Provisions

Section 1128B(b) of the Social Security Act (the “Federal Anti-Kickback Statute”) prohibits the knowing or willful offering, payment, solicitation or receipt or remuneration, directly or indirectly, overtly or covertly, in cash or in kind, for: (1) the referral of patients or arranging for the referral of patients to receive services for which payment may be made in whole or in part under a federal or state healthcare program; or (2) the purchase, lease, order or arranging for the purchase, lease or order of any good, facility, service or item for which payment may be made under a federal or state healthcare program. The Federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by case law or regulations. Violations may result in criminal penalties or fines of up to $25,000, imprisonment for up to five years, or both. Violations of the Federal Anti-Kickback Statute may also result in substantial civil penalties, including penalties of up to $50,000 for each violation, plus three times the amount claimed and exclusion from participation in the Medicare and Medicaid programs. Exclusion from these programs would result in significant reductions in revenue and would have a material adverse effect on our business.

As authorized by Congress, the Office of the Inspector General (“OIG”) promulgated safe harbor regulations that outline categories of activities protected from prosecution under the Federal Anti-Kickback Statute. These safe harbors cover, among other things, investment interests, personal services and management contracts and employment arrangements. Although conduct or business arrangements that do not fall within a safe harbor are not unlawful per se, noncompliant conduct or business arrangements risk increased scrutiny by governmental enforcement authorities.

In addition to the Federal Anti-Kickback Statute, the Health Insurance Portability and Accountability Act of 1996, or “HIPAA,” provides for criminal penalties for healthcare fraud offenses that apply to all health benefit programs, including the payment of inducements to Medicare and Medicaid beneficiaries in order to influence those beneficiaries to order or receive services from a particular provider or practitioner. Federal enforcement officials have numerous enforcement mechanisms to combat fraud and abuse, including the Medicare Integrity Program and an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds. In addition, federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed healthcare fraud.

Evolving interpretations of current, or the adoption of new, federal or state laws or regulations could affect many of our arrangements. Law enforcement authorities, including the OIG, the courts and Congress, are increasing their scrutiny of arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals and opportunities. Investigators also have demonstrated a willingness to look behind the formalities of a business transaction to determine the underlying purposes of payments between healthcare providers and potential referral sources.

The Federal False Claims Act and Similar Federal and State Laws

The False Claims Act (the “FCA”) prohibits any person from knowingly presenting or causing to be presented a false or fraudulent claim, record or statement to obtain payment from the government or decrease any payments owed to the government. Governmental enforcement agencies or courts may impose fines up to three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim.

Criminal false claims provisions apply to (1) false claims or statements made knowingly or willfully to obtain benefits under Medicare or Medicaid or feign compliance with certification requirements, or (2) failure to refund, knowingly and with fraudulent intent, Medicare and Medicaid funds not properly paid. Governmental enforcement agencies or courts may impose up to five years in prison, $25,000 in fines for each offense, or both.

FCA claims may be brought by governmental enforcement authorities or by individuals on the government’s behalf under the FCA’s qui tam , or “whistleblower,” provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant defrauded the federal government. Additionally, HIPAA established (1) civil liability for up-coding and billing medically unnecessary items and services, and (2) federal criminal sanctions for healthcare fraud against a private, nongovernmental healthcare benefit program. Although we have implemented policies and procedures to avoid violations of these laws, there can be no assurance that the conduct will not be reviewed and challenged by whistleblowers or governmental enforcement authorities. Any adverse determination could subject us to criminal and civil liability.

A number of states have adopted their own false claims provisions as well as their own qui tam provisions whereby a private party may file a civil lawsuit in state court. We are currently not aware of any actions against us under any such state laws.

Healthcare Industry Investigations

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices.

From time to time, the OIG and the United States Department of Justice (the “DOJ”) have established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Some of our activities could become the subject of governmental investigations or inquiries. In addition, our executives and managers, many of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation could be included in governmental investigations or named as defendants in private litigation. We are not aware of any governmental investigations involving any of our facilities, our executives or our managers. A future adverse investigation of us, our executives or our managers could result in significant expense to us, as well as adverse publicity.

Privacy Requirements and Administrative Simplification

Federal and state governmental enforcement authorities extensively regulate the confidentiality of patient health information. HIPAA privacy regulations regulate the use and disclosure of patient health information, whether communicated electronically, on paper or orally. The regulations also provide patients with significant rights related to understanding and controlling how their health information is used or disclosed. HIPAA security regulations require healthcare providers to implement administrative, physical and technical safeguards to protect the security of patient health information that is maintained or transmitted electronically. Further, as required by HIPAA, US Department of Health and Safety has adopted regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically.

The penalty for failure to comply with HIPAA privacy and security standards is a fine of up to $100 for each violation, with a maximum penalty of $25,000 imposed for all violations of an identical requirement during a calendar year. Additionally, any person or entity who violates HIPAA privacy or security regulations may be fined up to $250,000, imprisoned for not more than 10 years or both. We believe we comply in all material respects with all applicable federal and state laws, rules and regulations governing the privacy and security of patient health information. Because of the complexity of these regulations, however, there can be no assurance that our privacy and security practices will not be reviewed and found not to be in compliance with these standards. An adverse determination by governmental enforcement authorities could materially and adversely affect our business.

In addition, our clients will continue to remain subject to any state laws that are more restrictive than the HIPAA privacy and security regulations. These statutes vary by state and could impose additional penalties.

Patient Protection and Affordable Care Act

On March 23, 2010, President Obama signed into law the Patient Protection and Affordable Care Act (the “PPACA”). The Healthcare and Education Reconciliation Act of 2010 (the “Reconciliation Act”), which contains a number of amendments to the PPACA, was signed into law on March 30, 2010. Two primary goals of the PPACA, combined with the Reconciliation Act (collectively referred to as the “Health Reform Legislation”), are to provide for increased access to coverage for healthcare and to reduce healthcare-related expenses.

On June 28, 2012, the United States Supreme Court upheld the constitutionality of the requirement in PPACA that individuals maintain health insurance or pay a penalty under Congress’s taxing power. The Supreme Court upheld the PPACA provision expanding Medicaid eligibility to new populations as constitutional, but only so long as the expansion of the Medicaid program is optional for the states. States that choose not to expand their Medicaid programs to newly eligible populations in PPACA can only lose the new federal Medicaid funding in PPACA but not their eligibility for existing federal Medicaid matching payments.

The Health Reform Legislation expands coverage of uninsured individuals and provides for significant reductions in the growth of Medicare program payments, material decreases in Medicare and Medicaid disproportionate share hospital payments, and the establishment of programs where reimbursement is tied in part to patient outcomes. Based on Congressional Budget Office estimates, the Health Reform Legislation, as enacted, is expected to expand health insurance coverage to approximately 32 to 34 million additional individuals through a combination of public program expansion and private sector health insurance reforms.

Some of the most significant changes will expand the categories of individuals eligible for Medicaid coverage and permit individuals with relatively higher incomes to qualify. The federal government reimburses the majority of a state’s Medicaid expenses, and it conditions its payment on the state meeting certain requirements. The federal government currently requires that states provide coverage for only limited categories of low-income adults under 65 years old (e.g., women who are pregnant, and the blind or disabled). In addition, the income level required for individuals and families to qualify for Medicaid varies widely from state to state. While the Health Reform Legislation will greatly expand the number of adults who are eligible for Medicaid, it may not impact our business as Medicaid generally does not reimburse for care provided to adults treated in freestanding behavioral health facilities. As the direct impact of the Health Reform Legislation will be felt by our customers, we are unable to predict with any reasonable certainty the likely impact of the Health Reform on our business model, financial condition or result of operations due to the law’s complexity, lack of implementing regulations or interpretive guidance, gradual and partially delayed implementation, court challenges and possible amendment, repeal or further implementation delays, as well as our inability to foresee how individuals, states and businesses will respond to the choices afforded them by the law.

Item 1A.	RISK FACTORS

Because we are a “Smaller Reporting Company,” we are not required to disclose the information required by this item.

Item 2.	PROPERTIES

The following principal facilities are leased by us and are material to our operations:

Facility	Address	Lease Term	Monthly Rent		Area (sq. ft.)
Office Sublease from HSP, Inc.	433 N. Camden, Suite 810 Beverly Hills, California 90210	Lease expires 1/31/2018	$4,438	(1)	2,367

Office Sublease from Praxis Health Group, L.L.C	4323 N. W. 63rd Street Suite 232, Oklahoma City, OK 73116	Month to month	$2,700		Approx. 400

(1)	The lease agreement requires 3.0% annual increases beginning in 2014 through the term of the lease. See Note 9 in accompanying notes to the financial statements in this Form 10-K.

Item 3.	LEGAL PROCEEDINGS

The Company is party to various claims arising in the ordinary course of business. The Company has accrued approximately $660,000 related to various claims based on management’s assessment of the potential outcome. Actual settlement may be different from the accrued liability. However, in the opinion of the Company’s management, the ultimate liability in excess of the amounts accrued, if any, resulting from the disposition of these actions will not have a material effect on the consolidated financial position or results of operations.

In June 2011, the Company vacated office space in Oklahoma City, Oklahoma prior to the expiration of the lease, at which time the landlord proceeded with litigation to collect outstanding lease payments. In December of 2013, both parties entered into a settlement agreement under which the Company agreed to make a one-time payment of $65,000 in full satisfaction of all amounts due under the lease terms.

In August 2011, the holder of the $1.5 million note payable (see Note 9 in footnotes to the financial statements in this Form 10-K) and 4.25 million of the Company’s outstanding common stock, filed a law suit for performance and repayment of the loan. In December 2011, in full settlement of the lawsuit and satisfaction of the $1.5 million note payable, the lender accepted assignment and receipt of the $2.15 million notes receivable the Company had received in July 2011 as consideration for the sale of the SPMC medical records, and cash totaling $91,000. Additionally, as part of the settlement, the lender agreed to transfer the 4.25 million common stock back to the Company.

Item 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

Item 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER REPURCHASES OF EQUITY SECURITIES

MARKET INFORMATION

Our Common Stock is traded in the over-the-counter market under the symbol “FPCG.OB.” The following table presents, for the periods indicated, the high and low bid prices per share of our Common Stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

The Fiscal Year Ended September 30, 2013	High	Low
First Quarter	$0.07	$0.01
Second Quarter	0.10	0.01
Third Quarter	0.01	0.00
Fourth Quarter	0.00	0.00

The Fiscal Year Ended September 30, 2012	High	Low
First Quarter	$0.10	$0.01
Second Quarter	0.10	0.01
Third Quarter	0.08	0.01
Fourth Quarter	0.01	0.01

STOCKHOLDERS

As of March 28, 2014, to the best of our knowledge, there were approximately 353 stockholders of record of our Common Stock.

DIVIDENDS

We have never declared or paid cash dividends on our Common Stock or preferred stock. Holders of our Series 1-A Convertible Preferred Stock are entitled to non-cumulative dividends, if declared by the Board of Directors, of $0.20 per share annually. Holders of our Series 2-A Convertible Preferred Stock are entitled to non-cumulative dividends, if declared by the Board of Directors, in an amount equal to 8% of the price originally paid to us for each share of Series 2-A Convertible Preferred Stock. Holders of our Series 5-A Convertible Preferred Stock, par value $0.01 per share (the “5-A Preferred”) are entitled to non-cumulative dividends, if declared by the Board of Directors, of $40 per share annually. Holders of our 6-A Preferred are entitled to non-cumulative dividends, if declared by the Board of Directors and pari passu with 5-A Preferred, of $40 per share annually. No dividend may be declared and paid upon shares of our Common Stock in any fiscal year unless dividends on all such preferred stock have been paid or declared and set aside for payment to holders of our preferred stock for such fiscal year. We currently intend to retain all future earnings to finance future growth and therefore do not anticipate declaring or paying any cash dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of Outstanding options, warrants and rights at Sep. 30, 2013	Weighted-average exercise price of outstanding options, warrants and rights at Sep. 30, 2013	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) at Sep. 30, 2013
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,120,000	$0.61	4,802,614

Total	7,120,000	$0.61	4,802,614

(1)	In 2001, at our 2001 Annual Meeting, our stockholders approved two equity compensation plans: (a) our 2001 Stock Options/Stock Issuance Plan (the “2001 Plan”) and (b) our Employee Stock Purchase Plan (“ESPP”). The maximum number of shares of Common Stock that may be issued under the 2001 Plan cannot exceed 20% of the total shares of Common Stock outstanding at the time the calculation is made (including, on an as-converted basis, all convertible preferred stock, convertible debt securities, warrants, options and other convertible securities that are exercisable), but in no event will the maximum number of shares of Common Stock which may be issued under the 2001 Plan as incentive stock options exceed 20,000,000. As of September 30, 2013 based on the 20% calculation, the maximum number of shares issuable under the 2001 Plan was 11,922,614. As of September 30, 2013, we have discontinued offering the ESPP. Since its inception, a total of 22,940 shares of Common Stock have been purchased pursuant to the ESPP.

Item 6.	SELECTED CONSOLIDATED FINANCIAL DATA

Because we are a “Smaller Reporting Company,” we are not required to disclosure the information required by this item.

Item 7.	MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere in this Form 10-K.

FORWARD LOOKING STATEMENTS

The information set forth in this “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains certain forward-looking statements. Please refer to “FORWARD LOOKING STATEMENTS” at the beginning of this Form 10-K for more information about forward-looking statements.

OVERVIEW

During the Fiscal Year Ended September 30, 2010, we shifted our strategy away from majority ownership in healthcare delivery companies to a focus on the provision of management, financial, and ancillary healthcare and IT services to the rural and community hospital market. Simultaneously, we embarked on initiatives to reorganize our operations. In pursuit of this reorganization, we undertook an initiative to divest ourselves of underperforming facilities and reduce or outsource administrative functions to better align cost structures and business volume. For additional information about our divestments, see Item 1. Business in this Form 10-K.

CRITICAL ACCOUNTING POLICIES

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Accounts Receivable

The Company has contracted billing rates for its management services which it bills as gross revenue as services are delivered. Gross billed revenues are then reduced by the Company’s estimate of allowances based on expected collections, which includes the provision for doubtful accounts, to arrive at net revenues. Net revenues may not represent amounts ultimately collected.

Additions to the allowance for doubtful accounts are netted against revenue for the period — See “Revenue Recognition” in Note 2 to the financial statements in this Form 10-K. We write off uncollectible accounts against the allowance for doubtful accounts after exhausting collection efforts and adding subsequent recoveries. Net accounts receivable include only those amounts we estimate we will collect.

We perform an analysis of our historical cash collection patterns and consider the impact of any known material events in determining the allowance for doubtful accounts. In performing our analysis, we considered the impact of any adverse changes in general economic conditions, business office operations, payor mix, or trends in federal or state governmental healthcare coverage.

Revenue Recognition

The Company has contracted billing rates for its management services which it bills as gross revenue as services are delivered. Gross billed revenues are then reduced by the Company’s estimate of allowances, which includes the provision for doubtful accounts, to arrive at net service revenues. Net patient service revenues may not represent amounts ultimately collected. The Company adjusts current period revenue for differences in estimated revenue recorded in prior periods and actual cash collections.

Income Taxes

The liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Accounting for Uncertainty in Income Taxes

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 creates a single model to address accounting for uncertainty in tax positions by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FASB ASC 740 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. There are no unrecognized tax benefits to disclose in the notes to the consolidated financial statements.

Stock-Based Compensation

The Company accounts for its stock options under the recognition and measurement principals of fair value set forth in FASB ASC Topic 718 Compensation – Stock Compensation. Our stock option plans are described in Note 11 to the financial statements contained in Item 8 of this Form 10-K.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares of Common Stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average shares of Common Stock and potential common shares outstanding during the year. Potential common shares outstanding consist of dilutive shares issuable upon the conversion of our preferred stock to Common Stock as computed using the if-converted method and the exercise of outstanding options and warrants to purchase Common Stock, computed using the treasury stock method.

Fair Value of Financial Instruments

Carrying amounts of certain of our financial instruments, including cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities. Carrying value of notes payable and long-term debt approximate fair values as they bear market rates of interest. None of our financial instruments are held for trading purposes.

RESULTS OF OPERATIONS (All amounts in thousands)

	Fiscal Year Ended September 30, 2013	Fiscal Year Ended September 30, 2012
Net revenue from services	$19,392	$16,194
Cost and expenses:
Selling, general and administrative expenses	12,946	10,844
Depreciation and amortization	9	22

Total costs and expenses	12,955	10,866

Operating income	6,437	5,328
Other income (expense):
Interest expense	(866)	(1,126)
Gain on retirement of note payable	—	1,447

Total other income (expense)	(866)	321
Net income from operations before taxation	5,571	5,649
Income tax	—	(212)

Net income from continuing operations	5,571	5,437
Net income from discontinued operations, net of income taxes (including net gain on disposal of assets of $202 and $202, respectively. See Note 3. “Discontinued Operations”)	202	181

Net income	$5,773	$5,618

FISCAL YEAR ENDED SEPTEMBER 30, 2013 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2012

Revenue

Net revenue of $19.4 million was generated in the Fiscal Year Ended September 30, 2013 compared with $16.2 million in the Fiscal Year Ended September 30, 2012, an increase of 19.7%, primarily due to amendments to the service contracts secured in the Fiscal Year Ended September 30, 2011 that increased the scope of services we provided and increases prices of the services we provided. The provision for doubtful accounts of $9.9 million is netted against revenues for the period ended September 30, 2013. See Note 2 in the footnotes to the financial statements in this Form 10-K.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, consisted primarily of employee-related costs that are directly related to providing goods or services, such as salaries and benefits of administrative and support personnel, rent, amortization of stock based compensation, insurance premiums and costs relating to other outside services.

Selling, general and administrative expenses totaled $12.9 million in the Fiscal Year Ended September 30, 2013 and $10.9 million in the Fiscal Year Ended September 30, 2012, an increase of $2.0 million or 18.3%. This increase corresponds to the similar increase in revenue which was primarily the result of increased costs incurred in deliver more services to our customers.

Amortization of Stock-Based Compensation

Amortization of stock-based compensation consists of the expense incurred as the grant of options and warrants to purchase common stock vest over the term of the grant agreements. Since 2006, we have granted to officers, employees and members of our Advisory Board options to purchase our common stock.

No options were granted during the Fiscal Year Ended September 30, 2013 and 2012. Amortization of stock-based compensation expense decreased in Fiscal Year Ended September 30, 2013 to $574,000 compared to $766,000 during the Fiscal Year ended September 30, 2012. Amortization expense is included in selling, general and administrative expenses for presentation in the financial statements in this Form 10-K.

See Note 11 in the accompanying notes to the financial statements in this Form 10-K, “Stock Options” for a discussion of our stock option plans and stock-based compensation.

Operating Income

We had operating income in the Fiscal Year Ended September 30, 2013 of $6.4 million compared to operating income of $5.3 million in the Fiscal Year Ended September 30, 2012, or an increase of 20.8%. This increase was primarily the result of the increase in price and scope of services we provide under our contracts to provide healthcare services management the Company obtained in 2011.

Other Income

In the Fiscal Year Ended September 30, 2012, we realized a $1.4 million net gain on the retirement of a note payable.

Interest Expense

We recorded interest expense of $0.9 million in the Fiscal Year Ended September 30, 2013 and $1.1 million in the Fiscal Year Ended September 30, 2012, reflecting a decrease of $0.2 million or 18.2%. This decrease was due primarily due to the $3.3 million repayment of the 2011 and 2012 Bridge Financing during the Fiscal Year Ended September 30, 2013.

LIQUIDITY AND CAPITAL RESOURCES

We have funded operations primarily through cash flows from operations, short term bridge financing and the sales of certain of our businesses. We estimate that based on current plans and assumptions, our available cash and cash flows from operations will be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for the next 12 months.

Our cash and cash equivalents totaled $1.0 million as of September 30, 2013, compared with $1.4 million as of September 30, 2012, a decrease of 28.6%, primarily attributable to payments on long term financing of $3.7 million offset by $3.2 million cash provided by operating activities.

At September 30, 2013, we had working capital of $7.9 million as compared to working capital of $2.2 million at September 30, 2012, an increase in working capital of $5.7 million. The increase was due primarily to a $3.2 million decrease in current portion of the long term debts and a $4.1 million increase in net accounts receivable, offset by a $1.0 million increase in accrued expenses.

At September 30, 2013, we had a stockholders’ deficit of $3.1 million, compared to a stockholders’ deficit of $9.5 million at September 30, 2012, a decrease in the deficit of $6.4 million or 67.4%, primarily attributable to net income of $5.8 million for the Fiscal Year Ended September 30, 2013 and the recognition of stock-based compensation of $0.6 million.

We have long-term liabilities of $21.2 million as of September 30, 2013, compared to $21.9 million as of September 30, 2012, a decrease of $0.7 million or 3.2%, primarily due to a $0.5 million decrease in the non-current portion of long-term debt and a reduction of $0.2 million in deferred gain on sale of assets.

Net cash provided by operating activities totaled $3.2 million in the Fiscal Year Ended September 30, 2013, compared with $0.2 million cash used in operating activities in the Fiscal Year Ended September 30, 2012. The $3.4 million increase in cash provided by operations during the Fiscal Year Ended September 30, 2013 compared to 2012 was primarily the result of the increase in net income, increase in bad debt provision, and an increase in accrued expenses, offset by an increase in accounts receivable as of September 30, 2013. Also, in 2012, the Company recognized a gain on retirement of note payable.

Net cash used in financing activities was $3.7 million in the Fiscal Year Ended September 30, 2013, compared with $0.6 million provided by financing activities in the Fiscal Year Ended September 30, 2012. This decrease of $4.3 million was primarily due to increased payments on debt in the Fiscal Year Ended September 30, 2013 of $3.7 million compared to payments on debt of $1.5 million and proceeds from debt of $2.1 million in the Fiscal Year Ended September 30, 2012.

At September 30, 2013, we had total liabilities of $28.1 million, total assets of $37.3 million, current liabilities of $6.9 million, and current assets of $14.8 million.

FUNDING

We have an accumulated deficit of approximately $84.7 million as of September 30, 2013, which has been funded primarily through the issuance of preferred stock, the issuance of promissory notes and cash generated from operations.

On February 11, 2009, we completed the first closing of the Bridge Financing, a transaction in which we entered into the following two promissory notes, each dated as of February 6, 2009: (i) a convertible promissory note in the principal amount of $500,000 and (ii) a convertible promissory in the principal amount of $1,000,000 (collectively, the “Bridge Notes”). On March 3, 2009, we completed the second closing of the Bridge Financing, a transaction in which we entered into nine (9) promissory notes, each dated as of March 3, 2009, in the aggregate principal amount of $500,000 (the “Second Bridge Notes”), with various investors (the “Second Bridge Lenders”). On April 14, 2009, we completed the third closing of the Bridge Financing, a transaction in which we entered into the following three (3) promissory notes: (i) a convertible promissory note, dated as of March 31, 2009 in the principal amount of $100,000; (ii) a convertible promissory note, dated as of March 31, 2009, in the principal amount of $50,000 and (iii) a convertible promissory note, dated as of April 14, 2009, in the principal amount of $50,000. Of the total Bridge Financing, $1,600,000 was considered a related party transaction. See Item 8, Note 6. “Bridge Financing” in the accompanying notes to the financial statements in this Form 10-K. Of the original Bridge Financing, $1,350,000 remained outstanding at September 30, 2013.

During the Fiscal Year Ended September 30, 2011, we entered into bridge financing transactions (the “2011 Bridge Financing”) where we entered into ten promissory notes, in the aggregate principal amount of $2,034,000 (the “2011 Bridge Notes”), with various investors (the “2011 Lenders”). We received the 2011 Bridge Financing in multiple installments as follows: $674,400, $549,600, $360,000, and $100,000 in August, September, November and December of 2011 respectively and $350,000 in January 2012. Each bridge note has attached warrants to purchase an aggregate of 2,278,079 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. Of the total 2011 Bridge Financing, $1,559,000 was considered a related party transaction. The warrants were issued January 1, 2014. See Note 6. “Bridge Financing” in the accompanying notes to the financial statements in this Form 10-K. The 2011 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $420,000 and $1,614,000, respectively.

Beginning in February 2012, we entered into a staggered bridge financing transaction (the “2012 Bridge Financing”) whereby we entered into three promissory notes, in the aggregate principal amount of $1,279,000 (the “2012 Bridge Notes”), with three investors (the “2012 Lenders”) with maturity dates of June 30, 2014. The 2012 Bridge Loans funded as follows; $340,000, $320,000, $390,000 and $229,000 in February, March, April, and May of 2012 respectively. Each bridge note has attached warrants to purchase an aggregate of 4,092,800 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. The warrants were issued January 1, 2014. All of the 2012 Bridge Financing was considered a related party transaction. The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $225,000 and $1,054,000, respectively.

Beginning in November 2013, we entered into a staggered bridge financing transaction (the “2013 Bridge Financing”) whereby we entered into four (4) promissory notes, with interest of 10% per annum, in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”), with 4 investors, each note maturing June 30, 2014. The 2013 Bridge Loans funded as follows; $450,000 and $200,000 in November 2013 and January 2014, respectively. All of the 2013 Bridge Financing was considered a related party transaction.

In January 2014, the Company issued “penny” warrants to SMP Investments I, LLC for the purchase of up to 8,500,000 shares of Common Stock at an initial exercise price of $0.01 per share and exercisable for a period of five years from the date of issuance. In March 2014, SMP exercised its warrant to purchase 8,500,000 shares of common stock for an aggregate purchase price of $85,000. The $85,000 proceeds were received by the company in Fiscal Year 2013, and were recorded as a liability until such time as the Company was able to accept the warrants.

In March 2014, we accepted two warrant exercises in the amount of 150,000 and 210,000 shares of Common Stock, at an exercise price of $0.625 and $0.50 per share respectively, for an aggregate purchase price of $198,000 from two investors. The $198,000 proceeds had been received by the company in Fiscal Year 2011, and were recorded as a liability until such time as the Company was able to accept the warrants.

We are not aware of any trends, demands, events or uncertainties that will result in a material change in our liquidity or capital resources, nor do we expect any changes in the cost of our capital resources or the mix and relative cost of our capital resources.

OFF-BALANCE SHEET ARRANGEMENTS

We do not engage in any transactions or have relationships or other arrangements with unconsolidated entities. These include special purpose and similar entities or other off-balance sheet arrangements.

DISCLOSURE OF CONTRACTUAL OBLIGATIONS

Because we are a “Smaller Reporting Company,” we are not required to disclosure the information required by this item.

Item 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Because we are a “Smaller Reporting Company,” we are not required to disclosure the information required by this item.

Item 8.	CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

First Physicians Capital Group, Inc.

We have audited the accompanying consolidated balance sheets of First Physicians Capital Group, Inc. (the “Company”), as of September 30, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of September 30, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Dallas, Texas

April 4, 2014

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2013	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$982	$1,389
Accounts receivable, net of allowance for uncollectible accounts	13,690	9,604
Prepaid expenses	66	51
Other current assets	14	7
Assets of discontinued operations	—	8

Total current assets	14,752	11,059
Property and equipment, net	2	11
Notes receivable	22,343	22,343
Other assets	249	268

Total assets	$37,346	$33,681

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,116	$884
Accrued expenses	3,132	2,176
Income taxes payable	212	212
Current maturities of long term debt	1,857	5,041
Liabilities of discontinued operations	557	572

Total current liabilities	6,874	8,885
Long term debt, net of current portion	5,692	6,161
Deferred gain	15,496	15,698

Total liabilities	28,062	30,744
Commitments and contingencies
Non-redeemable preferred stock:
Preferred stock Series 1-A ($0.01 par value, 2,802,000 shares authorized; 67,600 shares issued and outstanding as of September 30, 2013 and 2012)	166	166
Preferred stock Series 2-A ($0.01 par value, 1,672,328 shares authorized; 3,900 shares issued and outstanding as of September 30, 2013 and 2012)	25	25

Total non-redeemable preferred stock	191	191
Redeemable preferred stock:
Preferred stock Series 5-A ($0.01 par value, 5,000,000 shares authorized; 9,000 shares issued and outstanding as of September 30, 2013 and 2012)	7,832	7,832
Preferred stock Series 6-A ($0.01 par value, 5,000 shares authorized; 4,875 shares issued and outstanding as of September 30, 2013 and 2012)	4,381	4,381

Total redeemable preferred stock	12,213	12,213
Stockholders’ deficit:
Common stock ($0.01 par value, 100,000,000 shares authorized; 15,049,507 shares issued and outstanding as of September 30, 2013 and 2012)	153	153
Additional paid-in-capital	81,578	81,004
Accumulated deficit	(84,747)	(90,520)
Treasury stock, at cost (149,744 shares as of September 30, 2013 and 2012)	(104)	(104)

Total stockholders’ deficit	(3,120)	(9,467)

Total liabilities, preferred stock and stockholders’ deficit	$37,346	$33,681

The accompanying notes are an integral part of these Consolidated Financial Statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended September 30, 2013	Year Ended September 30, 2012
Net revenue from services	$19,392	$16,194
Cost and expenses:
Selling, general and administrative expenses	12,946	10,844
Depreciation and amortization	9	22

Total costs and expenses	12,955	10,866

Operating income	6,437	5,328
Other income (expense):
Interest expense	(866)	(1,126)
Gain on retirement of note payable	—	1,447

Total other income (expense)	(866)	321
Net income from operations before taxation	5,571	5,649
Income tax	—	(212)

Net income from continuing operations	5,571	5,437
Net income from discontinued operations, net of income taxes (including net gain on disposal of assets of $202 and $202, respectively. See Note 3. “Discontinued Operations”)	202	181

Net income	$5,773	$5,618

Basic earnings per share of common stock
Continuing operations	$0.37	$0.36
Discontinued operations	0.01	0.01

Total basic earnings per share of common stock	$0.38	$0.37
Diluted earnings per share of common stock
Continuing operations	$0.09	$0.09
Discontinued operations	0.01	0.00

Total diluted earnings per share of common stock	$0.10	$0.09

The accompanying notes are an integral part of these Consolidated Financial Statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands, except for shares data)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Deficit
	Stock	Amount
Balance at Sept. 30, 2011	15,049,507	$153	$80,238	$(96,138)	$(104)	$(15,851)
Net income	—	—	—	5,618	—	5,618
Stock based compensation	—	—	766	—	—	766

Balance at Sept. 30, 2012	15,049,507	$153	$81,004	$(90,520)	$(104)	$(9,467)
Net income	—	—	—	5,773	—	5,773
Stock based compensation	—	—	574	—	—	574

Balance at Sept. 30, 2013	15,049,507	$153	$81,578	$(84,747)	$(104)	$(3,120)

The accompanying notes are an integral part of these Consolidated Financial Statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal	Fiscal
	Year Ended	Year Ended
	September 30,	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$5,773	$5,618
Net income from discontinued operations	202	181

Net income from continuing operations	5,571	5,437
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on retirement of note payable	—	(1,447)
Depreciation and amortization	9	22
Bad debt provision	9,881	5,066
Amortization of stock-based compensation	574	766
Changes in working capital components:
Accounts receivable	(13,967)	(10,615)
Prepaid expenses	(15)	9
Other assets	12	55
Accounts payable	232	(147)
Accrued expenses	956	403
Income taxes payable	—	212

Net cash provided by (used in) operating activities	3,253	(239)
Net cash provided by (used in) discontinued operations’ operating activities	(7)	20

Net cash provided by (used in) operating activities	3,246	(219)
Cash flows from financing activities:
Proceeds from convertible debt	—	2,089
Payments on convertible debt	(3,313)	(750)
Payments on long term debt	(340)	(732)

Net cash provided by (used in) financing activities	(3,653)	607

Net increase (decrease) in cash and cash equivalents	(407)	388
Cash and cash equivalents at beginning of year	1,389	1,001

Cash and cash equivalents at end of year	$982	$1,389

Supplemental cash flow information:
Cash paid for interest	$562	$855
Cash paid for taxes	$—	$—
Non-cash transactions:
Note receivable given as consideration for payment of note payable	$—	$2,150
Notes payable extinguished through assignment of notes receivable	$—	$1,500

The accompanying notes are an integral part of these Consolidated Financial Statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Company Background

We were originally incorporated in Nevada in October 1980 and re-incorporated in Delaware in November 2000.

During the fiscal year ended January 31, 2007 (the “Fiscal Year Ended January 31, 2007”), we resumed active operations following the acquisition of two ambulatory surgical centers located in Southern California. On December 2, 2005, through newly created indirect subsidiaries, we entered into two separate purchase agreements to acquire from Surgical Ventures, Inc., a California corporation, a controlling interest in two separate outpatient surgical centers in San Diego, California, Point Loma Surgical Center, L.P. and Outpatient Surgery of Del Mar, L.P., and we completed these acquisitions on November 16, 2006.

On October 29, 2007, we acquired 51% of the issued and outstanding membership units of Rural Hospital Acquisition, LLC, an Oklahoma limited liability company (“RHA”). Based in Oklahoma City, RHA owned and operated three critical access hospitals, one medical clinic and an ancillary support services unit, which were focused on the delivery of healthcare services to rural communities in Oklahoma. On May 1, 2008, RHA Anadarko, LLC, a wholly owned subsidiary of RHA, purchased 100% of the issued and outstanding membership interests of Southern Plains Medical Center (“SPMC”). Founded in 1915, SPMC is one of the oldest continuously operating multi-specialty physician practices in the United States. Beginning November 18, 2008, RHA began operating under the trade name Southern Plains Medical Group. On December 11, 2008, we acquired the remaining 49% of the issued and outstanding membership units of RHA, making RHA an indirect wholly-owned subsidiary of ours.

On May 1, 2009, we purchased The Chandler Clinic (“TCC”), a family medical practice located in Chandler, Oklahoma. On December 1, 2010, we sold the operations of The Chandler Clinic to the physician group from which it was originally purchased. The Company has no further obligations or interests in this facility and the buyer assumed the liabilities and leases related to this facility in the transaction. The Company received no consideration at closing.

On September 29, 2009, at our Annual Meeting of Stockholders, our stockholders voted to amend our Certificate of Incorporation to change our legal name from “Tri-Isthmus Group, Inc.” to “First Physicians Capital Group, Inc.” We became First Physicians Capital Group, Inc. on September 29, 2009.

On January 13, 2010, Southern Plains Medical Center, Inc., our previously wholly-owned indirect subsidiary (“SPMC”), entered into a sale/leaseback transaction pursuant to an asset purchase agreement dated January 13, 2010 whereby SPMC sold certain property to Southern Plains Associates, LLC (“SPA”). First Physicians Realty Group, LLC, 50% of SPA and Capital Investors of Oklahoma, LLC, owned the other 50%. The purchase price for the sale/leaseback transaction was paid to SPMC as follows: (i) $1,500,000 was paid in the form of a promissory note, dated January 13, 2010, and (ii) $4,500,000 was paid in cash at the closing. The $4,500,000 in cash proceeds was used to pay off short-term debt associated with the property sold in the amount of $3,700,942, plus related interest. SPMC received net proceeds of $732,221 after retirement of the debt and other associated closing costs. Restricted cash on deposit with the debt holder and pledged as a security on the debt in the amount of $1,524,091 was released and returned to us. In connection with the transaction, SPMC leased back from SPA the property sold, pursuant to a lease agreement dated December 16, 2009. The lease agreement provided for a 20-year term with an automatic 10-year renewal.

On January 10, 2011, RHA Tishomingo, LLC, an indirect subsidiary of ours, entered into an asset purchase agreement to sell the hospital operations of Johnson Memorial Hospital in Tishomingo, Oklahoma to Mercy Tishomingo Hospital Corporation. Also on January 10, 2011, we entered into an agreement for purchase and sale

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

of real property to sell the real estate and equipment of Johnson Memorial Hospital to RSE Enterprises, Inc., (together with the sale to Mercy Tishomingo Hospital Corporation, the “Tishomingo Transaction”).

As part of the Tishomingo Transaction, the $1.13 million in USDA mortgage debt related to the facility was retired. The gross proceeds in the transaction were $1,687,000, consisting of $1,630,000 purchase price, $500,000 in cash and an additional $57,000 for medical supplies.

On January 31, 2011, RHA, and our wholly-owned subsidiaries, sold its owned hospital buildings and land in Stroud and Anadarko, Oklahoma to First Physicians Realty Group for $10,324,000. As payment for the purchase, First Physicians Realty Group assumed the existing first mortgage debt of $6,625,000 and executed $3,699,000 of promissory notes payable to RHA.

Simultaneously with the sale of the land and buildings, RHA and its wholly-owned subsidiaries executed a twenty (20) year lease for the hospital facilities. The leases have been accounted by First Physicians Realty Group as direct financing leases and reflected as notes receivable in the accompanying Consolidated Balance Sheet subsequent to the April 1, 2011 sale of the owned hospitals. To date, no payments have been received on these notes, and no interest income has been recorded. The note receivables are collateralized by the hospital real estate. Upon completion of the transaction a deferred gain of $4.0 million was recorded and is being amortized on a straight-line basis over the 20 year lease term. The Company recognized $0.2 million of amortization during the Fiscal Years Ended September 30, 2013 and 2012, which is included in net income from discontinued operations on the accompanying Consolidated Statements of Operations.

On May 4, 2011 RHA entered into that certain Stock Purchase Agreement, dated May 4, 2011 (the “Cura SPA”), by and between RHA and with One Cura Wellness Inc. (“One Cura”) for the sale of RHA Anadarko, LLC, and RHA Stroud, LLC to One Cura (the “Cura Transaction”). Upon closing, RHA received two notes totaling $12,000,000 as consideration for the purchase. The notes have a term of ten (10) years and bear interest at a rate of ten percent (10%). To date, no payments have been received on these notes, and no interest income has been recorded. A deferred gain of $12.0 million is recorded each year-end related to these notes and will be recognized upon cash payments received.

In conjunction with the Cura SPA, First Physicians Business Solutions, LLC (“FPBS”) a wholly owned direct subsidiary of the Company entered into management services agreements with RHA Anadarko and RHA Stroud to provide management services for an initial period of six and one half (6.5) years. Further, First Physicians Resources, LLC (“FPR”) and wholly owned direct subsidiary of the registrant entered into staff leasing agreements to provide staffing to RHA Anadarko and RHA Stroud for an initial term of one (1) year. Finally, First Physicians Realty Group, LLC (“FPRG”) a wholly owned direct subsidiary of the registrant entered into an Amended and Restated lease with RHA Anadarko and RHA Stroud to continue the lease of real property associated with the hospitals owned by RHA Anadarko and RHA Stroud.

On July 13, 2011, Rural Hospital Acquisition, LLC (“RHA”) entered into a Stock Purchase Agreement, dated July 13, 2011 (the “SPMC SPA”), by and between RHA and Southern Plains Associates II, LLC (“SPA II”), and that certain Asset Purchase Agreement, dated July 13, 2011 (the “SPMC APA”), by and between RHA and SPA II, for the sale of (i) SPMC and (ii) the medical records associated with SPMC, respectively. As consideration for the sale, RHA received two notes totaling $2,150,000. The notes have a term of ten (10) years and bear interest at a rate of five percent (5%) per annum. In addition, SPA II delivered to RHA a buyer’s Members’ guarantee and a company guarantee.

In conjunction with the stock sale/purchase agreement, SPA and Capital Investors of Oklahoma, LLC entered into a Real Estate Purchase Agreement with the SPMC buyer for the purchase/sale of the SPMC real

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

estate. As consideration for the purchase/sale of the SPMC real estate the buyer assumed the existing mortgage on the property and caused the lender to release all guarantees of the mortgage by us. At closing the mortgage had a remaining principal balance of $4,560,982. The SPMC buyer also assumed four equipment loans from the company with a total remaining principal balance of $121,471 and bearing interest rates of 6.75%.

Following the SPMC real estate sale, all assets of SPA were liquidated and SPA immediately ceased operations.

On September 15, 2011, First Physicians Capital Group, Inc. (“FPCG”), entered into a Stock Purchase Agreement, dated September 15, 2011 (the “DEL MAR SPA”) by and between Del Mar Gen Par, Inc. (“DGP”), Del Mar Acquisition, Inc. (“DMA”, and together with FPCG and DGP, the “Seller”), and Surgical Center Management, Inc. (the “Management Company”), IHM Del Mar, LLC (“IHM”), and several individuals (together with IHM, each a “Purchaser” and collectively the “Purchasers”) for the sale of Outpatient Surgery of Del Mar, L.L.C. (“DEL MAR”). Prior to the sale, FPCG held 53.54% of the member units of DEL MAR. As consideration for the sale, FPCG received two payments, consisting of $250,000, paid prior to closing as an initial deposit, and $500,000 paid at closing, for total consideration of $750,000. An additional “earnout” payment of $243,735, payable upon meeting certain milestone was not received.

2. Summary of Significant Accounting Policies

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include our accounts and the accounts of our subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our actual results could differ from estimates and assumptions made.

Cash and Cash Equivalents

Cash consists of cash on hand and amounts deposited with high quality financial institutions. Amounts on deposit at times exceeds the insurance limits. Cash equivalents are highly liquid instruments including cash in money market current accounts that are interest-bearing, capital guaranteed and without any withdrawal restrictions. As of September 30, 2013, cash deposits exceeded the federally insured limit of $250,000 by $732,000.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Accounts Receivable

The Company has contracted billing rates for its management services which it bills as gross revenue as services are delivered. Gross billed revenues are then reduced by the Company’s estimate of allowances based on expected collections, which includes the provision for doubtful accounts, to arrive at net revenues. Net revenues may not represent amounts ultimately collected.

Additions to the allowance for doubtful accounts are netted against revenue for the period – See “Revenue Recognition” in this Note to the financial statements in this Form 10-K. We write off uncollectible accounts against the allowance for doubtful accounts after exhausting collection efforts and adding subsequent recoveries. Net accounts receivable include only those amounts we estimate we will collect.

We perform an analysis of our historical cash collection patterns and consider the impact of any known material events in determining the allowance for doubtful accounts. In performing our analysis, we considered the impact of any adverse changes in general economic conditions, business office operations, payor mix, or trends in federal or state governmental healthcare coverage.

Property and Equipment

Property and equipment are stated at cost. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Computer hardware	2 to 5 years
Computer software	3 to 5 years
Office equipment, furniture and fixtures	5 years

Revenue Recognition

The Company has contracted billing rates for its management services which it bills as gross revenue as services are delivered. Gross billed revenues are then reduced by the Company’s estimate of allowances, which includes the provision for doubtful accounts, to arrive at net revenues. Net revenues may not represent amounts ultimately collected. The Company adjusts current period revenue for differences in estimated revenue recorded in prior periods and actual cash collections.

The following table shows gross revenues and allowances for the twelve months ended September 30, 2013 and 2012 (in thousands):

	Fiscal year ended
	September 30,	September 30,
	2013	2012
Revenue from services	$29,273	$21,260
Allowances	(9,881)	(5,066)

Net revenue	$19,392	$16,194

Allowances percentage	34%	24%

Income Taxes

The liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

bases of assets and liabilities. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Accounting for Uncertainty in Income Taxes

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 creates a single model to address accounting for uncertainty in tax positions by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FASB ASC 740 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. There are no unrecognized tax benefits to disclose in the notes to the consolidated financial statements.

The Company’s income tax returns are subject to examination by taxing authorities for a period of three years from the date they are filed. As of September 30, 2013, the following tax years are subject to examination:

Jurisdiction	Open Years for Filed Returns	Return Filed in 2013
Federal	Fiscal years 2009 — 2011	—
California	Fiscal years 2009 — 2011	—

Stock-Based Compensation

The Company accounts for its stock options under the recognition and measurement principals of fair value set forth in FASB ASC Topic 718 Compensation — Stock Compensation.

Earnings Per Share

Basic earnings/(loss) per share is computed by dividing net income/(loss) by the weighted average shares of Common Stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average shares of Common Stock and potential common shares outstanding during the year. Potential common shares outstanding consist of dilutive shares issuable upon the conversion of our preferred stock to Common Stock as computed using the if-converted method and the exercise of outstanding options and warrants to purchase Common Stock, computed using the treasury stock method.

Concentration of Credit Risk and Sales

Our operations are concentrated in one area — rural critical access hospital management. For the Fiscal Years Ended September 30, 2013 and 2012 100% of our revenue was derived from operations in the state of Oklahoma. For the Fiscal Years Ended September 30, 2013 and 2012, 100% and 99%, respectively, of our revenue was derived from our management services and staff leasing contracts with one customer. At September 30, 2013 and 2012, 100% of our accounts receivable, respectively, was derived from our management services and staff leasing contracts with one customer.

Fair Value of Financial Instruments

Carrying amounts of certain of our financial instruments including accounts receivable, accounts payable and accrued expenses approximate fair value due to their short maturities. Carrying value of notes receivable and long-term debt approximate fair values as they bear market rates of interest. None of our financial instruments are held for trading purposes.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

3. Discontinued Operations

On January 10, 2011, RHA Tishomingo, LLC, an indirect subsidiary of ours, entered into an Asset Purchase Agreement to sell the hospital operations of Johnson Memorial Hospital in Tishomingo, Oklahoma to Mercy Tishomingo Hospital Corporation. Also on January 10, 2011, we entered into an Agreement for Purchase and Sale of Real Property to sell the real estate and equipment of Johnson Memorial Hospital to RSE Enterprises, Inc., (together with the sale to Mercy Tishomingo Hospital Corporation, the “Tishomingo Transaction”) (See Note 1 in this Form 10-K).

On May 4, 2011, we completed the RHA-“One Cura” transaction in which we sold RHA Anadarko LLC, and RHA Stroud LLC, and on July 13, 2011, we completed the RHA –SPA II transactions (See Note 1 in this Form 10-K) in which we sold SPMC and SPA.

On September 15, 2011, we completed the “DEL MAR SPA” transaction in which we sold our 53% interest in Outpatient Surgery of Del Mar, L.L.C., a California limited liability company (“DEL MAR”) (See Note 1 in this Form 10-K).

As of September 30, 2013 and 2012, the operating assets of RHA Tishomingo, LLC, RHA Anadarko, RHA Stroud, SPMC, SPA, Del Mar, and Point Loma, have been recorded as assets from discontinued operations and the liabilities as liabilities of discontinued operations. We have reclassified to discontinued operations, for all periods presented, the results of operations of RHA Tishomingo, LLC, RHA Anadarko, RHA Stroud, SPMC, SPA, Del Mar, and Point Loma.

The results of discontinued operations for the twelve months ended September 30, 2013 and 2012 are as follows (in thousands):

	Twelve months ended
	September 30,	September 30,
	2013	2012
Net revenue from services	$—	$11
Costs and expenses:
Selling, general and administrative expenses	—	32

Total costs and expenses	—	32
Loss before income taxes	—	(21)
Taxation	—	—

Total discontinued operations	$—	$(21)

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

A summary of the assets and liabilities from discontinued operations as of September 30, 2013 and 2012 is as follows (in thousands):

	September 30,	September 30,
	2013	2012
Assets
Other current assets	$—	$8

Total current assets	—	8

Total assets	—	8

Liabilities
Accounts payable	282	297
Accrued expenses	275	275

Total current liabilities	557	572

Total liabilities	$557	$572

4. Earnings/(Loss) Per Share

The amounts in the table below are in thousands except for per share amounts.

	Fiscal	Fiscal
	Year Ended	Year Ended
	September 30,	September 30,
	2013	2012
Numerator for basic earnings per share:
Net income attributable to continuing operations	$5,571	$5,437
Net income attributable to discontinued operations	202	181
Denominator for basic earnings per share — weighted average shares	15,049,507	15,049,507
Numerator for diluted earnings per share:
Net income attributable to continuing operations	5,706	5,572
Net income attributable to discontinued operations	202	181
Denominator for diluted earnings per share — weighted average shares	61,644,872	61,644,872
Basic earnings per share of common stock:
Continuing operations	$0.37	$0.36
Discontinued operations	0.01	0.01

Total basic earnings per share of common stock	$0.38	$0.37

Diluted earnings per share of common stock:
Continuing operations	$0.09	$0.09
Discontinued operations	0.01	0.00

Total diluted earnings per share of common stock	$0.10	$0.09

For the Fiscal Years Ended September 30, 2013 and 2012, stock options outstanding to purchase 6,760,000 common shares and warrants outstanding to purchase 360,000 and 796,250 common shares respectively, had strike prices above market value and are considered “out-of-the-money,” and were therefore excluded from the computation of diluted net income (loss) per share.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

For the Fiscal Years Ended September 30, 2013 and 2012, the following potential common shares outstanding are included in the computation of diluted net income per share: 67,600 Series 1-A Convertible Preferred Stock convertible into 33,493 common shares, 3,900 Series 2-A Convertible Preferred Stock convertible into 1,872 common shares, 9,000 Series 5-A Convertible Preferred Stock convertible into 28,800,000 common shares, 4,875 Series 6-A Convertible Preferred Stock convertible into 15,600,000 common shares, and $1,350,000 of 2009 Bridge Financing convertible into 2,160,000 common shares. For the Fiscal Years Ended September 31, 2013 and 2012, interest expense of $135,000 related to the convertible debt was added back to net income attributable to continuing operations for the computation of diluted net income per share.

5. Accounts receivable

Accounts receivable consisted of the following (in thousands):

	September 30,	September 30,
	2013	2012
Gross accounts receivable	$32,875	$18,908
Reserves for bad debt	(19,185)	(9,304)

Accounts receivable, net	$13,690	$9,604

6. Bridge Financing

During the Fiscal Year Ended September 30, 2009, we entered into a bridge financing transaction (the “Bridge Financing”) which was consummated in three separate closings. On February 11, 2009, we completed the first closing of the Bridge Financing, a transaction in which we entered into the following two promissory notes, each dated as of February 6, 2009: (i) a convertible promissory note with SMP Investments, LLC, a Michigan limited liability company (“SMP”), in the principal amount of $500,000 and (ii) a convertible promissory note with Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust, dated August 17, 2000 (“Ciabattoni”), in the principal amount of $1,000,000 (collectively, the “Bridge Notes”). SMP and Ciabattoni are each a “Bridge Lender” and are collectively referred to herein as the “Bridge Lenders.”

On February 11, 2009, in addition to the issuance of the Bridge Notes, we issued four warrants to purchase Common Stock to the Bridge Lenders as follows: (i) a warrant issued to SMP for the purchase of up to 375,000 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance; (ii) a warrant issued to SMP for the purchase of up to 250,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance; (iii) a warrant issued to Ciabattoni for the purchase of up to 750,000 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance and (iv) a warrant issued to Ciabattoni for the purchase of up to 500,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance. These warrants were allowed to expire, unexercised.

Each Bridge Note originally became due and payable on November 6, 2009. We extended these notes under the terms of an extension option contained in the Bridge Notes. Pursuant to the terms of the extension option, we were required to issue warrants to the Bridge Lenders to purchase shares of Common Stock in the following amounts: (i) to SMP, 125,000 shares at a price of $0.50 per share, and 83,333 shares at a price of $0.75 per share and (ii) to Ciabattoni, 250,000 shares at a price of $0.50 per share, and 166,667 shares at a price of $0.75 per share. All of the warrants issued were exercisable for a period of twenty six months from the date of issuance, and were allowed to expire unexercised. The new due date of the Bridge Notes pursuant to the extension option

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

was February 6, 2010. We were to repay the unpaid principal of each Bridge Note on this date, together with accrued and unpaid interest of 16%.

The Bridge Lenders initially agreed to extensions as follows: the maturity date of the promissory note held by SMP, in the principal amount of $500,000, is extended to August 6, 2011; the maturity date of the promissory note held by Ciabattoni, in the principal amount of $1,000,000, is extended to February 6, 2013. Effective February 1, 2010, the interest rate was changed from 16% to 10% per annum for the Bridge Notes. As further discussed in Note 15 to the financial statements in this Form 10-K, “Subsequent Events”, each 2009 Bridge Lender agreed to extend the maturity date(s) of their respective Bridge Notes with the same terms and conditions contained in the originally executed Notes and related extensions until June of 2014.

The Bridge Notes include a conversion feature allowing each Bridge Lender to convert all or any portion of the entire unpaid principal and any unpaid accrued interest at the date upon which the conversion is to be effected into a number of shares of Common Stock, determined by dividing the sum of the unpaid principal and unpaid accrued interest at the conversion date by the conversion price in effect at the conversion date. The initial conversion price is $0.625, which price is adjustable as set forth in the Notes. As of September 30, 2013, none of the Bridge Lenders has effected such a conversion.

On March 3, 2009, we completed the second closing of the Bridge Financing, a transaction in which we entered into nine (9) promissory notes, each dated as of March 3, 2009, in the aggregate principal amount of $500,000 (the “Second Bridge Notes”), with various investors (the “Second Bridge Lenders”). Subsequent to this second closing, Anthony J. Ciabattoni, holder of the $1,000,000 Bridge note from the first round of Bridge Financing, assumed three of the Second Bridge Notes, for a total of $100,000.

Each Second Bridge Note originally became due and payable on December 3, 2009, unless the maturity date is extended pursuant to the terms of an extension option. The Second Bridge Notes included a conversion feature allowing each Second Bridge Lender to convert all or any portion of the entire unpaid principal and any unpaid accrued interest at the date upon which the conversion is to be effected into a number of shares of Common Stock, determined by dividing the sum of the unpaid principal and unpaid accrued interest at the conversion date by the conversion price in effect at the conversion date. The initial conversion price is $0.625, which price is adjustable as set forth in the Second Bridge Notes. As of September 30, 2013, none of the Second Bridge Lenders has effected such a conversion.

We extended the Second Bridge Notes for an additional three months under the terms of the extension option contained in the Second Bridge Notes. Upon exercising this option, we were required to issue warrants to the Second Bridge Lenders to purchase an aggregate of 208,333 shares of our Common Stock, 125,000 shares of which will be issued at an exercise price of $0.50 per share and 83,333 shares of which will be issued at an exercise price of $0.75 per share. These warrants were allowed to expire, unexercised. The new due date for the Second Bridge Notes pursuant to the extension option was March 3, 2010. The Second Bridge Lenders agreed to an additional extension period for the Second Bridge Notes ranging from eighteen to thirty-six months from the March 3, 2010 due date and also agreed to a reduction in the annual interest rate from 16% to 10%. As further discussed in Note 17 of the financial statements in this Form 10-K, “Subsequent Events”, each of the Second Bridge Lenders agreed to extend the maturity date(s) of their respective Notes with the same terms and conditions contained in the originally executed Notes and related extensions until June of 2014.

On April 14, 2009, we completed the third closing of the Bridge Financing, a transaction in which we entered into the following three (3) promissory notes: (i) a convertible promissory note, dated as of March 31, 2009, with Frank Darras, Trustee of the Darras Family Trust (“Darras”), in the principal amount of $100,000 (the “Darras Note”); (ii) a convertible promissory note, dated as of March 31, 2009, with SFV, Inc., a California

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

corporation (“SFV”), in the principal amount of $50,000 (the “SFV Note”) and (iii) a convertible promissory note, dated as of April 14, 2009, with NFS LLC/FMTC Rol IRA FBO Neal Katz (“Katz”), in the principal amount of $50,000 (the “Katz Note”) (each, a “Third Bridge Note” and collectively, the “Third Bridge Notes”). Darras, SFV and Katz are each a “Third Bridge Lender” and are collectively referred to herein as the “Third Bridge Lenders.” Of the total Bridge Financing, $1,600,000 was considered a related party transaction.

The Darras Note and the SFV Note originally became due and payable on December 31, 2009 and the Katz Note originally became due and payable on January 14, 2010. The terms of each of the Third Bridge Notes contained an extension option to extend such notes for an additional three months at our discretion. We extended the Darras Note and the SFV Note under the terms of the respective options, and therefore were obligated to issue warrants to Darras and SFV as follows: (i) Darras — 25,000 shares at an exercise price of $0.50 per share, and 16,667 shares at an exercise price of $0.75 per share; (ii) SFV — 12,500 shares at an exercise price of $0.50 per share, and 8,333 shares at an exercise price of $0.75 per share. We extended the Katz Note under the terms of an extension option contained in the Katz Note. By exercising this option, we were required to issue warrants to Katz to purchase an aggregate of 20,833 shares, 12,500 shares of which will be issued at an exercise price of $0.50 per share and 8,333 shares of which will be issued at an exercise price of $0.75 per share. All of the Third Bridge Note extension warrants were allowed to expire, unexercised.

The new due dates for the Third Bridge Notes, pursuant to the extension option, was March 31, 2010 for each of the Darras Note and the SFV Note and April 14, 2010 for the Katz Note. The Third Bridge Lenders agreed to an additional extension period for the notes ranging from eighteen to thirty-six months from the March 31, 2010 and April 14, 2010 due dates and also agreed to a reduction in the annual interest rate from 16% to 10%. As further discussed in Note 17 of the financial statements in this Form 10-K, “Subsequent Events”, each Third Bridge Lender agreed to extend the maturity date(s) of their respective Notes with the same terms and conditions contained in the originally executed Notes and related extensions until June of 2014.

The Third Bridge Notes include a conversion feature allowing each Third Bridge Lender to convert all or any portion of the entire unpaid principal and any unpaid accrued interest at the date upon which the conversion is to be effected into a number of shares of Common Stock, determined by dividing the sum of the unpaid principal and unpaid accrued interest at the conversion date by the conversion price in effect at the conversion date. The initial conversion price is $0.625, which price is adjustable as set forth in the Third Bridge Notes.

The fair value of the warrants issued in conjunction with the convertible notes issued under the Bridge Financing amounted to $932,000, and the fair value of the warrants issued in conjunction with the extension of the Bridge Notes, the Second Bridge Notes, the Darras Note, the SFV Note and the Katz Note amounted to $291,000. The beneficial conversion feature associated with the convertible notes issued in conjunction with the Bridge Financing totaled $253,000. Both the fair value of the warrants issued under the Bridge Financing and the subsequent extension of the Bridge Notes, the Second Bridge Notes the Darras Note, the SFV Note and the Katz Note, as well as the beneficial conversion feature, were amortized over the term of the loans.

All of the promissory notes under the Bridge Financing include a provision granting the lenders, to the extent that the lenders holding notes representing a majority of the aggregate outstanding principal amount of the notes agree, demand registration rights with respect to the resale of the shares of Common Stock that would be issuable upon conversion of the notes, which rights vest thirty six (36) months after the date of issuance of the Bridge Financing notes. The registration statement would be prepared by us at our expense and filed on Form S-1 or other appropriate form and, once declared effective, allow the registered securities to be sold on a continuous basis and we will keep the registration statement continuously effective until certain conditions are met which would allow us to stop maintaining its effectiveness.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

During the Fiscal Year Ended September 30, 2012, $750,000 of the 2009 Bridge Financing was repaid. Of the $750,000 paid, $75,000 and $175,000 was paid to SMP Investments I, LLC, and Anthony J. Ciabattoni respectively, both of which are considered related party transactions. As of September 30, 2013, $1,350,000 of the 2009 Bridge Financing remains outstanding.

During the Fiscal Year Ended September 30, 2011, we entered into bridge financing transactions (the “2011 Bridge Financing”) where we entered into ten promissory notes, in the aggregate principal amount of $2,034,000 (the “2011 Bridge Notes”), with various investors (the “2011 Lenders”). We received the 2011 Bridge Financing in multiple installments as follows: $674,400, $549,600, $360,000, and $100,000 in August, September, November and December of 2011, respectively, and $350,000 in January 2012. Each bridge note has attached warrants to purchase an aggregate of 2,278,079 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. Of the total 2011 Bridge Financing, $1,559,000 was considered a related party transaction. The warrants were issued January 1, 2014. The 2011 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $420,000 and $1,614,000, respectively.

Beginning in February 2012, we entered into a staggered bridge financing transaction (the “2012 Bridge Financing”) whereby we entered into three promissory notes, in the aggregate principal amount of $1,279,000 (the “2012 Bridge Notes”), with three investors (the “2012 Lenders”) with maturity dates of June 30, 2014. The 2012 Bridge Loans funded as follows; $340,000, $320,000, $390,000 and $229,000 in February, March, April, and May of 2012 respectively. All of the 2012 Bridge Financing was considered a related party transaction. The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $225,000 and $1,054,000, respectively.

7. Long-term Debt

Long-term debt consists of the following (in thousands):

	September 30, 2013	September 30, 2012
Note payable secured by real estate, $27,513 payable monthly, including interest based on Wall Street Journal prime plus 2% adjusted quarterly, floor of 7%, rate is currently 7%, matures November 2028	$3,059	$3,170
Note payable secured by real estate, $34,144 payable monthly, including interest based on Wall Street Journal prime plus 2% adjusted quarterly, floor of 7%, rate is currently 7%, matures November 2028	2,830	2,995
Bridge notes payable, 10% interest, matures on or before June 2014	1,350	4,663
Note payable, 9% interest per annum, matures in February 2016	210	274
Note payable, 10% interest per annum, matures in September 2014	100	100

Total	7,549	11,202

Less current maturities of long term debt	(1,857)	(5,041)

Total long term debt	$5,692	$6,161

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following chart shows scheduled principal payments due as of September 30, 2013 on long-term debt for the next five years and thereafter (in thousands):

Fiscal Year Ended September 30,	Payments
FY 2014	$1,857
FY 2015	441
FY 2016	444
FY 2017	415
FY 2018	454
Thereafter	3,938

Total	$7,549

8. Warrants

Outstanding exercisable warrants consisted of the following as of September 30, 2013:

	Remaining	Exercise
Description	Life	Price	Warrants
June 8, 2009 Preferred Stock Series 6-A warrants issued to investor	6 months	0.50	210,000
June 10, 2009 warrants issued to Medical Advisory Board	6 months	0.63	150,000

			360,000

A summary of stock warrant activity and related information at September 30, 2013 and 2012 is as follows:

			Weighted-Average
	Number of Shares of Common Stock		Exercise Price Per Share
	Fiscal year Ended September 30, 2013	Fiscal year Ended September 30, 2012	Fiscal year Ended September 30, 2013	Fiscal year Ended September 30, 2012
Warrants outstanding at beginning of the period	796,250	4,731,513	$0.52	$0.58
Issued	—	—	—	—
Exercised	—	—	—	—
Cancelled or expired	(436,250)	(3,935,263)	$0.50	$0.60

Warrants outstanding at end of the period	360,000	796,250	$0.55	$0.52

9. Commitments and Contingencies

The Company is party to various claims arising in the ordinary course of business. The Company has accrued approximately $660,000 related to various claims based on management’s assessment of the potential outcome. Actual settlement may be different from the accrued liability. However, in the opinion of the Company’s management, the ultimate liability in excess of the amounts accrued, if any, resulting from the disposition of these actions will not have a material effect on the consolidated financial position or results of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

In June 2011, the Company vacated office space in Oklahoma City, Oklahoma prior to the expiration of the lease, at which time the landlord proceeded with litigation to collect outstanding lease payments. In December of 2013, both parties entered into a settlement agreement under which the Company agreed to make a one-time payment of $65,000 in full satisfaction of all amounts due under the lease terms.

In August 2011, the holder of the $1.5 million note payable and 4.25 million of the Company’s outstanding common stock, filed a law suit for performance and repayment of the loan. In December 2011, in full settlement of the lawsuit and satisfaction of the $1.5 million note payable, the lender accepted assignment and receipt of the $2.15 million notes receivable the Company had received in July 2011 as consideration for the sale of the SPMC medical records, and cash totaling $91,000. Additionally, as part of the settlement, the lender agreed to transfer the 4.25 million shares of common stock back to the Company.

We lease office space under non-cancelable operating leases that expire at various dates through 2030. We also lease certain equipment under capital leases. Rent expense was $80,065 in the Fiscal Year Ended September 30, 2013 and $96,161 in the Fiscal Year Ended September 30, 2012.

Future minimum lease obligations at September 30, 2013 for those leases having an initial or remaining non-cancelable lease term in excess of one year, are as follows (in thousands):

Operating
Year Ending September 30,	Leases
2014	$54
2015	56
2016	58
2017	59
2018 and thereafter	20

$247

10. Preferred Stock

Non-Redeemable Preferred Stock and Redeemable Preferred Stock

Effective February 24, 2000, we authorized 5,000,000 shares of preferred stock. The preferred stock is divided into several series. The Series 1-A Convertible Preferred Stock consists of 2,802,000 shares, the Series 2-A Convertible Preferred Stock consists of 1,672,328 shares, the Series 3-A Convertible Preferred Stock consists of 500,000 shares, the Series 4-A Preferred consists of 25,000 shares, the 5-A Preferred consists of 9,000 shares and the 6-A Preferred consists of 5,000 shares. Following completion of the sale of our BPO operations in Asia, no Series 3-A Preferred Stock or Series 4-A Preferred Stock remained outstanding and no shares of Series 3-A Preferred Stock or Series 4-A Preferred Stock were subsequently issued. During the Fiscal Year Ended September 30, 2008, we began issuing preferred stock designated as 6-A Preferred. Series 1-A Convertible Preferred Stock, Series 2-A Convertible Preferred Stock, 5-A Preferred and Series 6-A Preferred Stock outstanding as of end of the Fiscal Years Ended September 30, 2013 and 2012 is described below.

Series 1-A Convertible Preferred Stock

As of the end of the Fiscal Years Ended September 30, 2013 and 2012, we had 67,600 shares of Series 1-A Convertible Preferred Stock, convertible into 33,493 common shares with an aggregate liquidation value of $167,000. In the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the Series 1-A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

any of the assets or surplus funds, to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum of (A) $2.50 for each outstanding share of Series 1-A Convertible Preferred Stock and (B) an amount equal to declared but unpaid dividends on such shares, if any. Each share of Series 1-A Convertible Preferred Stock shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the original issue price by the then-applicable conversion price in effect on the date the certificate evidencing such share is surrendered for conversion. Each share of Series 1-A Convertible Preferred Stock, subject to the surrendering of the certificates of the Series 1-A Convertible Preferred Stock, shall be automatically converted into shares of Common Stock at the then-effective conversion price, immediately upon closing of a public offering of our Common Stock with aggregate gross proceeds of at least $10.0 million and a per share price of at least $5.00, or at the election of the holders of a majority of the outstanding shares of Series 1-A Convertible Preferred Stock. The holder of each share of Series 1-A Convertible Preferred Stock has the right to that number of votes equal to the number of shares of Common Stock which would be issued upon conversion of the Series 1-A Convertible Preferred Stock. Holders of the Series 1-A Convertible Preferred Stock are entitled to non-cumulative dividends, if declared by our Board of Directors, of $0.20 per share annually. Under certain circumstances, such as stock splits or issuances of Common Stock at a price less than the issuance price of the Series 1-A Convertible Preferred Stock, these shares are subject to stated Series 1-A Convertible Preferred Stock conversion price adjustments. There are currently three holders of Series 1-A Convertible Preferred Stock.

Series 2-A Convertible Preferred Stock

As of the end of the Fiscal Years Ended September 30, 2013 and 2012, we had 3,900 shares of Series 2-A Convertible Preferred Stock outstanding with an aggregate liquidation value of $24,000. In the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the Series 2-A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds, to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum of (A) $6.41 for each outstanding share of Series 2-A Convertible Preferred Stock and (B) an amount equal to declared but unpaid dividends on such shares, if any. Each share of Series 2-A Convertible Preferred Stock shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the original issue price by the then-applicable conversion price in effect on the date the certificate evidencing such share is surrendered for conversion. Each share of Series 2-A Convertible Preferred Stock, subject to the surrendering of the certificates of the Series 2-A Convertible Preferred Stock, shall be automatically converted into shares of Common Stock at the then-effective conversion price, immediately upon closing of a public offering of our Common Stock with aggregate gross proceeds of at least $20.0 million and a per share price of at least $13.00, or at the election of the holders of a majority of the outstanding shares of Series 2-A Convertible Preferred Stock. The holder of each share of Series 2-A Convertible Preferred Stock has the right to that number of votes equal to the number of shares of Common Stock which would be issued upon conversion of the Series 2-A Convertible Preferred Stock. Holders of the Series 2-A Convertible Preferred Stock are entitled to non-cumulative dividends, if declared by our Board of Directors, of $0.20 per share annually. Under certain circumstances, such as stock splits or issuances of Common Stock at a price less than the issuance price of the Series 2-A Convertible Preferred Stock, these shares are subject to stated Series 2-A Convertible Preferred Stock conversion price adjustments. There is currently one holder of Series 2-A Convertible Preferred Stock.

Series 5-A Convertible Preferred Stock

Under the terms of the Series 5-A Preferred Stock and Warrant Purchase Agreement, in the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the 5-A Preferred shall be entitled to receive, pari passu with the 6-A Preferred, after distribution of all amounts due to the holders of the Series 1-A

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Convertible Preferred Stock and Series 2-A Convertible Preferred Stock, but prior and in preference to any distribution of any of the assets or surplus funds to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum of (A) the original issue price, which initially is $1,000 (as adjusted for stock splits, stock dividends, combinations and the like) plus (B) an amount equal to all declared but unpaid dividends on such shares, if any. Each share of 5-A Preferred shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the original issue price by the then-applicable conversion price in effect on the date the certificate evidencing such share is surrendered for conversion. Each share of 5-A Preferred, subject to the surrendering of the certificates of the 5-A Preferred, shall be automatically converted into shares of Common Stock at the then-applicable conversion price, upon the election of the holders of not less than a majority of the outstanding shares of 5-A Preferred electing to effect such conversion. The holder of each share of 5-A Preferred shall have the right to that number of votes equal to the number of shares of Common Stock which would be issued upon conversion of the 5-A Preferred. Holders of the 5-A Preferred are entitled to non-cumulative dividends, if declared by our Board of Directors, of $40 per share annually. Under certain circumstances, such as stock splits or issuances of Common Stock at a price less than the issuance price of the Series 5-A Convertible Preferred Stock, these shares are subject to stated Series 5-A Convertible Preferred Stock conversion price adjustments. Shares of 5-A Preferred had an initial conversion price of $0.3125 per share.

Shares of 5-A Preferred Stock are subject to redemption at our option or if required by a majority of the outstanding 5-A Preferred shares after certain events have occurred (“Triggering Events”). Triggering Events include our failure to honor a properly tendered request for conversion and if our Common Stock is not eligible for quotation on certain public stock exchanges including the OTC Bulletin Board and the Nasdaq Small Cap Market. During the Fiscal Year ended September 30, 2011, our Common Stock became ineligible for quotation on any public stock exchange, resulting in the occurrence of a Triggering Event. As of September 30, 2013 and 2012 neither we nor a majority of the outstanding 5-A Preferred shares had required redemption. In February 2014, a majority of the Series 5-A Convertible Preferred Stock holders consented to waive their rights to demand registration. As a result of the majority consent, demand registration rights for all of the stockholders of the Series 5-A Convertible Preferred Stock were waived.

As of September 30, 2013 and 2012, there were 9,000 shares of 5-A Preferred outstanding, convertible into 28,800,000 common shares with an aggregate liquidation value of $9.01 million and an aggregate redemption value of $9.4 million. There are currently 61 holders of 5-A Preferred.

Series 6-A Convertible Preferred Stock

On March 31, 2008, we entered into a Series 6-A Preferred Stock and Warrant Purchase Agreement (the “6-A Purchase Agreement”), pursuant to which we issued and sold 3,585 shares of newly created class of convertible preferred stock, known as the 6-A Preferred and warrants to purchase an aggregate of 2,151,000 shares of Common Stock to a group of investors. Net proceeds from the issuance totaled $3.3 million. As of September 30, 2013, all of the warrants from the March 31, 2008 issuance have expired.

Under the terms of the 6-A Purchase Agreement, in the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the 6-A Preferred shall be entitled to receive, pari passu with the 5-A Preferred, after distribution of all amounts due to the holders of the Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock, but prior and in preference to any distribution of any of the assets or surplus funds to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum of (A) the original issue price, which initially is $1,000 (as adjusted for stock splits, stock dividends, combinations and the like) plus (B) an amount equal to all declared but unpaid dividends on such shares, if any. The holders of 6-A Preferred shall be entitled to receive dividends pari passu with the 5-A

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Preferred stockholders. Each share of 6-A Preferred shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the original issue price by the then-applicable conversion price in effect on the date the certificate evidencing such share is surrendered for conversion. Each share of 6-A Preferred, subject to the surrendering of the certificates of the 6-A Preferred, shall be automatically converted into shares of Common Stock at the then-applicable conversion price, upon the election of the holders of not less than a majority of the outstanding shares 6-A Preferred electing to effect such conversion. The holder of each share of 6-A Preferred shall have the right to that number of votes equal to the number of shares of Common Stock, which would be issued upon conversion of the 6-A Preferred. Holders of the 6-A Preferred are entitled to non-cumulative dividends, if declared by our Board of Directors, of $40 per share annually. Under certain circumstances, such as stock splits or issuances of Common Stock at a price less than the issuance price of the Series 6-A Convertible Preferred Stock, these shares are subject to stated Series 6-A Convertible Preferred Stock conversion price adjustments. Shares of 6-A Preferred have an initial conversion price of $0.3125 per share.

Shares of 6-A Preferred Stock are subject to redemption at our option or if required by a majority of the outstanding 6-A Preferred shares after certain events have occurred (“Triggering Events”). Triggering Events include our failure to honor a properly tendered request for conversion and if our Common Stock is not eligible for quotation on certain public stock exchanges including the OTC Bulletin Board and the Nasdaq Small Cap Market. During the Fiscal Year ended September 30, 2011, our Common Stock became ineligible for quotation on any public stock exchange, resulting in the occurrence of a Triggering Event. As of September 30, 2013 neither we nor a majority of the outstanding 6-A Preferred shares had required redemption. In February 2014, a majority of the Series 6-A Convertible Preferred Stock holders consented to waive their rights to demand registration. As a result of the majority consent, demand registration rights for all of the stockholders of the Series 6-A Convertible Preferred Stock were waived.

As of September 30, 2013 and 2012, there were 4,875 shares of 6-A Preferred outstanding, convertible into 15,600,000 common shares with an aggregate liquidation value of $4.9 million and an aggregate redemption value of $5.3 million. There are currently 37 holders of 6-A Preferred.

Related Party Interests in Preferred Stock

Our executive officers and affiliates held no shares of either Series 1-A Convertible Preferred Stock or Series 2-A Convertible Preferred Stock as of September 30, 2013 and 2012. They held 2,373 shares of 5-A Preferred and 1,643 shares of 6-A Preferred as of September 30, 2013 and 2012.

11. Stock Options

Stock-Based Compensation

There were no options to purchase shares of our Common Stock granted in the Fiscal Years Ended September 30, 2013 and 2012.

Stock Option Plans

In 2001, at our 2001 Annual Meeting, our stockholders approved two equity compensation plans: (a) our 2001 Stock Options/Stock Issuance Plan (the “2001 Plan”) and (b) our Employee Stock Purchase Plan (“ESPP”). The maximum number of shares of Common Stock that may be issued under the 2001 Plan cannot exceed 20% of the total shares of Common Stock outstanding at the time the calculation is made (including, on an as-converted basis, all convertible preferred stock, convertible debt securities, warrants, options and other

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

convertible securities that are exercisable), but in no event will the maximum number of shares of Common Stock which may be issued under the 2001 Plan as incentive stock options exceed 20,000,000. As of September 30, 2013 based on the 20% calculation, the maximum number of shares issuable under the 2001 Plan was 14,264,477. As of September 30, 2013, we have discontinued offering the ESPP. Since its inception, a total of 22,940 shares of Common Stock have been purchased pursuant to the ESPP. We granted options to purchase 650,000 shares of our common stock during the Fiscal Years ended September 30, 2010. No options were granted during the Fiscal Year Ended September 30, 2013. Amortization of stock-based compensation expense was $574,000 and $766,000 for the Fiscal Years Ended September 30, 2013 and 2012 respectively.

The following summarizes activities under the stock option plans:

	Number of Options		Weighted-Average Exercise Price Per Share
	Fiscal Year Ended September 30, 2013	Fiscal Year Ended September 30, 2012	Fiscal Year Ended September 30, 2013	Fiscal Year Ended September 30, 2012
Options outstanding at beginning of the period	6,760,000	7,260,000	$0.61	$0.61
Granted
— at above fair market value	—	—	—	—
— at fair market value	—	—	—	—
— at below fair market value	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—
Forfeited	—	(500,000)	—	0.61

Options outstanding at end of the period	6,760,000	6,760,000	$0.61	$0.61

Options vested/exercisable at end of the period	6,730,000	5,450,000	$0.61	$0.61

The following summarizes information for stock options outstanding as of September 30, 2013:

Exercise price	Number of options	Weighted-average exercise price	Weighted-average remaining contractual life
$0.40	360,000	$0.40	0.25
$0.63	6,400,000	$0.63	1.80

As of September 30, 2013, there was $89,294 in unrecognized compensation cost related to outstanding options, net of forecasted forfeitures. This amount is expected to be recognized over a weighted average of 9 months. As all options outstanding as of September 30, 2013 had strike prices above the market value, the shares are considered “out-of-the-money,” and they have no intrinsic value.

Employee Stock Purchase Plan

In November 2001, our stockholders approved the Employee Stock Purchase Plan (the “ESPP”), which provides (after adjustment to reflect our November 20, 2002 reverse stock split) for the issuance of a maximum of 350,000 shares of Common Stock. Eligible employees can have up to 10% of their earnings withheld, up to certain maximum limits, to be used to purchase shares of Common Stock at certain plan-defined dates. The price

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

of Common Stock purchased under the ESPP is equal to 85% of the lower of the fair market value of the Common Stock on the commencement date and specified purchase date of each six-month offering period. We have discontinued offering the ESPP and no shares have been issued subsequent to the original issuance, and we have no current intention to issue any more shares under the ESPP.

12. 401(k) Plan

We sponsor a 401(k) employee savings plan (“401(k) Plan”) under which eligible U.S. employees may choose to defer a portion of their eligible compensation on a pre-tax basis, subject to certain IRS limitations.

13. Income Taxes

Rate reconciliation:

	September 30,	September 30,
	2013	2012
Statutory federal income tax rate	$1,962,869	$1,910,377
Increase (reduction) in taxes resulting from:
State income taxes, net of federal benefit	251,347	261,228
Permanent differences	195,158	260,382
Change in valuation allowance	(2,409,374)	(2,292,014)
Other	—	72,107

Income tax provision	$—	$212,080

The deferred tax assets and liabilities were comprised of the following (in thousands):

	September 30,	September 30,
	2013	2012
Deferred tax assets:
— Net operating loss carry forward	$7,562	$13,646
— Accounts receivable reserves	7,560	3,808
— Deferred gain	1,327	1,404
— AMT carry forward	221	221

Net deferred tax assets	16,670	19,079
Valuation allowance	16,670	19,079

	$—	$—

The valuation allowance at September 30, 2013 principally applies to federal tax loss carry-forwards that, in the opinion of the management, are more likely than not to expire before we can use them.

As of September 30, 2013, we had net operating loss carry-forwards of approximately $19.9 million, available to offset future regular, alternative minimum and foreign taxable income, if any. Change of ownership of more than 50% occurred on June 22, 2001 and according to applicable U.S. tax laws, losses that occurred before that date are limited to $0.3 million per year for up to 20 years, totaling approximately $6.5 million. The loss carryovers will expire between 2012 and 2030. Changes in our ownership may lead to further restrictions in respect of the availability and use of these tax losses.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

FASB ASC 740 creates a single model to address accounting for uncertainty in tax positions by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FASB ASC 740 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. There are no unrecognized tax benefits to disclose in the notes to the consolidated financial statements. Additionally, there were no tax penalties or interest recorded in the Fiscal Years Ended September 31, 2013 and 2012.

14. Related Party Transactions

Bridge Financing

During the Fiscal Year Ended September 30, 2012, $750,000 of the original 2009 Bridge Financing was repaid. Of the $750,000 paid, $75,000 and $175,000 was paid to SMP Investments I, LLC, and Anthony J. Ciabattoni respectively, both of which are considered related party transactions.

The 2011 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $420,000 and $1,614,000, respectively. Three of the 2011 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold 10% or greater voting interests, are considered related parties, and received $759,000, $380,000, and $420,000 respectively of the total payments.

During the Fiscal Year Ended September 30, 2012, we entered into 2012 Bridge Financing in the aggregate principal amount of $1,279,000 (see Note 6 in the Notes to the financial statements in this Form 10-K) . The three lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold 10% or greater voting interests and are considered related parties.

The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $225,000 and $1,054,000, respectively. The three 2012 bridge lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold 10% or greater voting interests and are considered related parties. They received total payments of $620,000, $434,000, and 225,000 respectively.

15. Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 28, 2014, the date on which the financial statements became available to be issued. The Company noted the following items for disclosure.

Litigation

In June 2011, the Company vacated office space in Oklahoma City, Oklahoma prior to the expiration of the lease, at which time the landlord proceeded with litigation to collect outstanding lease payments. In December of 2013, both parties entered into a settlement agreement under which the Company agreed to make a one-time payment of $65,000 in full satisfaction of all amounts due under the lease terms.

Change in Management

Effective November 18, 2013, David Hirschhorn resigned (i) as Chief Executive Officer, Chairman of the Board of Directors (the “Board”) and as a member of the Board of First Physicians Capital Group, Inc., a

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Delaware corporation (the “Registrant”) and (ii) from any and all other positions and in all other capacities in which he served as an officer or director of the Registrant or any of the Registrant’s subsidiaries. Mr. Hirschhorn had no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices. Upon his departure, Mr. Hirschhorn was paid $699,000 in accrued salary.

On November 21, 2013, the Board appointed Sean J. Kirrane to the position of Chief Executive Officer of the Registrant, to serve until his successor is duly appointed and qualified or until his earlier resignation or removal. Mr. Kirrane has no family relationship with any officer or director of the Registrant or any of its subsidiaries.

2013 Bridge Financing

Beginning in November 2013, we entered into a staggered bridge financing transaction (the “2013 Bridge Financing”) whereby we entered into four (4) promissory notes, with interest of 10% per annum, in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”), with 4 investors, each note maturing June 30, 2014. The 2013 Bridge Loans funded as follows; $450,000 and $200,000 in November 2013 and January 2014, respectively. Three of the investors, SMP Investments I, LLC (SMP), Anthony J. Ciabottoni, and William Houlihan each hold a 10% or greater voting interest and are considered related parties. The fourth investor, Blue Ridge Investments, LLC is wholly owned by Richardson Sells, a member of the Board, and is therefore also considered a related party. The four lenders contributed $300,000, $125,000, $125,000, and $100,000, respectively.

Bridge Note Extensions

In January 2014, each 2011 Bridge Lender (see Note 6 to the financial statements in this Form 10-K “Bridge Financing”) agreed to extend the maturity date(s) of their respective Notes with the same terms and conditions contained in the originally executed Notes and related extensions until June 2014. Also in January 2014, each 2009 Bridge Lender (see Note 6 to the financial statements in this Form 10-K “Bridge Financing”) agreed to extend the maturity date(s) of their respective Notes with the same terms and conditions contained in the originally executed Notes and related extensions until June of 2014. Three of the Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan each hold a 10% or greater voting interest and are considered related parties to this transaction.

In addition, as part of the 2009 Bridge Notes extensions, in January 2014 the Company issued “penny” warrants to SMP for the purchase of up to 8,500,000 shares of Common Stock at an initial exercise price of $0.01 per share and exercisable for a period of five years from the date of issuance. SMP was one of the original 2009 Bridge Financing lenders. SMP, holds a 10% or greater voting interest and is considered a related party. In March 2014, SMP exercised its warrant to purchase 8,500,000 shares of common stock for an aggregate purchase price of $85,000. The $85,000 proceeds were received by the company in Fiscal Year 2013, and were recorded as a liability until such time as the Company was able to accept the warrants.

Series 5-A and 6-A Convertible Preferred Stock Waiver

In February 2014, a majority of the Series 5-A Convertible Preferred Stock and Series 6-A Convertible Preferred Stock holders consented to waive their rights to demand registration. As a result of the majority consent, demand registration rights for all of the stockholders of the two classes of stock, were waived.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Warrant Exercise

In March 2014, we accepted two warrant exercises in the amount of 150,000 and 210,000 shares of Common Stock, at an exercise price of $0.625 and $0.50 per share respectively, for an aggregate purchase price of $198,000 from two investors. The $198,000 proceeds had been received by the company in Fiscal Year 2011, and were recorded as a liability until such time as the Company was able to accept the warrants.

Warrant Issuance

The 2011 Bridge Financing had attached warrants to purchase an aggregate of 2,278,079 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. These warrants were issued January 1, 2014. Three of the 2011 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold a 10% or greater voting interest and are considered related parties to this transaction and received in aggregate 1,746,080 of the warrants.

The 2012 Bridge Financing had attached warrants to purchase an aggregate of 4,092,800 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. These warrants were issued January 1, 2014. The 2012 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan each hold a 10% or greater voting interest and are considered related parties to this transaction.

Series 7-A Convertible Preferred Stock

On December 5, 2013, the Company filed a Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock authorizing the issuance of up to 7,000 Series 7-A Convertible Preferred Stock (see Exhibit 3.15). As part of the consideration for entering into the 2011 Bridge Financing, all of the 2011 Bridge Lenders were granted the option to convert their current holdings if any, of Series 5-A Preferred Convertible Stock, 6-A Preferred Convertible Stock and Common Stock (collectively the “Exchanged Securities”), into Series 7-A Convertible Preferred Stock. Upon election to convert, each lender would receive the number of Series 7-A Convertible Preferred Stock equal to the initial consideration paid for their Exchanged Securities divided by $1,000. In connection with the conversion, each 2011 Bridge Lender shall receive warrants to purchase a number of shares of Common Stock of the Company in an amount equal to 1,120 multiplied by the aggregate number of shares of Series 7-A Preferred issued. Such issued warrants shall have an exercise price of $0.3125, and shall expire five years from date of issuance. The Company has received notification from all the 2011 Bridge Lenders of their intent to convert, as appropriate, their holdings of Exchanged Securities to Series 7-A Convertible Preferred Stock, which will result in the issuance of an aggregate of 5,998 Series 7-A Preferred Stock and warrants to purchase 6,717,760 shares of Common Stock. Three of the 2011 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold a 10% or greater voting interest and will be considered related parties to this transaction.

Item 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our Chief Executive Officer and Principal Accounting Officer has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) under the Exchange Act), as of September 30, 2013. Based on such evaluation, our Chief Executive Officer and Principal Accounting Officer determined that, as of September 30, 2013, our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be included in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported with the time periods specified in the rules and forms of the SEC and such information is accumulated and communicated to our management, including our principal executive and financial officers or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Controls

There were no changes in our internal controls over financial reporting that occurred during the quarter ended September 30, 2013, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Assessment of Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). Our management assessed the effectiveness of our internal control over financial reporting as of September 30, 2013. The criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework 1992” were used to make this assessment. Management believes that our internal control over financial reporting as of September 30, 2013 contained evidence of a material weakness based on those criteria. Specifically, a material weakness regarding the effectiveness of management’s financial reporting close process controls, specifically those relating to adequate oversight by management, adequate segregation of duties, adequate review and approval of journal entries and adequate review and approval of consolidating financial statements

This Form 10-K does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which exempts smaller reporting companies from the auditor attestation requirement.

Item 9B.	OTHER INFORMATION

None.

PART III

Item 10.	DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and certain information regarding each of our current directors and executive officers as of March 28, 2014. There are no family relationships among our directors or executive officers.

Name	Age	Position
Sean Kirrane	33	Chief Executive Officer and Chief Financial Officer
Robert N. Schwartz, PhD.(1)	71	Director
Richardson E. Sells(1)	64	Director
William Houlihan(1)	55	Director

(1)	Member of the Audit Committee and Compensation Committee.

David Hirschhorn. Since September 2005, Mr. Hirschhorn, age 41, served as our Chairman and CEO. Effective November 18, 2013, 2013, Mr. Hirschorn resigned as Chairman and CEO of the Company. Previously, Mr. Hirschhorn served on our Board of Directors and as Co-Chairman, Co-Chief Executive Officer and Co-Chief Financial Officer from July 2005 through September 2007, when he was appointed as sole Chairman and Chief Executive Officer. Prior to that, Mr. Hirschhorn co-managed a private equity firm from July 2001 through July 2005. During his career, he has been CEO and chairman of a number of turnarounds and start-ups. He was a managing director at Cruttenden Roth (now Roth Capital Partners) from May 1994 to March 1997. Mr. Hirschhorn also worked for The Nikko Securities Co. International, Inc. as an investment banker in their New York office from 1991 to 1994, where as part of a team he built a new department that provided financial advice and raised capital for domestic and international clients. He began his career as a consultant for KPMG Peat Marwick and later worked as a senior consultant for Deloitte & Touche from 1997 to 2000. Mr. Hirschhorn earned a BA from the University of Michigan in Political Science. See Subsequent Events Note 17 in this Form 10-K for details regarding his resignation.

Sean Kirrane. On August 23, 2010 Mr. Kirrane, who has served as the Company’s Vice President of Finance and Controller since June 14, 2010, was appointed to serve as the Company’s Principal Accounting Officer following Mr. Parkerson’s departure. On November 21, 2013, Mr. Kirrane was appointed to serve as the Company’s Chief Executive Officer and Chief Financial Officer following Mr. Hirschorn’s departure. Mr. Kirrane brings over 10 years of experience in senior finance and accounting roles for large publicly traded companies, including large financial services and insurance firms. From September 2007 to March 2010, Mr. Kirrane served as Assistant Vice President, Head of Global Treasury for Endurance Specialty Holdings, Ltd., where he designed and implemented, staffed and managed global treasury functions for the property and casualty insurer. From March 2004 to March 2007, Mr. Kirrane served in various finance and investment roles at New York Mortgage Trust, Inc. (“New York Mortgage”), where he was responsible for treasury, budgeting & forecasting, debt management and covenant compliance activities. He assisted New York Mortgage through a successful IPO in June 2004 and was eventually appointed Vice President and Treasurer in 2005. From January 2000 to March 2004, Mr. Kirrane held various positions in the accounting and treasury departments of Hudson United Bancorp. (“Hudson United”), including Assistant Vice President, Investment Officer and Treasury Cash Manager. In his positions at Hudson United, he was responsible for managing treasury operations and the derivatives and traded fixed income portfolio. Mr. Kirrane received a B.S. in Finance in 2000 from St. Joseph’s University in Philadelphia, PA and is a candidate for the Chartered Financial Analyst designation.

Robert N. Schwartz, Ph.D. Dr. Schwartz has served on our Board of Directors since January 1998. Since 1979, Dr. Schwartz has been a visiting professor at U.C.L.A. and, since December 2000, the owner of a scientific consulting company, Channel Islands Scientific Consulting. From 1981 to 2000, Dr. Schwartz was a Senior

Research Scientist at HRL Laboratories, LLC, Malibu, California. Prior to joining HRL Laboratories he was a Professor of Physical Chemistry at the University of Illinois, Chicago from 1968 until 1981. Since 2006

Dr. Schwartz has served as a Senior Scientist at the Aerospace Corporation in El Segundo, California. He has a B.A. in Mathematics, Chemistry and Physics, an M.S. in Chemical Physics from the University of Connecticut and a Ph.D. in Chemical Physics from the University of Colorado. Based on Mr. Schwartz’ technical expertise and prior executive management experience, the Company believes that Mr. Schwartz has the requisite set of skills to serve as a Board member of the Company.

Richardson E. Sells. Mr. Sells has served on our Board of Directors since April 2005. Mr. Sells served as Vice President Global Sales, Cargo, of Northwest Airlines, Inc. from January 29, 2001 until his retirement at the end of calendar year 2006. Mr. Sells is currently the Managing Partner of Transition Management, LLC, a transportation-related consulting firm. Prior to joining Northwest Airlines, Mr. Sells was Managing Director, Hong Kong and China, for CV Transportation Services, LDC, from 1995 through December 31, 2000. Mr. Sells has a Bachelor’s of Science degree in Business Management from East Tennessee State University. Based upon Mr. Sells’ extensive experience as an executive officer and director, together with his educational experience and his extensive operational, corporate governance, financial and transactional expertise, the Company believes that Mr. Schiller has the requisite set of skills to serve as a Board member of the Company.

William A. Houlihan. Mr. Houlihan has served on our Board of Directors since September 29, 2009. Mr. Houlihan has more than 30 years of business and financial experience. For the periods from February 2006 to July 2006, February 2007 to May 2007 and December 2008 through present, Mr. Houlihan was a private investor while he evaluated opportunities to be the Chief Financial Officer of certain companies. Mr. Houlihan has served as Chief Financial Officer for several companies, which were Sixth Gear, Inc. from October 2007 to November 2008, Sedgwick Claims Management Services in Memphis, Tennessee from August 2006 until January 2007, Metris Companies from August 2004 to January 2006, and Hudson United Bancorp from January 2001 to November 2003. He also worked as an investment banker at UBS in New York, New York from June 2007 to September 2007, at J.P. Morgan Securities from November 2003 to July 2004, KBW, Inc. from October 1996 to January 2001, Bear, Stearns & Co., Inc. from April 1991 to October 1996, and Goldman Sachs & Co. from June 1981 to April 1991. Mr. Houlihan received a B.S. in Accounting in 1977 from Manhattan College, became licensed as a C.P.A. in 1979, and received his M.B.A. in Finance in 1983 from New York University Graduate School of Business. Based upon Mr. Houlihan’s prior experience as an executive officer of companies in a variety of industries, financial expertise, the Company believes that Mr. Houlihan has the requisite set of skills to serve as a Board and Board committee member of the Company.

Board Meetings and Committees

During the fiscal year ended September 30, 2013, the Board of Directors met via teleconference 8 times.

The Audit Committee, which held one meeting during the fiscal year ended September 30, 2013, assists in the Board of Directors’ oversight of our financial statements and compliance with legal and regulatory requirements and the qualifications and performance of our independent auditor. The Audit Committee currently has two members: Mr. Houlihan and Mr. Sells. Each of Mr. Houlihan and Mr. Sells is an independent director in accordance with the NASDAQ listing standards. None of Mr. Houlihan and Mr. Sells is considered an “audit committee financial expert,” as that term is currently defined under the applicable rules and regulations of the SEC. The Audit Committee does not have an “audit committee financial expert” because it has not been able to identify a qualified candidate.

The Compensation Committee, held one meeting during the fiscal year ended September 30, 2013, is comprised of Dr. Schwartz, Mr. Houlihan and Mr. Sells. The primary purpose of the Compensation Committee is to determine, or recommend to the Board of Directors for its determination, the compensation of our Chief Executive Officer and our other executive officers to ensure that our executive officers are fairly compensated based upon their performance and contribution to us. In addition, the Compensation Committee will produce an annual report on executive compensation for inclusion in our annual proxy statement filed with the SEC, in accordance with applicable rules and regulations.

We do not currently have a nominating committee or a committee performing the functions of a nominating committee. Our Board of Directors fulfills the roles of this committee. It is the position of our Board of Directors that it is appropriate for us not to have a separate nominating committees at this time in light of our size and our level of operations. Moreover, at present we are not required to have a nominating committee until such time as we are listed on a national stock exchange, in which event we would have to abide by the applicable rules and regulations of such stock exchange. We do not currently consider director nominations from shareholders. In selecting director nominees, we consider various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value and professional ethics and values.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the members of our Board of Directors and may recommend nominees to our Board of Directors by writing directly to our Board of Directors or specified individual directors at the following address:

First Physicians Capital Group, Inc.

Attn: Corporate Secretary

9663 Santa Monica Boulevard, #959

Beverly Hills, California 90210

Our Secretary will deliver stockholder communications to the specified individual director, if so addressed, or to one of our directors who can address the matter.

Compensation of Directors

Mr. Hirschhorn was the only director also serving as a full-time employee of ours as of September 30, 2013. He received no additional compensation for serving as a director. With respect to non-employee, independent directors, our philosophy is to provide competitive compensation necessary to attract and retain qualified non-employee, independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than ten percent of our Common Stock to file with the SEC reports of beneficial ownership on Forms 3 and changes in beneficial ownership of our Common Stock and other equity securities on Form 4s or Forms 5. SEC regulations require all officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during, and Forms 5 and amendments thereto furnished to us with respect to, the Fiscal Year Ended September 30, 2013, and any written representations from reporting persons that no Form 5 is required, there were no untimely reports required by Section 16(a) of the Exchange Act during the Fiscal Year Ended September 30, 2013.

Code of Ethics

On April 22, 2008, we adopted a Corporate Code of Business Conduct and Ethics for Directors, executive officers and Employees (the “Code of Ethics”). The Code of Ethics applies to the Board, the Chief Executive Officer, the President, the Chief Operations Officer (should one be appointed), the Chief Financial Officer, each financial or accounting officer at the level of the principal accounting officer or controller and all other Section 16 reporting executive officers and all of our employees. A copy of the Code of Ethics is attached as an exhibit to the Form 10-K for the Fiscal Year Ended September 30, 2008.

Item 11.	EXECUTIVE COMPENSATION

THE FISCAL YEARS ENDED SEPTEMBER 30, 2013 AND 2012 SUMMARY EXECUTIVE COMPENSATION TABLE

The following table sets forth information concerning total compensation paid or earned during the Fiscal Years Ended September 30, 2013, and 2012 for the persons who served during the Fiscal Years Ended September 30, 2013 and 2012.

		Salary	Bonus		Total
Name and Principal Position	Year	($)	($)		($)
David Hirschhorn	September 30, 2012	$635,000	$—		$635,000
Chief Executive Officer (formerly Co-Chief Executive Officer and Co-Chief Financial Officer)	September 30, 2013	$661,500	$—	(1)	$661,500

Sean Kirrane	September 30, 2012	$165,000	$—		$165,000
Chief Executive Officer and Chief Financial Officer(2)	September 30, 2013	$202,500	$480,000		$682,500

(1)	Mr. Hirschhorn’s employment agreement terminated in July 2013. The agreement was extended for three months, with a based compensation of $30,000 monthly, or $360,000 annually. Mr. Hirschorn resigned as Chairman and CEO of the Company November 18, 2013. See Subsequent Events Note 17 for details regarding his resignation and the payout of his accrued compensation.
(2)	During 2012 and 2013, Mr. Kirrane served as VP Finance, and Principal Accounting Officer. In June, 2013, Mr. Kirrane was appointed Chief Financial Officer. In November 2013, Mr. Kirrane was appointed Chief Executive Officer. Mr. Kiranne’s bonuses were accrued for, but were not paid, as of September 30, 2013.

EMPLOYMENT AGREEMENTS

Mr. Hirschorn

Mr. Hirschhorn was party to an employment agreement with us dated effective as of July 1, 2008 and approved by our Compensation Committee. The employment agreement expires on July 1, 2013. Under the employment agreement, Mr. Hirschhorn receives annual base salaries for the years Ended July 1, 2009, 2010, 2011, 2012 and 2013 of $480,000, $540,000, $600,000, $630,000 and $661,500, respectively, and is eligible for an annual incentive bonus as determined by the Compensation Committee in an amount not to exceed three times his base salary for that fiscal year or 10% of our EBITDA for the immediately preceding fiscal year. Mr. Hirschhorn entered into an Option Grant Agreement pursuant to the 2001 Plan, effective July 1, 2008, pursuant to which Mr. Hirschhorn was granted the option to acquire 6,250,000 shares of our Common Stock at an exercise price of $0.625. The shares underlying this option vest according to the following schedule: 1,250,000 vested on July 1, 2009, 1,250,000 on July 1, 2010, 1,250,000 on July 1, 2011, 1,250,000 on July 1, 2012, and the remaining 1,250,000 on July 1, 2013. Pursuant to the plan, Mr. Hirschhorn’s stock options expired three months after his departure from the Company on November 18, 2013.

The employment agreement with Mr. Hirschhorn also stated that Mr. Hirschhorn shall receive a term life insurance policy with a death benefit of $1.0 million for the first year of the agreement, $1.5 million for the second and third years of the agreement and $2.0 million for each of the fourth and fifth years of the agreement. The premiums for this policy were to be paid by us as long as Mr. Hirschhorn remains employed by us pursuant to the Agreement.

Mr. Hirschorn resigned as Chairman and CEO of the Company November 18, 2013. See Subsequent Events Note 17 for details regarding his resignation and the payout of his accrued compensation package.

Mr. Kirrane

Prior to his appointment as Chief Executive Officer, Mr. Kirrane entered into a Consulting Agreement, dated as of June 30, 2013, with the Company. Pursuant to the Consulting Agreement, Mr. Kirrane served as the Registrant’s Chief Financial Officer for a period of twelve months from the effective date thereof, or the expiration of such twelve-month term in accordance with the terms of the Consulting Agreement. In return for past services rendered to the Registrant prior to June 30, 2013, and upon the occurrence of certain events specified in the Consulting Agreement, Mr. Kirrane may also receive two earned bonus payments in the amount of $177,500 per payment. Mr. Kirrane’s base salary under the Consulting Agreement is $20,000 per month. Upon meeting certain performance milestones, Mr. Kirrane may also receive bonuses totaling up to $475,000. In event that Mr. Kirrane is terminated without cause, the agreement requires the Company pay to Mr. Kirrane the amount of any bonuses which have been earned and not paid, in addition to 12 months base salary.

THE FISCAL YEAR ENDED SEPTEMBER 30, 2013 — OUTSTANDING EQUITY AWARDS

The following table summarizes information with respect to our outstanding equity awards held by executive officers at September 30, 2013.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(3)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
David Hirschhorn	6,250,000	0	$0.63	7/1/2015
Chief Executive Officer (formerly Co-Chief Executive Officer and Co-Chief Financial Officer)
Sean Kirrane,	120,000	30,000	$0.63	6/14/2017
VP of Finance & Chief Accounting Officer

(1)	On July 1, 2008, our Compensation Committee approved the issuance of options to purchase 6,250,000 shares of our Common Stock pursuant to the 2001 Plan to David Hirschhorn. These options are exercisable for a period of seven years at an exercise price of $0.625 per share. See Note 17. “Subsequent Events” in the accompanying notes to the financial statements in this Form 10-K, regarding Mr. Hirschorn’s departure from the Company on November 18, 2013. Pursuant to the plan, Mr. Hirschhorn’s stock options expired three months after his departure from the Company on November 18, 2013.
(2)	On June 14, 2010, our Compensation Committee approved the issuance of options to purchase 150,000 shares of our Common Stock pursuant to the 2001 Plan to Sean Kirrane. These options are exercisable for a period of seven years at an exercise price of $0.625 per share.

THE FISCAL YEAR ENDED SEPTEMBER 30, 2013 — POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The following tables show the estimated amount of potential payments, as well as estimated value of continuing benefits, assuming the executive officer’s employment terminated effective September 30, 2013, and based on compensation and benefit levels in effect on September 30, 2013. Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive officer’s termination.

DAVID HIRSCHHORN, CHIEF EXECUTIVE OFFICER

Involuntary
Termination
	Voluntary	Involuntary Not		Without Cause
	Termination	For		or Termination
Benefits/Payments	(including	Cause	For Cause	for Good	Death or
Upon Termination	Retirement)	Termination	Termination	Reason	Disability
Salary(1)	$120,000	$120,000	$120,000	$1,620,000	$120,000
Accelerated Vesting of Deferred Compensation	—	—	—	—	—
Compensation(2)	—	—	—	—	2,000,000	(3)

(1)	In the event of Mr. Hirschhorn’s voluntary termination, we were required to pay Mr. Hirschhorn any amount of base salary earned by, but not yet paid to, Mr. Hirschhorn through the effective date of termination.
(2)	In the event of Mr. Hirschhorn’s voluntary termination, we would have been required to pay to Mr. Hirschhorn (i) all benefits that have been earned by or vested in, and are payable to, Mr. Hirschhorn under and subject to the terms (including all eligibility requirements) of, the compensation and benefit plans in which Mr. Hirschhorn participated through the effective date of termination; (ii) all reimbursable expenses due, but not yet paid, to Mr. Hirschhorn as of the effective date of termination and (iii) an amount equal to all accrued and unused paid vacation or time off, calculated in accordance with our paid vacation or time off policies, practices and procedures (including authorized deductions and the deductions required by law), as of the effective date of termination.
(3)	Mr. Hirschhorn’s employment agreement provided that he was entitled to receive a term life insurance policy with a death benefit of $1,000,000 for the first year of the agreement; $1,500,000 for the second and third years of the agreement and $2,000,000 for each of the fourth and fifth years of the agreement.

Mr. Hirschorn resigned as Chairman and CEO of the Company November 18, 2013. See Item 8, Footnote 15 “Subsequent Events” for details regarding his resignation and the payout of his accrued compensation package.

SEAN KIRRANE, VP of FINANCE AND PRINCIPAL ACCOUNTING OFFICER

				Involuntary
				Termination
	Voluntary	Involuntary Not		Without Cause
	Termination	For		or Termination
Benefits/Payments	(including	Cause	For Cause	for Good
Upon Termination	Retirement)	Termination	Termination	Reason
Salary(1)	$37,500	$37,500	$37,500	$37,500
Salary(2)	$82,500	$82,500	$82,500	$82,500
Salary(3)	$165,000	$165,000	$165,000	$165,000

(1)	In the event Mr. Kirrane’s employment is terminated in the first six months of employment, he shall receive the continued payment of his base salary for three months.
(2)	In the event Mr. Kirrane’s employment is terminated between six and twenty four months of employment, he shall receive the continued payment of his base salary for six months.
(3)	In the event Mr. Kirrane’s employment is terminated after two years of employment, he shall receive the continued payment of his base salary for twelve months.

THE FISCAL YEAR ENDED SEPTEMBER 30, 2013 DIRECTOR COMPENSATION

We did not compensate non-employee members of our Board of Directors during the Fiscal Year Ended September 30, 2013.

Item 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Common Stock, Series 1-A Convertible Preferred Stock, Series 2-A Convertible Preferred Stock, Series 5-A Convertible Preferred Stock and Series 6-A Convertible Preferred Stock

The following table sets forth certain information, as of March 28, 2014, regarding the beneficial ownership of our Common Stock, including Common Stock issuable upon conversion of all preferred convertible securities, options, warrants and other convertible securities, by (i) all persons or entities who beneficially own 5% or more of our Common Stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table herein and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of March 28, 2014, there were (i) 23,909,507 shares of Common Stock outstanding, (ii) 75,353,951 shares of Common Stock on a fully as-converted basis and (iii) on a fully as-converted basis, 51,294,700 shares of Preferred Stock, options, warrants and other securities convertible into Common Stock currently exercisable within 60 days of March 28, 2014, with each share of Common Stock being entitled to one vote. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o First Physicians Capital Group, Inc., 433 North Camden Drive, #810, Beverly Hills, California 90210

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
	5% Holders or Potential 5% Holders of Common Stock

Common(2)	SMP Investments I, LLC	16,797,618	51%
	c/o HSP Group, LLC
	875 Prospect Street, Suite 220
	La Jolla, CA 92037(4)

Common	Ciabattoni Living Trust 8/17/2000	11,822,917	36%
	16 Lagunita Drive
	Laguna Beach, CA 92561(5)

Common	The Kupfer Family Trust UTD May 3, 2009	2,384,250	16%
	P.O. Box 9330	7%
	Rancho Santa Fe, CA 92067

	Current Directors and former directors

Common	Robert N. Schwartz, Ph.D(7)	185,857	0.6%

Common	David Hirschhorn(3)	5,482,800	17%

Common	Richardson E. Sells(8)	380,000	1.2%

Common	William Houlihan(11)	1,100,000	3.3%

	Current Officers
	Sean Kirrane	93,750

Common	Current directors and officers as a group (7 persons)(10)	7,212,171	22%

	5% Holders of Series 1-A Convertible Preferred Stock

Series 1-A Preferred	Ron Soderling	40,000	59%
	901 Dove Street, Suite 270
	Newport Beach, CA 92660

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Series 1-A Preferred	First Clearing Corporation	20,000	30%
	PO Box 6570
	Glen Allen, VA 23058

Series 1-A Preferred	Steven Tingey Jt Ten	7,600	11%
	C/O Jeffries & Co Inc.
	650 California Street
	San Francisco, CA 94108

	5% Holders of Series 2-A Preferred Stock

Series 2-A Preferred	Gretchen K. Musey	3,900	100%
	2312 Naples
	Newport Beach, CA 92660

	5% Holders of Series 5-A Preferred Stock

Series 5-A Preferred	Ciabattoni Living Trust 8/17/2000	600	6.7%
	16 Lagunita Drive
	Laguna Beach, CA 92561

Series 5-A Preferred	Richard Sambora Living Trust 4/13/00	500	5.6%
	c/o Gelfand Rennert & Feldman LLP
	360 Hamilton Avenue, Suite 100
	White Plains, New York 10601

Series 5-A Preferred	SMP Investments I, LLC	1,250	14%
	c/o HSP Group, LLC
	875 Prospect Street, Suite 220
	La Jolla, CA 92037

Series 5-A Preferred	South Bay Capital LLC	500	5.6%
	c/o Keith Lehman, Managing Member
	960 Third Street, Apt. 204
	Santa Monica, CA 90403

	Current Directors

Series 5-A Preferred	David Hirschhorn	131	1.5%

Series 5-A Preferred	Todd Parker	135	1.5%

Series 5-A Preferred	William Houlihan	250	2.8%

Series 5-A Preferred	Richardson E. Sells	—	—

Series 5-A Preferred	Robert N. Schwartz, Ph.D	—	—

	Former Officers

Series 5-A Preferred	David Hirschhorn	131	1.4%

Series 5-A Preferred	Current directors and officers as a group (7 persons)(10)	516	5.8%

	5% Holders of Series 6-A Preferred Stock

Series 6-A Preferred	Ciabattoni Living Trust 8/17/2000	600	12%
	16 Lagunita Drive
	Laguna Beach, CA 92561

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Series 6-A Preferred	Darras Revocable Trust dated 9/2/94	250	5.1%
	600 South Indian Hill Boulevard
	Claremont, CA 91711

Series 6-A Preferred	SMP Investments I, LLC	1,000	21%
	c/o HSP Group, LLC
	875 Prospect Street, Suite 220
	La Jolla, CA 92037

Series 6-A Preferred	Hector S. Torres	300	6.2%
	c/o Joseph Apuzzo, CPA
	150 Airport Road, Suite 1000
	Lakewood, NJ 08701

Series 6-A Preferred	James Chao	350	7.2%
	5471 Kearny Villa Road, # 200
	San Diego, CA 92123

	Current Directors

Series 6-A Preferred	David Hirschhorn	—	—

Series 6-A Preferred	Todd Parker	—	—

Series 6-A Preferred	William Houlihan	—	—

Series 6-A Preferred	Richardson E. Sells	—	—

Series 6-A Preferred	Robert N. Schwartz, Ph.D	—	—

	Former Officers

Series 6-A Preferred	David Hirschhorn	—	—

Series 6-A Preferred	Current directors and officers as a group (7 persons)(10)	—	—

(1)	Except as otherwise indicated, we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to their shares.
(2)	The number of shares of Common Stock shown as beneficially owned by any person or entity includes all Preferred Stock, options, warrants and other convertible securities currently exercisable by that person or entity within 60 days of March 28, 2014. The percentages of beneficial ownership of Common Stock shown assume the exercise or conversion of all preferred stock, options, warrants and other securities convertible into Common Stock held by such person or entity currently exercisable within 60 days of March 28, 2014, but not the exercise or conversion of preferred stock, options, warrants and other convertible securities held by other holders of such securities.
(3)	Consists of (a) 1,250,000 restricted shares of Common Stock granted in connection with Mr. Hirschhorn’s Employment Agreement, dated as of July 18, 2005; (b) 419,200 shares beneficially owned by Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, which directly holds 125 shares of 5-A Preferred and 6 shares of 5-A Preferred owned by him individually, which are convertible into 400,000 shares of Common Stock; (c) 60,000 shares of Common Stock issued to Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, pursuant to the exercise of a warrant dated July 18, 2005; (d) 2,500,000 vested options convertible into shares of Common Stock and (e) 3,600 warrants dated January 7, 2011. Mr. Hirschhorn resigned from the Company effective November 18, 2013.
(4)

Consists of (a) 1,250 shares of 5-A Preferred, which are convertible into 4,000,000 shares of Common Stock; (b) 1,000 shares of 6-A Preferred which are convertible into 3,200,000 shares of Common Stock;

(c) 1,014,285 shares of Common Stock at $0.45 per share; (d) a warrant to purchase 1,200,000 shares of Common Stock at a price of $0.3125 per share; (e) warrants to purchase an aggregate of 1,250,000 shares of Common Stock at a price of $0.50 per share; (f) warrants to purchase an aggregate of 333,333 shares of Common Stock at a price of $0.75 per share and (g) $500,000 of debt convertible at $0.625 per share into 800,000 shares of Common Stock.
(5)	Consists of (a) 600 shares of 5-A Preferred, which are convertible into 1,920,000 shares of Common Stock; (b) 600 shares of 6-A Preferred, which are convertible into 1,920,000 shares of Common Stock; (c) a warrant to purchase 600,000 shares of Common Stock at a price of $0.3125 per share; (d) warrants to purchase an aggregate of 1,556,250 shares of Common Stock at a price of $0.50 per share; (e) warrants to purchase an aggregate of 666,667 shares of Common Stock at a price of $0.75 per share and (f) $1,000,000 of debt convertible at $0.625 per share into 1,600,000 shares of Common Stock.
(6)	Consists of (a) 361,389 shares of Common Stock, of which (i) 350,000 restricted shares were granted in connection with Mr. Parker’s employment agreement, dated as of July 18, 2005, of which 48,611 have been cancelled pursuant to termination of Mr. Parker’s employment agreement, and (ii) 60,000 were issued pursuant to the exercise of a warrant dated July 18, 2005, and (b) 135 shares of 5-A Preferred, which are convertible into 432,000 shares of Common Stock.
(7)	Consists of (a) 982 shares directly owned by Dr. Schwartz; (b) 1,125 shares owned in a trust on behalf of Dr. Schwartz and (c) 183,750 shares of Common Stock issuable upon exercise of Dr. Schwartz’s stock options.
(8)	Consists of (a) 180,000 shares of Common Stock issuable upon exercise of Mr. Sells’ stock options; (b) 200,000 shares of Common Stock and which are currently vested; (c) warrants to purchase 60,000 shares of Common Stock at a price of $0.50 per share.
(9)	Consists of (a) 125 shares of 5-A Preferred which are convertible into 400,000 shares of Common Stock; (b) 60,000 shares of Common Stock issued pursuant to the exercise of a warrant dated July 18, 2005 and (c) 15,000 shares of Common Stock granted pursuant to the exercise of a warrant dated September 18, 2006.
(10)	Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting or investment powers.
(11)	Consists of (a) 250 shares of 5-A Preferred, which are convertible into 800,000 shares of Common Stock and (b) 300,000 shares of Common Stock.

Item 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Since we are not listed on a national securities exchange, we have decided to use the independence standards of the NYSE Amex (formerly known as the American Stock Exchange or AMEX). We believe that the Board of Directors would determine that Richardson E. Sells, Robert N. Schwartz and William Houlihan would be “independent directors” under the rules of the NYSE Amex if we were listed on the NYSE Amex and asked to make such a determination.

Related Party Transactions

During the Fiscal Year Ended September 30, 2012, $750,000 of the original 2009 Bridge Financing was repaid. Of the $750,000 paid, $75,000 and $175,000 was paid to SMP, and Anthony J. Ciabattoni respectively, both of which are considered related party transactions.

The 2011 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $420,000 and $1,614,000, respectively. Three of the 2011 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold 10% or greater voting interests, are considered related parties, and received $759,000, $380,000, and $420,000 respectively of the total payments.

The 2011 Bridge Financing had attached warrants to purchase an aggregate of 2,278,079 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. These warrants were issued January 1, 2014. Three of the 2011 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold a 10% or greater voting interest and are considered related parties to this transaction and received 850,080, 425,600, and 470,400 of the total warrants.

During the Fiscal Year Ended September 30, 2012, we entered into 2012 Bridge Financing in the aggregate principal amount of $1,279,000 (see Note 6 in the Notes to the financial statements in this Form 10-K). The three lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold 10% or greater voting interests and are considered related parties, and held $620,000, $434,000, and $225,000 of the notes respectively.

The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the Fiscal Year Ended September 31, 2013, in installments of $225,000 and $1,054,000, respectively. The three 2012 bridge lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold 10% or greater voting interests and are considered related parties.

The 2012 Bridge Financing had attached warrants to purchase an aggregate of 4,092,800 shares of our Common Stock with an exercise price of $0.3125, maturing five years from date of issuance. These warrants were issued January 1, 2014. The 2012 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan each hold a 10% or greater voting interest and are considered related parties to this transaction and received 1,984,000, 1,388,800, and 720,000 warrants respectively.

As part of the 2009 Bridge Notes extensions, in January 2014 the Company issued “penny” warrants to SMP for the purchase of up to 8,500,000 shares of Common Stock at an initial exercise price of $0.01 per share and exercisable for a period of five years from the date of issuance. SMP was one of the original 2009 Bridge Financing lenders. SMP, holds a 10% or greater voting interest and is considered a related party. In March 2014, SMP exercised its warrant to purchase 8,500,000 shares of common stock for an aggregate purchase price of $85,000.

Advisory Board

On August 22, 2005, we announced the creation of an Advisory Board with seven initial members. We issued warrants to purchase up to 900,000 shares of Common Stock to Advisory Board members as compensation for their service. On November 9, 2005, we delivered 727,500 of such warrants to our seven initial Advisory Board members, with an effective issuance date of August 2, 2005. All such warrants were issued with Black-Scholes assumptions of 99% volatility, $0.35 share price, risk-free interest rates of 4.1% and an exercise price of $0.35. The warrants become one-third vested upon issuance and vest an additional third after each calendar year. The shares underlying these warrants became fully vested in August 2007. In December 2006, our Board of Directors approved the issuance of a warrant to purchase 50,000 shares of our Common Stock at an exercise price of $0.45 per share to Steven Spector, upon his addition as a member to the Advisory Board. The shares underlying the warrant issued to Mr. Spector became fully vested on December 12, 2008 and are currently in the process of being exercised. On September 11, 2007, our Board of Directors approved the issuance of warrants to purchase an aggregate of 350,000 shares of our Common Stock at an exercise price of $0.45 per share to six new members of our Advisory Board. The shares underlying these warrants become fully vested on September 13, 2009. 125,000 of these warrants expired and 225,000 are in the process of being exercised. On February 15, 2008, our Board of Directors approved the issuance of a warrant to purchase a total of 714,285 shares of our Common Stock at an exercise price of $0.45 per share to Brian Potiker, in consideration for his continued service as a member of our Advisory Board. The shares underlying the warrant issued to Mr. Potiker became fully vested on October 30, 2008 and expired on October 30, 2009.

In March 2009, in consideration for their strategic advice and assistance, Messrs. Jay Beaghan, Rod Rivera, I. Bobby Majumder and Dr. Harley Liker, as members of our Advisory Board, were issued Advisory Board warrants to purchase an aggregate of 125,000 shares of Common Stock at an exercise price of $0.625 per share. These warrants will expire on March 16, 2012 and were issued in the following individual amounts: (i) 25,000 warrants to Mr. Beaghan; (ii) 25,000 warrants to Mr. Rivera; (iii) 25,000 warrants to Mr. Majumder and (iv) 50,000 warrants to Dr. Liker. One-third of the warrants vested immediately, one-third vest on March 16, 2010 and one-third vest on March 16, 2011. These warrants expired on March 16, 2012.

In June 2009, we issued warrants to purchase 150,000 shares of Common Stock to a member of the newly created Medical Advisory Board. These warrants were issued an exercise price of $0.625. One-third of the warrants vested immediately upon issuance on June 10, 2009 and the remaining two-thirds vest on June 10, 2010. These warrants expired on June 10, 2012.

Sub-Lease from HSP, Inc.

We are subleasing office space located at 433 N. Camden, Suite 810, Beverly Hills, California 90210 from HSP, Inc. which is a related entity to SMP, an affiliate of ours. The sub-lease is for a term of 5 years at a monthly rental of $4,800 per month, subject to adjustment downward based on other subtenants occupying space at the same location

Item 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

We have engaged Whitley Penn LLP to audit our financial statements for the Fiscal Years Ended September 30, 2013 and September 30, 2012. The decision to engage Whitley Penn LLP as our independent auditors for Fiscal Year Ended September 30, 2013 has been approved by the Board of Directors, the Audit Committee and our stockholders.

Fees

Aggregate fees for professional services rendered to us by Whitley Penn LLP as of or for the Fiscal Year Ended September 30, 2013 and 2012, respectively, were:

	Year	Year	Year
	Ended	Ended	Ended
	September 30,	September 30,	September 30,
	2013	2012	2011
Audit Fees	$110,126	$141,070	$188,464
Audit-Related Fees	$—	$—	$—
Tax Fees	$30,000	$32,450	$27,315
All Other Fees	$—	$—	$9,200

Total	$140,126	$173,520	$224,979

Audit fees for the Fiscal Year Ended September 30, 2013 and 2012 were for professional services rendered for the audits of our consolidated financial statements and the reviews of certain subsidiary companies and the quarterly reviews of the financial statements included in our Forms 10-Q.

Audit Related fees for the Fiscal Year Ended September 30, 2013, and 2012 would have been for accounting consultations, capital issuances and review of responses to various SEC comment letters.

Tax fees for the Fiscal Year Ended September 30, 2013, and 2012 were for services related to tax compliance and advisory services including assistance with review of tax returns, advice on goods and services taxes and duties in various jurisdictions and ad hoc corporate tax planning and advice.

We had no other fees for professional services rendered by our independent auditors during the Fiscal Years Ended September 30, 2013 and 2012 respectively.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee pre-approves audit and non-audit services provided by our independent auditors at its quarterly meetings.

PART IV

Item 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this Form 10-K:

(1)	Consolidated Financial Statements

(2)	Financial Statement Schedules

All schedules have been omitted because they are not required or the required information is shown in the financial statements or notes thereto.

(3)	See exhibit index for documents that are filed as exhibits to this Form 10-K (exhibits marked with an asterisk (*) have been previously filed with the SEC as indicated and are incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

First Physicians Capital Group, Inc.

Date: April 4, 2014	By:	/s/ Sean Kirrane

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and dates indicated.

Signature	Title	Date
/s/ Sean Kirrane	Chief Executive Officer	April 4, 2014

/s/ Sean Kirrane	Principal Accounting Officer	April 4, 2014
Sean Kirrane

/s/ Robert N. Schwartz	Director	April 4, 2014
Robert N. Schwartz

/s/ Richardson E. Sells	Director	April 4, 2014
Richardson E. Sells

/s/ William Houlihan	Chairman of the Board, Director	April 4, 2014
William Houlihan

EXHIBIT INDEX

Exhibit No.	Description
3.1 *	Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on November 14, 2000)

3.2 *	Amended and Restated Bylaws dated October 25, 2002 (filed as Exhibit 3.2 to the Form 8-K, as filed with the SEC on October 28, 2002)

3.3 *	Certificate of Designation of Rights and Preferences of Series 2-A Convertible Preferred Stock filed November 8, 2000 (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on November 14, 2000)

3.4 *	Certificate of Merger filed November 8, 2000, merging Vsource, Inc. (a Nevada corporation) with and into the Vsource, Inc. (a Delaware corporation) (filed as Exhibit 4.2 to the Form 8-K, as filed with the SEC on November 14, 2000)

3.5 *	Agreement and Plan of Merger dated as of December 14, 2000, among the Registrant, OTT Acquisition Corp., Online Transaction Technologies, Inc. and its Shareholders (filed as Exhibit 10.11 to the Form 10-Q, as filed with the SEC on December 15, 2000)

3.6 *	Amendment to Certificate of Incorporation, dated January 16, 2002 (filed as Exhibit 3.3 to the Form 8-K, as filed with the SEC on January 23, 2002)

3.7 *	Amendment to Certificate of Incorporation, dated November 20, 2002 (filed as Exhibit 3.1 to the Form 10-Q for the period Ended October 31, 2002, as filed with the SEC on December 5, 2002)

3.8 *	Certificate of Designation of Rights and Preferences of Series 5-A Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on July 21, 2005)

3.9 *	Amendment to Certificate of Incorporation, dated December 16, 2005 (filed as Exhibit 3.5 to the Form 10-Q for the period Ended October 31, 2005, as filed with the SEC on December 20, 2005)

3.10 *	Certificate of Amendment to the Certificate of Designation of Rights and Preferences Series 5-A Convertible Preferred Stock filed January 10, 2008 (filed as Exhibit B to the Form of Series 5-A Preferred Stock and Warrant Purchase Agreement, filed as Exhibit 10.52 herein)

3.11 *	Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock filed April 2, 2008 (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on April 3, 2008)

3.12 *	Certificate of Amendment to the Certificate of Designation of Rights and Preferences of Series 5-A Convertible Preferred Stock filed May 15, 2008 (filed as Exhibit 4.2 to the Form 10-Q, as filed with the SEC on May 20, 2008)

3.13 *	Certificate of Amendment to the Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock filed May 15, 2008 (filed as Exhibit B to the Form of Series 6-A Preferred Stock and Warrant Purchase Agreement, filed as Exhibit 10.54 herein)

3.14 *	Amendment to Certificate of Incorporation, dated September 29, 2009 (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on October 1, 2009)

3.15 *	Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on December 12, 2013)

4.1 *	Certificate of Decrease of Shares Designated as Series 1-A Convertible Preferred Stock (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on July 13, 2005)

4.2 *	Certificate of Decrease of Shares Designated as Series 2-A Convertible Preferred Stock (filed as Exhibit 4.2 to the Form 8-K, as filed with the SEC on July 13, 2005)

Exhibit No.	Description
10.1 *	Form of Limited Guaranty by Tri-Isthmus Group, Inc. (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on November 5, 2007)

10.2 *	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of July 7, 2005, by and among Vsource, Inc. and the investors listed therein (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on July 21, 2005)

10.3 *	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of September, 18, 2006, by and among First Physicians Capital Group, Inc. and certain Series 5-A Preferred Stock Investors (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on September 22, 2006)

10.4 *	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated January 14, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on January 22, 2008)

10.5 *	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated March 31, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 3, 2008)

10.6 *	Form of Waveland Warrant (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on April 3, 2008)

10.7 *	Form of Series 5-A Preferred Stock and Warrant Purchase Agreement (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on May 7, 2008)

10.8 *	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated May 29, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on June 4, 2008)

10.9 *	Employment Agreement of David Hirschhorn, dated as of July 1, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on July 7, 2008)

10.10 *	Form of Option Grant Agreement of David Hirschhorn, dated as of July 1, 2008 (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on July 7, 2008)

10.11 *	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated September 8, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on September 12, 2008)

10.12 *	Employment Agreement of Thomas Rice, dated effective as of November 10, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on November 14, 2008)

10.13 *	Form of Loan Agreement, effective November 6, 2008, among RHA Anadarko, LLC, Tri-Isthmus Group, Inc., Rural Hospital Acquisition, LLC, First Physicians Community Healthcare Services, Inc., RHA Stroud, LLC, RHA Tishomingo, LLC, TSG Physicians Group, LLC, and Canadian State Bank (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.14 *	Form of Loan Agreement, effective November 6, 2008, among RHA Tishomingo, LLC, Tri-Isthmus Group, Inc., Rural Hospital Acquisition, LLC, First Physicians Community Healthcare Services, Inc., RHA Stroud, LLC, RHA Anadarko, LLC, TSG Physicians Group, LLC, and Canadian State Bank (filed as Exhibit 10.4 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.15 *	Form of Promissory Note, effective November 6, 2008, by RHA Anadarko, LLC, in favor of Canadian State Bank (filed as Exhibit 10.5 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.16 *	Form of Promissory Note, effective November 6, 2008, by RHA Stroud, LLC, in favor of Valliance Bank (filed as Exhibit 10.6 to the Form 8-K, as filed with the SEC on December 17, 2008)

Exhibit No.	Description
10.17 *	Form of Promissory Note, effective November 6, 2008, by RHA Tishomingo, LLC, in favor of Canadian State Bank (filed as Exhibit 10.7 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.18 *	USDA Guaranty Agreement, effective November 6, 2008, by RHA Anadarko, LLC, in favor of Canadian State Bank (filed as Exhibit 10.8 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.19 *	USDA Guaranty Agreement, effective November 6, 2008, by RHA Stroud, LLC, in favor of Valliance Bank (filed as Exhibit 10.9 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.20 *	USDA Guaranty Agreement, effective November 6, 2008, by RHA Anadarko, LLC, in favor of Canadian State Bank (filed as Exhibit 10.10 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.21 *	Form of Guaranty of Tri-Isthmus Group, Inc., dated December 11, 2008, in favor of Carol Schuster (filed as Exhibit 10.12 to the Form 8-K, as filed with the SEC on December 17, 2008)

10.22 *	Convertible Promissory Note Issued in Favor of SMP Investments I, LLC (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on February 13, 2009)

10.23 *	Convertible Promissory Note Issued in Favor of Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust dated August 17, 2000 (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on February 13, 2009)

10.24 *	Form of Warrant No. 108 (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on February 13, 2009)

10.25 *	Form of Warrant No. 109 (filed as Exhibit 10.4 to the Form 8-K, as filed with the SEC on February 13, 2009)

10.26 *	Form of Warrant No. 110 (filed as Exhibit 10.5 to the Form 8-K, as filed with the SEC on February 13, 2009)

10.27 *	Form of Warrant No. 111 (filed as Exhibit 10.6 to the Form 8-K, as filed with the SEC on February 13, 2009)

10.28 *	Form of Convertible Promissory Note (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on March 5, 2009)

10.29 *	Form of Warrant (exercisable at $0.50 per share) issued to each of Michael Ciabattoni, Scott Casey, Jean Heaton, Stephanie Heaton, Jennifer Heaton, Cobea Associates, LLC, William Wallace, Trustee of the Wallace Family Revocable Trust dated April 23, 2001, Otto J. Claricurzio, and Phillip J. Ciabattoni (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on March 5, 2009)

10.30 *	Form of Warrant (exercisable at $0.75 per share) issued to each of Michael Ciabattoni, Scott Casey, Jean Heaton, Stephanie Heaton, Jennifer Heaton, Cobea Associates, LLC, William Wallace, Trustee of the Wallace Family Revocable Trust dated April 23, 2001, Otto J. Claricurzio, and Phillip J. Ciabattoni (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on March 5, 2009)

10.31 *	Form of Convertible Promissory Note issued to each of Frank Darras, Trustee of the Darras Family Trust, SFV, Incorporated, NFS LLC/FMTC Rol IRA FBO Neal Katz A/C LMG-001902 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 20, 2009)

Exhibit No.	Description
10.32 *	Form of Warrant (exercisable at $0.50 per share) Frank Darras, Trustee of the Darras Family Trust, SFV, Incorporated, NFS LLC/FMTC Rol IRA FBO Neal Katz A/C LMG-001902 (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on April 20, 2009)

10.33 *	Form of Warrant (exercisable at $0.75 per share) Frank Darras, Trustee of the Darras Family Trust, SFV, Incorporated, NFS LLC/FMTC Rol IRA FBO Neal Katz A/C LMG-001902 (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on April 20, 2009)

10.34 *	Form of Warrant (exercisable at $0.75 per share) Frank Darras, Trustee of the Darras Family Trust, SFV, Incorporated, NFS LLC/FMTC Rol IRA FBO Neal Katz A/C LMG-001902 (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on April 20, 2009)

10.35 *	Form of Series 6-A Preferred Stock and Warrant Purchase Agreement (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on June 12, 2009)

10.36 *	Form of Investor Warrant (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on June 12, 2009)

10.37 *	Form of Medical Advisory Board Warrant (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on June 12, 2009)

10.38 *	Form of Series 5-A Preferred Stock and Warrant Purchase Agreement, dated October 19, 2009 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on October 23, 2009)

10.39 *	Form of Warrant issued in connection with 5-A (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on October 23, 2009)

10.40 *	Form of Series 6-A Preferred Stock and Warrant Purchase Agreement, dated October 19, 2009 (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on October 23, 2009)

10.41 *	Form of Warrant issued in connection with 6-A (filed as Exhibit 10.4 to the Form 8-K, as filed with the SEC on October 23, 2009)

10.42 *	Form Subscription Agreement, dated December 3, 2009 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on December 14, 2009)

10.43 *	Form of Warrant (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on December 14, 2009)

10.44 *	Form of Asset Purchase Agreement (filed as Exhibit 10.1 to Form 8-K as filed with the SEC on January 14, 2011)

10.45 *	Form of Agreement for Purchase and Sale of Real Property (filed as Exhibit 10.2 to Form 8-K as filed with the SEC on January 14, 2011)

10.46 *	Form of Transition Services Agreement (filed as Exhibit 10.3 to Form 8-K as filed with the SEC on January 14, 2011)

10.47 *	Form of Corporate Guaranty (filed as Exhibit 10.4 to Form 8-K as filed with the SEC on January 14, 2011)

10.48 *	Form of Stock Purchase Agreement (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on July 26, 2011)

10.49 *	Form of Asset Purchase Agreement (filed as Exhibit 10.2 to the Form 8-K, as filed with the SEC on July 26, 2011)

10.50 *	Form of Promissory Note (filed as Exhibit 10.3 to the Form 8-K, as filed with the SEC on July 26, 2011)

Exhibit No.	Description

10.51 *	Form of Promissory Note (filed as Exhibit 10.4 to the Form 8-K, as filed with the SEC on July 26, 2011)

10.52 *	Form of Guaranty (filed as Exhibit 10.5 to the Form 8-K, as filed with the SEC on July 26, 2011)

10.53 *	Form of Guaranty (filed as Exhibit 10.6 to the Form 8-K, as filed with the SEC on July 26, 2011)

10.54 *	Form of Real Estate Purchase Agreement (filed as Exhibit 10.7 to the Form 8-K, as filed with the SEC on July 26, 2011)

10.55 *	Form of 2011 Promissory Note (filed as Exhibit 10.58 to the 2011 Form 10-K, as filed with the SEC on April 2, 2014)

10.56 *	Form of 2012 Promissory Note (filed as Exhibit 10.1 to the Form 10-Q for the Quarter ended March 31, 2012, as filed with the SEC on April 2, 2014)

10.57	Form of 2013 Promissory Note

10.58	Form of Warrant issued in connection with 2011 and 2012 Promissory Notes

10.59	Form of Waiver Agreement

10.60	Form of Subordination Agreement

14.1 *	Corporate Code of Business Conduct and Ethics for Directors, Executive Officers, and Employees, dated effective as of April 22, 2008 (filed as Exhibit 14.1 to the Form 10-K, as filed with the SEC on January 13, 2009)

21.1	Subsidiaries of First Physicians Capital Group, Inc. (f/k/a Tri-Isthmus Group, Inc.)

23.1	Consent of Whitley Penn LLP.

31.1	Certification Pursuant to Rule 13a-14(d) promulgated under the Securities Exchange Act of 1934

32.1	Certification Pursuant to 18 U.S.C. 1350

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

*	Previously filed with the SEC as indicated, and hereby incorporated herein by reference.

Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number: 000-30326

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	77-0557617
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

433 North Camden Drive #810
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 860-2501

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☐  Yes    ☒  No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    ☒  Yes    ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    ☐  Yes    ☒  No

Number of shares of common stock outstanding as of May 9, 2014	23,909,507

PART I

FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and per share data)

	March 31,	September 30,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,109	$982
Accounts receivable, net of allowance for uncollectible accounts	15,286	13,690
Prepaid expenses	334	66
Other current assets	13	14

Total current assets	19,742	14,752
Property and equipment, net	—	2
Notes receivable	22,343	22,343
Other assets	239	249

Total assets	$42,324	$37,346

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,036	$1,116
Accrued expenses	2,021	3,132
Income taxes payable	427	212
Current maturities of long term debt	2,524	1,857
Liabilities of discontinued operations	557	557

Total current liabilities	6,565	6,874
Long term debt, net of current portion	5,491	5,692
Deferred gain	15,395	15,496

Total liabilities	27,451	28,062

Commitments and contingencies
Non-redeemable preferred stock:
Preferred stock Series 1-A ($0.01 par value, 2,802,000 shares authorized; 67,600 shares issued and outstanding as of March 31, 2014 and September 30, 2013)	166	166
Preferred stock Series 2-A ($0.01 par value, 1,672,328 shares authorized; 3,900 shares issued and outstanding as of March 31, 2014 and September 30, 2013)	25	25

Total non-redeemable preferred stock	191	191
Redeemable preferred stock:
Preferred stock Series 5-A ($0.01 par value, 9,000 shares authorized; 9,000 shares issued and outstanding as of March 31, 2014 and September 30, 2013)	7,832	7,832
Preferred stock Series 6-A ($0.01 par value, 5,000 shares authorized; 4,875 shares issued and outstanding as of March 31, 2014 and September 30, 2013)	4,381	4,381

Total redeemable preferred stock	12,213	12,213
Stockholders’ equity (deficit):
Common stock ($0.01 par value, 100,000,000 shares authorized; 23,549,507 and 15,049,047 shares issued and outstanding as of March 31, 2014 and September 30, 2013, respectively)	238	153
Additional paid-in-capital	81,588	81,578
Accumulated deficit	(79,253)	(84,747)
Treasury stock, at cost (149,744 shares as of March 31, 2014 and September 30, 2013)	(104)	(104)

Total stockholders’ equity (deficit)	2,469	(3,120)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$42,324	$37,346

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

(Unaudited)

	Three months ended
	March 31,	March 31,
	2014	2013
Net revenue from services	$6,934	$6,062
Costs and expenses:
Selling, general and administrative expenses	3,028	3,166
Depreciation and amortization	—	2

Total costs and expenses	3,028	3,168

Operating income	3,906	2,894
Other expense:
Interest expense	(154)	(223)

Total other expense	(154)	(223)

Income from continuing operations before taxation	3,752	2,671
Income tax expense	(141)	—

Income from continuing operations	$3,611	$2,671

Income from discontinued operations, net of income taxes (including net gain from disposal of assets of $51 and $51, respectively. See Note 2. “Discontinued Operations”)	51	51

Net income	$3,662	$2,722

Basic earnings per share of common stock:
Continuing operations	$0.23	$0.18
Discontinued operations	0.01	0.00

Total basic earnings per share of common stock	$0.24	$0.18

Diluted earnings per share of common stock:
Continuing operations	$0.06	$0.04
Discontinued operations	0.00	0.00

Total diluted earnings per share of common stock	$0.06	$0.04

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

(Unaudited)

	Six months ended
	March 31,	March 31,
	2014	2013
Net revenue from services	$11,833	$9,639
Cost and expenses:
Selling, general and administrative expenses	5,920	6,102
Depreciation and amortization	2	5

Total costs and expenses	5,922	6,107

Operating income	5,911	3,532
Other income (expense):
Interest expense	(303)	(518)

Total other income (expense)	(303)	(518)

Income from continuing operations before taxation	$5,608	$3,014
Income tax expense	(215)	—

Income from continuing operations	5,393	3,014

Income from discontinued operations, net of income taxes (including net gain from disposal of assets of $101 and $101, respectively. See Note 2. “Discontinued Operations”)	101	101

Net income	$5,494	$3,115

Basic earnings per share of common stock:
Continuing operations	$0.35	$0.20
Discontinued operations	0.01	0.01

Total basic earnings per share of common stock	$0.36	$0.21

Diluted earnings per share of common stock:
Continuing operations	$0.09	$0.05
Discontinued operations	0.00	0.00

Total diluted earnings per share of common stock	$0.09	$0.05

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended
	March 31,	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$5,494	$3,115
Net income from discontinued operations	101	101

Net income from continuing operations	5,393	3,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2	5
Amortization of stock-based compensation	10	380
Bad debt provision	5,328	4,904
Changes in working capital components:
Accounts receivable	(6,924)	(5,558)
Prepaid expenses	(268)	(102)
Other assets	11	3
Accounts payable	(80)	(240)
Accrued expenses	(1,026)	780
Income taxes payable	215	—

Net cash provided by continuing operations’ operating activities	2,661	3,186
Net cash used in discontinued operations’ operating activities	—	(7)

Net cash provided by operating activities	2,661	3,179
Cash flows from financing activities:
Proceeds from long term debt	650	—
Payments on long term debt	(184)	(817)

Net cash provided by (used in) financing activities	466	(817)

Net increase in cash and cash equivalents	3,127	2,362
Cash and cash equivalents at beginning of period	982	1,389

Cash and cash equivalents at end of period	$4,109	$3,751

Supplemental cash flow information:
Cash paid for interest	$281	$282

Cash paid for taxes	$—	$—

Non-cash transactions:
Warrants related to 2009 Bridge financing exercised for common stock, cash proceeds of $85,000 received in Fiscal 2013	$85	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of First Physicians Capital Group, Inc., f/k/a Tri-Isthmus Group, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our,” depending on the context), as of March 31, 2014 and for the three and six month periods ended March 31, 2014 and March 31, 2013, have been prepared on substantially the same basis as our annual consolidated financial statements and should be read in conjunction with our Annual Report on Form 10-K (the “Form 10-K”), filed with the United States Securities and Exchange Commission (the “SEC”) on April 4, 2014, and any amendments thereto, for the Fiscal Year Ended September 30, 2013 (the “Fiscal Year Ended September 30, 2013”). In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to present fairly the financial information included herein.

The consolidated financial statements include our accounts and the accounts of our subsidiaries. All significant inter-company balances and transactions have been eliminated.

The results as of September 30, 2013 have been derived from our audited consolidated financial statements for the fiscal year ended as of such date.

The unaudited consolidated results for interim periods are not necessarily indicative of expected results for the full fiscal year.

Future Funding

We have an accumulated deficit of approximately $79.3 million as of March 31, 2014. This deficit has been funded primarily through the issuance of promissory notes, the sale of preferred and common stock, and cash generated from operations.

At March 31, 2014, we had current liabilities of $6.6 million and current assets of $19.7 million.

Critical Accounting Policies

For critical accounting policies affecting us, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2013. Critical accounting policies affecting us have not changed materially since September 30, 2013.

Fair Value of Financial Instruments

Carrying amounts of certain of our financial instruments, including accounts receivable, accounts payable and accrued expenses approximate fair value due to their short maturities. Carrying value of notes receivable and long-term debt approximate fair values as they bear market rates of interest. None of our financial instruments are held for trading purposes.

Revenue Recognition

The Company has contracted billing rates for its management services which it bills as gross revenue as services are delivered. Gross billed revenues are then reduced by the Company’s estimate of allowances based on expected collections, which includes the provision for doubtful accounts, to arrive at net revenues. Net revenues

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

may not represent amounts ultimately collected. The Company adjusts current period revenue for differences in estimated revenue recorded in prior periods and actual cash collections.

The following table shows gross revenues and allowances for the three and six months ended March 31, 2014 and 2013 (in thousands):

	Three months ended		Six months ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Revenue from services	$10,314	$9,144	$17,161	$14,543
Allowances	(3,380)	(3,082)	(5,328)	(4,904)

Net revenue	$6,934	$6,062	$11,833	$9,639

Allowances percentage	33%	34%	31%	34%

The Company computes its estimate of bad debt by taking into account collections received for the services performed and also estimating amounts collectible for the services performed within the last twelve months.

2. Discontinued Operations

As of March 31, 2014 and September 30, 2013, the remaining operating liabilities of RHA Tishomingo, RHA Anadarko, RHA Stroud, SPMC, Del Mar, Point Loma, and SPA, have been recorded as liabilities of discontinued operations. We have reclassified the results of operations of RHA Tishomingo, RHA Anadarko, RHA Stroud, SPMC, Del Mar, Point Loma, and SPA for all periods presented, to discontinued operations. As of March 31, 2014 and September 30, 2013, there was $557,000 of current liabilities classified as liabilities of discontinued operations. In fiscal year 2011, a deferred gain of $4.0 million was recorded related to the sale-leaseback of the RHA Anadarko and RHA Stroud assets, and is being amortized on a straight-line basis over the 20 year lease term. The Company recognized $51,000 and $101,000 of gain during each of the three and six month periods, respectively, ended March 31, 2014 and 2013, which is included in income from discontinued operations on the accompanying Consolidated Statements of Operations.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

3. Income Per Share

The following table shows the calculation of income per share for the three and six month periods ended March 31, 2014 and 2013 (in thousands, except for per share data):

	Three months ended		Six months ended
	(in thousands)		(in thousands)
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Numerator for basic and diluted earnings per share:
Net income attributable to continuing operations	$3,611	$2,671	$5,393	$3,014
Net income attributable to discontinued operations	51	51	101	101
Denominator for basic earnings per share — weighted average shares	15,522	15,050	15,283	15,050
Numerator for diluted earnings per share:
Net income attributable to continuing operations	3,645	2,705	5,461	3,082
Net income attributable to discontinued operations	51	51	101	101
Denominator for diluted earnings per share — weighted average shares	62,117	61,645	61,878	61,645
Basic earnings per share of common stock:
Continuing operations	$0.23	$0.18	$0.35	$0.20
Discontinued operations	0.01	0.00	0.01	0.01

Total basic earnings per share of common stock	$0.24	$0.18	$0.36	$0.21

Diluted earnings per share of common stock:
Continuing operations	$0.06	$0.04	$0.09	$0.05
Discontinued operations	0.00	0.00	0.00	0.00

Total diluted earnings per share of common stock	$0.06	$0.04	$0.09	$0.05

For the three and six month periods ended March 31, 2014 and 2013, the Company had stock options outstanding to purchase up to 150,000 and 6,760,000 shares of common stock, respectively, and warrants outstanding to purchase up to 6,730,879 and 360,000 shares of common stock, respectively, which had strike prices above market value and so are considered “out-of-the-money.” As a result, they were excluded from the computation of diluted earnings per share.

For the three and six month periods ended March 31, 2014 and 2013, the following potential shares of common stock outstanding were included in the computation of diluted earnings per share: 67,600 Series 1-A Convertible Preferred Stock convertible into 33,493 shares of common stock, 3,900 Series 2-A Convertible Preferred Stock convertible into 1,872 shares of common stock, 9,000 Series 5-A Convertible Preferred Stock convertible into 28,800,000 shares of common stock and 4,875 Series 6-A Convertible Preferred Stock convertible into 15,600,000 shares of common stock, and $1,350,000 of convertible debt from our bridge financings convertible into 2,160,000 shares of common stock.

For the three month periods ended March 31, 2014 and 2013, interest expense of $34,000 related to the convertible debt was added back to net income attributable to continuing operations for the computation of diluted earnings per share. For the six month periods ended March 31, 2014 and 2013, interest expense of $68,000 related to the convertible debt was added back to net income attributable to continuing operations for the computation of diluted earnings per share.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

4. Accounts Receivable

Accounts receivable consisted of the following (in thousands):

	March 31,	September 30,
	2014	2013
Gross accounts receivable	$39,799	$32,875
Reserves for bad debt	(24,513)	(19,185)

Accounts receivable, net	$15,286	$13,690

5. Long Term Debt

Beginning in November 2013, we entered into a staggered bridge financing transaction (the “2013 Bridge Financing”) whereby we entered into four promissory notes, with interest of 10% per annum, in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”). The 2013 Bridge Notes mature June 30, 2014. The 2013 Bridge Loans funded as follows: $450,000 and $200,000 in November 2013 and January 2014, respectively. Three of the investors, SMP Investments I, LLC (“SMP”), Anthony J. Ciabottoni, and William A. Houlihan each hold a 10% or greater voting interest and are considered related parties. The fourth investor, Blue Ridge Investments, LLC is wholly owned by Richardson Sells, a member of the Board, and is therefore also considered a related party. SMP, Anthony J. Ciabottoni, William A. Houlihan and Blue Ridge Investments, LLC contributed $300,000, $125,000, $125,000, and $100,000, respectively.

In January 2014, each 2009 Bridge Lender agreed to extend the maturity of their respective notes with the same terms and conditions contained in the originally executed notes and related extensions until June 30, 2014. In April 2014, the Company paid all outstanding principal and accrued interest related to these notes. For additional information, see Note 9. Three of the 2009 Bridge Lenders, SMP, Anthony Ciabattoni, and William A. Houlihan, each hold a 10% or greater voting interest and are considered related parties to this transaction.

Long-term debt consists of the following (in thousands):

	March 31, 2014	September 30, 2013
Note payable secured by real estate, $27,513 payable monthly, including interest based on Wall Street Journal prime plus 2% adjusted quarterly, floor of 7% rate is currently 7% matures November 2028	$3,001	$3,059
Note payable secured by real estate, $34,144 payable monthly, including interest based on Wall Street Journal prime plus 2% adjusted quarterly, floor of 7% rate is currently 7% matures November 2028	2,739	2,830
Bridge notes payable. 10% interest, matures on or before June 2014	2,000	1,350
Note payable, 9% interest per annum and matures in February 2016	175	210
Note payable, 10% interest per annum and matures in September 2014	100	100

Total	8,015	7,549

Less current maturities of long term debt	(2,524)	(1,857)

Total long terms debt	$5,491	$5,692

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following chart shows scheduled principal payments due as of March 31, 2014 on long-term debt for the next five years and thereafter (in thousands):

March 31,	Payments
2015	$2,524
2016	469
2017	401
2018	433
2019	462
Thereafter	3,726

Total	$8,015

6. Warrants

On January 17, 2014, the Company issued warrants to SMP for the purchase of up to 8,500,000 shares of common stock at an initial exercise price of $0.01 per share. The warrants are exercisable for a period of five years from the date of issuance and were issued as consideration for the extension of the maturity date of the SMP promissory note associated with the 2009 Bridge Lenders (see Note 5). SMP holds a 10% or greater voting interest and is considered a related party. On March 27, 2014, SMP exercised its warrant to purchase 8,500,000 shares of common stock for an aggregate purchase price of $85,000. The $85,000 proceeds were received previously by the company in fiscal year 2013, and were recorded as a liability until such time as the Company was able to accept the warrants.

On January 1, 2014, the Company issued warrants to purchase an aggregate of 2,278,079 shares of common stock with an exercise price of $0.3125. These warrants are exercisable for a period of five years from date of issuance. SMP, Anthony J. Ciabattoni, and William A. Houlihan received warrants to purchase up to 850,080, 425,600 and 470,400 shares of common stock, respectively. The warrant issuance was related to the 2011 Bridge Financing and the warrants were issued at such time as the Company was able to legally issue warrants. Three of the warrant recipients, SMP, Anthony J. Ciabattoni, and William A. Houlihan, a member of the Company’s Board, each hold a 10% or greater voting interest and are considered related parties and received in aggregate 1,746,080 of the warrants.

On January 1, 2014, the Company issued warrants to purchase an aggregate of 4,092,800 shares of common stock with an exercise price of $0.3125. These warrants are exercisable for a period of five years from date of issuance. SMP, Anthony J. Ciabattoni, and William A. Houlihan received warrants to purchase up to 1,984,400, 1,388,800 and 720,000 shares of common stock, respectively. The warrant issuance was related to the 2012 Bridge Financing and the warrants were issued at such time as the Company was able to legally issue warrants. The warrant recipients, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold a 10% or greater voting interest and are considered related parties.

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following warrants were outstanding and exercisable as of the following as of March 31, 2014:

Description	Remaining Life	Exercise Price	Warrants
June 8, 2009 Preferred Stock Series 6-A warrants issued to investor	1 month	$0.5000	210,000
June 10, 2009 warrants issued to Medical Advisory Board	1 month	$0.6250	150,000
January 1, 2014 warrants issued in connection with the 2011 bridge financing	4.75 years	$0.3125	2,278,079
January 1, 2014 warrants issued in connection with the 2012 bridge financing	4.75 years	$0.3125	4,092,800

			6,730,879

A summary of our stock warrant activity and related information at March 31, 2014 and September 30, 2013 is as follows:

	Number of Shares of Common Stock		Weighted-Average Exercise Price Per Share
	Six months ended March 31, 2014	Fiscal year ended September 30, 2013	Six months ended March 31, 2014	Fiscal year ended September 30, 2013
Warrants outstanding at beginning of the period	360,000	796,250	$0.55	$0.52

Issued	14,870,879	—	$0.14	—
Exercised	(8,500,000)	—	$0.01	—
Cancelled or expired	—	(436,250)	—	$0.50

Warrants outstanding at end of the period	6,730,879	360,000	$0.33	$0.55

7. Stock Options

A summary of our options activity and related information at March 31, 2014 and September 30, 2013 is as follows:

	Number of Options		Weighted-Average Exercise Price Per Share
	Six months ended March 31, 2014	Fiscal year ended September 30, 2013	Six months ended March 31, 2014	Fiscal year ended September 30, 2013
Options outstanding at beginning of the period	6,760,000	6,760,000	$0.61	$0.61
Granted
— at above fair market value	—	—	—	—
— at fair market value	—	—	—	—
— at below fair market value	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—
Forfeited	(6,610,000)	—	0.61	—

Options outstanding at end of the period	150,000	6,760,000	$0.63	$0.61

Options vested/exercisable at end of the period	120,000	6,730,000	$0.63	$0.61

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following options were outstanding as of March 31, 2014:

Exercise price	Number of options	Weighted-average exercise price	Weighted-average remaining contractual life
$0.63	150,000	$0.63	3.21

8. Preferred Stock

Series 7-A Convertible Preferred Stock

On December 5, 2013, the Company filed a Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock (the “7-A Certificate”) authorizing the issuance of up to 7,000 Series 7-A Convertible Preferred Stock (“7-A Preferred”).

Under the terms of the 7-A Certificate, in the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the 7-A Preferred shall be entitled to receive, pari passu with the Series 6-A Convertible Preferred Stock (“6-A Preferred”) and the Series 5-A Convertible Preferred Stock (“5-A Preferred”), after distribution of all amounts due to the holders of the Series 1-A Convertible Preferred Stock (“1-A Preferred”) and Series 2-A Convertible Preferred Stock (“2-A Preferred”), but prior and in preference to any distribution of any of the assets or surplus funds to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum of (A) the original issue price, which initially is $1,000 (as adjusted for stock splits, stock dividends, combinations and the like), plus (B) an amount equal to all declared but unpaid dividends on such shares, if any.

Each share of 7-A Preferred shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the original issue price by the then-applicable conversion price in effect on the date the certificate evidencing such share is surrendered for conversion. Each share of 7-A Preferred, subject to the surrendering of the certificates of the 7-A Preferred, shall be automatically converted into shares of Common Stock at the then-applicable conversion price, upon the election of the holders of not less than a majority of the outstanding shares 7-A Preferred electing to effect such conversion. Under certain circumstances, such as the sale of the Company or the sale of the Company’s shares in a public offering, each at a valuation of greater than $100,000,000, the Company can elect to convert all Series 7-A into Common Stock. The initial conversion price per share is $0.3125. The holder of each share of 7-A Preferred shall have the right to that number of votes equal to the number of shares of Common Stock, which would be issued upon conversion of the 7-A Preferred.

The Company, at its option and upon the approval of a majority of the holders of the shares of Series 7-A Preferred Stock then-outstanding, may redeem any or all of the outstanding shares of Series 7-A Preferred Stock at any time upon five (5) business days’ prior written notice to each holder of shares of Series 7-A Preferred Stock, at a price per share equal to the (i) redemption price (as provided in the Certificate of Designation) then in effect plus (ii) an amount equal to any declared but unpaid dividends on such share. In the event the Company elects to redeem less than all of the outstanding shares of Series 7-A Preferred Stock, the Company shall redeem shares of Series 7-A Preferred Stock on a pro rata basis among all holders of Series 7-A Preferred Stock, based on the number of shares of Series 7-A Preferred Stock held by each holder relative to the total number of shares of Series 7-A Preferred Stock outstanding as of the time of such redemption.

The holders of 7-A Preferred shall be entitled to receive (out of any assets legally available), if declared by our Board of Directors, noncumulative dividends pari passu with the 6-A Preferred and the 5-A Preferred stockholders, of $100 per share annually. No dividend may be declared and paid upon shares of 7-A Preferred in any fiscal year of the Company unless dividends have first been paid upon or declared and set aside for payment

FIRST PHYSICIANS CAPITAL GROUP, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

to the holders of shares of the Company’s 1-A Preferred and 2-A Preferred. Under certain circumstances, such as stock splits or issuances of Common Stock at a price less than the issuance price of the 7-A Preferred, the 7-A Preferred is entitled to conversion price adjustments. Shares of 7-A Preferred have an initial conversion price of $0.3125 per share. Shares of 7-A Preferred Stock are subject to redemption at our option and upon approval of the majority of the holders of the outstanding 7-A Preferred.

As part of the consideration for entering into the 2011 Bridge Financing, all of the 2011 Bridge Lenders were granted the option to exchange their current holdings if any, of 5-A Preferred, 6-A Preferred and common stock (collectively the “Exchanged Securities”), into 7-A Preferred. Upon election to exchange, each lender would receive the number of 7-A Preferred equal to the initial consideration paid for their Exchanged Securities divided by $1,000. In connection with the exchange, each 2011 Bridge Lender shall receive warrants to purchase a number of shares of common stock of the Company in an amount equal to 1,120 multiplied by the aggregate number of shares of 7-A Preferred issued. Such issued warrants shall have an exercise price of $0.3125, and shall expire five years from date of issuance. The Company has received notification from all the 2011 Bridge Lenders of their intent to exchange, as appropriate, their holdings of Exchanged Securities to 7-A Preferred, which will result in the issuance of an aggregate of 5,998 shares of 7-A Preferred and warrants to purchase up to 6,717,760 shares of common stock. The Company expects to complete the exchange during the fiscal quarter ending June 30, 2014. Three of the 2011 Bridge Lenders, SMP, Anthony J. Ciabattoni, and William A. Houlihan, a member of the Company’s Board each hold a 10% or greater voting interest and are considered related parties. SMP, Anthony J. Ciabattoni, and William A. Houlihan will receive 2,713, 1,560 and 317 shares of 7-A Preferred, respectively, and warrants to purchase up to 3,038,560, 1,747,200 and 415,520 shares of common stock, respectively.

9. Subsequent Events

Bridge Financing

On April 7, 2014, the Company paid all outstanding principal and accrued interest related to the 2009 and 2013 Bridge Financing notes, and the outstanding accrued interest related to the 2011 and 2012 Bridge Financing notes. The total amount paid was $2,463,874 consisting of $2,000,000 on principal and $463,874 of interest. Three of the bridge lenders, SMP, Anthony J. Ciabottoni, and William A. Houlihan (a member of the board) each hold a 10% or greater voting interest and are considered related parties. A fourth lender, Blue Ridge Investments, LLC is wholly owned by Richardson Sells, a member of the Board, and is therefore also considered a related party. SMP, Anthony J. Ciabottoni, William A. Houlihan and Blue Ridge Investments, LLC received payments of $930,059, $1,187,701, $209,024, and $101,056, respectively. The Company also paid an outstanding note payable in the amount of $100,000 plus interest of $28,812, to Anthony Ciabottoni who holds a 10% or greater voting interest and is considered a related party.

Warrant Exercise

In April 2014, we accepted two warrant exercises in the amount of 150,000 and 210,000 shares of Common Stock, at an exercise price of $0.625 and $0.50 per share, respectively, for an aggregate purchase price of $198,000 from two investors. The $198,000 proceeds, consisting of $138,000 cash and $60,750 in consulting fees owed, had been received by the Company in fiscal year 2012, and were recorded as a liability until the Company accepted the warrants in April 2014.

Change in Management

On March 24, 2014, the Board appointed Adrian B. Reeder to the position of Chief Financial Officer of the Company effective April 7, 2014 to serve until his successor is duly appointed and qualified or until his earlier resignation or removal.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the condensed consolidated financial statements and the related notes appearing elsewhere in this Quarterly Report on Form 10-Q (this “Form 10-Q”).

FORWARD LOOKING STATEMENTS

The discussion in this Form 10-Q contains forward-looking statements that may be subject to protection under the Private Securities Litigation Reform Act of 1995 and such statements should not be unduly relied upon. Forward-looking statements can be identified by the use of words such as “may,” “will,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and variations thereof or of similar expressions. All forward-looking statements included in this Form 10-Q are based on information available to us on the date hereof. We assume no obligation to update any such forward-looking statements. Our actual results in future periods could differ materially from those indicated in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	our ability to obtain ongoing financing, manage our cash resources, control expenses and continue as a going concern;

•	impact of our indebtedness on our ability to invest in the ongoing needs and growth of our business;

•	significant past operating losses, potential future losses and limited ongoing revenue;

•	changes in government regulation, particularly healthcare laws;

•	possession of significant voting control over us by the holders of our Series 5-A Convertible Preferred Stock, Series 6-A Convertible Preferred Stock and Series 7-A Convertible Preferred Stock;

•	increased competition in the industry, geography and the segments in which we compete;

•	our ability to attract and retain employees and key members of management;

•	changes in economic and industry conditions;

•	reliance on third parties to provide services critical to our operations;

•	potential dilution of existing stockholders if we raise capital by issuing additional capital stock;

•	availability of appropriate prospective acquisitions or investment opportunities;

•	significant costs and obligations as a result of being a public company;

•	continued positive relationships with our customers;

•	deterioration in the collectability of our accounts;

•	major man-made or natural disasters;

•	compliance with applicable laws and regulations and cost of potential legal actions such as litigation or investigations;

•	inadequacy of our insurance coverage and fluctuating insurance requirements and costs;

•	impact of a potential requirement to record asset impairment charges in the future;

•	failure of our information technology system or the breach of our network security;

•	impact on our disclosure of use the scaled disclosure option available to smaller reporting companies; and

•	volatility in the price of our common stock.

OVERVIEW

References to “we,” “us,” “our,” “FPCG” or the “Company” refer to First Physicians Capital Group, Inc. and its subsidiaries. We maintain our executive offices at 433 North Camden Drive, #810, Beverly Hills, California 90210. Our telephone number is +1 (310) 860-2501.

We invest in and provide financial and managerial services to healthcare facilities in non-urban markets. We promote quality medical care by offering improved access and breadth of services. We unlock the value of our investments by developing strong, long-term and mutually-beneficial relationships with our physicians and the communities they serve.

STRATEGY

During the Fiscal Year Ended September 30, 2010, we shifted our strategy away from majority ownership in healthcare delivery companies to a focus on the provision of management, financial, and ancillary healthcare and IT services to the rural and community hospital market. We expect to maintain and/or acquire minority ownership in selected healthcare delivery companies that complement our management services and financing activities. We may also invest in, acquire or partner with other companies that provide similar services in our markets.

In pursuit of this reorganization, we undertook an initiative to divest ourselves of underperforming facilities and reduce or outsource administrative functions to better align cost structures and business volume. As a result of the initiative, during the Fiscal Year Ended September 30, 2011, we successfully divested ourselves of our majority owned hospitals, and obtained contracts to provide the healthcare management services to several hospital clients.

We currently have four operating subsidiaries which are First Physicians Business Solutions, LLC First Physicians Resources, LLC, First Physicians Services, LLC and First Physicians Realty Group. First Physicians Business Solutions, LLC provides an array of management services to include hospital operations management, revenue cycle management, IT, finance and human resources. First Physicians Services provides ancillary service oversight and management solutions for lab, pharmacy, and emergency departments in rural hospital settings. First Physicians Resources, LLC provides medical and back office staffing solutions to our hospital clientele. First Physicians Realty Group is our real estate subsidiary that owns healthcare related properties and leases them to clients. We currently have contracts to provide financial and back office services to two hospital clients.

RECENT DEVELOPMENTS

SERIES 5-A AND 6-A CONVERTIBLE PREFERRED STOCK WAIVER

In February 2014, holders of a majority of the outstanding shares of Series 5-A Convertible Preferred Stock and Series 6-A Convertible Preferred Stock consented to waive their rights to demand registration. As a result of the majority consent, demand registration rights for all of the stockholders of the two classes of stock were waived.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

NET REVENUE

Net revenue from services was $6.9 million for the three month period ended March 31, 2014, compared to $6.1 million for the three month period ended March 31, 2013, representing an increase of $0.8 million, or 13.1%. A portion of the Company’s management fee revenue is based on successful collection of client accounts receivable. In March 2014, the Company successfully collected $4.3 million in accounts receivable related to fiscal years 2012 and 2013. The increase in net revenue for the quarter was primarily the result of these collections. Net revenue from services was $11.8 million for the six month period ended March 31, 2014, compared to $9.6 million for the six month period ended March 31, 2013, representing an increase of $2.2 million, or 22.9%. This increase was primarily attributable to the increase in accounts receivable collections for the period, and an increase in the scope and price of services provided by the Company under the contracts to provide healthcare management.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses remained consistent at $3.0 million and $3.2 million for the three month periods ended March 31, 2014 and 2013, respectively, and $5.9 million and $6.1 million for the six month periods ended March 31, 2014 and 2013, respectively. Amortization of stock-based compensation is included in selling, general and administrative expense.

INTEREST EXPENSE

Interest expense decreased $69,000 from $223,000 for the three month period ended March 31, 2013 to $154,000 for the three month period ended March 31, 2014, and decreased $215,000 from $518,000 for the six month period ended March 31, 2013 to $303,000 for the six month period ended March 31, 2014. The decreases for the periods resulted from the decrease in outstanding bridge financing debt due to payments of $3,313,000 million paid against the bridge financing in the second and third quarters of fiscal year 2013.

MATERIAL CHANGES IN FINANCIAL CONDITION — AT MARCH 31, 2014 COMPARED TO SEPTEMBER 30, 2013:

CASH AND CASH EQUIVALENTS

Our cash and cash equivalents totaled $4.1 million as of March 31, 2014, compared to $1.0 million at September 30, 2013, an increase of $3.1 million. This represents an increase of 310%, which was primarily the result of net cash provided by operating activities of $2.7 million, plus net proceeds from financing of $0.5 million.

ACCOUNTS RECEIVABLE

As of March 31, 2014, accounts receivables, net of allowances for uncollectible accounts totaled $15.3 million, an increase of $1.6 million from $13.7 million at September 30, 2013. This 11.7% increase was primarily due to the increased billings generated from an increase in the scope and price of healthcare management services provided by the Company.

LONG-TERM DEBT

Long-term debt (including current maturities) increased $0.5 million to $8.0 million at March 31, 2014 from $7.5 million at September 30, 2013. This 6.7% increase reflects cash proceeds from debt of $0.7 million, offset by routine payments on long-term debt of $0.2 million.

LIQUIDITY AND CAPITAL RESOURCES

We have funded operations primarily through cash flows from operations and short-term bridge financing. We estimate that, based on current plans and assumptions, our available cash and cash flows from operations will be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for the next 12 months.

As of March 31, 2014, we had working capital of $13.2 million compared with working capital of $7.9 million at September 30, 2013, an increase of $5.3 million. The working capital increase was primarily the result of a $3.1 million increase in cash, a $1.6 million increase in trade accounts receivable and a $1.1 million reduction in accrued expenses.

As of March 31, 2014, we had a stockholders’ equity of $2.5 million, as compared to a stockholders’ deficit of $3.1 million as of September 30, 2013. The decrease in the stockholders’ deficit arose primarily from net income for the six month period ended March 31, 2014.

During the six month period ended March 31, 2014, there was $2.7 million in cash provided by operating activities compared to $3.2 million in cash provided by operating activities during the six month period ended March 31, 2013. The $0.5 million decrease in cash provided by operating activities was primarily the result of a $2.4 million increase in net income, plus a $0.2 million increase in income taxes payable, offset by a $1.4 million decrease in cash from accounts receivable and a $1.8 million increase in cash used to pay accrued expenses.

Cash provided by financing activities totaled $0.5 million for the six month period ended March 31, 2014, which was primarily the result of cash proceeds from long term debt of $0.7 million, partially offset by cash payments on long term debt of $0.2 million. Cash used in financing activities of $0.8 million during the six month period ended March 31, 2013 was the result of cash payments on long-term debt.

Beginning in November 2013, we entered into a staggered bridge financing transaction (the “2013 Bridge Financing”) whereby we entered into four promissory notes, with interest of 10% per annum, in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”). The 2013 Bridge Notes mature June 30, 2014. The 2013 Bridge Loans funded as follows: $450,000 and $200,000 in November 2013 and January 2014, respectively. Three of the investors, SMP Investments I, LLC (SMP), Anthony J. Ciabottoni, and William Houlihan, a member of the Board, each hold a 10% or greater voting interest and are considered related parties. The fourth investor, Blue Ridge Investments, LLC is wholly owned by Richardson Sells, a member of the Board, and is therefore also considered a related party. SMP, Anthony J. Ciabottoni, William A. Houlihan and Blue Ridge Investments, LLC contributed $300,000, $125,000, $125,000, and $100,000, respectively.

On January 17, 2014, the Company issued warrants to SMP for the purchase of up to 8,500,000 shares of common stock at an initial exercise price of $0.01 per share. The warrants are exercisable for a period of five years from the date of issuance and were issued as consideration for the extension of the maturity date of the SMP promissory note associated with the 2009 Bridge Lenders (see Note 5). SMP holds a 10% or greater voting interest and is considered a related party. On March 27, 2014, SMP exercised its warrant to purchase 8,500,000 shares of common stock for an aggregate purchase price of $85,000. The $85,000 proceeds were received previously by the company in fiscal year 2013, and were recorded as a liability until such time as the Company was able to accept the warrants.

On January 1, 2014, the Company issued warrants to purchase an aggregate of 2,278,079 shares of common stock with an exercise price of $0.3125. These warrants are exercisable for a period of five years from date of issuance. SMP, Anthony J. Ciabattoni, and William A. Houlihan received warrants to purchase up to 850,080, 425,600 and 470,400 shares of common stock, respectively. The warrant issuance was related to the 2011 Bridge Financing and were issued at such time as the Company was able to legally issue warrants. Three of the warrant recipients, SMP, Anthony J. Ciabattoni, and William A. Houlihan, a member of the Company’s Board, each hold a 10% or greater voting interest and are considered related parties and received in aggregate 1,746,080 of the warrants.

On January 1, 2014, the Company issued warrants to purchase an aggregate of 4,092,800 shares of common stock with an exercise price of $0.3125. These warrants are exercisable for a period of five years from date of issuance. SMP, Anthony J. Ciabattoni, and William A. Houlihan received warrants to purchase up to 1,984,400, 1,388,800 and 720,000 shares of common stock, respectively. The warrant issuance was related to the 2012 Bridge Financing and were issued at such time as the Company was able to legally issue warrants. The warrant recipients, SMP, Anthony J. Ciabattoni, and William A. Houlihan, each hold a 10% or greater voting interest and are considered related parties.

In April 2014, we accepted two warrant exercises in the amount of 150,000 and 210,000 shares of Common Stock, at an exercise price of $0.625 and $0.50 per share, respectively, for an aggregate purchase price of $198,000 from two investors. The $198,000 proceeds, consisting of $138,000 cash and $60,750 in consulting fees owed, had been received by the Company in Fiscal Year 2012, and were recorded as a liability until the Company accepted the warrants in April 2014.

We are not aware of any trends, demands, events or uncertainties that will result in a material change in our liquidity or capital resources, nor do we expect any changes in the cost of our capital resources or the mix and relative cost of our capital resources.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

Item 4. CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

As of the end of the period covered by this report an evaluation was carried out by our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our controls and procedures are ineffective as they contained evidence of a material weakness as of the end of the fiscal quarter ended March 31, 2014.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal control over financial reporting during the fiscal quarter ended March 31, 2014 that had a material effect on our internal control over financial reporting.

PART II

OTHER INFORMATION

Item 1. LEGAL PROCEEDINGS

None.

Item 1A. RISK FACTORS

Because we are a “Smaller Reporting Company,” we are not required to disclose the information required by this item.

Item 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On January 17, 2014, the Company issued warrants to SMP for the purchase of up to 8,500,000 shares of common stock at an initial exercise price of $0.01 per share. The warrants are exercisable for a period of five years from the date of issuance and were issued as consideration for the extension of the maturity date of the SMP promissory note associated with the 2009 Bridge Lenders (see Note 5). SMP holds a 10% or greater voting interest and is considered a related party. On March 27, 2014, SMP exercised its warrant to purchase 8,500,000 shares of common stock for an aggregate purchase price of $85,000. The $85,000 proceeds were received previously by the company in fiscal year 2013, and were recorded as a liability until such time as the Company was able to accept the warrants.

The shares of common stock were issued pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933 and the regulations promulgated thereunder. We believe that each investor is an accredited investor, acquired the shares of common stock for investment purposes and had access to sufficient information concerning the Company. The certificates representing the shares of common stock issued bear a restrictive legend.

Item 3. DEFAULTS UPON SENIOR SECURITIES

None.

Item 4. MINE SAFETY DISCLOSURES

None.

Item 5. OTHER INFORMATION

None.

Item 6. EXHIBITS

See Exhibit index following the Signatures page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2014	First Physicians Capital Group, Inc.
(Registrant)

	By:	/s/ Sean Kirrane
Sean Kirrane
Chief Executive Officer and authorized signatory. (Principal Executive Officer)

	By:	/s/ Adrian Reeder
Adrian Reeder
Chief Financial Officer and authorized signatory. (Principle Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement (filed as Exhibit 2.1 to the Form 8-K, as filed with the SEC on November 5, 2007)

3.1*	Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on November 14, 2000)

3.2*	Certificate of Designation of Rights and Preferences of Series 2-A Convertible Preferred Stock filed November 8, 2000 (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on November 14, 2000)

3.3*	Certificate of Merger filed November 8, 2000, merging Vsource, Inc. (a Nevada corporation) with and into the Vsource, Inc. (a Delaware corporation) (filed as Exhibit 4.2 to the Form 8-K, as filed with the SEC on November 14, 2000)

3.4*	Amendment to Certificate of Incorporation, dated January 16, 2002 (filed as Exhibit 3.3 to the Form 8-K, as filed with the SEC on January 23, 2002)

3.5*	Amended and Restated Bylaws dated October 25, 2002 (filed as Exhibit 3.2 to the Form 8-K, as filed with the SEC on October 28, 2002)

3.6*	Amendment to Certificate of Incorporation, dated November 20, 2002 (filed as Exhibit 3.1 to the Form 10-Q for the period ended October 31, 2002, as filed with the SEC on December 5, 2002)

3.7*	Certificate of Decrease of Shares Designated as Series 1-A Convertible Preferred Stock (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on July 13, 2005)

3.8*	Certificate of Decrease of Shares Designated as Series 2-A Convertible Preferred Stock (filed as Exhibit 4.2 to the Form 8-K, as filed with the SEC on July 13, 2005)

3.9*	Certificate of Designation of Rights and Preferences of Series 5-A Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on July 21, 2005)

3.10*	Amendment to Certificate of Incorporation, dated December 16, 2005 (filed as Exhibit 3.5 to the Form 10-Q for the period ended October 31, 2005, as filed with the SEC on December 20, 2005)

3.11*	Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock filed April 2, 2008 (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on April 3, 2008)

3.12*	Certificate of Amendment to the Certificate of Designation of Rights and Preferences of Series 5-A Convertible Preferred Stock filed May 15, 2008 (filed as Exhibit 4.2 to the Form 10-Q, as filed with the SEC on May 20, 2008)

3.13*	Amendment to Certificate of Incorporation, dated September 29, 2009 (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on October 1, 2009)

3.14*	Certificate of Amendment to the Certificate of Designation of Rights and Preferences Series 5-A Convertible Preferred Stock filed January 10, 2008 (filed as Exhibit B to Exhibit 10.1 to the Form 8-K, as filed with the SEC on October 23, 2009)

3.15*	Certificate of Amendment to the Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock filed May 15, 2008 (filed as Exhibit B to Exhibit 10.3 to the Form 8-K, as filed with the SEC on October 23, 2009)

3.16*	Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on December 12, 2013)

4.1*	Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on November 14, 2000)

4.2*	Certificate of Designation of Rights and Preferences of Series 2-A Convertible Preferred Stock filed November 8, 2000 (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on November 14, 2000)

4.3*	Certificate of Decrease of Shares Designated as Series 1-A Convertible Preferred Stock (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on July 13, 2005)

4.4*	Certificate of Decrease of Shares Designated as Series 2-A Convertible Preferred Stock (filed as Exhibit 4.2 to the Form 8-K, as filed with the SEC on July 13, 2005)

4.5*	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of July 7, 2005, by and among Vsource, Inc. and the investors listed therein (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on July 21, 2005)

4.6*	Certificate of Designation of Rights and Preferences of Series 5-A Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on July 21, 2005)

4.7*	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of September 18, 2006, by and among First Physicians Capital Group, Inc. and certain Series 5-A Preferred Stock Investors (filed as Exhibit 4.1 to the Form 8-K, as filed with the SEC on September 22, 2006)

4.8*	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated January 14, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on January 22, 2008)

4.9*	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated March 31, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 3, 2008)

4.10*	Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock filed April 2, 2008 (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on April 3, 2008)

4.11*	Form of Series 5-A Preferred Stock and Warrant Purchase Agreement (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on May 7, 2008)

4.12*	Certificate of Amendment to the Certificate of Designation of Rights and Preferences of Series 5-A Convertible Preferred Stock filed May 15, 2008 (filed as Exhibit 4.2 to the Form 10-Q, as filed with the SEC on May 20, 2008)

4.13*	Series 6-A Preferred Stock and Warrant Purchase Agreement, dated May 29, 2008 (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on June 4, 2008)

4.14*	Certificate of Amendment to the Certificate of Designation of Rights and Preferences Series 5-A Convertible Preferred Stock filed January 10, 2008 (filed as Exhibit B to Exhibit 10.1 to the Form 8-K, as filed with the SEC on October 23, 2009)

4.15*	Certificate of Amendment to the Certificate of Designation of Rights and Preferences of Series 6-A Convertible Preferred Stock filed May 15, 2008 (filed as Exhibit B to Exhibit 10.3 to the Form 8-K, as filed with the SEC on October 23, 2009)

4.16*	Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock (filed as Exhibit 3.1 to the Form 8-K, as filed with the SEC on December 12, 2013)

10.1*	Form of 2013 Promissory Note (filed as Exhibit 10.57 to the 2013 Form 10-K as filed with the SEC on April 2, 2014)

10.2*+	Employment Agreement, dated March 24, 2014, between the Company and Adrian Reeder (filed as Exhibit 10.1 to the Form 8-K, as filed with the SEC on March 27, 2014)

10.3*+	Consulting Agreement Addendum, dated March 21, 2014, between the Company and Sean Kirrane (filed as Exhibit 10.2 to the Form 10-K, as filed with the SEC on March 27, 2014)

31.1	Certification of the Chief Executive Officer Pursuant to Rule 13a-14(d) promulgated under the Securities Exchange Act of 1934

31.2	Certification of the Chief Financial Officer Pursuant to Rule 13a-14(d) promulgated under the Securities Exchange Act of 1934

32.1	Certification of the Chief Executive Officer Pursuant to 18 U.S.C. 1350

32.2	Certification of the Chief Financial Officer Pursuant to 18 U.S.C. 1350

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

+	Management contract, compensatory plan or arrangement.
*	Previously filed with the SEC as indicated, and hereby incorporated herein by reference.

Annex D

Common Stock Independent Appraisal for First Physician’s Capital Group, Inc. Valuation Date as of May 27, 2014 Prepared as of June 16, 2014 Cabrillo Advisors, LLC This report is limited only by the agreed upon procedures, and contains our unbiased professional analysis and calculations of fair market value. To the best of our knowledge or belief, all statements and information contained in this report are true and correct, and no important facts have been knowingly withheld. This report is to be used only for the purpose stated herein, and it is invalid for any other purpose.

June 16, 2014

First Physician's Capital Group, Inc.
433 North Camden Drive #810
Beverly Hills, CA 90210

In response to the engagement letter, Cabrillo Advisors, LLC ("Cabrillo Advisors") has completed an analysis of First Physician's Capital Group, Inc. ("FPCG" or the "Company") as of May 27, 2014 (the "Valuation Date"), to provide Company management with a calculation of a range of fair market value ("FMV") of the Company's common stock ("Common Stock") on a minority, marketable interest basis.

The objective of the valuation is to provide a calculation of the range of FMV (as defined herein) of the Company as of the Valuation Date for the Company's planning purposes. No other uses are intended or should be inferred. Please see our Exhibits for limiting conditions.

For purposes of this report, *FMV* is defined as "*the price, expressed in terms of cash equivalents, at which such property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arms' length in an open and unrestricted market, when neither is under compulsion to buy or to sell, and when both have reasonable knowledge of relevant facts.*"[1]

Based on our analysis, Cabrillo Advisors calculated the FMV of the Common Stock on a marketable, minority interest basis is in a range of **$0.54 to $0.64 (FIFTY-FOUR CENTS TO SIXTY-FOUR CENTS)** per share as of the Valuation Date.

For purposes of performing our analysis, the management of FPCG ("Management") provided us with financial data and other records and documents pertaining to the Company's operations and assets. This information has been accepted as a proper representation of the Company's operations and condition. In addition, discussions were held with Management about the history and nature of the Company's operations, reasonableness of financial projections, economic and competitive conditions, markets served, future prospects, and other relevant factors. Cabrillo Advisors did not independently verify the information provided to us and in that regard, the validity of the valuation depends on the completeness and accuracy of the information provided to Cabrillo Advisors by the Company.

1. Internal Revenue Service ("IRS") Revenue Ruling 59-60, 1959-1 C.B. 237 ("Rev. Rul. 59-60").

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2 | P a g e C o n f i d e n t i a l This report is subject to the terms and conditions of the Agreement as outlined in the engagement letter between Cabrillo Advisors, LLC and the Company. Our fee for this service is not contingent upon the results of the Opinion expressed herein. This Opinion is subject to the terms and conditions of the engagement letter between Cabrillo Advisors and FPCG. CABRILLO ADVISORS, LLC Principal Appraiser Dean Colvin Managing Director Cabrillo Advisors, LLC Contributing Appraiser Daren Mesrobian Cabrillo Advisors, LLC

3 | P a g e C o n f i d e n t i a l Company Overview Overview: FPCG is a provider of operational and capital solutions to the rural and community hospital market. The Company promotes quality medical care by offering improved access and breadth of services. The Company expects to maintain and/or acquire minority ownership in selected healthcare delivery companies that complement its management services and financing activities The Company has contracts to provide financial and backoffice services to two hospital clients. History: The Company was original incorporated in Nevada in 1980 and reincorporated in Delaware in November 2000. In 2010, the Company shifted its strategy away from ownership in healthcare delivery companies to a focus on the provision of management, financial, and ancillary healthcare and IT services to the rural and community hospital market. In pursuit of this reorganization, The Company undertook an initiative to divest itself of underperforming facilities and reduce or outsource administrative functions to better align cost structures and business volume. In 2011, the Company divested its majority owned hospitals, and obtained contracts to provide the healthcare management services to several hospital clients. Ownership: The Company’s common stock is traded in the over-the-counter market under the symbol “FPCG.OB.” As of March 28, 2014, there were approximately 349 stockholders of record.

Company Overview (continued)

Corporate Structure:

The Company has the following operating subsidiaries:

Subsidiary	Description
First Physicians Business Solutions, LLC (FPBS)	First Physicians Business Solutions provides the following management services: ➢ Hospital Administration ➢ Billing and Revenue Cycle Management ➢ Finance, Accounting, and Tax ➢ Insurance ➢ Medical Supplies
First Physicians Services, LLC (FPPS)	FPPS provides ancillary healthcare and IT services; provided in collaboration with joint venture and other strategic partners: ➢ Electronic Health and Medical Records Solutions ➢ Radiology and Diagnostic Imaging ➢ Pathology and Laboratory Services ➢ Emergency Room Care ➢ Physical Therapy and Rehabilitation
First Physicians Realty Group (FPRG)	FPRG invests in, manages and develops properties associated with the delivery of healthcare services. Our long-term strategy is focused on providing real estate ownership, property management, leasing and development services to health system operators and physicians. FPRG also provides medical equipment financing and leasing services to health system operators and physicians. FPRG maintains a conservative investment risk profile by focusing primarily on real estate and equipment associated with rural and community hospitals. These include: ➢ Critical access hospitals ➢ Physician-owned hospitals ➢ Federal & state-funded clinics, including Federally Qualified Health Centers (FQHCs) and Community Health Centers (CHCs) ➢ Outpatient facilities, including ambulatory surgery centers, outpatient surgical centers, and ancillary services facilities ➢ Medical office buildings ➢ Medical equipment, including CT, MRI, X-ray, Ultrasound, and surgical equipment
First Physicians Resources, LLC (FPR)	FPR provides staff leasing services to hospitals and other healthcare facilities, including the following contract labor services: ➢ Physician and nurse staffing ➢ Administrative staffing (including hospital administrator, billing and coding, and non-healthcare provider personnel)

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5 | P a g e C o n f i d e n t i a l Company Overview (continued) Employees: The Company has two employees: o Sean Kirrane (Chief Executive Officer) Mr. Kirrane brings over 10 years of experience in senior finance and accounting roles for large publicly traded companies, including large financial services and insurance firms. From September 2007 to March 2010, Mr. Kirrane served as Assistant Vice President, Head of Global Treasury for Endurance Specialty Holdings, Ltd., where he designed and implemented, staffed and managed global treasury functions for the property and casualty insurer. From March 2004 to March 2007, Mr. Kirrane served in various finance and investment roles at New York Mortgage Trust, Inc., where he was responsible for treasury, budgeting & forecasting, debt management and covenant compliance activities. He assisted New York Mortgage through a successful IPO in June 2004 and was eventually appointed Vice President and Treasurer in 2005. From January 2000 to March 2004, Mr. Kirrane held various positions in the accounting and treasury departments of Hudson United Bancorp., including Assistant Vice President, Investment Officer and Treasury Cash Manager. In his positions at Hudson United, he was responsible for managing treasury operations and the derivatives and traded fixed income portfolio. Mr. Kirrane received a B.S. in Finance in 2000 from St. Joseph’s University in Philadelphia, PA. o Adrian Reeder (Chief Financial Officer) Mr. Reeder brings over 14 years of experience in finance and accounting. Since 2013, Mr. Reeder served as a senior consultant for NowCFO, a professional services firm providing outsourced CFO services. From 2010 until 2013, Mr. Reeder served as audit manager and consultant for Kezos & Dunlavy, LLC, an accounting firm serving the Southern Utah market. Prior to 2010, Mr. Reeder was involved in several ventures, including founding Old Cobblestone Road, LLC, an online retail company, and serving as director of finance for Elim Valley Planning & Development, LLC, a 2,400 acre master planned real estate development in Southern Utah where he helped raise over $24,000,000 in real estate financing. Mr. Reeder began his career with KPMG, LLP and held the position of manager at his departure. Mr. Reeder received a B.S. and Masters in Accountancy in 2000 from Brigham Young University and is a Certified Public Accountant, licensed in the State of Utah. Employees of FPR, a subsidiary of the Company, are part of a staff leasing/contract labor operation and leased under staff leasing agreements to two hospital clients. As of March 28, 2014, FPR had 170 employees.

6 | P a g e C o n f i d e n t i a l Company Overview (continued) Locations: The following principal facilities are leased by the Company: o Office sublease from HSP, Inc. (headquarters – Beverly Hills, CA) o Office sublease from Praxis Health Group, LLC (Oklahoma City, OK) The company (through a subsidiary) leases the following medical facilities to a third party: o Physicians Hospital of Anadarko (Anadarko, Oklahoma) o Stroud Regional Medical Center (Stroud, Oklahoma) Accounting: The Company has contracted billing rates for its management services which it bills as gross revenue as services are delivered. Gross billed revenues are then reduced by the Company’s estimate of allowances, which includes the provision for doubtful accounts, to arrive at net service revenues. Net patient service revenues may not represent amounts ultimately collected, as the Company adjusts current period revenue for differences in estimated revenue recorded in prior periods and actual cash collections.

Capital Structure

The Company’s capital structure is composed of the following securities:

Preferred Stock

Series 1-A

67,600 shares outstanding.

Liquidation Preference of $2.50 per share.

Convertible into 654,292 shares of common stock (implied conversion price of $0.26 per share).

Series 2-A

3,900 shares outstanding. Non-redeemable.

Liquidation Preference of $6.41 per share.

Convertible into 168,954 shares of common stock (implied conversion price of $0.15 per share).

Series 5-A

9,000 shares issued, 6,370 estimated outstanding after conversion to Series 7-A. Redeemable by the Company.

Liquidation Preference of $1,000.00 per share.

Convertible into 28,800,000 shares of common stock (implied conversion price of $0.3125 per share) prior to Series 7-A conversion, and 20,384,000 shares after Series 7-A conversion.

Series 6-A

4,875 shares issued, 2,495 estimated outstanding after conversion to Series 7-A. Redeemable by the Company.

Liquidation Preference of $1,000.00 per share.

Convertible into 15,600,000 shares of common stock (implied conversion price of $0.3125 per share) prior to Series 7-A conversion, and 7,984,000 shares after Series 7-A conversion.

Pari passu with Series 5-A Convertible Preferred Stock.

Series 7-A

On December 5, 2013, the Company filed a Certificate of Designation of Rights and Preferences of Series 7-A Convertible Preferred Stock authorizing the issuance of up to 7,000 shares of Series 7-A.

As part of the consideration for entering into the 2011 Bridge Financing, all of the 2011 Bridge Lenders were granted the option to convert their current holdings if any, of Series 5-A, Series 6-A and Common Stock into Series 7-A.

The Company estimates there will be 5,998 Series 7-A shares outstanding following the exchange.

Liquidation Preference of $1,000.00 per share.

Convertible into approximately 19,193,600 shares of Common Stock (implied conversion price of $0.3125 per share).

Pari passu with Series 5-A and Series 6-A.

Common Stock

Common Stock

Approximately 17.5 million basic shares outstanding as of the Valuation Date

Warrants for approximately 13.1 million additional shares with a strike price of $0.3125 per share.

Options for 150,000 shares with a strike price of $0.63 per share.

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Industry Overview

Health Care Sector Industry Overview

- Health care in the United States is provided by many distinct organizations. Health care facilities are largely owned and operated by private sector businesses.
    - 62% of the approximately 6,500 hospitals are non-profit, 20% are government owned, and 18% are for-profit.
    - 60–65% of healthcare provision and spending comes from programs such as Medicare, Medicaid, TRICARE, the Children's Health Insurance Program, and the Veterans Health Administration.
- Most of the population under 67 is insured by their or a family member's employer, some buy health insurance on their own, and the remainder are uninsured. Health insurance for public sector employees is primarily provided by the government.
- Companies in this industry provide a wide range of health care and social services through hospitals, doctors' offices, nursing homes, outpatient surgery centers, and other facilities.

Competitive Landscape

- Demand for health care services is driven by demographics and advances in medical care and technology.
- The profitability of individual companies depends on efficient operations and, in the case of many nonprofit health care providers, obtaining grants and federal funds.
- Large companies have advantages in accessing the latest medical research, buying supplies, offering a wide range of services, and negotiating contracts with health insurers. Small institutions can compete successfully by serving a limited geographical area, offering specialized services, or building a local reputation for quality care.
- The U.S. health care sector is highly fragmented: the top 50 organizations generate about 15% of revenue.
    - Major companies include Ascension Health, HCA, Kaiser Permanente, and Tenet Healthcare (all based in the US).

Products, Operations & Technology

- Major services include hospital medical care (45% of industry revenue) and outpatient care provided by physicians (20%). Other services include dental work, urgent care, elderly and hospice care, and social assistance.
- Leading health care entities in the U.S. include a number of for-profit entities, an exception to the global norm of nationalized medicine.

Sources: SunLink_Health_Systems_Inc_-_Form_10-K (Sep-27-2013) and IPC The Hospitalist Comp – Form_10-K (Feb-26-2014).
Rosenthal, Elisabeth (December 21, 2013). "News Analysis - Health Care's Road to Ruin". New York Times.

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Industry Overview (continued)

Managed Care

- Each hospital is affected by its ability to negotiate service contracts with purchasers of group healthcare services. HMOs and PPOs attempt to direct and control the use of hospital services through managed care programs. In addition, employers and traditional health insurers increasingly are seeking to contain costs through negotiations with hospitals for managed care programs and discounts from established charges. Generally, hospitals compete for service contracts with group healthcare service purchasers on the basis of market reputation, geographic location, quality and range of services, quality of medical staff, convenience and price.
- The importance of obtaining contracts with managed care organizations varies from market to market, depending on the market strength of such organizations. The healthcare industry as a whole faces the challenge of continuing to provide quality patient care while managing rising costs, facing strong competition for patients, and adjusting to a continued general reduction of reimbursement rates by both private and government payors. Both private and government payors continually seek to reduce the nature and scope of services which may be reimbursed. Healthcare reform at both the federal and state level generally has created pressure to reduce reimbursement rates. Changes in medical technology, existing and future legislation, regulations and interpretations, and competitive contracting for provider services by private and government payors, may require changes in our facilities, equipment, personnel, rates and/or services in the future.

Efforts to Control Healthcare Costs

- The hospital industry continues to have significant unused capacity. Inpatient utilization, average lengths of stay and average inpatient occupancy rates continue to be affected negatively by payor-required preadmission authorization, utilization review, and payment mechanisms designed to maximize outpatient and alternative healthcare delivery services for less acutely ill patients and to limit the cost of treating inpatients. Admissions constraints, payor pressures, and increased competition are likely to continue. Historically, hospitals have responded to such trends by adding and expanding outpatient services, upgrading facilities and equipment, offering new programs and adding or expanding certain inpatient and ancillary services.

Sources: SunLink_Health_Systems_Inc_-_Form_10-K (Sep-27-2013) and IPC The Hospitalist Comp – Form_10-K (Feb-26-2014).

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Industry Overview (continued)

Health Care Reform

- The Patient Protection and Affordable Care Act and the Health Care Education Reconciliation Act of 2010 (collectively, the "Affordable Care Act" or "ACA") were signed into law by President Obama on March 23, 2010, and March 30, 2010, respectively.
- The ACA alters the U.S. healthcare system and is intended to decrease the number of uninsured Americans and reduce overall health care costs.
- The ACA attempts to achieve these goals by, among other things, requiring most Americans to obtain health insurance or pay a tax penalty, expanding Medicare and Medicaid eligibility, reducing Medicare and Medicaid payments including disproportionate share payments, expanding the Medicare program's use of value- based purchasing programs, tying hospital payments to the satisfaction of certain quality criteria, and bundling payments to hospitals and other providers.
- The ACA also contains a number of measures intended to reduce fraud and abuse in the Medicare and Medicaid programs, such as requiring the use of recovery audit contractors in the Medicaid program and generally prohibiting physician- owned hospitals from adding new physician-owners or increasing the number of beds or operating rooms for which they are licensed.
- Because a majority of the measures contained in the ACA are taking effect in 2013, 2014 or 2015 and many of the rules and regulations that implement the provisions of the ACA have not been finalized, it is difficult to predict the impact the ACA will have on the hospital facilities.

Government Reimbursement Programs

- A significant portion of the Company's net revenues are dependent upon reimbursement from Medicare and Medicaid.
- The Centers for Medicare and Medicaid Services or "CMS" is the federal agency which administers Medicare, Medicaid and the Children's Health Insurance Program ("CHIP").
- Although the federal government generally reviews payment rates under its various programs annually, changes in reimbursement rates under such programs, including Medicare and Medicaid, generally occur based on the fiscal year of the federal government which currently begins on October 1 and ends on September 30 of each year.

Sources: SunLink_Health_Systems_Inc_-_Form_10-K (Sep-27-2013) and IPC The Hospitalist Comp – Form_10-K (Feb-26-2014).

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Industry Overview (continued)

Medicare Inpatient Reimbursement

- The Medicare program currently pays hospitals under the provisions of a prospective payment system for most inpatient services. Under the inpatient prospective payment system, a hospital receives a fixed amount for inpatient hospital services based on the established fixed payment amount per discharge for categories of hospital treatment, known as diagnosis related groups ("DRGs"). Each patient admitted for care is assigned to a DRG based upon his or her primary admitting diagnosis. Every DRG is assigned a payment rate by the government based upon the estimated intensity of hospital resources necessary to treat the average patient with that particular diagnosis. DRG payments do not consider a specific hospital's costs, but are national rates adjusted for area wage differentials and case- mix indices.
- DRG rates are usually adjusted by an update factor each federal fiscal year ("FFY"). The percentage increases to DRG payment rates for the last several years have been lower than the percentage increases in the related cost of goods and services provided by general hospitals. The index used to adjust the DRG payment rates is based on a price statistic, known as the CMS Market Basket Index, reduced by congressionally mandated reduction factors and other factors imposed by CMS.
- DRG rate increases were 1.1% and 2.8% for FFY 2012 and 2013, respectively, and currently is 0.7% for FFY 2014. The Balanced Budget Act of 1997 originally set the increase in DRG payment rates for future FFYs at rates that would be based on the market basket index, which in certain years have been, and in the future may be, subject to reduction factors. Beginning in FFY 2012 the market basket rate began to be reduced by two such reduction factors. First as required by the ACA, the market basket rate is reduced by 0.25%. Second, CMS is applying a "documentation and coding" adjustment to recoup a portion of perceived excess aggregate payments.


Federal Spending on Major Health Care Programs, by Category, Under CBO's Extended Baseline
Percentage of GDP
Actual
Projected
10
8
6
4
2
0
2000
2005
2010
2015
2020
2025
2030
2035
Medicaid, CHIP, and Exchange Subsidies
Medicare
CONGRESSIONAL BUDGET OFFICE
SEPTEMBER 2013 • WWW.CBO.GOV/PUBLICATION/44521

Sources: SunLink_Health_Systems_Inc_-_Form_10-K (Sep-27-2013) and IPC The Hospitalist Comp – Form_10-K (Feb-26-2014).
Congressional Budget Office (CBO) – www.cbo.gov/publication/44521

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Economic Overview

- The U.S. economy continued to grow in the fourth quarter of 2013 ("Q4 2013"). The output of goods and services produced by labor and property located in the U.S., increased at an annual rate of 3.2% in Q4 2013, according to the "advance" estimate released by the Bureau of Economic Analysis ("BEA"). In the third quarter of 2013 ("Q3 2013"), the real gross domestic product ("GDP") increased 4.1%.
- The increase in the real GDP in Q4 2013 primarily reflected positive contributions from personal consumption expenditures ("PCE"), exports, nonresidential fixed investment, private inventory investment, and state and local government spending that were partly offset by negative contributions from federal government spending and residential fixed investment. Imports, which are a subtraction in the calculation of GDP, increased.
- Real PCE increased 3.3% in Q4 2013, compared with an increase of 2.0% in Q3 2013. Durable goods increased 5.9%, compared with an increase of 7.9%. Nondurable goods increased 4.4%, compared with an increase of 2.9%. Services increased 2.5%, compared with an increase of 0.7%.
- Real exports of goods and services increased 11.4% in Q4 2013, compared with an increase of 3.9% in Q3 2013. Real imports of goods and services increased 0.9%, compared with an increase of 2.4%. U.S. import prices recorded no change in December 2013, the U.S. Bureau of Labor Statistics reported, following declines of 0.9% in November 2013 and 0.6% in October 2013. In December 2013, higher fuel prices offset declining nonfuel prices. U.S. export prices advanced 0.4% in December 2013, after edging up 0.1% the previous month. Import prices were unchanged in December 2013, after falling 1.6% over the previous two months. Decreasing fuel prices drove the overall declines in import prices in November 2013 and October 2013. The price index for U.S. imports decreased 1.3% in 2013 following a 2.0% decline in 2012. Falling fuel and nonfuel prices contributed to the 2013 decline in overall import price. Export prices rose 0.4% in December 2013 following a 0.1% advance in November 2013. Higher agricultural and nonagricultural prices contributed to the December 2013 increase in overall export prices. Despite rising in 3 of the past 4 months, the price index for U.S. exports fell 1.0% over the past year, after increasing 1.1% in 2012.

Sources: News: Gross Domestic Product, 4th quarter and annual 2013 (advance estimate), http://www.bea.gov/newsreleases/national/gdp/gdpnewsrelease.htm
News: U.S. Import and Export Prices Indexes – December 2013, http://www.bls.gov/news.release/pdf/ximpim.pdf
News: Press Release, January 2014, http://www.federalreserve.gov/newsevents/press/monetary/20140129a.htm
News: Employment Situation News Release, January 2014, http://www.bls.gov/news.release/empsit.htm
News: U.S. Consumer Confidence Rebounds in December, http://www.conference-board.org/press/pressdetail.cfm?pressid=5047
News: January 2014, Kiplinger, "Kiplinger's Economic Outlooks," http://www.kiplinger.com/tool/business/T019-S000-kiplinger-s-economic-outlooks/

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Economic Overview (continued)

- The price index for gross domestic purchases, which measures prices paid by the U.S. residents, increased 1.2% in Q4 2013, compared with an increase of 1.8% in Q3 2013. Excluding food and energy prices, the price index for gross domestic purchases increased 1.7% in Q4 2013, compared with an increase of 1.5% in Q3 2013.
- The Committee also reaffirmed its expectation that the current exceptionally low target range for the federal funds rate of 0 to 0.25% will be appropriate at least as long as the unemployment rate remains above 6.5%, inflation between one and two years ahead is projected to be no more than a half percentage point above the Committee's 2.0% longer-run goal, and longer-term inflation expectations continue to be well anchored.
- The Fed's announced tapering of its long-term bond buying in 2014 is likely to push up long-term rates. Kiplinger expects 10-year Treasury rates to rise to about 3.5% by the end of 2014. Further, short-term interest rates will remain low through 2014 in any case. Inflation is likely to remain below 2.0% in 2014. The Consumer Price Index in 2014 is expected to post an increase of about 1.8%, measuring from December 2013 to December 2014, up from just a 1.5% hike from December 2012 to December 2013.

Sources: News: Gross Domestic Product, 4th quarter and annual 2013 (advance estimate), http://www.bea.gov/newsreleases/national/gdp/gdpnewsrelease.htm
News: U.S. Import and Export Prices Indexes – December 2013, http://www.bls.gov/news.release/pdf/ximpim.pdf
News: Press Release, January 2014, http://www.federalreserve.gov/newsevents/press/monetary/20140129a.htm
News: Employment Situation News Release, January 2014, http://www.bls.gov/news.release/empsit.htm
News: U.S. Consumer Confidence Rebounds in December, http://www.conference-board.org/press/pressdetail.cfm?pressid=5047
News: January 2014, Kiplinger, "Kiplinger's Economic Outlooks," http://www.kiplinger.com/tool/business/T019-S000-kiplinger-s-economic-outlooks/

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Valuation Approaches

- **Market Approach:** The three general methodologies of the Market Approach are:
  - *Guideline Company Method:*
    - This method involves the identification and analysis of publicly traded companies that are comparable to the subject company. Pricing multiples of the publicly traded companies are applied to representative financial metrics of the subject company.
  - *Guideline Transaction Method*:
    - This method includes the identification of transactions in which the targets are comparable to the subject company. This method can also include identification of transactions completed by the most likely buyers in the subject company's industry. Transaction multiples from the identified transactions are applied to the representative financial metrics of the subject company.
  - *Precedent Transaction Method:*
    - By considering the sale price of shares in a recent financing, the enterprise value can be "back-solved" using an option pricing model that gives consideration to the Company's capitalization structure and rights of the preferred and Common Stock shareholders.

- **Income Approach:** The Discounted Cash Flow ("DCF") Method assumes:
  - A business is worth today what it can generate in future cash to its owners;
  - Cash received today is worth more than an equal amount of cash received in the future; and
  - Future cash flows can be reasonably estimated.

  The DCF analysis is comprised of the sum of the present value of two components: discrete period projected cash flows and a residual or terminal value.

- **Cost Approach:** Identifies the market value of the Company's significant tangible assets.
  - The price at which a business entity changes hands can be influenced by the values of the assets employed in the business, net of its liabilities.

14 | Page

CABRILLO ADVISORS

Confidential

Valuation Approaches (continued)

- **Selected Approach:** We selected the Market Approach; specifically the Guideline Company Method and Guideline Transaction Method, and the Income Approach.
  - We placed a greater degree of weight on the Income Approach (45%) given the relative dearth of highly comparable companies and transactions in each of the Market Approaches.
  - We weighted the Guideline Company Method at 30% versus the Guideline Transaction Method at 25% given the higher relevance of comparable companies in the Guideline Company Method relative to the Guideline Transaction Method.
  - We did not utilize the Cost Approach, as the Company has substantial operating earnings relative to the value of its underlying assets. As a result, the residual equity value resulting from the cost approach may not accurately reflect the value inherent in the Company's cash-generating capabilities.

- **Key Considerations:** The Valuation is based on a number of key considerations, including the following:
  - The Company's:
    - historical and projected financial performance;
    - size (including number of facilities); and
    - operating risk (including payor mix and customer concentration risk)
  - Rights and privileges of the Company's classes of preferred stock, including an estimate of the Company's time to liquidity.
  - Anticipated changes in the Company's outstanding Common Stock as a result of the anticipated Series 7-A Preferred Stock exchange and cancellation of 4.25 million shares of Common Stock acquired from a stockholder in 2011.

15 | Page
CABRILLO ADVISORS
Confidential

16 | P a g e C o n f i d e n t i a l Equity Allocation Methods Current Value Method (“CVM”): o Once the fair market value of the enterprise is established, the CVM allocates equity by subtracting the liquidation preference of any preferred stock considering all rights and assumed conversion behavior associated with those shares. Option Pricing Method (“OPM”): o Once the fair market value of the enterprise is established, shares are valued by creating a series of call options with exercise prices based on the liquidation preference and conversion behavior of the different classes of equity. Pursuant to the AICPA Guidelines, the OPM values the common by creating a series of call options with exercise prices based on the liquidation preference of the preferred stock. The value of the common stock can then be inferred by analyzing these options and allocating the full equity value to the common stock of the subject company. Probability Weighted Expected Return Method(“PWERM”): o Shares are valued upon the probability weighted present value of expected future investment returns, considering various future outcomes available to the company, as well as the rights of each share class. The PWERM requires the projection of several likely scenarios and the determination of the future value of equity within the different scenarios. Selected Method: We relied on the option pricing method rather than the probability weighted expected return method because specific future outcomes were difficult to predict for the Company. Additionally, the terms of the Company’s preferred stock are such that there is no difference in value for an IPO relative to a sale or redemption. The current value method was not appropriate to use as this method assumes a current liquidation which is presently not contemplated by the Company.

Discount for Lack of Marketability & Control

- Discount for Lack of Marketability ("DLOM"):
  - Since the Company's shares are publicly traded, a DLOM was not applied to the value of the Company's common stock.

- Discount for Lack of Control ("DLOC"):
  - To identify lack of control discounts, which are referenced by the inverse of premiums paid by control acquirers, we researched available databases for control acquisitions of public companies, considered general sources of control premiums, and considered the specifics of FPCG.
  - General industry premium information was available from Capital IQ and Mergerstat's Control Premium Study, an online database of Business Valuation Resources, LLC.
  - For the purpose of this analysis, we considered observed control premiums in recent similar transactions and concluded on 25.0% as control premium.
  - Accordingly, the determined control premium for the Company indicates a DLOC of 20.0%.

Summary and Conclusion

The value created under the Option Pricing Method resulted in a calculation of range of FMV per share of FPCG's Common Stock, as of the Valuation Date, of:

$0.54 to $0.64 (FIFTY-FOUR CENTS TO SIXTY-FOUR CENTS) per share

This Opinion of value is contingent upon the terms and conditions attached to the accompanying report. It is our pleasure to be of service to you on this engagement. Please do not hesitate to call or email me with any questions or comments.

17 | Page
Cabrillo Advisors
Confidential

Appraiser's Bio and Credentials

Dean Colvin (Senior Director - Valuation Services)

Dean Colvin has nearly 20 years of valuation and transaction advisory service experience with both public and private companies, on matters relating to mergers and acquisitions, fairness opinions, strategic planning, corporate tax planning, estate and gift tax, financial reporting and restructuring, portfolio valuation, employee stock ownership plans and litigation.

Prior to joining Cabrillo Advisors, Mr. Colvin was a Senior Vice President at FMV Opinions, where he was a leader in the firm's Southern California Valuation and Advisory Services practice. Prior to FMV Opinions, Mr. Colvin was a Vice President with Houlihan Lokey, a specialty investment banking firm, where he managed valuation and transaction advisory assignments for a variety of purposes. Mr. Colvin began his career as a Manager in the Corporate Finance and Transaction Advisory Services groups of Ernst & Young and Deloitte.

Mr. Colvin earned his Bachelor's Degree in Business Administration at the University of Southern California and an MBA at the University of Southern California's Marshall School of Business. He is registered with FINRA as a General Securities Representative (Series 7, 63 and 79).

Daren Mesrobian (Valuation Services)

Daren Mesrobian has nearly 10 years of experience providing valuations, solvency and fairness opinions, and other advisory services to public and private clients in connection with strategic alternative assessments, mergers and acquisitions, recapitalizations, leveraged buyouts, going private transactions and capital-raising activities to over 100 clients in a wide range of industries.

Prior to joining Cabrillo Advisors, Mr. Mesrobian was an Associate with Houlihan Lokey, a specialty investment banking firm. Prior to Houlihan Lokey, Mr. Mesrobian worked as a Senior Analyst for Maxim Integrated Products, a leading analog and mixed-signal semiconductor company. At Maxim, he managed the company's world-wide cost reduction efforts. Mr. Mesrobian's previous experience includes roles at a mid-sized hedge fund, and semiconductor companies Intel Corporation and Conexant Systems.

Mr. Mesrobian received a B.S. in Industrial Engineering from California Polytechnic State University, San Luis Obispo and an MBA at the University of Southern California's Marshall School of Business. He is a board member of the American Society of Appraisers (ASA) Los Angeles Chapter and was previously registered with FINRA as a General Securities Representative (Series 7, 63 and 79).

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CABRILLO ADVISORS
Confidential

19 | P a g e C o n f i d e n t i a l Scope of Analysis Cabrillo Advisors has based this Opinion on information provided and represented by the Management of the Company. Our review and analysis included, but was not necessarily limited to, the following steps: o Had discussions with the Company’s management concerning the Company’s operations, financial condition, future prospects and financial forecast. o Reviewed the Company’s Annual Reports on Form 10 K and related financial information for the years ended September 30, 2010, 2011, 2012 and 2013 as filed with the SEC. o Reviewed the Company’s Quarterly Reports on Form 10 Q and the related unaudited financial information for the periods ended March 31, 2013 and March 31, 2014 as filed with the SEC. o Reviewed the reported current and historical market prices and trading activity of the Company’s publicly traded securities. o Analyzed the Company, its financial and operating history, the nature of its offerings, and its competitive position. o Reviewed the industry in which the Company competes and the state of development of the Company’s target markets. o Reviewed the current economic conditions and outlook for the U.S. economy. o Reviewed prior transactions in the Company’s Common Stock by related parties. o Reviewed and analyzed certain publicly available information, including information from Capital IQ and analyst reports regarding the guideline public companies, and information from Capital IQ regarding transactions of comparable companies for which financial data was disclosed. o Conducted such other financial studies, analyses and investigations and considered such other historical information as it deemed necessary or appropriate for purposes of its presentation. We did not independently verify the information provided to us and in that regard, the validity of the valuation depends on the completeness and accuracy of the information provided to Cabrillo Advisors by the Company. This report is subject to the terms and conditions of the Agreement as outlined in the engagement letter between Cabrillo Advisors, LLC and the Company. This report is to be used only for the sole purpose of the Company’s planning purposes, and it is invalid for any other purpose. This opinion should not be considered, in whole or in part, as investment advice by anyone. Our fee for this service is not contingent upon the Opinion expressed herein.

20 | P a g e C o n f i d e n t i a l Background These materials and their conclusions (the “Valuation” or the “Opinion”) are intended to be used by the Board of Directors of the Company for the Company’s planning purposes. The Opinion is directed to the Board of Directors of the Company (the “Board”), relates only to the FMV of the shares of the Common Stock and does not address any other aspect of the Company’s contemplated reverse stock split or any related transaction, and does not constitute a recommendation to the Board or any stockholder with respect to the contemplated reverse stock split, or any other matter being voted upon by the stockholders. The Opinion and its analyses must be considered as a whole. Selecting portions of the Valuation and Cabrillo Advisors’ analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all its analyses and factors, could create an incomplete view of the evaluation process underlying the Valuation. None of the information provided by the Company was verified by Cabrillo Advisors as part of its engagement. The Opinion and related analysis reflect Cabrillo Advisors’ best judgment in light of the information available as of the Valuation Date. We make no representation as to the accuracy of this Valuation Opinion if it is used for any other purpose without the written consent of Cabrillo Advisors.

21 | P a g e C o n f i d e n t i a l Assumptions and Limiting Opinions Purpose and Distribution of Report The report prepared by Cabrillo Advisors is prepared solely for the purpose stated in the Engagement Letter and should not be used for any other purpose. Except as specifically stated in the report, the Cabrillo Advisors report and its contents may not be quoted or referred to, in whole or in part, in any registration statement, prospectus, public filing, loan agreement, or other agreement or document without the prior written approval of Cabrillo Advisors. Except as set forth in Cabrillo Advisors’ report, the Cabrillo Advisors report is prepared for Client use only and may not be reproduced or distributed to any third parties without Cabrillo Advisors’ prior written consent. Scope of Analysis The appraisal of any financial instrument or business is a matter of informed judgment. The accompanying appraisal has been prepared on the basis of information and assumptions set forth in the attached report, its appendices, our underlying work papers, and these limiting conditions and assumptions. Nature of Opinion Neither the opinion nor the report provided or prepared by Cabrillo Advisors are to be construed as a fairness opinion as to the fairness of an actual or proposed transaction, a solvency opinion, or an investment recommendation, but, instead, are the expression of Cabrillo Advisors’ calculation of a range of fair market value for the assets between a hypothetical willing buyer and a hypothetical willing seller in an assumed transaction on an assumed Valuation Date. For various reasons, the price at which the assets might be sold in a specific transaction between specific parties on a specific date might be significantly different from the fair market value as expressed in our report. Going Concern Assumption, No Undisclosed Contingencies Cabrillo Advisors’ analysis: (a) is based on the past and present financial condition of the Client and its assets as of the Valuation Date; (b) assumes that as of the Valuation Date the Client and its assets will continue to operate as configured as a going concern; (c) assumes that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners’ participation would not be materially or significantly changed; and (d) assumes that the Company had no undisclosed real or contingent assets or liabilities, no unusual obligations or substantial commitments, other than in the ordinary course of business, nor had any litigation pending or threatened that would have a material effect on our analysis.

22 | P a g e C o n f i d e n t i a l Lack of Verification of Information Provided Cabrillo Advisors has relied on information supplied by the Client without audit or verification. Cabrillo Advisors has assumed that all information furnished is complete, accurate and reflects Client’s management’s good faith efforts to describe the status and prospects of the Client at the Valuation Date from an operating and a financial point of view. As part of this engagement, Cabrillo Advisors has relied upon publicly available data from recognized sources of financial, industry, or statistical information, which have not been verified. Reliance on Forecasted Data Cabrillo Advisors’ use of Client’s management’s projections or forecasts in any analysis does not constitute an examination or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). Cabrillo Advisors does not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and these differences may be material. Achievement of the forecasted results is dependent on action, plans, and assumptions of management. Subsequent Events The terms of Cabrillo Advisors’ engagement are such that Cabrillo Advisors has no obligation to update this report or to revise the valuation because of events and transactions occurring subsequent to the date of the valuation unless Cabrillo Advisors is engaged to provide valuations in the future. Legal Matters Cabrillo Advisors assumes no responsibility for legal matters including interpretations of either the law or contracts. Cabrillo Advisors has made no investigation of legal title and has assumed that all owners’ claims to property are valid. Cabrillo Advisors has given no consideration to liens or encumbrances except as specifically stated in financial statements provided to Cabrillo Advisors. Cabrillo Advisors has assumed that all required licenses, permits, etc. are in full force and effect. Cabrillo Advisors assumes that all applicable federal, state, local zoning, environmental and similar laws and regulations have and continue to be complied with by Client. Cabrillo Advisors assumes no responsibility for the acceptability of the valuation approaches used in our report as legal evidence in any particular court or jurisdiction. The suitability of Cabrillo Advisors’ report and opinion for any legal forum is a matter for Client and Client’s legal advisor to determine. Cabrillo Advisors assumes that any Employee Agreement provided by Client’s management is legally enforceable and is the most recent document available.

23 | P a g e C o n f i d e n t i a l Testimony Cabrillo Advisors and its employees, consultants and agents shall not provide any testimony or appear in any legal proceeding unless Cabrillo Advisors coordinates such testimony. Verification of Hazardous Conditions Cabrillo Advisors will not investigate the extent of any hazardous substances or environmental conditions that may exist and takes no responsibility for investigating or having knowledge of them. The presence of hazardous substances, such as asbestos or environmental conditions may affect the value of Client’s property. Cabrillo Advisors’ valuation report will be based on the assumption that there are no hazardous substances or environmental conditions on, in or near the Client’s property. Any person entitled to rely on this report wishing to know whether such liabilities exist, or their scope, and the effect on the value of the property is encouraged to obtain a professional environmental assessment. Cabrillo Advisors does not conduct or provide environmental assessments and has not performed one for the subject property. Cabrillo Advisors has not determined independently whether the Company is subject to any present or future liability relating to environmental matters (including but not limited to CERCLA/Superfund liability), nor the scope of any such liabilities. Cabrillo Advisors’ valuation takes no such liabilities into account except as they have been reported expressly to Cabrillo Advisors by the Company, or by an environmental consultant working for the Company, and then only to the extent that the liability was reported to us in an actual or estimated dollar amount. Such matters are noted in the report. To the extent such information has been reported to us, Cabrillo Advisors has relied on it without verification and offers no warranty or representation as to its accuracy or completeness. Condition, Zoning and Other Regulatory Compliance of Client’s Property or Locations Cabrillo Advisors assumes no knowledge or liability whatsoever with respect to the condition of the Client’s property or locations at which Client and its employees and operations are located, or for hidden or unapparent conditions, if any, of the subject property, subsoil or structures, and further assume no liability or responsibility whatsoever with respect to the correction of any defects which may now exist or which may develop in the future. Equipment components considered, if any, were assumed to be adequate for the needs of the property’s improvements, and in good working condition, unless otherwise reported. Cabrillo Advisors assumes that Client has complied with all public and private zoning and use restrictions and regulations, unless nonconformity was stated, defined and considered in Cabrillo Advisors’ report. Cabrillo Advisors will not make a specific compliance survey or analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (“ADA”). Any failure of compliance with the ADA of Client’s properties and could have a negative effect upon the value of the property. Cabrillo Advisors has no direct evidence relating to compliance or noncompliance with the ADA and will not consider possible noncompliance with the requirements of the ADA in preparing its valuation report.

24 | P a g e C o n f i d e n t i a l EXHIBITS

Valuation Summary First Physicians Capital Group

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Valuation Summary

($ in millions)

	Market Approach		Income Approach
	Guideline Public Company Analysis	Guideline Transaction Analysis	Discounted Cash Flow Analysis
Enterprise Value (Indicated Range)	$43.000 - $52.000	$39.000 - $45.000	$32.000 - $41.000
x Weighting[1]	30.0%	25.0%	45.0%
Weighted Indication	$12.900 - $15.600	$9.750 - $11.250	$14.400 - $18.450

	Overall		
Enterprise Value (Implied Range)	**$37.100**	**-**	**$45.300**
Add: Implied Value of Catch-Up Payments[2]	$4.200	-	$4.200
Enterprise Value (Implied Range)	**$41.300**	**-**	**$49.500**
Non-operating Assets/Liabilities:			
Add: Cash and Cash Equivalents Balance as of 3/31/14	$4.109	-	$4.109
Add: Net Operating Loss[3]	2.300	-	2.300
Less: Cash Used for Paydown of Certain Interest-Bearing Debt[4]	(2.100)	-	(2.100)
Total Nonoperating Assets/Liabilities	$4.309	-	$4.309
Total Enterprise Value	**$45.600**	**-**	**$53.800**
Less: Interest-Bearing Debt[5]	(5.915)	-	(5.915)
Less: Preferred Stock[6]	0.000	-	0.000
Total Equity Value (Marketable Minority Interest Basis) (rounded)	**$40.000**	**-**	**$48.000**
Results Summary[7]			
Value of Common Stock (Marketable Minority Interest Basis)	**$0.54**	**-**	**$0.64**

1. Cabrillo Advisors estimate. Discounts the market approaches given the lack of pure-play comparable companies
2. Based on discussions with Management, represents an estimate of the present value of future proceeds (partial recovery of valuation allowance)
3. See Net Operating Loss Analysis for details
4. Per Management, reflects cash used in April 2014 to paydown the remainder of the 2009 and 2013 Bridge Financings, and a $0.1 million note payable
5. See Debt Summary for details
6. For purposes of this analysis, Preferred Stock is considered to be a component of equity. See Equity Allocation Summary for detail
7. See Equity Allocation Summary for details

Cabrillo Advisors | 2

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Net Operating Loss Analysis ($ in millions) Assumptions: Market Value of Equity (midpoint) $44.000 Applicable Federal Rate 3.270% Projected FYE September 30, Pretax Income 2014 1 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Total Pretax Income / (Loss) 2 $7.213 $7.623 $8.140 $8.682 $9.251 $9.806 $10.296 $10.708 $11.029 $11.360 $11.701 $12.052 — 29.5% 6.8% 6.7% 6.5% 6.0% 5.0% 4.0% 3.0% 3.0% 3.0% 3.0% Tax Liability Before Tax Asset Usage 40.0% $2.885 $3.049 $3.256 $3.473 $3.700 $3.922 $4.118 $4.283 $4.412 $4.544 $4.680 $4.821 NOL Carryforward Pretax Income Subject to NOL Usage 3 90.0% $6.492 $6.860 $7.326 $7.814 $8.326 $8.825 $9.267 $9.637 $9.926 $10.224 $10.531 $10.847 Annual Restriced NOL Limitation: 4 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 $0.300 Beginning Restricted NOL 5,6 13.000 12.700 12.400 12.100 11.800 11.500 11.200 10.900 0.000 0.000 0.000 0.000 Less: Expirations 4 0.000 0.000 0.000 0.000 0.000 0.000 0.000 10.600 0.000 0.000 0.000 0.000 Less: NOL Usage 4 0.300 0.300 0.300 0.300 0.300 0.300 0.300 0.300 0.000 0.000 0.000 0.000 Ending Restriced NOL 12.700 12.400 12.100 11.800 11.500 11.200 10.900 0.000 0.000 0.000 0.000 0.000 Annual Additional NOL Limitation: 7 $1.139 $1.139 $1.139 $1.139 $1.139 $1.139 $0.067 $0.000 $0.000 $0.000 $0.000 $0.000 Beginning Additional NOL 1,8 6.900 5.761 4.622 3.484 2.345 1.206 0.067 0.000 0.000 0.000 0.000 0.000 Less: Expirations 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Less: NOL Usage 7 1.139 1.139 1.139 1.139 1.139 1.139 0.067 0.000 0.000 0.000 0.000 0.000 Ending Additional NOL 5.761 4.622 3.484 2.345 1.206 0.067 0.000 0.000 0.000 0.000 0.000 0.000 Total Annual Tax Savings Total NOL Usage $1.439 $1.439 $1.439 $1.439 $1.439 $1.439 $0.367 $0.300 $0.000 $0.000 $0.000 $0.000 Tax Relief from NOL Usage $0.576 $0.576 $0.576 $0.576 $0.576 $0.576 $0.147 $0.120 $0.000 $0.000 $0.000 $0.000 Discount Period 0.30 1.10 2.10 3.10 4.10 5.10 6.10 7.10 8.10 9.10 10.10 11.10 Discount Factor 9 20.25% 0.95 0.82 0.68 0.56 0.47 0.39 0.32 0.27 0.22 0.19 0.16 0.13 Present Value of Tax Savings $0.545 $0.470 $0.391 $0.325 $0.270 $0.225 $0.048 $0.032 $0.000 $0.000 $0.000 $0.000 Total Federal Tax Savings (Rounded) $2.300 1. Represents a 7.2-month stub period. 2. Projections per Management. Projected pretax income for tax purposes has been assumed to equal pretax income for book purposes. 3. Due to restrictions imposed by the alternative minimum tax (AMT), only 90.0% of total pretax income is subject to tax relief from NOL carryforwards. 4. Per Management, losses that occurred before June 22, 2001 are limited to $0.3 million per year an expire in 2021. 5. Per Management, as of September 30, 2013. 6. Represents the balance of restricted NOLs as a result of a change of ownership of more than 50% that occurred on June 22, 2001. 6. Per Management, losses that occurred before June 22, 2001 are limited to $0.3 million per year and expire in 2021. 7. Calculated pursuant to Section 382 as the product of the market value of equity and the applicable federal rate, less the portion of the Restricted NOL utilized. 8. Represents NOLs incurred subsequent to the June 22, 2001 transaction, and are currently unrestricted. 9. Consideration was given to the company’s cost of equity capital. See Derivation of WACC—Summary and Reconciliation for details. Note: Mid-year convention applied. Cabrillo Advisors | 3

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Debt Summary

($ in millions)

	Balance		Issue	Maturity	Interest Rate		Warrants		
	Initial	Current	Date	Date	Stated	Effective	Shares	Conv. Price	Exer. Date
2009 Bridge Financing [1]									
Bridge Notes (SMP)	$0.500	$0.000	2/6/2009	--	--	--	0.625	NA	NA
Bridge Notes (Ciabattoni)	1.000	0.000	2/6/2009	--	--	--	1.250	NA	NA
Second Bridge Notes	0.500	0.000	3/3/2009	--	--	--	0.208	NA	NA
Third Bridge Notes	0.200	0.000	4/14/2009	--	--	--	0.083	NA	NA
Total 2009 Bridge Financing	$2.200	$0.000					2.167	$0.6000	expired
2011 Bridge Financing									
Installment 1 (Aug '11)	$0.674	$0.000	Aug 2011	--	--	--	NA	NA	NA
Installment 2 (Sep '11)	0.550	0.000	Sep 2011	--	--	--	NA	NA	NA
Installment 3 (Nov '11)	0.360	0.000	Nov 2011	--	--	--	NA	NA	NA
Installment 4 (Dec '11)	0.100	0.000	Dec 2011	--	--	--	NA	NA	NA
Installment 5 (Jan '12)	0.350	0.000	Jan 2012	--	--	--	NA	NA	NA
Total 2011 Bridge Financing	$2.034	$0.000					2.278	$0.3125	5 years
2012 Bridge Financing									
Installment 1 (Feb '12)	$0.340	$0.000	Feb 2012	--	--	--	NA	NA	NA
Installment 2 (Mar '12)	0.320	0.000	Mar 2012	--	--	--	NA	NA	NA
Installment 3 (Apr '12)	0.390	0.000	Apr 2012	--	--	--	NA	NA	NA
Installment 4 (May '12)	0.229	0.000	May 2012	--	--	--	NA	NA	NA
Total 2012 Bridge Financing	$1.279	$0.000					4.093	$0.3125	5 years
2013 Bridge Financing [2]									
Installment 1 (Nov '13)	$0.450	$0.000	Nov 2013	--	--	--	NA	NA	NA
Installment 2 (Jan '14)	0.200	0.000	Jan 2014	--	--	--	NA	NA	NA
Total 2013 Bridge Financing	$0.650	$0.000							
Long-Term Debt [3]									
Note Payable (Real Estate)		$3.001	NA	Nov 2028	P+2% (7% Min)	7.00%			
Note Payable (Real Estate)		2.739	NA	Nov 2028	P+2% (7% Min)	7.00%			
Bridge Notes Payable		0.000	see above	see above	see above	see above			
Note Payable		0.175	NA	Feb 2016	9.00%	9.00%			
Note Payable [4]		0.000	NA	--	--	--			
Total Debt		**$5.915**				**7.06%**			
Less: Cash & Cash Equivalents		4.109							
Net Debt		**$1.806**							
Adjusted EBITDA (LTM)		$7.822							
Net Debt / EBITDA		0.2x							

Other Warrants:

	Shares	Conv. Price	Exer. Date
Series 7-A Convertible Preferred Stock Warrants	6.718	$0.3125	Dec 2017

EBITDA - Earnings Before Interest, Taxes, Depreciation & Amortization; LTM refers to Latest Twelve Months; P refers to Prime Rate

1. Per Management, the 2009 Bridge Financings, which had a balance of $1.35 million, were paid off in April 2014. An adjustment has been made to the Company's cash balance to reflect the paydown.
2. Per Management, the 2013 Bridge Financings, which had a balance of $0.65 million, were paid off in April 2014. An adjustment has been made to the Company's cash balance to reflect the paydown.
3. Balances as of March 31, 2014.
4. Per Management, the $0.1 million Note Payable was paid off in April 2014. An adjustment has been made to the Company's cash balance to reflect the paydown.

Sources: Company's audited annual 10-K and interim 10-Q filings, and Managment.

Cabrillo Advisors | 4

First Physicians Capital Group Valuation Analysis as of May 27, 2014 FPCG Stock Price ($ in millions) Date Price Change Volume Date Price Change Volume 5/27/2014 $0.540 0.0% 70 4/14/2014 $0.260 0.0% 8,570 5/23/2014 $0.540 0.1% 60,530 4/11/2014 $0.260 0.0% 10 5/22/2014 $0.539 11.2% 6,100 4/10/2014 $0.260 -16.1% 26,790 5/21/2014 $0.485 1.0% 10,560 4/9/2014 $0.310 -3.1% 161,500 5/20/2014 $0.480 -12.1% 9,770 4/8/2014 $0.320 23.1% 144,120 5/19/2014 $0.546 -0.7% 22,920 4/7/2014 (2) $0.260 1290.4% 227,780 5/16/2014 $0.550 12.0% 510 4/4/2014 $0.019 0.0% 0 5/15/2014 $0.491 -3.9% 37,820 4/3/2014 $0.019 -1.1% 3,000 5/14/2014 $0.511 24.6% 81,470 4/2/2014 $0.019 0.0% 0 5/13/2014 $0.410 -4.7% 7,390 4/1/2014 $0.019 0.0% 30 5/12/2014 $0.430 65.4% 249,870 3/31/2014 $0.019 0.0% 20 5/9/2014 (1) $0.260 0.0% 7,000 3/28/2014 $0.019 372.5% 7,000 5/8/2014 $0.260 0.0% 100 3/27/2014 $0.004 0.0% 0 5/7/2014 $0.260 4.0% 1,000 3/26/2014 $0.004 0.0% 10 5/6/2014 $0.250 4.2% 9,000 3/25/2014 $0.004 0.0% 20 5/5/2014 $0.240 37.1% 3,500 3/24/2014 $0.004 0.0% 0 5/2/2014 $0.175 0.0% 150 3/21/2014 $0.004 0.0% 1,000 5/1/2014 $0.175 8.7% 710 3/20/2014 $0.004 0.0% 0 4/30/2014 $0.161 0.0% 10 3/19/2014 $0.004 0.0% 0 4/29/2014 $0.161 0.0% 0 3/18/2014 $0.004 0.0% 0 4/28/2014 $0.161 -32.9% 2,500 3/17/2014 $0.004 0.0% 0 4/25/2014 $0.240 0.0% 0 3/14/2014 $0.004 0.0% 10 4/24/2014 $0.240 0.0% 0 3/13/2014 $0.004 0.0% 0 4/23/2014 $0.240 0.0% 80 3/12/2014 $0.004 0.0% 0 4/22/2014 $0.240 0.0% 8,330 3/11/2014 $0.004 0.0% 0 4/21/2014 $0.240 9.1% 5,000 3/10/2014 $0.004 0.0% 0 4/18/2014 $0.220 0.0% 0 3/7/2014 $0.004 0.0% 2,470 4/17/2014 $0.220 0.0% 10 3/6/2014 $0.004 0.0% 15,190 4/16/2014 $0.220 -15.1% 8,070 3/5/2014 $0.004 0.0% 0 4/15/2014 $0.259 -0.4% 6,050 3/4/2014 $0.004 — 0 1-day $0.540 70 5-day $0.517 17,406 10-day $0.509 23,714 30-day $0.325 17,951 60-day $0.193 18,934 Implied Equity Value at $0.54/share: 3 $40.000 Cabrillo Midpoint Total Equity Value $44.000 Total Equity Value vs. Implied Equity Value 10.0% 1. On May 8, 2014 a large shareholder (SMP Investments I, LLC) filed a Schedule 13D/A, stating, among other items, that the “Reporting Persons are evaluating potential transactions that could allow the Issuer 1. to become eligible to terminate its registration under Section 12(g)(4) of the Act. As of the date of this Statement, the Issuer has approximately 353 stockholders, a significant portion of which hold small 1. positions in the Issuer’s Common Stock. The Reporting Persons intend to support a reverse stock split by the Issuer, which would result in the Issuer having fewer than 300 stockholders and becoming 1. eligible to terminate the Issuer’s registration.” 2. On May 4, 2014, the Company filed their delinquent financial results dating from Q3 2011 to Q1 2014. 3. Implied Market Value of Equity based on a backsolve of the Equity Allocation Model using a common stock price of $0.54 per share. Source: Capital IQ. OTCPK:FPCG OTCPK:FPCG OTCK:FPCG Historical Price and Volume 0 50,000 100,000 150,000 200,000 250,000 300,000 $0.000 $0.100 $0.200 $0.300 $0.400 $0.500 $0.600 Cabrillo Advisors | 5

Company Financial Information First Physicians Capital Group

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Representative Levels ($ in millions) Fiscal Year Ended September 30, LTM Projected Fiscal Year Ended September 30, CAGR 2010 2011 2012 2013 3/31/14 2014 2015 2016 2017 2018 5-year Total Revenue (gross) 1 $1.081 $10.630 $21.260 $29.273 $31.891 $32.369 $33.340 $34.341 $35.371 $36.432 Revenue Growth % — 883.3% 100.0% 37.7% — 1.5% 3.0% 3.0% 3.0% 3.0% Allowances (unadjusted) 0.000 (3.916) (5.066) (9.881) (10.305) (10.829) (11.336) (11.332) (11.319) (11.294) Add: Adjustments 2 0.000 0.000 0.000 0.000 (1.000) (0.500) 0.000 0.000 0.000 0.000 Allowances (adjusted) 0.000 (3.916) (5.066) (9.881) (11.305) (11.329) (11.336) (11.332) (11.319) (11.294) % of Revenue 0.0% 36.8% 23.8% 33.8% 35.4% 35.0% 34.0% 33.0% 32.0% 31.0% Total Revenue (net) $1.081 $6.714 $16.194 $19.392 $20.586 $21.040 $22.005 $23.008 $24.052 $25.138 5.3% Revenue Growth % — 521.1% 141.2% 19.7% — 8.5% 4.6% 4.6% 4.5% 4.5% Less: Total Operating Expenses 6.853 8.820 10.866 12.955 12.770 13.166 13.701 14.167 14.648 15.144 as a % of Revenue 634.0% 131.4% 67.1% 66.8% 62.0% 62.6% 62.3% 61.6% 60.9% 60.2% Add: Depreciation & Amortization 0.028 0.025 0.022 0.009 0.006 0.013 0.054 0.110 0.169 0.230 EBITDA ($5.744) ($2.081) $5.350 $6.446 $7.822 $7.887 $8.357 $8.951 $9.573 $10.225 9.7% EBITDA Margin % -531.4% -31.0% 33.0% 33.2% 38.0% 37.5% 38.0% 38.9% 39.8% 40.7% Less: Depreciation & Amortization 0.028 0.025 0.022 0.009 0.006 0.013 0.054 0.110 0.169 0.230 EBIT ($5.772) ($2.106) $5.328 $6.437 $7.816 $7.874 $8.303 $8.841 $9.404 $9.994 9.2% EBIT Margin % -534.0% -31.4% 32.9% 33.2% 38.0% 37.4% 37.7% 38.4% 39.1% 39.8% Less: Other Expenses/(Income), net 0.048 0.000 (1.447) 0.000 0.000 0.000 0.000 0.000 0.000 0.000 Less: Interest Expense, net 0.869 0.561 1.126 0.866 0.651 0.661 0.681 0.701 0.722 0.744 Adjusted Pre-tax Income ($6.689) ($2.667) $5.649 $5.571 $7.165 $7.213 $7.623 $8.140 $8.682 $9.251 Less: Taxes @ 40.0% (2.676) (1.067) 2.260 2.228 2.866 2.885 3.049 3.256 3.473 3.700 Net Income ($4.013) ($1.600) $3.389 $3.343 $4.299 $4.328 $4.574 $4.884 $5.209 $5.550 10.7% Net Income Margin % -371.3% -23.8% 20.9% 17.2% 20.9% 20.6% 20.8% 21.2% 21.7% 22.1% Additional Financial Information: Capital Expenditures 3 $0.000 $0.000 $0.000 $0.000 $0.000 $0.158 $0.330 $0.345 $0.361 $0.377 Net Working Capital 4 ($1.297) $1.401 $6.390 $9.310 $12.348 $12.416 $12.561 $12.711 $12.868 $13.031 as a % of Revenue (net) -120.0% 20.9% 39.5% 48.0% 60.0% 59.0% 57.1% 55.2% 53.5% 51.8% Adjusted as a % of Revenue (net) 5 — — — — — 51.4% 32.5% 20.3% 17.7% 17.6% Net Working Capital Inflow/(Outflow) — ($2.698) ($4.989) ($2.920) — ($0.068) ($0.145) ($0.151) ($0.157) ($0.163) LTM refers to Latest Twelve Months; CAGR refers to Compound Annual Growth Rate. EBITDA—Earnings Before Interest, Taxes, Depreciation & Amortization; EBIT—Earnings Before Interest and Taxes 1. Excludes income from First Physician’s Realty Group, which is recorded as Other Income, and equal to $0 after a valuation allowance 2. Management estimate of allowance run-rate, after adjusting for a higher rate of collections received in the LTM and 2014 period 3. Represents corporate level overhead, plus an allocation for hospital level maintenance expenditures, estimated at 1.5% of revenue annually per Management 3. Hospital-level capital expenditures are incurred by the hospital rather than the Company, but impact the Company’s cashflows through lower collections from the hospita 3. As a result, Capital Expenditures are being used as a proxy for such lower collections from hospital-level capital expenditures 4. Working Capital is estimate to grow at 15.0% of revenue in the projected period 5. Reflects working capital adjusted for the timing of certain catch-up payments in the projected period Cabrillo Advisors | 7

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Historical and Projected Income Statements

($ in millions)

	FYE September 30,				LTM	Projected FYE September 30,				
	2010	2011	2012	2013	3/31/14	2014	2015	2016	2017	2018
Revenue from Services (gross)	$1.081	$10.630	$21.260	$29.273	$31.891	$32.369	$33.340	$34.341	$35.371	$36.432
Allowances	0.000	(3.916)	(5.066)	(9.881)	(10.305)	(10.829)	(11.336)	(11.332)	(11.319)	(11.294)
Revenue from Services (net)	$1.081	$6.714	$16.194	$19.392	$21.586	$21.540	$22.005	$23.008	$24.052	$25.138
Total Operating Expenses:										
Selling, General & Administrative	6.825	8.795	10.844	12.946	12.764	13.153	13.648	14.057	14.479	14.913
Depreciation & Amortization	0.028	0.025	0.022	0.009	0.006	0.013	0.054	0.110	0.169	0.230
Total Operating Expenses	6.853	8.820	10.866	12.955	12.770	13.166	13.701	14.167	14.648	15.144
Operating Income	(5.772)	(2.106)	5.328	6.437	8.816	8.374	8.303	8.841	9.404	9.994
Interest Expense (Income)	0.869	0.561	1.126	0.866	0.651	0.661	0.681	0.701	0.722	0.744
Other Expenses (Income)	0.048	0.000	(1.447)	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Pre-tax Income (Loss)	(6.689)	(2.667)	5.649	5.571	8.165	7.713	7.623	8.140	8.682	9.251
Income Taxes (Credit)	0.000	0.000	0.212	0.000	0.215	0.218	0.225	0.232	0.238	0.246
Net Income (Loss)	(6.689)	(2.667)	5.437	5.571	7.950	7.495	7.398	7.909	8.444	9.005
Income (net of taxes) from Discontinued Operations	(2.855)	2.195	0.181	0.202	0.202	0.205	0.211	0.218	0.224	0.231
Net Income (Loss) from Continuing Operations	($9.544)	($0.472)	$5.618	$5.773	$8.152	$7.700	$7.609	$8.126	$8.668	$9.236

Additional Information:

	2010	2011	2012	2013	3/31/14	2014	2015	2016	2017	2018
Capital Expenditures	$0.000	$0.000	$0.000	$0.000	$0.000	$0.158	$0.330	$0.345	$0.361	$0.377
EBITDA (unadjusted)	($5.744)	($2.081)	$5.350	$6.446	$8.822	$8.387	$8.357	$8.951	$9.573	$10.225
EBIT (unadjusted)	($5.772)	($2.106)	$5.328	$6.437	$8.816	$8.374	$8.303	$8.841	$9.404	$9.994

FYE refers to fiscal year end; LTM refers to latest twelve months
EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization; EBIT refers to Earnings Before Interest and Taxes
Sources: Historical financials per the Company's audited annual 10-K and preliminary 10-Q filing. Projections per Management

Cabrillo Advisors | 8

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Historical and Projected Common-Size Income Statements FYE September 30, LTM Projected FYE September 30, 2010 2011 2012 2013 3/31/14 2014 2015 2016 2017 2018 Revenue from Services (gross) 100.0% 158.3% 131.3% 151.0% 147.7% 150.3% 151.5% 149.3% 147.1% 144.9% Allowances 0.0% -58.3% -31.3% -51.0% -47.7% -50.3% -51.5% -49.3% -47.1% -44.9% Revenue from Services (net) 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Total Operating Expenses: Selling, General & Administrative 631.4% 131.0% 67.0% 66.8% 59.1% 61.1% 62.0% 61.1% 60.2% 59.3% Depreciation & Amortization 2.6% 0.4% 0.1% 0.0% 0.0% 0.1% 0.2% 0.5% 0.7% 0.9% Total Operating Expenses 634.0% 131.4% 67.1% 66.8% 59.2% 61.1% 62.3% 61.6% 60.9% 60.2% Operating Income -534.0% -31.4% 32.9% 33.2% 40.8% 38.9% 37.7% 38.4% 39.1% 39.8% Interest Expense (Income) 80.4% 8.4% 7.0% 4.5% 3.0% 3.1% 3.1% 3.0% 3.0% 3.0% Other Expenses (Income) 4.4% 0.0% -8.9% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Pre-tax Income (Loss) -618.8% -39.7% 34.9% 28.7% 37.8% 35.8% 34.6% 35.4% 36.1% 36.8% Income Taxes (Credit) 0.0% 0.0% 1.3% 0.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% Net Income (Loss) -618.8% -39.7% 33.6% 28.7% 36.8% 34.8% 33.6% 34.4% 35.1% 35.8% Income (net of taxes) from Discontinued Operations -264.1% 32.7% 1.1% 1.0% 0.9% 1.0% 1.0% 0.9% 0.9% 0.9% Net Income (Loss) from Continuing Operations -882.9% -7.0% 34.7% 29.8% 37.8% 35.7% 34.6% 35.3% 36.0% 36.7% Additional Information: Capital Expenditures 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% 1.5% 1.5% 1.5% 1.5% EBITDA (unadjusted) -531.4% -31.0% 33.0% 33.2% 40.9% 38.9% 38.0% 38.9% 39.8% 40.7% EBIT (unadjusted) -534.0% -31.4% 32.9% 33.2% 40.8% 38.9% 37.7% 38.4% 39.1% 39.8% FYE refers to fiscal year end; LTM refers to latest twelve months EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization; EBIT refers to Earnings Before Interest and Taxes Sources: Historical financials per the Company’s audited annual 10-K and preliminary 10-Q filing. Projections per Management Cabrillo Advisors | 9

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Historical and Balance Sheets

($ in millions)

	Fiscal Year Ended September 30,				As of
	2010	2011	2012	2013	3/31/14
Assets					
Current Assets:					
Cash & Cash Equivalents [1]	$0.535	$1.001	$1.389	$0.982	$4.109
Accounts Receivable	0.038	4.055	9.604	13.690	15.286
Prepaid Expenses	0.047	0.060	0.051	0.066	0.334
Other Current Assets	0.186	0.037	0.007	0.014	0.013
Assets from Discont. Operations	5.738	0.012	0.008	0.000	0.000
Total Current Assets	6.544	5.165	11.059	14.752	19.742
Net Fixed Assets	0.058	0.033	0.011	0.002	0.000
Notes Receivable	0.000	24.493	22.343	22.343	22.343
Other Assets	0.332	0.293	0.268	0.249	0.239
Assets from Discont. Operations	18.796	0.041	0.000	0.000	0.000
Total Assets	$25.730	$30.025	$33.681	$37.346	$42.324
Liabilities & Stockholders' Equity					
Current Liabilities:					
Accounts Payable	$0.418	$1.031	$0.884	$1.116	$1.036
Accrued Expenses	1.150	1.720	2.176	3.132	1.822
Taxes Payable	0.000	0.000	0.212	0.212	0.427
Current Maturities [1]	1.022	4.102	5.041	1.857	2.524
Liabilities from Discont. Operations	7.671	0.576	0.572	0.557	0.557
Total Current Liabilities	10.261	7.429	8.885	6.874	6.366
Long-Term Debt	9.391	7.993	6.161	5.692	5.491
Deferred Gain	0.000	18.050	15.698	15.496	15.395
Long-Term Liabilities from Discont. Ops	10.056	0.000	0.000	0.000	0.000
Total Liabilities	29.708	33.472	30.744	28.062	27.252
Commitments and Contingencies:					
Preferred Stock - Series 1-A	0.166	0.166	0.166	0.166	0.166
Preferred Stock - Series 2-A	0.025	0.025	0.025	0.025	0.025
Preferred Stock - Series 5-A [2]	7.832	7.832	7.832	7.832	7.832
Preferred Stock - Series 6-A [2]	4.381	4.381	4.381	4.381	4.381
Preferred Stock - Series 7-A [2]	0.000	0.000	0.000	0.000	0.000
Total Preferred Stock	12.404	12.404	12.404	12.404	12.404
Net Stockholders' Equity	(16.382)	(15.851)	(9.467)	(3.120)	2.668
Total Liabilities & Stockholders' Equity	$25.730	$30.025	$33.681	$37.346	$42.324
Working Capital (net) [3]	($1.297)	$1.401	$6.390	$9.310	$12.348
% of revenue	*-120.0%*	*20.9%*	*39.5%*	*48.0%*	*57.2%*
Total Debt	$10.413	$12.095	$11.202	$7.549	$8.015
Total Debt (incl. Preferred Stock)	$22.817	$24.499	$23.606	$19.953	$20.419

1. Subsequent to March 31, 2014 the Company redeemed the remaining balance of the 2009 Bridge Financing notes. The impact of this transaction is not reflected in the balance sheet.
2. The Company is in the proces of issuing Series 7-A Preferred Stock. Such final issuance is expected to occur subsequent to the Valuation Date. For purposes of this analysis, we have assumed the Series 7-A issuance, which includes the conversion of certain Series 5-A, 6-A and common shareholders into Series 7-A, will have occurred as of the Valuation Date. The balance sheet figures shown for Series 5-A, 6-A, 7-A, however, reflect balances prior to issuance/conversion.
3. Excludes current assets and liabilities from discontinued operations.

Sources: Historical financials per the Company's audited annual 10-K and preliminary 10-Q filing. March 31, 2013 Balance Sheet is preliminary and provided by Management.

Cabrillo Advisors | 10

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Historical Common-Size Balance Sheets

	Fiscal Year Ended September 30,				As of
	2010	2011	2012	2013	3/31/14
Assets					
Current Assets:					
Cash & Cash Equivalents	2.1%	3.9%	5.4%	3.8%	16.0%
Accounts Receivable	0.1%	15.8%	37.3%	53.2%	59.4%
Prepaid Expenses	0.2%	0.2%	0.2%	0.3%	1.3%
Other Current Assets	0.7%	0.1%	0.0%	0.1%	0.1%
Assets from Discont. Operations	22.3%	0.0%	0.0%	0.0%	0.0%
Total Current Assets	25.4%	20.1%	43.0%	57.3%	76.7%
Net Fixed Assets	0.2%	0.1%	0.0%	0.0%	0.0%
Notes Receivable	0.0%	95.2%	86.8%	86.8%	86.8%
Other Assets	1.3%	1.1%	1.0%	1.0%	0.9%
Assets from Discont. Operations	73.1%	0.2%	0.0%	0.0%	0.0%
Total Assets	100.0%	116.7%	130.9%	145.1%	164.5%
Liabilities & Stockholders' Equity					
Current Liabilities:					
Accounts Payable	1.6%	4.0%	3.4%	4.3%	4.0%
Accrued Expenses	4.5%	6.7%	8.5%	12.2%	7.1%
Taxes Payable	0.0%	0.0%	0.8%	0.8%	1.7%
Current Maturities [1]	4.0%	15.9%	19.6%	7.2%	9.8%
Liabilities from Discont. Operations	29.8%	2.2%	2.2%	2.2%	2.2%
Total Current Liabilities	39.9%	28.9%	34.5%	26.7%	24.7%
Long-Term Debt	36.5%	31.1%	23.9%	22.1%	21.3%
Deferred Gain	0.0%	70.2%	61.0%	60.2%	59.8%
Long-Term Liabilities from Discont. Ops	39.1%	0.0%	0.0%	0.0%	0.0%
Total Liabilities	115.5%	130.1%	119.5%	109.1%	105.9%
Commitments and Contingencies:					
Preferred Stock - Series 1-A	0.6%	0.6%	0.6%	0.6%	0.6%
Preferred Stock - Series 2-A	0.1%	0.1%	0.1%	0.1%	0.1%
Preferred Stock - Series 5-A [2]	30.4%	30.4%	30.4%	30.4%	30.4%
Preferred Stock - Series 6-A [2]	17.0%	17.0%	17.0%	17.0%	17.0%
Preferred Stock - Series 7-A [2]	0.0%	0.0%	0.0%	0.0%	0.0%
Total Preferred Stock	48.2%	48.2%	48.2%	48.2%	48.2%
Net Stockholders' Equity	-63.7%	-61.6%	-36.8%	-12.1%	10.4%
Total Liabilities & Stockholders' Equity	100.0%	116.7%	130.9%	145.1%	164.5%
Working Capital (net) [3]	-5.0%	4.7%	19.0%	24.9%	29.2%
Total Debt	40.5%	40.3%	33.3%	20.2%	18.9%
Total Debt (incl. Preferred Stock)	88.7%	81.6%	70.1%	53.4%	48.2%

1. Subsequent to March 31, 2014 the Company redeemed the remaining balance of the 2009 Bridge Financing notes. The impact of this transaction is not reflected in the balance sheet.
2. The Company is in the proces of issuing Series 7-A Preferred Stock. Such final issuance is expected to occur subsequent to the Valuation Date. For purposes of this analysis, we have assumed the Series 7-A issuance, which includes the conversion of certain Series 5-A, 6-A and common shareholders into Series 7-A, will have occurred as of the Valuation Date. The balance sheet figures shown for Series 5-A, 6-A, 7-A, however, reflect balances prior to issuance/conversion.
3. Excludes current assets and liabilities from discontinued operations.

Sources: Historical financials per the Company's audited annual 10-K and preliminary 10-Q filing. March 31, 2013 Balance Sheet is preliminary and provided by Management.

Cabrillo Advisors | 11

Guideline Public Company Analysis First Physicians Capital Group

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Guideline Public Company Analysis Summary ($ in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range LTM Ended (3/31/14) Revenues $20.586 2.00 x — 2.50 x $41.170 — $51.470 EBITDA $7.822 6.0 x — 7.0 x $46.930 — $54.750 NFY (2014) Revenues $21.040 2.00 x — 2.50 x $42.080 — $52.600 EBITDA $7.887 5.5 x — 6.5 x $43.380 — $51.270 Selected Enterprise Value Range, on a Minority Interest Basis $43.000 — $52.000 LTM refers to Latest Twelve Months; NFY—Next Fiscal Yea Cabrillo Advisors | 13

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Public Company Multiples

($ in millions)

Guideline Company	Share Price	Equity Market Value [1]	Enterprise Value [1]	EV to Adjusted EBITDA			
				FYE (2013)	LTM	NFY (2014)	NFY+1 (2015)
AmSurg Corp.	$42.96	$1,382.6	$2,461.6	6.7x	6.8x	6.4x	5.7x
First Choice Healthcare Solutions, Inc.	$1.74	29.7	42.2	NMF	NMF	NA	NA
Foundation Healthcare, Inc.	$0.31	53.1	81.7	NMF	25.8x	11.6x	7.2x
IPC The Hospitalist Company, Inc.	$44.23	780.4	842.2	12.7x	12.5x	11.0x	9.8x
Northstar Healthcare Inc.	$1.05	45.6	49.3	9.5x	7.8x	5.2x	2.4x
Providence Service Corp.	$39.97	616.3	640.9	11.9x	11.6x	9.6x	8.1x
SunLink Health Systems Inc.	$1.16	11.0	24.8	6.6x	5.7x	NA	NA
Surgical Care Affiliates, Inc.	$29.04	1,159.5	1,981.2	14.6x	14.8x	12.9x	11.4x
Team Health Holdings, Inc.	$49.71	3,570.7	4,013.2	17.0x	16.2x	14.0x	12.1x
USMD Holdings, Inc.	$11.93	121.0	158.6	15.0x	NMF	NA	NA
Low				6.6x	5.7x	5.2x	5.7x
High				17.0x	25.8x	14.0x	12.1x
Median				12.3x	12.1x	11.0x	8.9x
Mean				11.7x	12.6x	10.1x	9.0x

Guideline Company	Share Price	Equity Market Value [1]	Enterprise Value [1]	EV to Revenue			
				FYE (2013)	LTM	NFY (2014)	NFY+1 (2015)
AmSurg Corp.	$42.96	$1,382.6	$2,461.6	2.28x	2.27x	2.17x	1.99x
First Choice Healthcare Solutions, Inc.	$1.74	29.7	42.2	6.48x	5.72x	NA	NA
Foundation Healthcare, Inc.	$0.31	53.1	81.7	0.94x	0.90x	0.83x	0.78x
IPC The Hospitalist Company, Inc.	$44.23	780.4	842.2	1.38x	1.34x	1.18x	1.07x
Northstar Healthcare Inc.	$1.05	45.6	49.3	1.58x	1.26x	1.00x	0.54x
Providence Service Corp.	$39.97	616.3	640.9	0.57x	0.57x	0.51x	0.46x
SunLink Health Systems Inc.	$1.16	11.0	24.8	0.23x	0.23x	NA	NA
Surgical Care Affiliates, Inc.	$29.04	1,159.5	1,981.2	2.52x	2.51x	2.37x	2.29x
Team Health Holdings, Inc.	$49.71	3,570.7	4,013.2	1.68x	1.64x	1.50x	1.36x
USMD Holdings, Inc.	$11.93	121.0	158.6	0.68x	0.65x	NA	NA
Low				0.57x	0.57x	0.51x	0.46x
High				2.52x	2.51x	2.37x	2.29x
Median				1.38x	1.26x	1.09x	0.93x
Mean				1.42x	1.36x	1.34x	1.19x

*Excluded from high, low, mean and median data.
NA refers to not available; NMF refers to not meaningful figure.
FYE refers to the most recently completed fiscal year end (FYE), latest twelve months (LTM) or next fiscal year (NFY) for which financial information has been made public.
Adjusted EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items.
1. Based on reported diluted shares.
Enterprise Value calculated as equity market value + debt outstanding + preferred stock – cash and cash equivalents.
Note: No company used in this analysis for comparative purposes is identical to the Company.
Sources: Public filings, Capital IQ and analyst reports.

Cabrillo Advisors | 14

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Benchmarking Analysis Size Size Historical Growth Historical Growth Projected Growth (LTM Revenue, $mm) (Enterprise Value, $mm) (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (2-Fiscal Year Revenue) Team Health Holdings, Inc. $2,449.3 Team Health Holdings, Inc. $4,013.2 First Choice Healthcare Solutions, Inc. 123.3% USMD Holdings, Inc. 122.2% Northstar Healthcare Inc. 70.6% Providence Service Corp. $1,130.6 AmSurg Corp. $2,461.6 First Physicians Capital Group 69.9% Foundation Healthcare, Inc. 87.8% IPC The Hospitalist Company, Inc. 13.6% AmSurg Corp. $1,084.3 Surgical Care Affiliates, Inc. $1,981.2 Foundation Healthcare, Inc. 54.3% First Choice Healthcare Solutions, Inc. 71.0% Providence Service Corp. 12.0% Surgical Care Affiliates, Inc. $790.8 IPC The Hospitalist Company, Inc. $842.2 Northstar Healthcare Inc. 52.0% Northstar Healthcare Inc. 50.0% Team Health Holdings, Inc. 11.5% IPC The Hospitalist Company, Inc. $629.2 Providence Service Corp. $640.9 Industry Average 32.3% Industry Average 38.4% Foundation Healthcare, Inc. 9.9% USMD Holdings, Inc. $245.8 USMD Holdings, Inc. $158.6 AmSurg Corp. 18.2% First Physicians Capital Group 19.7% Industry Average * 9.8% SunLink Health Systems Inc. $105.5 Foundation Healthcare, Inc. $81.7 Team Health Holdings, Inc. 16.9% AmSurg Corp. 16.9% AmSurg Corp. 7.2% Foundation Healthcare, Inc. $90.6 FPCG (implied) $49.7 IPC The Hospitalist Company, Inc. 15.4% IPC The Hospitalist Company, Inc. 16.4% First Physicians Capital Group 6.5% Northstar Healthcare Inc. $39.1 Northstar Healthcare Inc. $49.3 Providence Service Corp. 9.1% Team Health Holdings, Inc. 15.2% Surgical Care Affiliates, Inc. 4.8% First Physicians Capital Group $20.6 First Choice Healthcare Solutions, Inc. $42.2 Surgical Care Affiliates, Inc. 6.1% Surgical Care Affiliates, Inc. 7.6% SunLink Health Systems Inc. NA First Choice Healthcare Solutions, Inc. $7.4 SunLink Health Systems Inc. $24.8 SunLink Health Systems Inc. (4.9%) Providence Service Corp. 1.5% First Choice Healthcare Solutions, Inc. NA USMD Holdings, Inc. NA SunLink Health Systems Inc. (4.3%) USMD Holdings, Inc. NA Historical Growth Historical Growth Projected Growth Profitability Profitability (2-Fiscal Year EBITDA) (1-Fiscal Year EBITDA) (2-Fiscal Year EBITDA) (SG&A to Revenue) (EBIT to Revenue) SunLink Health Systems Inc. 120.3% Foundation Healthcare, Inc. 201.2% Foundation Healthcare, Inc. 116.9% Providence Service Corp. 5.5% First Physicians Capital Group 38.0% AmSurg Corp. 17.1% Providence Service Corp. 29.4% Northstar Healthcare Inc. 97.0% Team Health Holdings, Inc. 10.9% AmSurg Corp. 30.6% IPC The Hospitalist Company, Inc. 16.3% First Physicians Capital Group 20.5% Industry Average * 44.6% SunLink Health Systems Inc. 12.9% Northstar Healthcare Inc. 14.0% Team Health Holdings, Inc. 16.1% AmSurg Corp. 18.2% Providence Service Corp. 21.0% IPC The Hospitalist Company, Inc. 17.1% IPC The Hospitalist Company, Inc. 9.9% Industry Average * 13.3% Team Health Holdings, Inc. 17.4% Team Health Holdings, Inc. 18.2% USMD Holdings, Inc. 20.5% Surgical Care Affiliates, Inc. 8.0% Surgical Care Affiliates, Inc. 8.6% IPC The Hospitalist Company, Inc. 17.0% First Physicians Capital Group 13.9% AmSurg Corp. 23.8% Team Health Holdings, Inc. 7.8% Providence Service Corp. 3.6% Industry Average * 12.0% IPC The Hospitalist Company, Inc. 13.7% Surgical Care Affiliates, Inc. 23.9% Industry Average 6.5% First Physicians Capital Group NMF Surgical Care Affiliates, Inc. 4.8% Surgical Care Affiliates, Inc. 13.2% Industry Average 27.3% Providence Service Corp. 3.6% Foundation Healthcare, Inc. NMF Northstar Healthcare Inc. (14.7%) AmSurg Corp. 8.7% Foundation Healthcare, Inc. 43.8% SunLink Health Systems Inc. 0.6% First Choice Healthcare Solutions, Inc. NMF USMD Holdings, Inc. (35.7%) First Choice Healthcare Solutions, Inc. NMF Northstar Healthcare Inc. 56.5% USMD Holdings, Inc. (1.0%) Northstar Healthcare Inc. NMF SunLink Health Systems Inc. (49.8%) SunLink Health Systems Inc. NA First Choice Healthcare Solutions, Inc. 57.8% Foundation Healthcare, Inc. (2.5%) USMD Holdings, Inc. NA First Choice Healthcare Solutions, Inc. NMF USMD Holdings, Inc. NA First Physicians Capital Group 62.0% First Choice Healthcare Solutions, Inc. (5.8%) Profitability Relative Depreciation Internal Investment Liquidity Leverage1 (EBITDA to Revenue) (Depreciation to EBITDA) (Capital Expenditures to Revenue) (Current Ratio) (Debt to EV) First Physicians Capital Group 38.0% First Physicians Capital Group 0.1% First Choice Healthcare Solutions, Inc. 5.5% First Physicians Capital Group 3.1 Northstar Healthcare Inc. 7.0% AmSurg Corp. 33.6% IPC The Hospitalist Company, Inc. 7.1% Surgical Care Affiliates, Inc. 4.7% AmSurg Corp. 2.5 IPC The Hospitalist Company, Inc. 10.1% Surgical Care Affiliates, Inc. 17.0% AmSurg Corp. 9.2% Northstar Healthcare Inc. 4.1% Northstar Healthcare Inc. 2.1 FPCG (implied) 11.9% Northstar Healthcare Inc. 16.1% Northstar Healthcare Inc. 13.1% SunLink Health Systems Inc. 3.8% IPC The Hospitalist Company, Inc. 1.9 Team Health Holdings, Inc. 12.4% IPC The Hospitalist Company, Inc. 10.7% Team Health Holdings, Inc. 23.1% AmSurg Corp. 2.7% Industry Average 1.4 Providence Service Corp. 19.3% Industry Average 10.3% Providence Service Corp. 26.9% Industry Average 2.6% Surgical Care Affiliates, Inc. 1.3 Industry Average * 18.9% Team Health Holdings, Inc. 10.1% Industry Average * 46.5% Foundation Healthcare, Inc. 1.7% Providence Service Corp. 1.3 AmSurg Corp. 23.8% Providence Service Corp. 4.9% Surgical Care Affiliates, Inc. 53.1% FPCG (projected) 1.5% Team Health Holdings, Inc. 1.2 Foundation Healthcare, Inc. 27.9% SunLink Health Systems Inc. 4.1% SunLink Health Systems Inc. 86.5% Providence Service Corp. 1.0% USMD Holdings, Inc. 1.2 USMD Holdings, Inc. 28.3% Foundation Healthcare, Inc. 3.5% USMD Holdings, Inc. 152.8% Team Health Holdings, Inc. 1.0% SunLink Health Systems Inc. 1.2 First Choice Healthcare Solutions, Inc. 30.3% USMD Holdings, Inc. 1.9% Foundation Healthcare, Inc. 172.1% USMD Holdings, Inc. 0.9% First Choice Healthcare Solutions, Inc. 0.9 Surgical Care Affiliates, Inc. 34.2% First Choice Healthcare Solutions, Inc. 1.3% First Choice Healthcare Solutions, Inc. 535.2% IPC The Hospitalist Company, Inc. 0.6% Foundation Healthcare, Inc. 0.6 SunLink Health Systems Inc. 71.2% Industry Metric Industry Metric Industry Metric Industry Metric (Medicare/Medicaid Payor Mix) (Uninsured Mix) (Uncollectible Accounts to Revenue) (# of Facilities) Northstar Healthcare Inc. 3.1% USMD Holdings, Inc. 2.4% USMD Holdings, Inc. 1.5% AmSurg Corp. 242 Surgical Care Affiliates, Inc. 23.0% Surgical Care Affiliates, Inc. 6.0% Surgical Care Affiliates, Inc. 1.9% Surgical Care Affiliates, Inc. 187 AmSurg Corp. 25.0% Industry Average 8.0% AmSurg Corp. 2.5% Team Health Holdings, Inc. 185 Foundation Healthcare, Inc. 27.0% Foundation Healthcare, Inc. 10.0% IPC The Hospitalist Company, Inc. 3.5% USMD Holdings, Inc. 29 USMD Holdings, Inc. 30.0% First Physicians Capital Group 12.5% Foundation Healthcare, Inc. 3.9% Foundation Healthcare, Inc. 14 First Choice Healthcare Solutions, Inc. 38.0% SunLink Health Systems Inc. 13.7% Industry Average 9.8% Northstar Healthcare Inc. 6 Industry Average 38.6% AmSurg Corp. NA SunLink Health Systems Inc. 11.0% SunLink Health Systems Inc. 6 Team Health Holdings, Inc. 49.9% Team Health Holdings, Inc. NA First Physicians Capital Group 33.8% First Physicians Capital Group 2 IPC The Hospitalist Company, Inc. 53.0% Northstar Healthcare Inc. NA Team Health Holdings, Inc. 44.7% First Choice Healthcare Solutions, Inc. 1 SunLink Health Systems Inc. 56.6% First Choice Healthcare Solutions, Inc. NA First Choice Healthcare Solutions, Inc. NA IPC The Hospitalist Company, Inc. NA First Physicians Capital Group 57.0% IPC The Hospitalist Company, Inc. NA Northstar Healthcare Inc. NA Providence Service Corp. NA Providence Service Corp. 80.0% Providence Service Corp. NA Providence Service Corp. NA FPCG refers to First Physicians Capital Group; NA refers to not available; NMF refers to not meaningful figure. * Excludes outliers. Note: No company used for comparative purposes is identical to the Company. Sources: Public filings, investor presentations, Capital IQ and analyst reports. Cabrillo Advisors | 15

Guideline Transactions Analysis First Physicians Capital Group

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Guideline Transactions Analysis Summary ($ in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range LTM Ended (3/31/14) EBITDA $7.822 6.0 x — 7.0 x $46.930 — $54.750 Selected Enterprise Value Range, on a Controlling Interest Basis $47.000 — $55.000 Less: Total Interest-Bearing Debt (5.915) — (5.915) Less: Preferred Stock 1 0.000 — 0.000 Equity Value, on a Control Basis $41.085 — $49.085 Less: Minority Discount @ 20.0% (8.217) — (9.817) Total Equity Value, on a Marketable Minority Interest Basis $32.868 — $39.268 Add: Total Interest-Bearing Debt 5.915 — 5.915 Add: Preferred Stock 1 0.000 — 0.000 Implied Enterprise Value Range, on a Minority Interest Basis $39.000 — $45.000 1. For purposes of this analysis, Preferred Stock is considered to be a component of equity. See Equity Allocation Summary for details Cabrillo Advisors | 17

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Transaction Statistics - Outsourced Medical Service Providers

($ in millions)

OUTSOURCED MEDICAL SERVICE PROVIDERS

Announced	Target	Target Business Description	Acquiror	Transaction Value[1]	Revenue	EBITDA	Transaction Value / Revenue[2]	Transaction Value / EBITDA[2]	EBITDA Margin %[2]
12/02/2013	Allied Healthcare Staffing Division	On Assignment, Inc., Allied Healthcare Staffing Division comprises staffing division which provides nurse, allied, and physician (locum tenens) staffing services.	Local Staff, LLC	$28.7	$39.5	NA	0.73x	NA	NA
10/09/2013	Novia CareClinics, LLC	Novia CareClinics, LLC creates and manages employer sponsored on-site clinics that provide primary care health services to employees, their families, or others.	QuadMed, LLC	$13.5	$15.0	NA	0.90x	NA	NA
09/30/2013	TherEX, Inc.	TherEX, Inc. provides rehabilitation management and consulting services for hospital.	Kindred Healthcare Inc. (NYSE:KND)	$14.0	$20.0	NA	0.70x	NA	NA
06/03/2013	Health Inventures, LLC	Health Inventures, LLC operates as a surgical and physician services company in the United States.	Surgical Care Affiliates, LLC	$18.5	$41.5	$4.3	0.45x	4.27x	10.4%
07/16/2012	Conmed Healthcare Management, Inc	Conmed Healthcare Management, Inc. provides correctional healthcare services to county and municipal detention centers in the United States.	Correct Care Solutions, LLC	$59.5	$75.1	$4.6	0.79x	13.02x	6.1%
11/07/2011	American Dental Partners, Inc.	American Dental Partners, Inc. provides business services, dental facilities, and support staff to multidisciplinary dental group practices in the United States.	JLL Partners	$396.2	$289.3	$48.9	1.37x	8.10x	16.9%
08/01/2011	Healthcare Partners, Inc.	Healthcare Partners, Inc. operates as a physician and healthcare recruitment company in the United States.	VISTA Staffing Solutions, Inc.	$19.4	$20.0	NA	0.97x	NA	NA
07/29/2011	Allied Healthcare International Inc.	Allied Healthcare International Inc., together with its subsidiaries, provides healthcare staffing services to the healthcare and social care industry in the United Kingdom.	Saga Group Ltd.	$180.5	$283.6	$18.2	0.64x	9.91x	6.4%
Low							0.45x	4.3x	6.1%
High							1.37x	13.0x	16.9%
Median							0.76x	9.0x	8.4%
Mean							0.82x	8.8x	10.0%

NA refers to not available.
1. Transaction Value refers to the implied enterprise value of target company, based on the announced transaction price and other public information availabl
2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
Notes: Transaction study based on announced and completed, controlling interest acquisitions greater than $1.0 million
Notes: No company used in this analysis for comparative purposes is identical to the Company.

Cabrillo Advisors | 18

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Transaction Statistics - Hospital & Other Medical Facilities

($ in millions)

HOSPITAL & OTHER MEDICAL FACILITIES

Announced	Target	Target Business Description	Acquiror	Transaction Value[1]	Revenue	EBITDA	Transaction Value / Revenue[2]	Transaction Value / EBITDA[2]	EBITDA Margin %[2]
12/30/2013	Casa Grande Community Hospital	Casa Grande Regional Medical Center operates as a community healthcare system in Arizona.	Banner Health	$87.0	$138.6	NA	0.63x	NA	NA
12/02/2013	Ambulatory Surgery Center in Great Falls	Comprises an ambulatory surgery centre services spread over an area of 12,636 sqft.	Physicians Realty Trust (NYSE:DOC)	$4.0	$0.3	NA	11.76x	NA	NA
09/30/2013	Crescent City Surgical Centre, LLC	Crescent City Surgical Centre, L.L.C operates a hospital in New Orleans.	Physicians Realty L.P.	$37.5	$2.3	NA	16.45x	NA	NA
08/08/2013	GRMC, MVMC and Southeast Texas Hospital	IASIS Healthcare LLC, 3 facilities in LA, AZ and TX represent the combined operations of Iasis Glenwood Regional Medical Center, LP, Mountain Vista Medical Center, LP, and The Medical Center of Southeast Texas, LP.	MPT Operating Partnership, L.P.	$283.3	$2,400.0	NA	0.12x	NA	NA
07/29/2013	Health Management Associates Inc.	Health Management Associates, Inc., through its subsidiaries, engages in the operation of general acute care hospitals and other health care facilities in non-urban communities in the US.	Community Health Systems, Inc. (NYSE:CYH)	$7,715.9	$5,868.3	$880.1	1.31x	8.77x	15.0%
07/23/2013	Wilson Medical Center, Inc.	Wilson Medical Center, Inc. provides healthcare services to the residents of Wilson County and surrounding communities.	DLP Healthcare, LLC	$56.0	$150.0	NA	0.37x	NA	NA
06/24/2013	Vanguard Health Systems Inc.	Vanguard Health Systems, Inc. owns and operates general acute care and specialty hospitals, and outpatient facilities in urban and suburban markets in the United States.	Tenet Healthcare Corp. (NYSE:THC)	$4,818.4	$5,936.7	$523.9	0.81x	9.20x	8.8%
03/07/2013	Cleveland County Healthcare System	Cleveland County Healthcare System, a three hospital system, provides health care services.	The Charlotte-Mecklenburg Hospital Authority	$100.0	$243.5	NA	0.41x	NA	NA
01/02/2013	North Valley Orthopedic Surgery	North Valley Orthopedic Surgery Center, Phoenix comprises ambulatory surgery center.	American Realty Capital Healthcare Trust, Inc.	$9.0	$0.8	NA	11.39x	NA	NA
12/11/2012	LifeCare Holdings, Inc.	LifeCare Holdings, Inc. develops, acquires, and operates acute long-term acute care (LTAC) hospitals in the United States.	-	$801.4	$483.2	$59.7	1.66x	13.42x	12.4%
11/14/2012	Arkansas Surgical Hospital LLC	Arkansas Surgical Hospital, LLC operates a surgical acute care hospital in North Little Rock, Arkansas.	Medical Facilities Holdings, Inc.	$39.0	$53.8	$9.9	0.72x	3.93x	18.4%
06/04/2012	Woods Memorial Hospital, LLC	Woods Memorial Hospital, LLC, doing business as Woods Memorial Hospital, operates a hospital that provides various healthcare services to patients in Tennessee.	Lifepoint Hospitals Inc. (LPNT)	$17.7	$74.3	NA	0.24x	NA	NA
03/23/2012	Univ. of Maryland St. Joseph Medical Center LLC	Operates as a Catholic acute care hospital that provides healthcare services in Towson.	University Of Maryland Medical System Corp.	$158.1	$409.2	NA	0.39x	NA	NA
03/23/2012	Cheboygan Memorial Hospital	Cheboygan Memorial Hospital operates as a hospital.	McLaren Health Care Corporation	$5.0	$44.1	NA	0.11x	NA	NA
07/01/2011	Tennova Healthcare	Owns and operates hospitals, surgery centers, assisted living and home health centers, and rehabilitation centers in East Tennessee.	Health Management Associates Inc.	$532.4	$600.0	NA	0.89x	NA	NA
06/27/2011	Continucare Corp.	Continucare Corporation provides primary care physician services on an outpatient basis in Florida, the United States.	Metropolitan Health Networks Inc.	$413.2	$324.2	$42.7	1.27x	9.68x	13.2%
05/13/2011	Smith Of Georgia, LLC	Smith Northview Hospital provides health care services to Valdosta community and the surrounding region of Southern Georgia.	South Georgia Medical Center	$55.0	$52.0	NA	1.06x	NA	NA

Represents transactions for which both Revenue AND EBITDA figures were made available

	Transaction Value / Revenue	Transaction Value / EBITDA	EBITDA Margin %
Low	0.72x	3.9x	8.8%
High	1.66x	13.4x	18.4%
Median	1.27x	9.2x	13.2%
Mean	1.16x	9.0x	13.6%

Refer to footnotes on prior page.

Cabrillo Advisors | 19

Discounted Cash Flow Analysis First Physicians Capital Group

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Discounted Cash Flow Analysis Summary ($ in millions) Projected Fiscal Year Ending September 30, 2014 1 2015 2016 2017 2018 2019 2020 DCF Assumptions Revenue (adjusted) $12.566 $22.005 $23.008 $24.052 $25.138 $26.144 $27.189 Discount Rate 16.0% Revenue Growth % — 8.5% 9.4% 4.5% 4.5% 4.0% 4.0% Tax Rate 40.0% Less: Operating Expenses 7.856 13.648 14.057 14.479 14.913 15.510 16.130 Less: Depreciation & Amortization 0.008 0.054 0.110 0.169 0.230 0.294 0.348 Adjusted EBIT $4.703 $8.303 $8.841 $9.404 $9.994 $10.339 $10.711 Distribution of Value EBIT Margin % 37.4% 37.7% 38.4% 39.1% 39.8% 39.5% 39.4% Period Cash Flow 50.0% Less: Taxes 2 1.881 3.321 3.536 3.762 3.998 4.136 4.284 Terminal Cash Flow 50.0% Unlevered Earnings $2.822 $4.982 $5.305 $5.643 $5.997 $6.204 $6.427 Total 100.0% Less: Capital Expenditures 0.094 0.330 0.345 0.361 0.377 0.392 0.408 Less: Increase/(Decrease) in W/C 0.068 0.145 0.151 0.157 0.163 0.151 0.157 Terminal Value Assumptions Add: Depreciation and Amortization 0.008 0.054 0.110 0.169 0.230 0.294 0.348 2021 Cash Flow $6.458 Total Net Investment ($0.155) ($0.421) ($0.386) ($0.348) ($0.310) ($0.248) ($0.217) ÷ (Discount Rate—Growth Rate) 12.0% Net Unlevered Cash Flows $2.667 $4.561 $4.919 $5.294 $5.687 $5.955 $6.210 Terminal Value $53.820 Discount Period 0.30 1.10 2.10 3.10 4.10 5.10 6.10 Discount Period 6.10 Discount Factor @ 16.0% 0.96 0.85 0.73 0.63 0.54 0.47 0.40 Discount Factor @ 16.0% 0.40 Present Value of Net Unlevered Cash Flows $2.551 $3.876 $3.603 $3.343 $3.096 $2.795 $2.512 PV of Terminal Value $21.774 Sensitivity Analysis: Enterprise Value 0.01 1.0% Perpetual Growth Rate $43.550 2.0% 3.0% 4.0% 5.0% 6.0% 14.0% $46.696 $49.108 $52.003 $55.541 $59.964 15.0% $43.132 $45.084 $47.392 $50.160 $53.545 16.0% $40.081 $41.682 $43.550 $45.758 $48.407 17.0% $37.440 $38.768 $40.301 $42.089 $44.202 18.0% $35.132 $36.245 $37.517 $38.984 $40.696 Selected Enterprise Value Range $38.800 — $50.200 Less: Total Interest-Bearing Debt (5.915) — (5.915) Less: Preferred Stock 3 0.000 — 0.000 Equity Value, on a Control Basis $32.885 — $44.285 Less: Minority Discount @ 20.0% (6.577) — (8.857) Total Equity Value, on a Marketable Minority Interest Basis $26.308 — $35.428 Add: Total Interest-Bearing Debt 5.915 — 5.915 Add: Preferred Stock 3 0.000 — 0.000 Implied Enterprise Value Range, on a Minority Interest Basis $32.000 — $41.000 W/C—Working Capital 1. Represents a 7.2-month stub period. 2. Tax estimated at 40.0%, per Management. 3. For purposes of this analysis, Preferred Stock is considered to be a component of equity. See Equity Allocation Summary for details. Note: Mid-year convention applied. Refer to WACC calculation in the Appendices for derivation of discount rate. Note: Projections beyond 2018 assume a 4.0% annual growth rate and margins consistent with 2018 levels, in order to develop a stable terminal period. Discount Rate Cabrillo Advisors | 21

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Derivation of WACC—Summary and Reconciliation Cost of Equity Result Weighting Indication CAPM (Ibbotson Size Risk Premia Data) 19.75% 1 33.33% 4 6.58% CAPM (Duff & Phelps Size Risk Premia Data) 20.50% 2 33.33% 4 6.83% Buildup Method 20.50% 3 33.33% 4 6.83% Concluded Cost of Equity (rounded) 20.25% Cost of Debt Pre-Tax Cost of Debt 5 7.00% Tax Rate 6 40.00% Concluded After-Tax Cost of Debt (rounded) 4.25% Concluded Cost Capital Structure Weighted Cost WACC Calculation of Capital (rounded) 5 of Capital Equity 20.25% 75.00% 15.19% Debt (After-Tax) 4.25% 25.00% 1.06% Preferred 0.00% 0.00% 0.00% Indicated WACC 16.25% Concluded WACC (rounded) 16.00% WACC—Weighted Average Cost of Capital CAPM—Capital Asset Pricing Model. 1. See Cost of Equity—CAPM (Ibbotson Size Risk Premia Data) for details. 2. See Cost of Equity—CAPM (Duff & Phelps Size Risk Premia Data) for details 3. See Cost of Equity—Buildup Method for details. 4. Cabrillo Advisors estimate. 5. Cabrillo Advisors estimate. Gives consideration to the comparable companies’ cost of debt (Weighted Average Cost of Capital (WACC)—Statistics 5. and the Company’s cost of debt (Debt Summary) 6. Estimate per Management. Cabrillo Advisors | 22

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Cost of Equity - CAPM (Ibbotson Size Risk Premia Data)

Levered Beta	
Selected Unlevered Beta[1]	0.97
Normalized Corporate Tax Rate	40.00%
Debt to Total Capitalization (rounded)[2]	25.00%
Preferred Stock to Total Capitalization[1]	0.00%
Levered Beta	1.17

Cost of Equity		
20-Year Treasury Bond Yield[3]		3.09%
U.S. Equity Risk Premium[4]	5.75%	
x Levered Beta	1.17	
Add: Levered Equity Risk Premium	6.72%	6.72%
Add: Size Premium[5]		5.99%
Add: Nonsystematic Risk Premium[6]		4.00%
Indicated Cost of Equity - CAPM		19.80%
Selected Cost of Equity - CAPM (rounded)		**19.75%**

Sources: Capital IQ.
CAPM - Capital Asset Pricing Model.
Levered Beta = Selected Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)
1. See Guideline Public Company WACC Analysis for details
2. Reflects Cabrillo Advisors estimate. See 'Weighted Average Cost of Capital (WACC) - Statistics' page for further detail.
3. Risk Free Rate of Return as of May 27, 2014, based on 20-year U.S. Treasury Bond Yield
4. Cabrillo Advisors estimate, based on review of studies measuring historical returns between stocks and bonds, theoretical models and other materials
5. Duff & Phelps 2014 Valuation Handbook.
6. Cabrillo Advisors estimate. Nonsystematic Risk Premium is used to adjust for issues such as key man risk, key supplier or customer risk, etc

Cabrillo Advisors | 23

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Cost of Equity - CAPM (Duff & Phelps Size Risk Premia Data)

Risk Premia over CAPM	Representative Level	Rank	Smoothed Premium over CAPM
Market Value of Equity	NA	25	7.42%
Tangible Book Value of Equity	$2.668	25	5.96%
5-Year Average Net Income [1]	$0.280	25	6.90%
Market Value of Invested Capital	NA	25	7.09%
Total Assets	$42.324	25	6.45%
5-Year EBITDA [1]	$0.993	25	6.66%
Total Revenue	$20.586	25	6.14%
Number of Employees	2	25	6.48%
Average			6.64%
Median			6.57%
Concluded Size Risk Premium [2]			**6.60%**

Cost of Equity		
20-Year Treasury Bond Yield [3]		3.09%
Equity Risk Premium [4]	5.75%	
x Levered Beta	1.17	
Add: Levered Equity Risk Premium	6.72%	6.72%
Add: Size Risk Premium		6.60%
Add: Nonsystematic Risk Premium [5]		4.00%
Indicated Cost of Equity - CAPM		20.41%
Selected Cost of Equity - CAPM (rounded)		**20.50%**

Sources: Capital IQ.
CAPM - Capital Asset Pricing Model.
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization
1. Representative level indicates 4-year averages for the Company
2. Assumed equal distribution between the average and median.
3. Risk Free Rate of Return as of May 27, 2014, based on 20-year U.S. Treasury Bond Yield
4. Cabrillo Advisors estimate, based on review of studies measuring historical returns between stocks and bonds, theoretical models and other materials
5. Cabrillo Advisors estimate. Nonsystematic Risk Premium is used to adjust for issues such as key man risk, key supplier or customer risk, etc

Cabrillo Advisors | 24

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Cost of Equity—Buildup Method Assumptions 20-Year Treasury Bond Yield 1 3.09% Equity Risk Premium 2 5.75% Size Risk Premium 3 5.99% Industry Risk Premium 4 1.77% Nonsystematic Risk Premium 5 4.00% Indicated Cost of Equity—Buildup Method 20.60% Selected Cost of Equity—Buildup Method (rounded) 20.50% Industry SIC Code Industry Classification Premium 80 Health Services 0.66% 806 Hospitals 2.87% Average 1.77% SIC = Standard Industrial Classification 1. Risk Free Rate of Return as of May 27, 2014, based on 20-year U.S. Treasury Bond Yield 2. Cabrillo Advisors estimate, based on review of studies measuring historical returns between stocks and bonds, theoretical models and other materials 3. Duff & Phelps 2014 Valuation Handbook. 4. Duff & Phelps 2014 Valuation Handbook; Average industry risk premium for SIC code 80 and 806. 5. Cabrillo Advisors estimate. Nonsystematic Risk Premium is used to adjust for issues such as key man risk, key supplier or customer risk, etc Cabrillo Advisors | 25

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Weighted Average Cost of Capital (WACC) - Statistics

($ in millions)

Guideline Company	Debt [1]	Preferred Stock [1]	MVE [2]	Total Capitalization [3]	Debt to MVE	Debt to Capitalization	Preferred to Capitalization	MVE to Total Capitalization
AmSurg Corp.	$585.2	$0.0	$1,382.6	$1,967.8	42.3%	29.7%	0.0%	70.3%
First Choice Healthcare Solutions, Inc.	12.8	0.0	29.7	42.5	43.0%	30.1%	0.0%	69.9%
Foundation Healthcare, Inc.	22.8	0.0	53.1	75.9	42.9%	30.0%	0.0%	70.0%
IPC The Hospitalist Company, Inc.	85.0	0.0	780.4	865.4	10.9%	9.8%	0.0%	90.2%
Northstar Healthcare Inc.	3.5	0.0	45.6	49.0	7.6%	7.0%	0.0%	93.0%
Providence Service Corp.	123.5	0.0	616.3	739.8	20.0%	16.7%	0.0%	83.3%
SunLink Health Systems Inc.	17.7	0.0	11.0	28.6	161.1%	61.7%	0.0%	38.3%
Surgical Care Affiliates, Inc.	678.1	0.0	1,159.5	1,837.6	58.5%	36.9%	0.0%	63.1%
Team Health Holdings, Inc.	497.5	0.0	3,570.7	4,068.2	13.9%	12.2%	0.0%	87.8%
USMD Holdings, Inc.	44.8	0.0	121.0	165.9	37.0%	27.0%	0.0%	73.0%
Median	$64.9	$0.0	$368.6	$452.8	37.0%	27.0%	0.0%	73.0%
Mean	$207.1	$0.0	$777.0	$984.1	30.7%	22.2%	0.0%	77.8%

Guideline Company	Levered Beta [4]	Unlevered Beta [5]	Equity Risk Premium [6]	Size Premium [7]	Cost of Equity [8]	Cost of Debt [9]	Cost of Preferred [10]	WACC [11]
AmSurg Corp.	0.86	0.68	5.75%	5.99%	14.0%	4.4%	0.0%	9.8%
First Choice Healthcare Solutions, Inc.	1.15	0.91	5.75%	5.99%	15.7%	7.2%	0.0%	12.3%
Foundation Healthcare, Inc.	NA	NA	5.75%	2.36%	NA	6.9%	0.0%	NA
IPC The Hospitalist Company, Inc.	1.51	1.42	5.75%	5.99%	17.8%	0.9%	0.0%	16.0%
Northstar Healthcare Inc.	(0.42)	(0.40)	5.75%	2.81%	3.5%	5.3%	0.0%	3.5%
Providence Service Corp.	1.16	1.03	5.75%	5.99%	15.7%	4.2%	0.0%	13.1%
SunLink Health Systems Inc.	1.27	0.65	5.75%	1.94%	12.3%	5.6%	0.0%	6.8%
Surgical Care Affiliates, Inc.	NA	NA	5.75%	1.94%	NA	4.3%	0.0%	NA
Team Health Holdings, Inc.	1.17	1.08	5.75%	1.75%	11.6%	3.2%	0.0%	10.4%
USMD Holdings, Inc.	NA	NA	5.75%	5.99%	NA	4.3%	0.0%	NA
Median	1.16	0.97			14.0%	5.6%	0.0%	10.4%
Mean	1.19	0.96			12.9%	5.9%	0.0%	10.3%

*Excluded from high, low, mean and median data.
MVE - market value of equity.
1. Based on most recent public filing as of May 27, 2014
2. Equity market value based on closing price and reported fully-diluted shares as of May 27, 2014
3. Total capitalization equal to equity market value + debt outstanding + preferred stock
4. Based on 5-year actual beta per Capital IQ as of May 27, 2014.
5. Unlevered Beta = Levered Beta / [1 + ((1 – Tax Rate) * (Debt / MVE)) + (Preferred Stock / MVE
6. Cabrillo Advisors estimate, based on review of studies measuring the historical returns between stocks and bonds, theoretical models and other materials
7. Duff & Phelps 2014 Valuation Handbook.
8. Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium
9. Based on selected company weighted average interest rate per most recent public filings
10. Based on selected company weighted average preferred dividend per most recent public filings
11. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * MVE to Total Capitalization
Sources: Capital IQ and Duff & Phelps.

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Supporting Exhibits First Physicians Capital Group

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Public Company Operating Performance Parameters

($ in millions)

	LTM Operating Indications					LTM Margins				2-Year Historical CAGR			
Guideline Company	Revenue	Gross Profit	Adj. EBITDA	Adj. EBIT	Adj. Net Income	Gross Profit	Adj. EBITDA	Adj. EBIT	Adj. Net Income	Revenue	Adj. EBITDA	Adj. EBIT	Adj. Net Income
AmSurg Corp.	$1,084.3	$589.6	$364.6	$331.2	$70.7	54.4%	33.6%	30.6%	6.5%	18.2%	17.1%	17.4%	14.9%
First Choice Healthcare Solutions, Inc.	7.4	3.8	0.1	(0.4)	(2.4)	52.0%	1.3%	-5.8%	-32.8%	123.3%	NMF	NMF	NMF
Foundation Healthcare, Inc.	90.6	37.4	3.2	(2.3)	(4.8)	41.3%	3.5%	-2.5%	-5.3%	54.3%	NMF	NMF	NMF
IPC The Hospitalist Company, Inc.	629.2	169.7	67.2	62.4	36.1	27.0%	10.7%	9.9%	5.7%	15.4%	16.3%	15.9%	12.3%
Northstar Healthcare Inc.	39.1	27.6	6.3	5.5	(3.1)	70.5%	16.1%	14.0%	-8.0%	52.0%	NMF	NMF	NMF
Providence Service Corp.	1,130.6	102.8	55.3	40.4	22.4	9.1%	4.9%	3.6%	2.0%	9.1%	3.6%	3.3%	10.7%
SunLink Health Systems Inc.	105.5	14.2	4.4	0.6	(0.4)	13.5%	4.1%	0.6%	-0.4%	-4.9%	120.3%	NMF	NMF
Surgical Care Affiliates, Inc.	790.8	327.2	134.2	62.9	(34.0)	41.4%	17.0%	8.0%	-4.3%	6.1%	8.6%	1.8%	NMF
Team Health Holdings, Inc.	2,449.3	457.1	248.0	190.7	119.5	18.7%	10.1%	7.8%	4.9%	16.9%	16.1%	11.8%	13.5%
USMD Holdings, Inc.	245.8	47.9	4.7	(2.5)	(1.8)	19.5%	1.9%	-1.0%	-0.8%	NA	NA	NA	NA
Low						9.1%	1.3%	-5.8%	-32.8%	-4.9%	3.6%	1.8%	10.7%
High						70.5%	33.6%	30.6%	6.5%	123.3%	120.3%	17.4%	14.9%
Median						34.1%	7.5%	5.7%	-0.6%	16.9%	16.2%	11.8%	12.9%
Mean						34.7%	10.3%	6.5%	-3.2%	32.3%	30.3%	10.1%	12.9%
First Physicians Capital Group	$20.6	NA	$7.8	$7.8	$4.3	NA	38.0%	38.0%	20.9%	69.9%	NA	NA	NA

CAGR refers to compound annual growth rate; NMF refers to not meaningful figure; LTM refers to latest 12 months.
EBIT refers to earnings before interest and taxes; EBITDA refers to earnings before interest, taxes, depreciation and amortization.
Source: Capital IQ.

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First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Public Company Balance Sheet Statistics

($ in millions)

		Net Income		Activity Ratios						Leverage			
Guideline Company	Total Assets	ROA	ROE	Current Ratio	Quick Ratio	A/R Days	A/P Days	Net W/C	Other LT Liab/EV	Debt/ EBITDA	Debt/ MVE[1]	Debt/ EV	Interest Coverage[2]
AmSurg Corp.	$2,184.1	3.3%	9.5%	2.5	1.8	35.0	16.6	$98.9	8.6%	1.6x	42.3%	23.8%	12.6x
First Choice Healthcare Solutions, Inc.	11.8	-22.0%	463.4%	0.9	0.7	59.5	61.2	1.5	0.2%	130.0x	43.0%	30.3%	0.0x
Foundation Healthcare, Inc.	53.8	-17.9%	28.7%	0.6	0.4	25.5	36.5	(4.0)	18.5%	7.2x	42.9%	27.9%	1.4x
IPC The Hospitalist Company, Inc.	562.5	7.5%	12.0%	1.9	1.6	60.7	7.1	54.4	6.8%	1.3x	10.9%	10.1%	91.0x
Northstar Healthcare Inc.	24.6	-17.6%	-15.4%	2.1	1.9	46.2	48.8	3.4	0.0%	0.5x	7.6%	7.0%	NMF
Providence Service Corp.	434.7	5.3%	16.6%	1.3	1.1	31.1	1.8	(11.3)	3.5%	2.2x	20.0%	19.3%	8.1x
SunLink Health Systems Inc.	66.6	-0.5%	-1.5%	1.2	0.7	45.4	23.2	9.5	9.5%	4.1x	161.1%	71.2%	3.6x
Surgical Care Affiliates, Inc.	1,424.5	-2.4%	-10.0%	1.3	0.9	38.3	19.3	(12.1)	6.9%	5.1x	58.5%	34.2%	2.5x
Team Health Holdings, Inc.	1,390.4	9.1%	53.4%	1.2	1.1	58.0	4.4	65.3	5.0%	2.0x	13.9%	12.4%	17.1x
USMD Holdings, Inc.	278.6	-0.7%	-1.2%	1.2	0.9	35.8	5.0	8.1	19.2%	9.6x	37.0%	28.3%	2.0x
Low	$11.8	-22.0%	-15.4%	0.6	0.4	25.5	1.8	($12.1)	0.0%	0.5x	7.6%	7.0%	0.0x
High	$2,184.1	9.1%	53.4%	2.5	1.9	60.7	61.2	$98.9	19.2%	130.0x	58.5%	34.2%	17.1x
Median	$356.6	-0.6%	9.5%	1.3	1.0	41.8	18.0	$5.7	6.8%	3.1x	37.0%	23.8%	3.0x
Mean	$643.2	-3.6%	10.2%	1.4	1.1	43.6	22.4	$21.4	7.8%	16.4x	30.7%	21.5%	5.9x
First Physicians Capital Group	$42.3	10.2%	161.1%	3.1	3.0	256.9	29.6	$12.3	31.0%	1.0x	18.2%	16.1%	12.0x

*Excluded from high, low, mean and median data.
EV refers to enterprise value; MVE refers to market value of equity
EBITDA refers to earnings before interest, taxes, depreciation and amortization
ROA refers to return on assets; ROE refers to return on equity
A/R refers to accounts receivable; A/P refers to accounts payable; W/C refers to working capital; LT Liab refers to long term liabilitie
1. Represents Total Interest-Bearing Debt to Market Value of Equity
2. Represents EBITDA to Interest Expense
Source: Capital IQ.

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First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Company Market Analysis

(figures in millions, except per share values)

	AmSurg Corp.	First Choice Healthcare Solutions	Foundation Healthcare, Inc.	IPC The Hospitalist Company, Inc.	Northstar Healthcare Inc.	Providence Service Corp.	SunLink Health Systems Inc.	Surgical Care Affiliates, Inc.	Team Health Holdings, Inc.	USMD Holdings, Inc.
General Market Information										
Ticker Symbol	AMSG	FCHS	FDNH	IPCM	NHC	PRSC	SSY	SCAI	TMH	USMD
Exchange	NasdaqGS	OTCPK	OTCPK	OTCPK	TSX	NasdaqGS	AMEX	NasdaqGS	NYSE	NasdaqCM
Fiscal Year End	12/31/13	12/31/13	12/31/13	12/31/13	12/31/13	12/31/13	6/30/13	12/31/13	12/31/13	12/31/13
Latest Financial Information	3/31/14	3/31/14	3/31/14	3/31/14	3/31/14	3/31/14	3/31/14	3/31/14	3/31/14	3/31/14
Closing Price: May 27, 2014	$42.96	$1.74	$0.31	$44.23	$1.05	$39.97	$1.16	$29.04	$49.71	$11.93
20-Day Average Stock Price	$41.65	$2.25	$0.38	$42.82	$1.04	$39.50	$1.35	$28.00	$48.42	$11.89
52-Week Price Range										
High	$49.84	$3.70	$0.75	$63.70	$1.64	$43.35	$2.94	$37.69	$50.33	$43.99
Low	$34.12	$0.40	$0.07	$39.66	$0.28	$23.91	$0.62	$25.50	$36.41	$11.52
52-Week Return	19.5%	83.2%	NA	-7.3%	262.1%	62.6%	45.0%	45.0%	28.9%	-10.9%
Market Valuation Information										
Diluted Shares Outstanding	32.183	17.081	171.248	17.645	43.411	15.418	9.443	39.927	71.831	10.146
Closing Price: May 27, 2014	$42.96	$1.74	$0.31	$44.23	$1.05	$39.97	$1.16	$29.04	$49.71	$11.93
Market Value of Equity (MVE)	$1,382.6	$29.7	$53.1	$780.4	$45.6	$616.3	$11.0	$1,159.5	$3,570.7	$121.0
plus: Total Debt (book)	585.2	12.8	22.8	85.0	3.5	123.5	17.7	678.1	497.5	44.8
less: Converted Debt	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
plus: Preferred Stock Redemption	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
less: Converted Preferred	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
less: Cash & Cash Equivalents	47.1	0.3	4.0	23.3	5.9	105.8	3.8	90.4	56.6	10.2
plus: Minority Interest Subsidiaries	540.9	0.0	9.8	0.0	6.2	7.0	0.0	234.0	1.6	3.0
Enterprise Value	$2,461.6	$42.2	$81.7	$842.2	$49.3	$640.9	$24.8	$1,981.2	$4,013.2	$158.6

Source: Capital IQ.

Cabrillo Advisors | 30

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Guideline Public Company Cash and Working Capital Analysis

($ in millions)

Guideline Company	Latest Twelve Months							
	Cash & Equivalents	W/C	Net W/C [1]	Revenues	Cash to Revenues	W/C to Revenue	Net W/C to Revenue[1]	Cash to 1-month Op. Expenses [2]
AmSurg Corp.	$47.1	$125.7	$98.9	$1,084.3	4.3%	11.6%	9.1%	218.9%
First Choice Healthcare Solutions, Inc.	0.3	(0.4)	1.5	7.4	4.2%	-6.0%	20.8%	47.4%
Foundation Healthcare, Inc.	4.0	(16.8)	(4.0)	90.6	4.4%	-18.5%	-4.4%	119.8%
IPC The Hospitalist Company, Inc.	23.3	77.7	54.4	629.2	3.7%	12.3%	8.6%	260.3%
Northstar Healthcare Inc.	5.9	7.6	3.4	39.1	15.2%	19.4%	8.7%	322.2%
Providence Service Corp.	105.8	45.5	(11.3)	1,130.6	9.4%	4.0%	-1.0%	2037.7%
SunLink Health Systems Inc.	3.8	4.1	9.5	105.5	3.6%	3.9%	9.0%	336.5%
Surgical Care Affiliates, Inc.	1,981.2	54.9	(12.1)	790.8	250.5%	6.9%	-1.5%	174386.5%
Team Health Holdings, Inc.	65.3	102.2	65.3	2,449.3	2.7%	4.2%	2.7%	5744.2%
USMD Holdings, Inc.	10.2	8.2	8.1	245.8	4.2%	3.3%	3.3%	243.9%
Median					4.2%	4.1%	6.0%	243.9%
Mean					5.7%	4.1%	5.5%	221.3%
First Physicians Capital Group	$4.1	$13.4	$12.3	$20.6	20.0%	65.0%	60.0%	386.1%

*Excluded from high, low, mean and median data.
1. Net Working Capital equals current assets less cash less current liabilities less current debt
2. One Month Operating Expense equals LTM operating expenses divided by 12.
W/C refers to Working Capita
Source: Capital IQ.

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First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Control Premium

	Date	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Latest Twelve Months
Domestic Only						
# of Transactions		63	43	44	45	195
Range		-7.2% - 189.5%	0.1% - 139.1%	-8.5% - 194.1%	-27.4% - 1020.6%	-27.4% - 1020.6%
Median		42.5%	35.1%	32.5%	32.7%	NA
Mean		47.4%	42.7%	40.0%	69.6%	49.9%
All						
# of Transactions		157	110	103	108	478
Range		-86.6% - 700.0%	-91.3% - 343.6%	-44.6% - 238.8%	-72.0% - 1020.6%	-91.3% - 1020.6%
Median		37.1%	34.7%	30.4%	33.1%	33.3%
Mean		50.4%	43.2%	42.3%	56.1%	48.0%
12-Month Summary (All)						
# of Transactions		518	498	492	478	478
Range		-99.9% - 1775.1%	-91.3% - 1775.1%	-91.3% - 700.0%	-91.3% - 1020.6%	-91.3% - 1020.6%
Median		37.1%	34.2%	34.0%	33.3%	33.3%
Mean		55.8%	49.1%	45.7%	48.0%	48.0%
Comparable Industries[1]	**Date**					
Sun Healthcare Group, Inc.	12/3/2012	43.1%	-	-	-	
Metropolitan Health Networks, Inc.	12/21/2012	3.7%	-	-	-	
Sunrise Senior Living, Inc.	1/9/2013	-	62.4%	-	-	
Assisted Living Concepts, Inc.	7/11/2013	-	-	-	24.5%	
# of Transactions		2	1	0	1	4
Range		3.7% - 43.1%	62.4% - 62.4%	NA	24.5% - 24.5%	3.7% - 62.4%
Median		23.4%	62.4%	NA	24.5%	33.8%
Mean		23.4%	62.4%	NA	24.5%	33.4%
Concluded Control Premium						**25.0%**

Note: Control Premium Study median/mean figures exclude negative premiums.
1. SIC 8049 (Offices of Health Practicitioners) and 8051 (Skilled Nursing Care Facilities).
Source: Mergerstat Control Premium Study

Cabrillo Advisors | 32

Equity Allocation Analysis First Physicians Capital Group

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Equity Allocation Summary

(figures in millions, except per unit values)

Security Type	Low Aggregate	Low Per Share	Low Per CSE	High Aggregate	High Per Share	High Per CSE
Series 1-A	$0.437	$6.47	$0.67	$0.499	$7.39	$0.76
Series 2-A	0.103	$26.43	$0.61	0.120	$30.72	$0.71
Series 5-A	12.363	$1,940.85	$0.61	14.447	$2,268.02	$0.71
Series 6-A	4.842	$1,940.85	$0.61	5.659	$2,268.02	$0.71
Series 7-A	11.641	$1,940.85	$0.61	13.604	$2,268.02	$0.71
Common Stock	9.409	$0.54	$0.54	11.244	$0.64	$0.64
Warrants	5.357	$0.41	$0.41	6.568	$0.50	$0.50
Options	0.047	$0.31	$0.31	0.059	$0.39	$0.39
Total Equity Value [1]	**$44.200**			**$51.200**		

Results Summary						
Value of Common Stock (Marketable Minority Interest) (rounded)	**$9.400**		**$0.54**	**$11.200**		**$0.64**

CSE refers to Common Stock Equivalents

Note: See Valuation of Securities for details. Valuation of Securities is based on the midpoint Equity Value rather than the low or high Equity Value.
Valuation of Securities is based on the midpoint Equity Value rather than the low or high Equity Value.

1. Equal to the low and high range of Equity Value of $40.0 million to $48.0 million, including approximately $4.2 million in proceeds from the exercise of outstanding warrants ($0.31/share) and options ($0.63/share), which are assumed converted for purposes of our analysis. See Preferred Stock Summary for details.
2. See Discount for Lack of Marketability for details.

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First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Valuation of Securities (Low Indication)

($ in millions, except per unit figures)

Security	Shares Outstanding	CSE	Allocation of Value (by Percent): Series 1-A	Series 2-A	Series 5-A Series 6-A Series 7-A	Common Stock	Add: Series 2-A Converting	Add: Series 1-A Converting	Add: 5-7 Convert + Warrants	Add: Options
			$0.000 $0.169	$0.169 $0.194	$0.194 $15.057	$15.057 $17.650	$17.650 $19.603	$19.603 $20.598	$20.598 $49.770	$49.770 & Greater
Series 1-A	0.068	0.654	100.00%	0.00%	0.00%	0.00%	0.00%	3.57%	0.83%	0.83%
Series 2-A	0.004	0.169	0.00%	100.00%	0.00%	0.00%	0.95%	0.92%	0.21%	0.21%
Series 5-A	0.006	20.384	0.00%	0.00%	42.86%	0.00%	0.00%	0.00%	25.80%	25.75%
Series 6-A	0.002	7.984	0.00%	0.00%	16.79%	0.00%	0.00%	0.00%	10.11%	10.09%
Series 7-A	0.006	19.194	0.00%	0.00%	40.36%	0.00%	0.00%	0.00%	24.30%	24.25%
Common Stock	17.527	17.527	0.00%	0.00%	0.00%	100.00%	99.05%	95.51%	22.19%	22.14%
Warrants	13.089	13.089	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	16.57%	16.54%
Options	0.150	0.150	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%
Total Units		**79.151**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**

Security	Concluded Values: Per Share	Per CSE	Total Value	Allocation of Value (by Value): $0.000 $0.169	$0.169 $0.194	$0.194 $15.057	$15.057 $17.650	$17.650 $19.603	$19.603 $20.598	$20.598 $49.770	$49.770 & Greater
Series 1-A	$6.47	$0.67	$0.437	$0.156	$0.000	$0.000	$0.000	$0.000	$0.013	$0.064	$0.203
Series 2-A	$26.43	$0.61	0.103	0.000	0.023	0.000	0.000	0.007	0.003	0.017	0.053
Series 5-A	$1,940.85	$0.61	12.363	0.000	0.000	4.020	0.000	0.000	0.000	2.004	6.340
Series 6-A	$1,940.85	$0.61	4.842	0.000	0.000	1.575	0.000	0.000	0.000	0.785	2.483
Series 7-A	$1,940.85	$0.61	11.641	0.000	0.000	3.785	0.000	0.000	0.000	1.887	5.969
Common Stock	$0.54	$0.54	9.409	0.000	0.000	0.000	1.108	0.767	0.360	1.723	5.451
Warrants	$0.41	$0.41	5.357	0.000	0.000	0.000	0.000	0.000	0.000	1.286	4.071
Options	$0.31	$0.31	0.047	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.047
Total Value			**$44.200**	**$0.156**	**$0.023**	**$9.380**	**$1.108**	**$0.774**	**$0.377**	**$7.765**	**$24.616**

Black-Scholes Option Value								
Exercise Price of Option	$0.000	$0.169	$0.194	$15.057	$17.650	$19.603	$20.598	$49.770
Value of Equity (rounded) [1]	$44.200	$44.200	$44.200	$44.200	$44.200	$44.200	$44.200	$44.200
Volatility [2]	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%
Time to Liquidity [3]	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00
Risk-Free Rate [4]	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%
Black-Scholes Option Value	$44.200	$44.044	$44.021	$34.641	$33.533	$32.758	$32.381	$24.616
Differential in Black-Scholes Option Value	*$0.156*	*$0.023*	*$9.380*	*$1.108*	*$0.774*	*$0.377*	*$7.765*	*$24.616*

CSE refers to Common Stock Equivalents

1. Equal to the low indication of the range of Equity Value of $40.0 million plus approximately $4.2 million in proceeds from the exercise of outstanding warrants ($0.31/share) and options ($0.63/share), which are assumed converted for purposes of our analysis. See Preferred Stock Summary for details
2. See Selected Volatility for details.
3. Based on discussions with Management.
4. Based on the 5-year U.S. Treasury Note yield as of May 27, 2014.

Cabrillo Advisors | 35

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Valuation of Securities (High Indication)

($ in millions, except per unit figures)

			Allocation of Value (by Percent)							
			Series 1-A	Series 2-A	Series 5-A Series 6-A Series 7-A	Common Stock	Add: Series 2-A Converting	Add: Series 1-A Converting	Add: 5-7 Convert + Warrants	Add: Options
Security	Shares Outstanding	CSE	$0.000 $0.169	$0.169 $0.194	$0.194 $15.057	$15.057 $17.650	$17.650 $19.603	$19.603 $20.598	$20.598 $49.770	$49.770 & Greater
Series 1-A	0.068	0.654	100.00%	0.00%	0.00%	0.00%	0.00%	3.57%	0.83%	0.83%
Series 2-A	0.004	0.169	0.00%	100.00%	0.00%	0.00%	0.95%	0.92%	0.21%	0.21%
Series 5-A	0.006	20.384	0.00%	0.00%	42.86%	0.00%	0.00%	0.00%	25.80%	25.75%
Series 6-A	0.002	7.984	0.00%	0.00%	16.79%	0.00%	0.00%	0.00%	10.11%	10.09%
Series 7-A	0.006	19.194	0.00%	0.00%	40.36%	0.00%	0.00%	0.00%	24.30%	24.25%
Common Stock	17.527	17.527	0.00%	0.00%	0.00%	100.00%	99.05%	95.51%	22.19%	22.14%
Warrants	13.089	13.089	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	16.57%	16.54%
Options	0.150	0.150	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%
Total Units		**79.151**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**	**100.00%**

	Concluded Values			Allocation of Value (by Value)							
Security	Per Share	Per CSE	Total Value	$0.000 $0.169	$0.169 $0.194	$0.194 $15.057	$15.057 $17.650	$17.650 $19.603	$19.603 $20.598	$20.598 $49.770	$49.770 & Greater
Series 1-A	$7.39	$0.76	$0.499	$0.156	$0.000	$0.000	$0.000	$0.000	$0.015	$0.073	$0.256
Series 2-A	$30.72	$0.71	0.120	0.000	0.023	0.000	0.000	0.008	0.004	0.019	0.066
Series 5-A	$2,268.02	$0.71	14.447	0.000	0.000	4.218	0.000	0.000	0.000	2.260	7.969
Series 6-A	$2,268.02	$0.71	5.659	0.000	0.000	1.652	0.000	0.000	0.000	0.885	3.121
Series 7-A	$2,268.02	$0.71	13.604	0.000	0.000	3.972	0.000	0.000	0.000	2.128	7.504
Common Stock	$0.64	$0.64	11.244	0.000	0.000	0.000	1.210	0.842	0.397	1.943	6.852
Warrants	$0.50	$0.50	6.568	0.000	0.000	0.000	0.000	0.000	0.000	1.451	5.117
Options	$0.39	$0.39	0.059	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.059
Total Value			**$52.200**	**$0.156**	**$0.023**	**$9.842**	**$1.210**	**$0.850**	**$0.415**	**$8.758**	**$30.945**

Black-Scholes Option Value								
Exercise Price of Option	$0.000	$0.169	$0.194	$15.057	$17.650	$19.603	$20.598	$49.770
Value of Equity (rounded) [1]	$52.200	$52.200	$52.200	$52.200	$52.200	$52.200	$52.200	$52.200
Volatility [2]	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%
Time to Liquidity [3]	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00
Risk-Free Rate [4]	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%
Black-Scholes Option Value	$52.200	$52.044	$52.021	$42.179	$40.969	$40.119	$39.703	$30.945
Differential in Black-Scholes Option Value	*$0.156*	*$0.023*	*$9.842*	*$1.210*	*$0.850*	*$0.415*	*$8.758*	*$30.945*

CSE refers to Common Stock Equivalents

1. Equal to the high indication of the range of Equity Value of $48.0 million plus approximately $4.2 million in proceeds from the exercise of outstanding warrants ($0.31/share) and options ($0.63/share), which are assumed converted for purposes of our analysis. See Preferred Stock Summary for details
2. See Selected Volatility for details.
3. Based on discussions with Management.
4. Based on the 5-year U.S. Treasury Note yield as of May 27, 2014.

Cabrillo Advisors | 36

First Physicians Capital Group
Valuation Analysis as of May 27, 2014

Preferred Stock Summary

	Shares		Liquidation Preference		Conversion		Dividends (if declared)	
	Initial	Outstanding	Per Share	Total	Rate [1]	Shares	Per Share	Cumulative?
Non-Redeemable Preferred Stock								
Series 1-A Convertible Preferred Stock	67,600	67,600	$2.50	$169,000	9.679:1	654,292	$0.20	No
Series 2-A Convertible Preferred Stock	3,900	3,900	$6.41	$25,000	43.322:1	168,954	8.0%	No
Redeemable Preferred Stock [2]								
Series 5-A Convertible Preferred Stock	9,000	6,370	$1,000.00	$6,370,000	3,200:1	20,384,000	$40.00	No
Series 6-A Convertible Preferred Stock	4,875	2,495	$1,000.00	$2,495,000	3,200:1	7,984,000	$40.00	No
Series 7-A Convertible Preferred Stock [2]								
from Series 5-A (2011 Bridge Lenders)	2,630	2,630	--	--	--	--	--	--
from Series 6-A (2011 Bridge Lenders)	2,380	2,380	--	--	--	--	--	--
from Common Stock	988	988	--	--	--	--	--	--
Total Series 7-A	5,998	5,998	$1,000.00	$5,998,000	3,200:1	19,193,600	$100.00	No
Total		**86,363**		**$15,057,000**		**48,384,846**		

Common Stock and Common Stock Equivalents	Shares	Conversion/ Exercise	CSE	Proceeds
Common Stock [1]				
Basic Shares Outstanding (less treasury)	23,909,507			
Less: Carol Schuster Retired Shares [3]	(4,250,000)			
Less: Common Stock Exchanged for Series 7-A [1]	(2,132,285)			
Basic Shares Outstanding (adjusted)	17,527,222	1:1	**17,527,222**	
Preferred Stock				
Series 1-A Convertible Preferred Stock	67,600	9.679:1	654,292	
Series 2-A Convertible Preferred Stock	3,900	43.322:1	168,954	
Series 5-A Convertible Preferred Stock	6,370	3,200:1	20,384,000	
Series 6-A Convertible Preferred Stock	2,495	3,200:1	7,984,000	
Series 7-A Convertible Preferred Stock	5,998	3,200:1	19,193,600	
Total Preferred Stock	86,363		48,384,846	$0
Warrants				
2011 Bridge Financing	2,278,079	$0.3125	2,278,079	$711,900
2012 Bridge Financing	4,092,800	$0.3125	4,092,800	1,279,000
Series 7-A Preferred Stock	6,717,760	$0.3125	6,717,760	2,099,300
Total Warrants	13,088,639		13,088,639	$4,090,200
Options				
2011 Bridge Financing	150,000	$0.630	150,000	$94,500
Total Diluted Common Share Equivalents			**79,150,707**	**$4,184,700**

CSE - Common Share Equivalents
1. Per Management.
2. The Company is in the process of issuing Series 7-A Preferred Stock. Such final issuance is expected to occur subsequent to the Valuation Date. For purposes of this analysis, we have assumed the Series 7-A issuance, which includes the conversion of certain Series 5-A, 6-A and common shareholders into Series 7-A, will have occurred as of the Valuation Date. As a result, the figures shown for Series 5-A, 6-A, 7-A and basic shares outstanding are adjusted to reflect the Series 7-A issuance/conversion.
3. In August 2011, the holder of a $1.5 million note payable and 4.25 million of the Company's outstanding common stock, filed a lawsuit for performance and repayment of the loan. In December 2011, in full settlement of the lawsuit and satisfaction of the $1.5 million note payable, the lender accepted assignment and receipt of the $2.15 million notes receivable. As of the Valuation Date, the Company has received, but is unable to find the transferred stock certificates, and as a result, the stock certificates have not been cancelled with the transfer agent.
Source: Per file titled 'Adjusted Cap Table 4.10.2014 Post 7A.xlsx' and '7A Exchange CALC SK.xlsx' as provided by Management.

Cabrillo Advisors | 37

First Physicians Capital Group Valuation Analysis as of May 27, 2014 Selected Volatility ($ in millions) Guideline Company Ticker 13 26 52 104 260 AmSurg Corp. NasdaqGS:AMSG $1,382.6 28.0% 24.9% 20.4% 21.8% 25.2% First Choice Healthcare Solutions, Inc. OTCPK:FCHS $29.7 122.9% 114.5% 124.1% 114.3% NA Foundation Healthcare, Inc. OTCPK:FDNH $53.1 169.1% 207.9% 194.5% 174.2% 131.2% IPC The Hospitalist Company, Inc. NasdaqGS:IPCM $780.4 33.6% 28.6% 26.1% 30.9% 39.0% Northstar Healthcare Inc. TSX:NHC $45.6 49.8% 66.2% 91.0% 125.2% 113.1% Providence Service Corp. NasdaqGS:PRSC $616.3 73.0% 56.3% 48.6% 50.9% 47.6% SunLink Health Systems Inc. AMEX:SSY $11.0 113.6% 111.6% 73.7% 78.3% 76.7% Surgical Care Affiliates, Inc. NasdaqGS:SCAI $1,159.5 25.5% NA N NA N NA N NA Team Health Holdings, Inc. NYSE:TMH $3,570.7 27.1% 25.0% 24.7% 22.7% NA USMD Holdings, Inc. NasdaqCM:USMD $121.0 33.1% 42.2% 72.6% NA N NA Equity Value Below $100.0 million Median 118.2% 113.1% 107.6% 119.8% 113.1% Mean 113.8% 125.1% 120.8% 123.0% 107.0% All Guideline Companies Median 41.7% 56.3% 72.6% 64.6% 62.2% Mean 67.6% 75.3% 75.1% 77.3% 72.1% First Physicians Capital Group OTCPK:FPCG $12.9 866.6% 992.2% 433.8% 419.0% 365.7% Selected Volatility 70.0% NA refers to not available. Source: Capital IQ. Equity Value Volatility (weeks) Cabrillo Advisors | 38

PRELIMINARY COPY

FIRST PHYSICIANS CAPITAL GROUP, INC. 433 North Camden Drive # 810 Beverly Hills, California 90210	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 4 and 5 and EVERY THREE YEARS for proposal 3:
	For	Against	Abstain
1. Approve the Amendment to the Certificate of Incorporation to authorize a 1-for-2,000 reverse stock split of the common stock, as further described in the accompanying proxy statement.	☐	☐	☐

2. Election of Directors.

☐ FOR all nominees listed below (except as marked to the contrary)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below

☐ ABSTAIN

Election of the following nominees as directors:

01 William A. Houlihan 02 Sean Kirrane 03 Brian Potiker 04 Robert N. Schwartz, Ph.D. 05 Richardson E. Sells

(Instructions: To withhold authority to vote for any nominee, strike out the name of such nominee.)

3. Approve the frequency of executive compensation votes by non-binding vote.

☐ EVERY YEAR

☐ EVERY OTHER YEAR

☐ EVERY THREE YEARS

☐ ABSTAIN	For	Against	Abstain

4. Approve executive compensation by non-binding vote.	☐	☐	☐

5. Ratify the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER.

For address change/comments, mark here (see reverse for instructions) ☐

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

(Signature of Stockholder)	Date	(Signature of Joint Owner)	Date

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FIRST PHYSICIANS CAPITAL GROUP, INC. Annual Meeting of Stockholders , 2014 9:00 a.m., Central Standard Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Sean Kirrane and Adrian Reeder, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of First Physicians Capital Group, Inc. common stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the annual meeting of stockholders of the Company to be held at 9:00 a.m., Central Standard Time, on                     , 2014 or any postponement or adjournment thereof, with all powers that the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side